UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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BGC Partners, Inc.

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April 29, 2019

Dear Stockholder:

You are cordially invited to attend our 2019 Annual Meeting of Stockholders, which will be held at BGC Partners, Inc., 499 Park Avenue (between 58th and 59th Streets), 3rd. Floor, New York, NY 10022, on Tuesday, June 25, 2019, commencing at 10:00 a.m. (local time).

This year, we are once again taking advantage of the Securities and Exchange Commission rule that allows companies to provide their stockholders with access to proxy materials over the Internet. On or about April 29, 2019, we will begin mailing a Notice of Internet Availability of Proxy Materials to our stockholders informing them that our Proxy Statement, Annual Report for the fiscal year ended December 31, 2018 and voting instructions are available online. As more fully described in that Notice, all stockholders may choose to access our proxy materials on the Internet or may request to receive paper copies of the proxy materials. This allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a fast and efficient manner.

At the Annual Meeting, you will be asked to consider and vote upon (i) the election of five directors and (ii) such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please vote your shares using the Internet or the designated toll-free telephone number, or by requesting a printed copy of the proxy materials and completing and returning by mail the proxy or voting instruction card you will receive in response to your request. Please refer to the section entitled “Voting via the Internet, by Telephone, or by Mail” on page 1 of the Proxy Statement for a description of these voting methods.

Sincerely,

Howard W. Lutnick
Chairman of the Board of Directors

BGC Partners, Inc.

499 Park Avenue

New York, New York 10022

Notice of 2019 Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that our 2019 Annual Meeting of Stockholders will be held at BGC Partners, Inc., 499 Park Avenue (located between 58th and 59th Streets), 3rd Floor, New York, NY 10022, on Tuesday, June 25, 2019 commencing at 10:00 a.m. (local time), for the following purposes:

(1)	To elect five (5) directors to hold office until the next Annual Meeting and until their successors are duly elected and qualified; and

(2)	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only holders of record of our Class A common stock or our Class B common stock at the close of business on April 26, 2019 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. If you plan to attend the Annual Meeting, please follow the instructions under “Attending the Meeting” beginning on page 3 of the accompanying Proxy Statement.

By Order of the Board of Directors,

CAROLINE A. KOSTER

Corporate Secretary

April 29, 2019

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND

THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE USING THE

INTERNET OR THE DESIGNATED TOLL-FREE TELEPHONE NUMBER

OR BY REQUESTING A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS AND

COMPLETING AND RETURNING BY MAIL THE PROXY OR VOTING INSTRUCTION CARD

YOU WILL RECEIVE IN RESPONSE TO YOUR REQUEST.

BGC Partners, Inc.

499 Park Avenue

New York, New York 10022

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of our Board of Directors for use at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of BGC Partners, Inc. (the “Company,” “BGC Partners,” “BGC,” “we,” “us,” or “our”) to be held on June 25, 2019, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of 2019 Annual Meeting of Stockholders. Our Annual Report for the fiscal year ended December 31, 2018 (the “2018 Annual Report”) accompanies this Proxy Statement. The Notice of Internet Availability of Proxy Materials is expected to be mailed to stockholders on or about April 29, 2019.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2019:

On or about April 29, 2019, we will begin mailing a notice, called the Notice of Internet Availability of Proxy Materials, to our stockholders advising them that this Proxy Statement, the 2018 Annual Report and voting instructions can be accessed over the Internet at www.proxyvote.com. You may then access these materials over the Internet, or you may request that a printed copy of the proxy materials be sent to you. If you want to receive a paper or e-mail copy of these proxy materials, you must request one over the Internet at www.proxyvote.com, by calling toll free 1-800-579-1639, or by sending an e-mail to sendmaterial@proxyvote.com. There is no charge to you for requesting a copy. Please make your request for a copy on or before May 31, 2019 to facilitate timely delivery. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via e-mail unless you change your election.

INFORMATION ABOUT VOTING

Who Can Vote

The close of business on April 26, 2019 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only holders of record as of that date of shares of our Class A common stock, $0.01 par value per share (the “Class A common stock”), or of our Class B common stock, $0.01 par value per share (the “Class B common stock”), are entitled to notice of and to vote at the Annual Meeting. Our Class A common stock and our Class B common stock will vote together as a single class on all matters to come before the Annual Meeting and are sometimes collectively referred to herein as our “Common Equity.”

Each share of our Class A common stock entitles the holder thereof to one vote per share on each matter presented to stockholders for approval at the Annual Meeting. Each share of our Class B common stock entitles the holder thereof to 10 votes per share on each matter presented to stockholders for approval at the Annual Meeting. The collective voting power represented by the shares of our Class A common stock and our Class B common stock issued and outstanding on the Record Date is referred to as the “Total Voting Power.” On the Record Date, there were 293,717,162 shares of our Class A common stock and 45,884,380 shares of our Class B common stock, for a total of 339,601,542 shares of our Common Equity, outstanding and entitled to vote.

Voting via the Internet, by Telephone, or by Mail

Stockholders of Record

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “stockholder of record” of those shares and the Notice of Internet Availability of Proxy Materials is being sent directly to you by the Company. If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting. If you choose to vote by proxy, you may do so by using the Internet (please visit www.proxyvote.com and follow the instructions), or by calling the designated toll-free number, 1-800-690-6903, or by requesting a printed copy of our proxy materials and completing and returning by mail the proxy card you will receive in response to your request. Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions.

Beneficial Owners of Shares Held in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and the Notice is being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote using the Internet. Please visit www.proxyvote.com and follow the instructions, or, if you request printed proxy materials, you will receive voting instructions from your broker, bank or nominee describing the available processes for voting your stock.

Revocation of Proxies

A stockholder’s voting on the Internet or by telephone or by completing and returning a proxy or voting instruction card will not affect such stockholder’s right to attend the Annual Meeting and to vote in person. Any stockholder who votes on the Internet or by telephone or submits an executed proxy or voting instruction card has a right to revoke the proxy at any time before it is voted by taking any of the following actions:

•	advising Caroline A. Koster, our Corporate Secretary, in writing of such revocation;

•	changing the stockholder’s vote on the Internet or by telephone;

•	executing a later-dated proxy which is presented to us at or prior to the Annual Meeting; or

•	appearing at the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

Quorum

The required quorum for the transaction of business at the Annual Meeting is a majority of the Total Voting Power, which shares must be present in person or represented by proxy at the Annual Meeting.

Broker Non-Votes

If you are a beneficial owner whose shares are held by a broker, bank or other nominee, you must instruct the broker, bank or nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on proposals on which brokers do not have discretionary authority. This is called a “broker non-vote.”

Required Vote

With respect to Proposal 1, directors are elected by a plurality of the votes cast. Withheld votes will have no effect on the vote on Proposal 1. Broker non-votes will have no effect on the vote on Proposal 1.

Attending the Meeting

You are entitled to attend the Annual Meeting only if you were a BGC Partners stockholder of record or a beneficial owner of shares of our Class A common stock or our Class B common stock as of the close of business on the Record Date, April 26, 2019, or you hold a valid proxy for the Annual Meeting. To gain admittance to the Annual Meeting, each eligible attendee must present a valid government issued photo identification (driver’s license or passport), plus one of the following: (i) proof of stock ownership by way of a proxy card or a copy thereof; or (ii) for those who were not stockholders of record but were beneficial owners on the Record Date, such attendee’s most recent account statement reflecting stock ownership prior to April 26, 2019, or a copy of the voting instruction card provided by such stockholder’s broker, bank, trustee or other nominee.

Information on how to obtain directions to attend the Annual Meeting is available at: www.bgcpartners.com/contact-us/new-york/?printDirections=y.

Voting Procedures for Deferral Plan Participants

Pursuant to the trust agreement governing our BGC Partners, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates (the “Deferral Plan”), the trustee of our Deferral Plan will not, except as otherwise required by law, vote shares of our Class A common stock held in the trust as to which the trustee has not received voting instructions from Deferral Plan participants.

Other Information

Unless specified otherwise, the proxies will be voted FOR the election of all the nominees to serve as our directors. In the discretion of the proxy holders, the proxies will also be voted for or against such other matters as may properly come before the Annual Meeting. Management is not aware of any other matters to be presented for action at the Annual Meeting.

Our principal executive offices are located at 499 Park Avenue, New York, NY 10022, and our telephone number is (212) 610-2200.

This Proxy Statement is accompanied by the 2018 Annual Report, which includes the Company’s Form 10-K for the year ended December 31, 2018 that we have previously filed with the Securities and Exchange Commission (the “SEC”) and that includes our audited financial statements. We file reports, proxy statements and other information with the SEC. These filings are available to the public from the SEC website at www.sec.gov. In addition, our website at www.bgcpartners.com provides ongoing information about the Company, including documents filed by us with the SEC. To obtain documents from us, please direct requests in writing or by telephone to BGC Partners, Inc., 499 Park Avenue, 3rd Floor, New York, NY 10022, Phone: (212) 610-2200, Attention: Secretary. We will send you the requested documents without charge; however, a reasonable fee will be charged for exhibits that you request. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Proxy Statement.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors is currently composed of five members. Our Board, upon recommendation of our independent directors, has nominated five persons for election as directors at the Annual Meeting. All of the nominees are currently members of our Board. Information with respect to the five nominees for election as directors is set forth below. All of the nominees are to be elected at the Annual Meeting and to serve until their successors are duly elected and qualified. All of the nominees listed below are expected to serve as directors if they are elected. If any nominee should decline or be unable to accept such nomination or to serve as a director (an event which our Board does not now expect), our Board reserves the right to nominate another person or to vote to reduce the size of our Board. In the event another person is nominated, the proxy holders intend to vote the shares to which the proxy relates for the election of the person nominated by our Board. There is no cumulative voting for directors.

Information about Directors

Name	Age	Director Since	Biographies
Howard W. Lutnick	57	1999	Mr. Lutnick is the Chairman of our Board of Directors and our Chief Executive Officer, positions in which he has served from June 1999 to the present. Mr. Lutnick joined Cantor Fitzgerald, L.P. (“Cantor”) in 1983 and has served as Chief Executive Officer of Cantor since 1992 and as Chairman since 1996. Mr. Lutnick also served as President of Cantor from 1991 until 2017. Mr. Lutnick has been Chairman of Newmark Group, Inc. (“Newmark”) since 2016. Mr. Lutnick also holds offices at and provides services to various other affiliates of Cantor and provides services to our and Newmark’s operating partnerships and subsidiaries, including BGC Partners, L.P. (“BGC U.S. OpCo”), BGC Global Holdings, L.P. (“BGC Global OpCo”), and Newmark Partners, L.P. (“Newmark OpCo”). In addition, Mr. Lutnick’s company, CF Group Management, Inc., is the managing general partner of Cantor. Mr. Lutnick is a member of the Board of Directors of the Fisher Center for Alzheimer’s Research Foundation at Rockefeller University, the Board of Directors of the Horace Mann School, the Board of Directors of the National September 11 Memorial & Museum, and the Board of Directors of the Partnership for New York City. Since July 2014, Mr. Lutnick has served as Chairman of the Board and Chief Executive Officer of CF Finance Acquisition Corp., a special purpose acquisition company (the “Cantor SPAC”). Since February 2017, Mr. Lutnick has served as Chairman of the Board and Chief Executive Officer of each of Rodin Global Property Trust, Inc. and Rodin Income Trust, Inc., which are non-traded real estate investment trusts, or REITs. Mr. Lutnick served as Chairman of the Board of Directors of GFI Group Inc. (“GFI”) from February 26, 2015 through the closing of our back-end merger with GFI in January 2016.

Stephen T. Curwood	71	2009	Mr. Curwood has been a director of our Company since December 2009. Mr. Curwood has been President of the World Media Foundation, Inc., a non-profit media production

Name	Age	Director Since	Biographies
			company, since 1992 and Senior Managing Director of SENCAP LLC, a New York and New Hampshire-based investment group, since 2005. Mr. Curwood was a Principal in Mamawood (Pty) Ltd, a media holding company based in Johannesburg with investments in South Africa from 2005 to 2017. Mr. Curwood was a member of the Board of Managers of Haverford College from 2001 to 2012, and served on the Investment Committee and as a chair of the Committee on Social Investment Responsibility. He has been a member of the Haverford College Corporation since 2000, a trustee of the Woods Hole Research Center since 1996, and a trustee of the Dover Friends Meeting (Quaker), Dover, New Hampshire since 2012. From 1996 to present Mr. Curwood has been faculty associate of the Harvard University Center for the Environment and has lectured in Environmental Science and Public Policy. From 2017 to present, he has been a Professor of Practice for the University of Massachusetts at Boston School for the Environment. Mr. Curwood was a trustee of Pax World Funds, a $2.5 billion group of investment funds focused on sustainable and socially responsible investments based in Portsmouth, New Hampshire, from 2007 until 2009.

William J. Moran	77	2013	Mr. Moran has been a director of our Company since June 2013. Mr. Moran retired from JPMorgan Chase & Co. in June 2005, after serving as its Executive Vice President since 1997 and General Auditor since 1992. He served as a director of eSpeed, Inc., the Company’s predecessor, from December 1999 to November 2005. Mr. Moran served as a member of the Board of Directors and as the Chairman of the Audit Committee of GFI from February 26, 2015 through the closing of our back-end merger with GFI in January 2016. Mr. Moran also served as a director of Sovereign Bancorp, Inc. from 2006 until it was acquired by Banco Santander, S.A. in 2009. He also serves on the Advisory Board of the School of Management of Marist College and previously served on the Board of Directors of The College of Technology. He also previously served as a director of Lighthouse International. He is a member of the American Institute of Certified Public Accountants and the New York Society of Certified Public Accountants, and was a member of the Bank Administration Institute and the Institute of Internal Auditors.

Linda A. Bell	60	2013	Dr. Bell has been a director of our Company since July 2013. Dr. Bell has served as the Provost and Dean of the Faculty at Barnard College, Columbia University since 2012, where she is also a Professor of Economics. Prior to joining Barnard, Dr. Bell was the Provost and John B. Hurford Professor of Economics at Haverford College from 2007 and 2012 and a member of the faculty since 1992. Prior to her tenure at Haverford, Dr. Bell held visiting faculty appointments at Stanford University, the University of California, San Diego,

Name	Age	Director Since	Biographies
			the John F. Kennedy School of Government at Harvard University, and the Woodrow Wilson School of Public Administration at Princeton University, and has taught at the Leonard N. Stern School of Business at New York University. Dr. Bell has also served as a research fellow at the Institute for the Study of Labor (IZA) in Bonn, Germany since 2003, and as a senior consultant for the labor practice group of the National Economic Research Associates since 2006. Dr. Bell holds a Ph.D. in Economics from Harvard University.

David P. Richards	67	2017	Mr. Richards has been a director of our Company since December 2017. Mr. Richards is the Chairman of Prodrive Holdings Ltd., a British motorsport and advanced engineering group, a position in which he has served since the firm’s founding in 1984. He previously served as Chairman of Aston Martin Lagonda Ltd., a British manufacturer of luxury sports cars, from 2007 until 2013, and as a non-executive director of BGC European GP Limited from May 2009 until June 2017. Mr. Richards currently serves in the role of Chairman of the UK governing body of the Motor Sports Association. In the 2005 Queen’s New Year’s Honours, Mr. Richards was made a Commander of the British Empire, CBE, for his services to motorsport. He holds honorary doctorates and fellowships from the Universities of Wales, Coventry, Warwick and Cranfield.

VOTE REQUIRED FOR APPROVAL

The five nominees receiving a plurality of the votes cast either in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected as directors. Withheld votes and broker non-votes will have no effect on the election of directors.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS RECOMMENDS THAT ALL STOCKHOLDERS VOTE “FOR” THE

ELECTION OF EACH OF THE FIVE NOMINEES FOR DIRECTOR.

Independence of Directors

Our Board of Directors has determined that each of Dr. Bell and Messrs. Curwood, Moran and Richards qualifies as an “independent director” in accordance with the published listing requirements of the Nasdaq Stock Market, Inc. (“Nasdaq”). The Nasdaq independence definition consists of a series of objective tests, including that the director is not an officer or employee of ours and has not engaged in various types of business dealings with us. In addition, as further required by Nasdaq rules, our Board has made a subjective determination with respect to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment by each such director in carrying out the responsibilities of a director. In making these determinations, our Board has reviewed and discussed information provided by the individual directors and us with regard to each director’s business and personal activities as they may relate to us and our management, including participation on any boards of other organizations in which other members of our Board are members. In making the determination that Mr. Richards is independent, the Board took into consideration an immaterial contract between a company controlled by Mr. Richards and Mr. Lynn’s adult son.

Meetings and Committees of Our Board of Directors

Our Board of Directors held 19 meetings during the year ended December 31, 2018. In addition to meetings, our Board and its committees reviewed and acted upon matters by unanimous written consent from time to time.

Our Board of Directors has an Audit Committee. The members of the Committee are currently Dr. Bell and Messrs. Curwood, Moran and Richards, all of whom qualify as independent in accordance with the published listing requirements of Nasdaq. The members of the Committee also each qualify as “independent” under special standards established by the SEC for members of audit committees, and the Committee includes at least two members who are determined by our Board to also meet the qualifications of an audit committee financial expert in accordance with the SEC rules. Each of Messrs. Moran and Richards is an independent director who has been determined to be an audit committee financial expert. The Committee operates pursuant to an Audit Committee Charter, which is available at www.bgcpartners.com/disclaimers/ under the heading “BGC Partners—Public Filings, Partnership and Corporate Governance Information—Corporate Governance—Charter of the Audit Committee of the Board of Directors” or upon written request from BGC free of charge.

The Audit Committee selects our independent registered public accounting firm (our “Auditors”), consults with our Auditors and with management with regard to the adequacy of our financial reporting, internal control over financial reporting and the audit process and considers any permitted non-audit services to be performed by our Auditors. The Committee also approves all related party transactions, oversees the management of our enterprise risk management program, oversees compliance with our Code of Business Conduct and Ethics, and administers our whistleblower policy, including the establishment of procedures with respect to the receipt, retention and treatment of complaints received by us regarding accounting, internal controls and auditing matters, and the anonymous submission by employees of complaints involving questionable accounting or auditing matters. The Committee held 21 meetings during the year ended December 31, 2018.

During 2018, the Audit Committee engaged Ernst & Young LLP (“Ernst & Young”) to be our Auditors for the year ending December 31, 2018. Ernst & Young was also approved to perform reviews of each of our quarterly financial reports for the year ending December 31, 2018, and certain other audit-related services such as accounting consultations. Pursuant to our Audit Committee Charter, the Committee will pre-approve audit services, internal control-related services and permitted non-audit services (including the fees and other terms thereof) to be performed for us by Ernst & Young, as set forth in the Audit Committee Charter.

Our Board of Directors also has a Compensation Committee. The members of the Committee are currently Dr. Bell and Messrs. Curwood and Moran, all of whom are independent directors. The Committee is responsible for reviewing and approving all compensation arrangements for our executive officers and for administering the BGC Holdings, L.P. (“BGC Holdings”) Participation Plan (the “Participation Plan”), our Seventh Amended and Restated BGC Partners, Inc. Long Term Incentive Plan (the “Equity Plan”) and our Second Amended and Restated BGC Partners, Inc. Incentive Bonus Compensation Plan (the “Incentive Plan” and together with the Participation Plan and the Equity Plan, the “BGC Compensation Plans”). The Committee operates pursuant to a Compensation Committee Charter, which is available at www.bgcpartners.com/disclaimers/ under the heading “BGC Partners—Public Filings, Partnership and Corporate Governance Information—Corporate Governance—Charter of the Compensation Committee of the Board of Directors” or upon written request from BGC free of charge. The Committee held 15 meetings during the year ended December 31, 2018.

During 2018, no director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he or she was a member. Each independent director attended over 90% of the total number of meetings of the Board of Directors and the committees of which he or she was a member.

Nominating Process

Our Board of Directors does not have a separate nominating committee or committee performing similar functions and does not have a nominating committee charter. As a result, all directors participate in the consideration of director nominees recommended for selection by a majority of the independent directors as defined by the published listing requirements of Nasdaq. The Board believes that such participation of all directors is appropriate given the size of the Board and the level of participation of all of our independent directors in the nomination process. The Board will also consider qualified director candidates identified by a member of senior management or by a stockholder. However, it is our general policy to re-nominate qualified incumbent directors, and, absent special circumstances, the Board will not consider other candidates when a qualified incumbent consents to stand for re-election. A stockholder wishing to submit a recommendation for a director candidate should follow the instructions set forth in this Proxy Statement under the section below entitled “Communications with Our Board of Directors.”

Our Board of Directors considers the following minimum criteria when reviewing a director nominee: director candidates must (1) have the highest character and integrity, (2) be free of any conflict of interest which would violate applicable laws or regulations or interfere with the proper performance of the responsibilities of a director, (3) possess substantial and significant experience which would be of particular importance in the performance of the duties of a director, (4) have sufficient time available to devote to our affairs in order to carry out the responsibilities of a director, and (5) have the capacity and desire to represent the best interests of our stockholders. In addition, the Board considers as one factor among many the diversity of Board candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. The Board does not, however, have a formal policy with regard to the consideration of diversity in identifying Board candidates. The Board screens candidates, does reference checks and conducts interviews, as appropriate. The Board does not evaluate nominees for director any differently because the nominee is or is not recommended by a stockholder.

With respect to qualifications of the members of the Board of Directors, the Board generally values the broad business experience and independent business judgment in the financial services or in other fields of each member. Specifically, Mr. Curwood is qualified based on his experience in the global business world and his media experience. Mr. Lutnick formerly served on the Board of Managers of Haverford College with Mr. Curwood. Mr. Moran is qualified as a result of his experience in the financial services industry, his general business experience, and his status an audit committee financial expert. Dr. Bell is qualified based on her experience as a university academic manager, as an academic researcher and professor in economics, and as a former director of a fully electronic exchange. Mr. Richards is qualified based on his global business experience and his status as an audit committee financial expert.

The Board of Directors has determined that in light of Mr. Lutnick’s control of the vote of our Company through his control of Cantor, having a separate Chairman of the Board and CEO is not efficient or appropriate for our Company. Additionally, the Board does not have a lead independent director for the same reasons.

We believe that the Company and its stockholders are best served by having Mr. Lutnick, our Chief Executive Officer, serve as Chairman of the Board of Directors. Mr. Lutnick’s combined role as Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for the Board and executive management, and it allows for a single, clear focus for the chain of command to execute our strategic initiatives and business plans. Our strong and independent Board effectively oversees our management and provides vigorous oversight of our business and affairs and any proposed related party transactions. The Board is composed of independent, active and effective directors. Four of our current five directors meet the independence requirements of Nasdaq, the SEC and the Board’s standards for determining director independence. Mr. Lutnick is the only member of executive management who is also a director. Requiring that the Chairman of the Board be an independent director is not necessary to ensure that our Board provides independent and effective oversight of our business and affairs. Such oversight is maintained at the Company through the composition of our Board, the strong leadership of our independent directors and Board committees, and our highly effective corporate governance structures and processes.

Executive Sessions

In order to comply with Nasdaq rules, the Board of Directors has resolved that it will continue to schedule and/or provide opportunities during at least two meetings a year in which the independent directors will meet without the presence of Mr. Lutnick.

Annual Meetings

The Board of Directors has not adopted any specific policy with respect to the attendance of directors at Annual Meetings of Stockholders of the Company. At the 2018 Annual Meeting of Stockholders, held on June 20, 2018, all of the Company’s directors were in attendance.

Communications with Our Board of Directors

Stockholders may contact any member of our Board of Directors, including to recommend a candidate for director, by addressing their correspondence to the director, c/o BGC Partners, Inc., 499 Park Avenue, New York, NY 10022, Attention: Secretary. Our Secretary will forward all such correspondence to the named director. If you wish to submit any proposal to be considered at a meeting of stockholders, please follow the instructions set forth in the section below entitled “Stockholder Proposals.”

The Board’s Role in Risk Oversight

Risk is an integral part of Board of Directors and committee deliberations throughout the year. The Audit Committee oversees the management of our enterprise risk management program, and it annually reviews an assessment prepared by management of the critical risks facing us, their relative magnitude and management’s actions to mitigate these risks.

The Company’s management implemented an enterprise risk management program to enhance our existing processes through an integrated effort to identify, evaluate and manage risks that may affect our ability to execute our corporate strategy and fulfill our business objectives. The activities of the enterprise risk management program entail the identification, prioritization and assessment of a broad range of risks (e.g., strategic, operational, financial, cybersecurity, legal/regulatory, reputational and market) and the formulation of plans to mitigate their effects.

Our Board of Directors generally discusses cybersecurity and information security risks annually with the Chief Information Officer and the Chief Information Security Officer.

Similarly, in designing and implementing our executive compensation program, the Compensation Committee takes into consideration our operating and financial objectives, including our risk profile, and considers executive compensation decisions based in part on incentivizing our executive officers to take appropriate business risk consistent with our overall goals and risk tolerance.

Non-executive brokers, managers and other professionals in both of our business segments are generally compensated based upon production or commissions, which may involve our committing to certain transactions. These transactions may expose the Company to risks by individual employees, who are motivated to increase production. While we have in place management oversight and risk management policies, there is an inevitable conflict of interest between our compensation structure and certain trading, transactional, or similar risks on a portion of our businesses.

EXECUTIVE OFFICERS

Our executive officers are appointed annually by our Board of Directors and serve at the discretion of our Board. In addition to Mr. Lutnick, our Chief Executive Officer, who also serves as a member of the Board, our executive officers, their respective ages and positions and certain other information with respect to each of them are as follows:

Shaun D. Lynn, 56, has been our President since April 2008. Mr. Lynn also provides services to our operating partnerships and subsidiaries. Previously, Mr. Lynn had been President of BGC Partners, L.P. since 2004 and served as Executive Managing Director of Cantor from 2002 to 2004. Mr. Lynn also served as Senior Managing Director of European Government Bonds and Managing Director of Fixed Income from 1999 to 2002. From 1989 to 1999, Mr. Lynn held various business management positions at Cantor and its affiliates. Prior to joining Cantor in 1989, Mr. Lynn served as a Desk Head for Fundamental Brokers International in 1989 and was Associate Director for Purcell Graham from 1983 to 1989. Mr. Lynn served as a member of the Board of Directors of GFI from February 26, 2015 through the closing of our back-end merger with GFI in January 2016.

Stephen M. Merkel, 61, has been our Executive Vice President and General Counsel since September 2001 and was our Senior Vice President, General Counsel and Secretary from June 1999 to September 2001. Mr. Merkel was our Secretary from September 2001 until January 2019. Mr. Merkel served as a director of our Company from September 2001 until October 2004. Mr. Merkel has been Executive Managing Director, General Counsel and Secretary of Cantor since December 2000 and was Senior Vice President, General Counsel and Secretary of Cantor from May 1993 to December 2000. Mr. Merkel has served as Chief Legal Officer at Newmark since January 2019 and served as Secretary from December 2017 to January 2019. Mr. Merkel also holds offices at and provides services to various other affiliates of Cantor and provides services to our operating partnerships and subsidiaries, including BGC U.S. OpCo, BGC Global OpCo and Newmark OpCo. Prior to joining Cantor, Mr. Merkel was Vice President and Assistant General Counsel of Goldman Sachs & Co. from February 1990 to May 1993. From September 1985 to January 1990, Mr. Merkel was an associate with the law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Merkel is a founding board member of the Wholesale Markets Brokers’ Association, Americas. In addition, Mr. Merkel serves as the Executive Vice President, General Counsel and Secretary of the Cantor SPAC. Mr. Merkel served as a member of the Board of Directors of GFI from February 26, 2015 through the closing of our back-end merger with GFI in January 2016.

Sean A. Windeatt, 45, has been our Chief Operating Officer since January 2009 and our Interim Chief Financial Officer since December 2018. Mr. Windeatt has been Executive Managing Director and Vice President of BGC Partners from 2007 to 2009 and served as a Director of Cantor Fitzgerald International from 2004 to 2007. Mr. Windeatt also provides services to our operating partnerships and subsidiaries. Mr. Windeatt also served as a Business Manager and member of the finance department of Cantor Fitzgerald International from 1997 to 2003.

Sean P. Galvin, 54, has been our Chief Accounting Officer since October 2018. From 2000 through 2018, Mr. Galvin held a number of positions at Virtu Financial, Inc. and its predecessor firms KCG Holdings, Inc. and Knight Capital Group, Inc., which are equity market making and proprietary securities trading companies. He served as Chief Accounting Officer of Virtu from July 2017 to May 2018. At KCG Holdings, he served as Chief Accounting Officer from July 2013 to July 2017 and as Interim Chief Financial Officer from September 2014 to January 2015. Mr. Galvin also served as Chief Accounting Officer at Knight Capital from 2010 to July 2013 and as its Group Controller from 2005 to 2010 and as Tax Director from 2000 to 2004. He served as Finance and Tax director at Galaxy Digital LP, a cryptocurrency-focused merchant bank, from May to July 2018. Mr. Galvin has also held positions at Donaldson, Lufkin & Jenrette, Inc., and Price Waterhouse LLP, where he began his career. Mr. Galvin is a Certified Public Accountant.

EXECUTIVE COMPENSATION INFORMATION

Introduction

Newmark IPO, Separation Transaction and Spin-Off and its Effect on BGC’s Compensation

On December 19, 2017, our subsidiary Newmark Group, Inc. (“Newmark”), completed its initial public offering (the “IPO”). Through the following series of transactions prior to and following the completion of the separation (as defined below) and the IPO, Newmark became a separate publicly traded company. Prior to the closing of the IPO, on December 13, 2017, the Company, BGC Holdings, BGC U.S. OpCo, Newmark, Newmark Holdings, L.P. (“Newmark Holdings”), Newmark OpCo and, solely for the provisions listed therein, Cantor and BGC Global OpCo entered into the separation and distribution agreement (such agreement, as amended from time to time, the “Original Separation and Distribution Agreement”). Pursuant to the Original Separation and Distribution Agreement, BGC, BGC Holdings and BGC U.S. OpCo and their respective subsidiaries (other than the Newmark group (defined below), the “BGC group”) transferred to Newmark, Newmark Holdings and Newmark OpCo and their respective subsidiaries (the “Newmark group”) the assets and liabilities of the BGC group relating to BGC’s Real Estate Services business (such series of transactions that resulted in the transfer are herein referred to as the “separation”).

In connection with the separation, Newmark Holdings limited partnership interests, Newmark Holdings founding partner interests, Newmark Holdings working partner interests and Newmark Holdings limited partnership units were distributed to holders of BGC Holdings limited partnership interests, BGC Holdings founding partner interests, BGC Holdings working partner interests and BGC Holdings limited partnership units in proportion to such interests of BGC Holdings held by such holders immediately prior to the separation. Due to such distribution, any BGC related interests or units that existed as of December 13, 2017 also included 0.454545 of a Newmark Holdings related interest or unit, as applicable, and any redemption or exchange of a BGC Holdings related interest or unit prior to the Spin-Off must have also included the redemption or exchange of the associated ratable portion of a Newmark Holdings related interests or units. As holders of BGC Holdings limited partnership units, the executive officers of the Company received units of Newmark Holdings in connection with the separation of Newmark in accordance with this formula. This 0.454545 figure was based on what the distribution ratio would have been had the Spin-Off occurred immediately following the Newmark IPO. Newmark provides exchangeability for partnership units under certain circumstances in connection with (i) Newmark’s partnership redemption, compensation and restructuring programs, (ii) other incentive compensation arrangements and (iii) business combination transactions.

On November 30, 2018, we completed our distribution (the “Spin-Off”) of all of the shares of Class A and Class B common stock, par value $0.01 per share (the “Class B common stock”) of Newmark held by us to our stockholders as of the close of business on November 23, 2018 through a special pro-rata stock dividend pursuant to which shares of Newmark’s Class A common stock held by BGC were distributed to holders of the Class A common stock of BGC and shares of Newmark’s Class B common stock held by BGC were distributed to holders of the Class B common stock of BGC (which holders of Class B common stock of BGC were Cantor and another entity controlled by our CEO, Howard W. Lutnick). Following the Spin-Off, BGC no longer holds any shares of Newmark. For more information on Newmark’s IPO, Newmark’s structure after the IPO and transactions and agreements related to the IPO, the separation and the Spin-Off, see “Certain Relationships and Related Transactions, and Director Independence—Transactions with and Related to Newmark.”

As a result of the separation and Spin-Off, and due to the fact that (i) certain BGC awards granted pursuant to the BGC Compensation Plans prior to the separation became, upon the separation, awards of interests in both BGC and Newmark entities and (ii) prior to the Spin-Off, (a) certain awards granted pursuant to the BGC Compensation Plans were previously exchangeable for interests in Newmark and (b) certain executives may receive or have received awards under the Newmark Compensation Plans (as defined below), when we refer generally to partnership units that may be awarded as part of compensation (i.e. NPSUs, PSUs, PPSUs, LPUs and PLPUs) we are referring to such units as may be awarded under both the BGC Compensation Plans and the

Newmark Group, Inc. Long Term Incentive Plan (which we refer to as the “Newmark Equity Plan”), the Newmark Group, Inc. Incentive Bonus Compensation Plan (the “Newmark Incentive Plan”), and the Newmark Holdings, L.P. Participation Plan (the “Newmark Participation Plan” and collectively, with the Newmark Equity Plan and the Newmark Incentive Plan, the “Newmark Compensation Plans”). When we refer to specific awards, we are referring to awards under the BGC Compensation Plans, unless otherwise indicated. The partnership transactions described in this proxy statement refer generally to BGC Holdings units and refer specifically to Newmark Holdings units where applicable.

Newmark was a consolidated subsidiary of BGC during the period from Newmark’s IPO in December 2017 until the Spin-Off on November 30, 2018. Following its IPO, Newmark had a separate board of directors and audit and compensation committee and compensation decisions for 2017 and 2018 with respect to Newmark’s executive officers were made by Newmark’s compensation committee. To the extent that an executive officer provides services to both BGC and Newmark (such as Mr. Lutnick since Newmark’s IPO and Mr. Merkel, who became an executive officer of Newmark in 2019), compensation decisions for BGC and Newmark were made by such company’s applicable compensation committee and are identified below. Certain compensation decisions were ratified by the other compensation committee as required by law. As a result of the Spin-Off, Newmark is a discontinued operation of BGC for accounting purposes.

As required by applicable SEC disclosure rules, the discussion of BGC compensation for Mr. Lutnick in the narrative and tables below includes both the compensation paid by BGC to Mr. Lutnick on a stand-alone basis plus 11/12ths of the compensation paid by Newmark during 2018 for Mr. Lutnick, which represents the portion of Mr. Lutnick’s Newmark compensation during the portion of 2018 for which Newmark was a consolidated subsidiary of BGC prior to the November 30 Spin-Off. Accordingly, comparisons between 2017 and 2018 compensation for Mr. Lutnick may not be meaningful. The discussion below primarily relates to the compensation decisions by the BGC Compensation Committee and all references below are to the BGC Compensation Committee unless specifically noted. For more detailed information regarding the executive compensation of Newmark on a stand-alone basis, please see the Newmark Group, Inc. Form 10-K/A for the year ended December 31, 2018.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our executive compensation program, which is under the direction and control of our Compensation Committee, is designed to integrate compensation with the achievement of our short- and long-term business objectives and to assist us in attracting, motivating and retaining the highest quality executive officers and rewarding them for superior performance. Different components of our executive compensation program are geared to short- and longer-term performance, with the goal of increasing stockholder value over the long term.

We believe the compensation of our executive officers should reflect their success in attaining key corporate objectives, such as growth or maintenance of market position, success in attracting and retaining qualified brokers and other professionals, increasing or maintaining revenues and/or profitability, developing new products and marketplaces, completing acquisitions, dispositions, restructurings, and other value-enhancing transactions and integrating any such transactions, as applicable, meeting established goals for operating earnings, earnings per share and increasing the total return for stockholders, including stock price and/or dividend increases, and maintaining and developing customer relationships and long-term competitive advantage. Executive compensation should also reflect achievement of individual managerial objectives established for specific executive officers. Specific significant events led by executives, including acquisitions, dispositions and other significant transactions, should also be given significant weight. The performance of our executives in managing our Company, and in the provision of services to our operating partnerships and subsidiaries, considered in light of general economic and specific Company, industry and competitive conditions should be the basis for determining their overall compensation.

Our policy is generally that the compensation of our executive officers should not be based on the short-term performance of our Class A common stock, whether favorable or unfavorable, since we believe that the price of our stock will, in the long term, reflect our overall performance and, ultimately, the management of our Company by our executives. Long-term stock performance is reflected in executive compensation through the grant of various equity and partnership awards as described below.

The Compensation Committee is aware that certain of our executive officers, including Mr. Lutnick and Mr. Merkel, also receive compensation from our affiliates, including Cantor and Newmark, but it generally does not specifically review the nature or amount of such compensation except as described above. The portion of Mr. Lutnick’s compensation allocated to Newmark or paid directly by Newmark is also reviewed and approved by the compensation committee of the Newmark board of directors as he is also an executive officer of Newmark. Mr. Merkel is an executive officer of Newmark effective in January 2019 and his 2019 compensation for services provided to Newmark will be separately approved by the Newmark compensation committee for 2019 but was not specifically approved by the Newmark compensation committee for 2018. Beginning in 2019, the BGC Compensation Committee will not review the nature or amount of any compensation received by Mr. Lutnick or Mr. Merkel as compensation for services provided to Newmark. None of our executive officers has received any compensation for serving as directors of BGC or Newmark. As a result of our ownership of a controlling interest in Newmark prior to the Spin-Off and the distribution of equity of Newmark and its subsidiaries in the Spin-Off and related transactions, certain of our executive officers received equity awards comprised of interests in Newmark or its subsidiaries for services to BGC prior to the Spin-Off and may continue to hold such equity awards. Such equity awards for 2016, 2017 and 11/12ths of 2018 are reflected in the executive compensation tables below and the amounts thereof may differ from any compensation paid to Mr. Lutnick for his services to Newmark.

Our Board of Directors and our Compensation Committee determined that Messrs. Lutnick, Lynn, Merkel, Windeatt and McMurray were our executive officers for 2018. Mr. McMurray resigned as Chief Financial Officer on December 14, 2018. Mr. Galvin joined the Company in September 2018 and he became an executive officer in November 2018.

Overview of Compensation and Processes

For 2018, executive compensation was composed of the following principal components: (i) a base salary, which is designed to retain talented executive officers and contribute to motivating, retaining and rewarding individual performance; (ii) an incentive bonus award under our Incentive Plan, that is intended to tie financial rewards to the achievement of our short- or longer-term performance objectives; and (iii) an incentive program under our Equity Plan and our Participation Plan, which is designed to promote the achievement of short- and long-term performance goals, and to align the long-term interests of our executive officers with those of our stockholders through the grant of awards. In all cases, performance objectives and goals relate to the performance of our executives at the Company and in the provision of services to our operating partnerships and subsidiaries.

From time to time, we may also restructure the existing partnership and compensation arrangements of our executive officers, as described below. We may also adopt various policies related to or in addition to such restructurings, including with respect to the grant of exchange rights, other monetization of awards, and the acceleration of the lapse of restrictions on restricted stock.

From time to time, we have also used employment agreements, change of control agreements and other arrangements, including some with specified target or guaranteed bonus components, and discretionary bonuses to attract, motivate and retain talented executives. These specific arrangements with our executive officers are summarized below.

Our Compensation Committee approves, and recommends to our Board of Directors that it approve, the salaries, bonuses and other compensation of our executive officers. In addition, the Committee approves grants to executive officers under and otherwise administers the Incentive Plan, the Equity Plan and the Participation Plan.

From time to time, our Compensation Committee has engaged a compensation consultant in connection with its compensation decisions. With respect to 2018, Farient Advisors LLC (the “Advisor”) advised the Committee. The Committee retained the Advisor to provide surveys and other information with respect to pay practices and compensation levels at our peer group and other companies, and the Committee discussed with the Advisor all compensation arrangements for 2018. While the Committee does take into consideration such peer data, the Committee does not attempt to benchmark our executive compensation against any level, range, or percentile of compensation paid at any other companies, does not apply any specific measures of internal or external pay equity in reaching its conclusions, and does not employ tally sheets, wealth accumulation, or similar tools in its analysis. Our Compensation Committee considered whether the Advisor had any conflicts of interest in advising the Committee. In doing so, the Committee considered whether the Advisor had been providing services of any other nature to the Company; the amount of fees received from the Company by the Advisor; the policies and procedures adopted by the Advisor that have been designed to prevent conflicts of interest; whether any business or personal relationships existed between the consultants employed by the Advisor who worked on Company matters and any member of the Committee; whether any business or personal relationship existed between such consultants and any of the Company’s executive officers; and whether the Advisor or such consultants hold any of our Class A common stock. The Advisor is also providing similar services to Newmark. Upon evaluating such considerations, the Committee found no conflicts of interest in the Advisor advising the Committee.

Our policy for allocating between currently paid short- and long-term compensation is designed to ensure adequate base compensation to attract and retain talented executive officers, while providing incentives to maximize long-term value for our Company and our stockholders. Cash compensation is provided in the form of base salary to meet competitive salary norms and reward superior performance on an annual basis, and in the form of bonuses and awards for achievement of specific short-term goals or in the discretion of the Compensation Committee. Equity and partnership awards reward superior performance against specific objectives and long-term strategic goals and assist in retaining executive officers and aligning their interests with those of our Company and our stockholders. From time to time, we may provide additional equity or partnership awards on a periodic basis to reward superior performance, which awards may provide further long-term retention opportunities.

Base salaries for the following year are generally set for our executive officers at the year-end meetings of our Compensation Committee or in the early part of the applicable year. At these meetings, the Committee also approves the incentive bonuses under our Incentive Plan and any discretionary bonuses for executive officers and grants of equity and partnership awards under our Equity Plan and the Participation Plan to our executive officers.

At or around the year-end Compensation Committee meetings, our Chairman of the Board of Directors and Chief Executive Officer, Mr. Lutnick, makes compensation recommendations to the Committee with respect to the other executive officers. Such executive officers are not present at the time of these deliberations. Mr. Lutnick also makes recommendations with respect to his own compensation as Chief Executive Officer. The Committee deliberates on compensation decisions with respect to all executive officers other than Mr. Lutnick in the presence of Mr. Lutnick, and separately in executive sessions with the Advisor as to all executive officers, including Mr. Lutnick. The Committee may accept or adjust Mr. Lutnick’s recommendations and makes the sole determination of the compensation of all of our executive officers. The Committee reviews and evaluates, at least annually, the performance and leadership of Mr. Lutnick as Chief Executive Officer. Based upon the results of this evaluation, and input from the Advisor, the Committee reviews and approves Mr. Lutnick’s compensation.

During the first quarter of each fiscal year, it has been the practice of our Compensation Committee to establish annual incentive performance goals for executive officers under the Incentive Plan, with the Committee retaining negative discretion to reduce or withhold any bonuses earned at the end of the year. In all cases, such performance goals relate to the performance of our executive officers at the Company and in the provision of services to our operating partnerships and subsidiaries. All executive officers in office at that time are eligible to participate in the Incentive Plan.

We provide long-term incentives to our executive officers through the grants of limited partnership units under the Participation Plan and exchange rights or cash settlement awards in connection with such partnership units and restricted stock and other equity grants under our Equity Plan. In addition, executive officers may receive a portion of their Incentive Plan bonuses in equity or partnership awards, rather than cash, with the number of awards determined by reference to the market price of a share of our Class A common stock on the date that the award is granted or such other date that awards to executive officers are made generally. Historically, grants under our Equity Plan and the Participation Plan that have had vesting provisions have had time-based, rather than performance-based, vesting schedules, although both plans are flexible enough to provide for performance-based awards. Our Compensation Committee has also established quarterly incentive performance goals as described below.

In designing and implementing our executive compensation program, our Compensation Committee considers our Company’s operating and financial objectives, including our risk profile, and the effect that its executive compensation decisions will have on encouraging our executive officers to take an appropriate level of business, operational and market risk consistent with our overall goal of enhancing long-term stockholder value. In particular, the Committee considers those risks identified in our risk factors and the known trends and uncertainties identified in our management discussion and analysis, and considers how our executive compensation program serves to achieve our operating, financial and other strategic objectives while at the same time mitigating any incentives for our executive officers to engage in excessive risk-taking to achieve short-term results that may not be sustainable in the long term.

In attempting to strike this balance, our Compensation Committee seeks to provide our executive officers with an appropriately diversified mix of fixed and variable cash and non-cash compensation opportunities, time-based and performance-based awards, and short- and long-term incentives. In particular, our performance-based bonuses under our Incentive Plan have focused on a mix of Company-wide and product-specific operating and financial metrics, in some cases based upon our absolute performance and in other cases based upon our performance relative to our peer group or other companies. In addition, our Incentive Plan award opportunities provide for the exercise of considerable negative discretion by the Committee to reduce, but not increase, amounts granted to our executive officers under the Plan, and to take individual as well as corporate performance into account in exercising that discretion. Further, the Committee retains the discretion to pay out any amounts finally awarded under the Plan in equity or partnership awards, rather than cash, and to include restrictions on vesting, resale and forfeiture in any such equity or partnership awards. Finally, the Committee applies these same principles with respect to quarterly performance-based award opportunities for the grant of restricted stock, exchange rights or cash settlement awards under the Equity Plan relating to outstanding non-exchangeable partnership units awarded under the Participation Plan.

Discretionary and Retentive Partnership Opportunities

To incentivize executive officers and hold them accountable to stockholders, the Compensation Committee uses a variety of highly retentive partnership units under the Participation Plan. These partnership awards are granted as a tax-efficient, strongly retentive, and risk-appropriate means to align the interests of the executive officers with those of our long-term stockholders. For executive officers, these grants include NPSUs, along with PSUs and PPSUs for our U.S.-based executives and LPUs and PLPUs for our U.K.-based executives who have executed deeds of adherence to BGC Services (Holdings) LLP, a U.K. limited liability partnership, which we refer to as the “U.K. Partnership.” The Committee believes that the features of the units, coupled with the discretion of the Committee to grant the right of partnership distributions, exchangeability into shares of Class A common stock and various liquidity opportunities, create a best-in-class form of incentive award for our executives. Until such units are made exchangeable into a share of Class A common stock or exchanged for cash or, in some cases, made exchangeable into another partnership unit with a capital account such as an HDU, at the discretion of the Committee, these partnership units may be redeemed for zero by the Committee. The Committee generally does not grant options and equity-based units such as options and RSUs to executives and emphasizes instead these flexible and retentive limited partnership units. In the Committee’s view, NPSUs, along with PSUs/PPSUs, LPUs/PLPUs and HDUs, provide the most appropriate long-term incentives to executive officers, especially when coupled with performance-based grants of exchange rights and cash settlement awards.

NPSUs have no value for accounting or other purposes at the time of grant, do not participate in quarterly partnership distributions, are not allocated any items of profit or loss and may not be made exchangeable into shares of Class A common stock. NPSU awards are highly discretionary and provide additional flexibility for the Compensation Committee to determine the timing and circumstances of replacing such units with units that earn partnership distributions and any rights to exchange such units for shares of Class A common stock or cash. NPSUs have generally been granted to our executives as mid-year grants or in connection with execution of long-term employment arrangements. See “—NPSU Grants and Related Replacement and Exchange Right Grants” below.

From time to time, the Compensation Committee may choose to replace an NPSU with a PSU or HDU in the U.S. or an LPU in the U.K. PSUs/LPUs participate in quarterly partnership distributions, but otherwise have no value for accounting purposes and are not exchangeable into shares of Class A common stock until such exchange rights are granted by the Committee. HDUs have a stated capital account and are valued based upon such capital account which is initially based on the closing trading price of Class A common stock at the time the HDU is issued. HDUs participate in quarterly partnership distributions and are not exchangeable into shares of Class A common stock unless such exchange rights are granted by the Committee.

Executive officers may also receive PPSUs in the U.S. or PLPUs in the U.K. These units are preferred limited partnership units that may be awarded to holders of, or contemporaneously with, the grant of PSUs. PPSUs are entitled to a preferred distribution of net profits of BGC Holdings but otherwise are not entitled to participate in quarterly distributions. PPSUs/PLPUs cannot be made exchangeable into shares of Class A common stock, can only be exchanged for cash, at the determination price on the date of grant, in connection with an exchange of the related PSUs, LPUs or HDUs, respectively, and therefore are not included in our fully diluted share count. PPSUs/PLPUs are expected to provide a mechanism for issuing fewer aggregate share equivalents than traditionally issued in connection with our compensation and to have a lesser overall impact on our fully diluted share count. The ratio of the grant of PPSUs/PLPUs to traditional units (e.g. PSUs/LPUs) is expected to approximate the compensatory tax rate applicable in the relevant country jurisdiction of the partner recipient. The determination price used to exchange PPSUs/PLPUs for cash is determined by the Compensation Committee on the date the grant of such unit, and is based on a closing trading price of Class A common stock identified by the Committee on such date.

Over time, as compensation goals are met and other incentives are reached by the executives, the Compensation Committee may choose, in its sole discretion, to grant an exchange right with respect to a PSU/LPU, thereby creating a potential liquidity event for the executive and creating a value for accounting purposes. The life cycle of these units, as they may evolve from NPSUs to shares of Class A common stock, provides the Committee and the Board with superior opportunities to retain and incentivize executives and employees in a tax-efficient and discretionary manner.

Our executive officers have much of their personal net worth in a combination of our equity-based awards and non-exchangeable and exchangeable limited partnership units. Messrs. Lutnick, Lynn, Merkel, Windeatt and Galvin hold, and until his resignation, Mr. McMurray held, limited partnership units in BGC Holdings. Messrs. Lutnick and Merkel hold additional partnership interests in our parent Cantor, which, through ownership of shares of our Class B common stock and exchangeable limited partnership interests in BGC Holdings, owns a 19.5% direct and indirect economic interest as of December 31, 2018 in our operations. All of our executive officers other than Mr. Galvin held limited partnership interests in Newmark Holdings following the separation.

While we do not have a general compensation recovery or “clawback” policy, and do not require our executive officers to meet general share ownership or hold-through-retirement requirements, our Compensation Committee believes that the extremely retentive nature of the NPSUs, PSUs/LPUs and similar partnership units, which may be redeemed for zero at any time by the Committee, provides extraordinary discretion and superior clawback power to the Committee.

We generally intend that compensation paid to our Chief Executive Officer and our other named executive officers not be subject to the limitation on tax deductibility under Section 162(m) of the U.S. Internal Revenue Code of 1986, which we refer to as the “Code,” so long as this can be achieved in a manner consistent with our Compensation Committee’s other objectives. Subject to certain exceptions, Section 162(m) eliminates a corporation’s tax deduction in a given year for payments to certain executive officers in excess of $1,000,000. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions in Section 162(m), to the extent available. In December 2017, Section 162(m) of the Code was modified by the Tax Cuts and Jobs Act to remove the exemption for qualified performance-based compensation over the $1,000,000 limit. While we generally intend to structure our compensation based on performance based criteria, we do not currently expect that decisions relating to compensation will be significantly impacted by Section 162(m) matters on a going forward basis. The Committee retains negative discretion to reduce or withhold performance-based compensation to our executive officers, including after taking into consideration changing business conditions or the executive officer’s individual performance.

Our management and Compensation Committee recognize that we are subject to certain Financial Accounting Standards Board and SEC guidance on share-based awards and other accounting charges with respect to the compensation of our executive officers and other employees. However, our management and the Committee do not believe that these accounting charges should necessarily determine the appropriate types and levels of compensation to be made available. Where material to the Committee’s decisions, these accounting charges will be described in our compensation discussion and analysis, compensation tables and related narratives.

Our Compensation Committee may grant equity and partnership awards to our executive officers in a variety of ways under our Equity Plan and the Participation Plan, including restricted stock, exchange rights, cash settlement awards and other equity grants under our Equity Plan and non-exchangeable limited partnership unit awards under the Participation Plan. Grants of such awards may have different accounting treatment and may be reported differently in the compensation tables and related narratives depending upon the type of award granted and how and when it is granted.

For U.S. GAAP purposes, a compensation charge is recorded on PSUs, LPUs, HDUs and similar limited partnership units if and when an exchange right is granted to such units to acquire shares of Class A common stock, and the charge is based on the market price of our Class A common stock on the date on which the exchange right is granted, regardless of when such exchange occurs. Additionally, when the exchange actually occurs, a U.S. federal income tax deduction is generally allowed equal to the fair market value of a share of our Class A common stock on the date of exchange.

For U.S. GAAP purposes, a compensation charge is recorded on PSUs and similar limited partnership units if and when an exchange right is granted relating to the right to exchange such units into HDUs or similar limited partnership units, and the charge is based on the market price of Class A common stock on the date on which the exchange right is granted, regardless of whether such exchange occurs. Additionally, when the exchange actually occurs, a U.S. federal income tax deduction is generally allowed equal to the fair market value of a share of Class A common stock on the date of exchange.

For U.S. GAAP purposes, if shares of restricted stock granted are not subject to continued employment or service with us or any affiliate or subsidiary of ours, even if they are subject to compliance with our customary non-compete obligations, the grant-date fair value of the restricted stock will be expensed on the date of grant.

Base Salary

Our executive officers receive base salaries or similar cash payments intended to reflect their skills, expertise and responsibilities. Subject to any applicable employment or other agreements, such payments and subsequent adjustments, if any, will be reviewed and approved by our Compensation Committee annually, based on a variety of factors, which may include, from time to time, a review of relevant salaries of executives at our peer group of companies and others and each executive officer’s individual performance for the prior year, including each executive officer’s experience and responsibilities.

We generally establish base pay at levels comparable to our peer group and other companies which employ similarly skilled personnel, including E*Trade Financial Corporation, Evercore Inc., Houlihan Lokey, Inc., Interactive Brokers Group, Ladenburg Thalmann Financial Services, Lazard Ltd., LPL Financial Holdings Inc., Moelis & Company, Oppenheimer Holdings Inc., Piper Jaffray Companies, Raymond James Financial, Inc., The Charles Schwab Corporation, Stifel Financial Corp., TD Ameritrade Holding Corporation and TP ICAP plc. While we determine these levels by reviewing publicly available information with respect to our peer group of companies and others, we have not traditionally engaged in benchmarking. Newmark’s Compensation Committee reviewed its peer companies in Real Estate Services as set forth in its Form 10K/A.

Base Salaries/Payments for 2018

Base salary and similar cash payment rates for 2018 were established in January 2018 by our Compensation Committee. Mr. Galvin’s base rate for 2018 was established when he was hired in September 2018 at $375,000. In setting the base rates for 2018, the Committee considered the qualifications, experience and responsibilities of our executive officers. Base rates for 2018 were continued at $1,000,000 each for Messrs. Lutnick, Lynn and Merkel. The base rates for Messrs. Windeatt and McMurray for 2018 were continued at £400,000 ($524,360 as of January 31, 2019) and £325,000 ($426,043 as of January 31, 2019), respectively.

For each of the executive officers, the Company allocates and pays an appropriate portion of their cash and equity-based compensation in respect of their approximate time spent on Company matters and specifically allocates such compensation to Newmark, as appropriate and applicable. In addition, Mr. Lutnick and Mr. Merkel receive certain equity-based compensation directly from Newmark. Currently, Mr. Lutnick and Mr. Merkel each typically spends at least 50% of his time on our matters, with a portion of that time devoted to Newmark matters, although these percentages may vary depending on business developments at us or Newmark or Cantor or any of our or Cantor’s other affiliates. For 2017, Mr. Lutnick devoted approximately 50% and Mr. Merkel devoted approximately 20% of that time to Newmark matters. For 2018, both Messrs. Lutnick and Merkel devoted approximately 50% of that time to Newmark matters. For 2019, Mr. Lutnick expects to spend approximately 33% of his time on Newmark matters. Mr. Merkel expects to spend approximately 25% of his time on Newmark matters. Mr. Lutnick received a base salary of $1,000,000 at BGC for 2018 and a base salary of $1,000,000 at Newmark for 2018. For 2018, 50% of Mr. Merkel’s BGC compensation was allocated to Newmark. Messrs. Lynn and Windeatt each spend all of their time on Company matters. Mr. McMurray and Mr. Galvin spend almost all of their time on Company matters.

Base Salaries/Payments for 2019

Base salary and similar cash payment rates for 2019 were established at meetings in February of 2019 by our Compensation Committee, based on the continuing qualifications, experience and responsibilities of our executive officers. Mr. Lutnick’s aggregate base rate for 2019 was continued at $1,000,000 for each of BGC and Newmark for an aggregate of $2,000,000. The base rates for 2019 were continued at $1,000,000 each for Messrs. Lynn and Merkel. Mr. Merkel also received a base salary at Newmark of $500,000 beginning in 2019. Mr. Galvin’s base salary of $375,000 was continued for 2019. The base rate for Mr. Windeatt for 2019 was increased to £500,000 ($655,450 as of January 31, 2019).

Bonus Compensation

Notwithstanding the elimination of the exception to the $1,000,000 limit on deductibility for qualified performance-based compensation under Section 162(m) of the Code pursuant to the Tax Act, we intend to award performance-based compensation in the form of bonuses to our executive officers, including pursuant to the Incentive Plan. The Compensation Committee believes that such performance-based compensation appropriately aligns the interests of our executive officers with the interests of our stockholders.

With respect to each performance period, our Compensation Committee specifies the applicable performance criteria and targets to be used under the Incentive Plan for that performance period. These performance criteria, which may vary from participant to participant, will be determined by the Committee and may be based upon one or more of the following financial performance measures:

•	pre-tax or after-tax net income;

•	pre-tax or after-tax operating income;

•	gross revenue;

•	profit margin;

•	stock price, dividends and/or total stockholder return;

•	cash flow(s);

•	market share;

•	pre-tax or after-tax earnings per share;

•	pre-tax or after-tax operating earnings per share;

•	expenses;

•	return on equity; or

•

strategic business criteria, consisting of one or more objectives based upon meeting specific revenue, market penetration, or geographic business expansion goals, cost targets and goals relating to acquisitions or dispositions.

The actual Incentive Plan bonus paid to any given participant at the end of a performance period is based upon the extent to which the applicable performance goals for such performance period are achieved, subject to the exercise of negative discretion by the Compensation Committee, and may be paid in cash or in equity or partnership awards. These awards also serve as incentives for future performance and retention.

In addition, from time to time, our Compensation Committee may provide for target or guaranteed bonuses in employment or other agreements in order to attract and retain talented executives, or may grant ad hoc discretionary bonuses when an executive officer is not eligible to participate in the Incentive Plan award opportunities for that performance period or when it otherwise considers such bonuses to be appropriate. Such bonuses may also be paid in cash or in equity or partnership awards.

Incentive Plan Bonus Goals for 2018

In the first quarter of 2018, our Compensation Committee determined that Messrs. Lutnick, Lynn, Merkel, Windeatt and McMurray, our executive officers, would be participating executives for 2018 in our Incentive Plan. In the case of our U.K.-based executive officers, Messrs. Lynn, Windeatt and McMurray, the bonus award opportunities are governed by the Incentive Plan and administered by the Committee.

For 2018, the Compensation Committee used the same performance criteria for all executive officers and set a bonus for 2018 equal to the maximum value allowed for each individual pursuant to the terms of the Incentive Plan (i.e., $25 million), provided that (i) the Company achieved operating profits or distributable earnings for 2018, as calculated on substantially the same basis as the Company’s financial results press release for 2017, or (ii) the Company achieved improvement or percentage growth in gross revenue or total transaction volumes for any product for 2018 as compared to 2017 over any of its peer group members or industry measures, as reported in the Company’s 2018 financial results press release, in each case calculated on substantially the same basis as in the Company’s financial results press release for 2017 and compared to the most recently available peer group information or industry measures, in each case subject to any appropriate corporate adjustment to reflect stock splits, reverse stock splits, mergers, spin offs or any other extraordinary corporate transactions in accordance with the Incentive Plan, the Equity Plan and the Participation Plan, as applicable, each of which we refer to as a “Performance Goal.”

The Compensation Committee determined that the payment of any such amount may be in the form of cash, shares of our Class A common stock, limited partnership units or other equity or partnership awards permitted under our Equity Plan, the Participation Plan, or otherwise. The Committee, in its sole and absolute discretion, retained the right to reduce the amount of any Incentive Plan bonus payment based upon any factors it determines, including whether and the extent to which the Performance Goals or any other corporate, as well as individual, performance objectives have been achieved.

Incentive Plan Bonuses Awarded for 2018

On February 22, 2019, having determined that the Performance Goals established in the first quarter of 2018 had been met for 2018, our Compensation Committee made the following awards, effective as of April 1, 2019, to the participating executive officers for 2018 under our Incentive Plan:

•

Mr. Lutnick: (i) an aggregate BGC bonus of $11,750,000 under the Incentive Plan paid $2,000,000 in cash and $9,750,000 in a partnership award represented by 1,012,380 non-exchangeable BGC Holdings PSUs and 545,128 non-exchangeable BGC Holdings PPSUs and (ii) an aggregate Newmark bonus of $4,125,150 (representing 11/12ths of $4,500,000), paid $1,833,400 in cash and $2,291,750 in a partnership award represented by 114,045 of non-exchangeable Newmark Holdings PSUs and 114,045 non-exchangeable Newmark Holdings PPSUs issued pursuant to the Newmark Holdings Participation Plan;

•

Mr. Lynn: a bonus under the Incentive Plan of $7,500,000, paid entirely in a partnership award represented by 220,647 non-exchangeable BGC Holdings LPUs and 118,810 non-exchangeable BGC Holdings PLPUs as well as 558,107 non-exchangeable BGC Holding new LPUs and 300,519 BGC Holding new PLPUs, which shall have certain exchange rights beginning February 22, 2021 upon certain conditions set forth below;

•

Mr. Merkel: a BGC bonus under the Incentive Plan of $875,000, paid entirely in a partnership award represented by 69,888 non-exchangeable BGC Holdings PSUs and 69,888 non-exchangeable BGC Holdings PPSUs and a bonus under the Newmark Incentive Plan of $875,000 allocated to the 50% of his time allocated to Newmark represented by 43,543 non-exchangeable Newmark Holdings PSUs and 43,543 non-exchangeable Newmark Holdings PPSUs issued pursuant to the Newmark Holdings Participation Plan;

•

Mr. Windeatt: a bonus under the Incentive Plan of £1,350,000 ($1,762,695 as of February 22, 2019), paid entirely in a partnership award represented by 59,314 non-exchangeable BGC Holdings LPUs and 31,939 non-exchangeable BGC Holdings PLPUs as well as 123,713 non-exchangeable BGC Holding new LPUs and 66,615 BGC Holding new PLPUs, which shall have certain exchange rights beginning February 22, 2021 upon certain conditions set forth below; and

•

Mr. Galvin: a bonus under the Incentive Plan of $45,000, paid $22,500 in cash and $22,500 in a partnership award represented by 1,797 non-exchangeable BGC Holdings PSUs and 1,797 non-exchangeable BGC Holdings PPSUs, which was a prorated bonus based on his hire date in September 2018. On an annualized basis, this bonus would have been approximately $180,000 for 2018.

Mr. McMurray did not receive a bonus under the Incentive Plan or otherwise for 2018 as his employment terminated on December 14, 2018.

With respect to Mr. Lynn and Mr. Windeatt, their 2018 year-end New BGC Holdings LPU and PLPU awards only shall have the following features in accordance with their membership in BGC Services (Holdings) LLP (the “U.K. LLP”): (a) their effective grant date shall be February 22, 2019 for future exchange right eligibility purposes and will be eligible to participate in BGC Holdings quarterly distributions as of April 1, 2019 and (b) they will become exchangeable or exchanged for (in the case of New LPUs, shares of our Class A common stock, or in the case of New PLPUs, the determination amount) as of February 22, 2021 or as soon as practicable thereafter, provided that, as of such exchangeability date: (i) such executive remains a member in good standing of the U.K. LLP and has complied at all times with his then current Deed of Adherence with the U.K. LLP, the BGC Holdings Partnership Agreement, and all other agreements with BGC Holdings or an Affiliate thereof; and (ii) U.K. LLP senior management has reasonably determined that he has at all times satisfactorily performed his duties for the U.K. LLP, taking into account, inter alia, as applicable his performance evaluation(s) and adherence to regulatory obligations, compliance requirements, and applicable laws. The New LPUs and New PLPUs reflect the revised design and terms of the U.K. LLP structure generally based on current tax guidance.

For purposes of determining the number of non-exchangeable BGC Holdings PSUs and non-exchangeable BGC Holdings PPSUs to be granted, the Compensation Committee used the closing price of a share of BGC Class A common stock on February 22, 2019 (which was $6.26), which is the date that the Committee approved the 2018 year-end compensation. For purposes of determining the number of non-exchangeable Newmark Holdings PSUs and non-exchangeable Newmark Holdings PPSUs to be granted to Mr. Merkel, the closing price of a share of Newmark Class A common stock on the approval date of February 22, 2019 (which was $10.26), was used and multiplied to adjust for the Newmark exchange ratio on that date of 0.9793, resulting in $10.05 per share. For more information on the calculation of the exchange ratio, see “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Separation, Initial Public Offering, and Spin-Off—Separation and Distribution Agreement—Amended and Restated Separation and Distribution Agreement” of Newmark’s Annual Report on Form 10-K. For all compensation that relied upon converting U.S. dollars into pounds, the Company’s records of the GBP FX exchange rate on February 22, 2019, the date that the Compensation Committee approved the 2018 year-end compensation, was used. Such exchange rate was 1.3057 USD to 1 GBP.

In making its bonus determinations for 2018, the Compensation Committee considered the pay practices of the Company’s peer group and other companies, including a compensation survey prepared by, and advice from, the Advisor. In particular, it also considered earnings performance, significant transactions, including the Newmark Spin-Off, integration of acquired businesses, individual contributions toward achievement of strategic goals and overall financial and operating results, including earnings increases and overall results for the period. It also noted the decline in the BGC stock price. These awards were also expected to incentivize our executive officers with respect to future performance and encourage ongoing contributions to our businesses.

The bonus for 2018 awarded to Mr. Merkel represented the same bonus amounts that he received for 2017. The BGC standalone bonus for Mr. Lutnick represented a $2,250,000 decrease from the prior year, which is an approximate 16% decrease but when combined with 11/12ths of the $4,500,000 additional bonus received from Newmark, is an aggregate increase of $1,875,000 or 13%. Mr. Lynn’s 2018 bonus is the same as the prior year. Mr. Windeatt’s 2018 bonus represented a £250,000 increase over the prior year, an approximate 22.7% increase. In determining the 2018 Incentive Plan bonus for Mr. Lutnick, our Compensation Committee focused specifically on the Company’s financial performance, the Spin-Off, the performance of the real estate business, acquisitions, and overall leadership. In determining the 2018 Incentive Plan bonus for Mr. Lynn, the Committee considered the Company’s overall performance in 2018 and his role in connection with the insurance acquisitions, general growth and front office management. With respect to Mr. Merkel, in awarding him a 2018 bonus under the Incentive Plan of $1,750,000, the Committee considered his role in connection with the strategy and management of various legal matters, including the Spin-Off, and his overall leadership and controls. In determining the 2018 Incentive Plan bonus for Mr. Windeatt, the Committee considered the Company’s overall performance in 2018, his overall efforts on behalf of the Company and his increased responsibilities as Interim Chief Financial Officer. In determining the 2018 Incentive Plan bonus for Mr. Galvin, the Committee noted that the amount was a pro-rated portion of the bonus negotiated by him at his hiring in September 2018.

In 2018, the Incentive Plan cash bonus for Mr. Lutnick as a percentage of the overall total cash compensation paid to him by BGC on a standalone basis and based on Newmark and BGC compensation combined was approximately 66.7%. The 2018 Incentive Plan bonuses for Messrs. Merkel, Lynn and Windeatt were paid entirely in the form of partnership awards.

Incentive Plan Bonus Goals for 2019

In the first quarter of 2019, our Compensation Committee determined that Messrs. Lutnick, Lynn, Merkel, Windeatt and Galvin, our executive officers, would be participating executives for 2019 in our Incentive Plan. For 2019, the Committee used the same performance criteria for all executive officers and set a bonus for 2019 equal to the maximum value allowed for each individual pursuant to the terms of the Incentive Plan (i.e., $25 million), provided that (i) the Company achieves operating profits or adjusted earnings for 2019, as calculated on substantially the same basis as the Company’s financial results press release for 2018, or (ii) the Company achieves improvement or percentage growth in gross revenue or total transaction volumes for any product for 2019 as compared to 2018 over any of its peer group members or industry measures, as reported in the Company’s 2019 financial results press release, in each case calculated on substantially the same basis as in the Company’s financial results press release for 2018 and compared to the most recently available peer group information or industry measures, in each case subject to any appropriate corporate adjustment to reflect stock splits, reverse stock splits, mergers, spin offs or any other extraordinary corporate transactions in accordance with the Incentive Plan, the Equity Plan and the Participation Plan, as applicable. As each of the Company’s executive officers also provide services to certain of our operating partnerships and subsidiaries, potential bonuses for 2019 are also on behalf of all such operating partnerships and subsidiaries, as may be applicable.

The Compensation Committee determined that the payment of any such amount may be in the form of cash, shares of Class A common stock, limited partnership units or other equity or partnership awards permitted under our Equity Plan, the Participation Plan, or otherwise. The extent determined to reflect the portion of an executive officer’s compensation related to services performed for a particular subsidiary or affiliate, as noted above, the cost of compensation awarded under any of the BGC Compensation Plans, or, as applicable, the Newmark Compensation Plans, shall be borne by such operating partnership or subsidiary. The Committee, in its sole and absolute discretion, retained the right to reduce the amount of any Incentive Plan bonus payment based upon any factors it determines, including whether and the extent to which the Performance Goals or any other corporate, as well as individual, performance objectives have been achieved. The Committee further retains discretion to authorize bonuses and other awards to the Participating Executives regardless of whether or not such bonuses and awards are tax deductible under tax law in effect at the time of such bonuses and awards.

Equity Plan and Participation Plan Awards

It is the Compensation Committee’s general policy to award restricted stock, exchange rights, awards that are repurchased for cash, which we refer to as “cash settlement awards,” and other equity or partnership awards to our executive officers in order to align their interests with those of our long-term investors and to help attract and retain qualified individuals. Our Equity Plan permits the Committee to grant restricted stock, stock options, stock appreciation rights, deferred stock such as RSUs, bonus stock, performance awards, dividend equivalents, and other stock-based awards, including to provide exchange rights for shares of our Class A common stock and cash settlement awards relating to BGC Holdings limited partnership units. The Participation Plan provides for the grant or sale of BGC Holdings limited partnership units. The total number of BGC Holdings limited partnership units issuable under the Participation Plan will be determined from time to time by our Board of Directors, provided that exchange rights or cash settlement awards relating to units may only be granted pursuant to other stock-based awards granted under our Equity Plan. Partnership units in BGC Holdings (other than NPSUs) are entitled to participate in preferred or quarterly partnership distributions from BGC Holdings and (other than Preferred Units (as defined below) and NPSUs) are eligible to be made exchangeable for shares of Class A common stock. We view these incentives as an effective tool in motivating, rewarding and retaining our executive officers.

Our Compensation Committee retains the right to grant a combination of forms of such awards under our Equity Plan and the Participation Plan to executive officers as it considers appropriate or to differentiate among executive officers with respect to different types of awards. The Committee has also granted authority to Mr. Lutnick, our Chairman of the Board of Directors and Chief Executive Officer, to grant awards to non-executive officer employees of our Company under the Equity Plan and the Participation Plan and to establish sub-plans for such persons.

In addition, our executive officers and other employees may also be offered the opportunity to purchase limited partnership units. The Compensation Committee and Mr. Lutnick will have the discretion to determine the price of any purchase right for partnership units, which may be set at preferential or historical prices that are less than the prevailing market price of our Class A common stock.

Our Compensation Committee has also established special quarterly award opportunities under our Equity Plan for the grant of exchange rights and/or cash settlement awards under the Equity Plan relating to outstanding non-exchangeable limited partnership units awarded under the Participation Plan. The Committee establishes specified performance goals for the quarter similar to the annual opportunities under the Incentive Plan. In each case, such quarterly award opportunities are subject to the Committee’s determination of whether such goals have been met and the Committee’s exercise of negative discretion. Although the quarterly performance goals were met with respect to all four quarters of 2018, the Committee elected not to grant any quarterly awards or exchange rights under our Equity Plan.

Timing of Awards

Equity and partnership awards to our executive officers that are in payment of Incentive Plan or discretionary bonuses are typically granted annually in conjunction with our Compensation Committee’s review of Company and individual performance of our executive officers, although interim grants may be considered and approved from time to time. The Committee’s annual review generally takes place at year-end meetings, which are generally held in January or February of each year, although the reviews may be held at any time and from time to time throughout the year. From time to time, grants to executive officers may be made on a mid-year or other basis in the event of business developments, changing compensation requirements or other factors, in the discretion of the Committee.

Our policy in recent years has generally been to award year-end grants to executive officer recipients by the end of the calendar year or shortly thereafter, with grants to non-executive employees occurring closer to the end of the first quarter of the following year. Grants, if any, to newly hired employees are effective on the first day of the quarter following the employee’s first day of employment. In addition, from time to time the Company may offer compensation enhancements or modifications to employees that it does not offer to its executive officers.

The exercise price of all stock options is set at the closing price of our Class A common stock on Nasdaq on the date of grant. As discussed above, with respect to limited partnership units and other equity or partnership awards, grants may be made based on a dollar value, with the number of units or shares determined by reference to the market price of our Class A common stock on the date of grant, or based on a specified number of awards.

NPSU Grants and Related Replacement and Exchange Right Grants

During 2015, 2016, 2017 and 2018, the Compensation Committee has made additional discretionary NPSU awards to certain of our executive officers. The Committee granted the following NPSUs and replaced such NPSUs with other partnership units in calendar 2016, 2017, 2018 and 2019:

2015 Year-End Compensation: On February 24, 2016, in connection with the year-end compensation process, the Compensation Committee granted 1,500,000 BGC Holdings NPSUs to Mr. Lutnick, 2,000,000 BGC Holdings NPSUs to Mr. Lynn, 1,000,000 BGC Holdings NPSUs to Mr. Merkel and 75,000 BGC Holdings NPSUs to Mr. Windeatt. Replacement of NPSUs with non-exchangeable BGC Holdings PSUs/PPSUs for Messrs. Lutnick and Merkel and with non-exchangeable LPUs/PLPUs for Messrs. Lynn and Windeatt were determined to be (i) 25% per year with respect to NPSUs granted in 2016; (ii) 25% of the previously awarded NPSUs currently held by Messrs. Lutnick and Lynn based upon the original issuance date (the first 25% having already been replaced); and (iii) 25% per year of the current balance of NPSUs previously awarded to Mr. Merkel, provided that, with respect to all of the foregoing, such future replacements were subject to the approval of the Committee (with such approval process amended in 2017 as described below). The grant of exchange rights with respect to such PSUs/PPSUs and LPUs/PLPUs will be determined in accordance with the Company’s practices when determining discretionary bonuses or awards, and any grants of exchangeability shall be subject to the approval of the Committee.

2016 Amendments to Merkel NPSUs: On November 7, 2016, the Compensation Committee approved a grant of 200,000 non-exchangeable BGC Holdings PSUs/PPSUs to Mr. Merkel in replacement of 200,000 BGC Holdings NPSUs previously granted to him on or about each of the following dates, provided that the Company and its affiliates earn, in aggregate, at least $25 million in gross revenues in the calendar quarter in which the PSUs/PPSUs are to be granted: (i) December 1, 2016 and (ii) each March 31 of 2017 through 2020 (for an aggregate total of 1,000,000 non-exchangeable BGC Holdings PSUs/PPSUs). In connection with the foregoing, Mr. Merkel agreed to surrender a total of 1,714,826 previously granted BGC Holdings NPSUs.

Each grant of such non-exchangeable BGC Holdings PSUs/PPSUs is subject to Mr. Merkel’s continued employment and compliance with the Partnership Agreement as of the applicable grant date. The number of PSUs and PPSUs issuable on each grant date shall be determined by reference to the then-applicable practices for U.S.-based partners when determining the proportionality of PSUs/PPSUs (currently 55% in PSUs and 45% in PPSUs). The determination price of the PPSUs upon grant shall be the closing price of our Class A common stock on the applicable grant dates. In addition to the foregoing grants of PSUs/PPSUs in replacement of NPSUs, the Compensation Committee granted: (i) effective November 7, 2016, exchange rights with respect to 110,000 of Mr. Merkel’s previously issued non-exchangeable BGC Holdings PSUs and 90,000 of Mr. Merkel’s previously issued non-exchangeable BGC Holdings PPSUs, and (ii) effective on or about each February 28 of 2017 through 2020, exchange rights for 200,000 of Mr. Merkel’s then non-exchangeable BGC Holdings PSU/PPSUs (the proportion of PSUs to PPSUs shall be in accordance with their issuance), subject to Mr. Merkel’s continued employment and compliance with the Partnership Agreement as of the applicable exchangeability date (for an aggregate total of 1 million exchangeable BGC Holdings PSUs/PPSUs).

The Compensation Committee also agreed to the repurchase by the Company of (i) 110,000 exchangeable BGC Holdings PSUs for an aggregate of $952,600, based on the closing price of the Company’s Class A common stock on November 7, 2016, and (ii) 90,000 exchangeable BGC Holdings PPSUs for an aggregate of $773,599, at the weighted-average determination price for such PPSUs at the time of grant, which was $8.60 per unit.

Consistent with the previously approved schedule, effective February 28, 2017, the Compensation Committee approved (i) the grant of exchange rights with respect to 110,000 BGC Holdings PSUs and 90,000 BGC Holdings PPSUs held by Mr. Merkel and (ii) the Company’s redemption for cash of such 110,000 BGC Holdings PSUs at the average price that the Company received for sales of Class A common stock sold under the Controlled Equity Offering sales program on the date of approval, less 2%, for an aggregate of $1,216,911, and such 90,000 BGC Holdings PPSUs at the applicable determination price of $9.41 per PPSU, for an aggregate of $847,033.

Additionally, consistent with the previously approved schedule, effective February 28, 2018, the Compensation Committee approved (i) the grant of exchange rights with respect to 110,000 BGC Holdings PSUs and 90,000 BGC Holdings PPSUs held by Mr. Merkel and (ii) the Company’s exchange for cash of such 110,000 PSUs at the average price that the Company received for sales of Class A common stock sold under the Controlled Equity Offering sales program on the date of sale, April 2, 2018, less 2%, and such 90,000 BGC Holdings PPSUs at the applicable determination price of $11.36 per PPSU, for an aggregate of $2,428,920. The foregoing transactions also applied to the ratable portion of the Newmark Holdings interests or units that Mr. Merkel held in association with such exchanged or redeemed non-exchangeable BGC Holdings PSUs and non-exchangeable BGC Holdings PPSUs.

Further, consistent with the previously approved schedule, effective February 28, 2019, as to Mr. Merkel, 110,000 non-exchangeable BGC Holdings PSUs were redeemed for zero, 90,000 non-exchangeable BGC Holdings PPSUs at the determination price of $6.26 per PPSU (totaling $563,400) were redeemed, 50,000 non-exchangeable Newmark Holdings PSUs were redeemed for zero, and 40,909 non-exchangeable Newmark Holdings PPSUs at a determination price of $10.70 per PPSU (totaling $437,727) were redeemed and Mr. Merkel was issued 93,560 shares of BGC Class A common stock and 42,864 shares of Newmark Class A common stock in connection therewith, less applicable taxes and withholdings. These BGC shares were repurchased by the Company on March 27, 2019 at a price of $5.30 per share.

In addition, under terms previously approved by the Compensation Committee, Mr. Merkel received an award of 110,000 non-exchangeable BGC Holdings PSUs and 90,000 non-exchangeable BGC Holdings PPSUs with a determination price of $6.26 per unit, effective March 31, 2018.

Further, consistent with the previously approved schedule, on or about March 31, 2019, Mr. Merkel received an award of 110,000 non-exchangeable BGC Holdings PSUs, 90,000 non-exchangeable BGC Holdings

PPSUs with a determination price of $5.31, 50,000 non-exchangeable Newmark Holdings PSUs, and 40,909 non-exchangeable Newmark Holdings PPSUs with a determination price of $10.70.

2016 Lynn Grants in Connection with New Deed: On December 14, 2016, in connection with his execution of the New Lynn Deed (defined below) and a related letter agreement, the Compensation Committee granted 1,000,000 BGC Holdings NPSUs and 3,500,000 non-exchangeable BGC Holdings LPUs to Mr. Lynn effective as of October 1, 2016. The 1,000,000 BGC Holdings NPSUs shall be replaced by non-exchangeable BGC Holdings LPUs ratably (in installments of 250,000 each) effective October 1 of 2017, 2018, 2019 and 2020, subject to the terms of the letter agreement, including the Revenue Requirement (as defined below). See “Executive Compensation—Potential Payments Upon Change in Control—Employment Agreements and Deeds of Adherence—Shaun D. Lynn Agreements.”

Consistent with the previously approved schedule above, effective October 1, 2017, the Compensation Committee approved the replacement of 250,000 of Mr. Lynn’s BGC Holdings NPSUs with 250,000 non-exchangeable BGC Holdings LPUs.

In addition, consistent with the previously approved schedule, effective October 1, 2018, 250,000 BGC Holdings NPSUs and 113,636 Newmark Holdings NPSUs held by Mr. Lynn were cancelled and replaced by 250,000 non-exchangeable BGC Holdings LPUs and 113,636 non-exchangeable Newmark Holdings LPUs.

2016 Year-End Compensation: On January 31, 2017, in connection with 2016 year-end compensation, certain previous awards of BGC Holdings NPSUs vesting on January 1, 2017 were replaced with non-exchangeable BGC Holdings PSUs/PPSUs (for Mr. Lutnick) and non-exchangeable BGC Holdings LPUs/PLPUs (for Messrs. Lynn and Windeatt), all effective January 1, 2017, with the determination price of each PPSU and PLPU based on the closing price of our Class A common stock on December 30, 2016, which was $10.23. As a result, effective as of January 1, 2017, (a) 2,375,000 of Mr. Lutnick’s BGC Holdings NPSUs were replaced with 1,710,000 non-exchangeable BGC Holdings PSUs and 665,000 non-exchangeable BGC Holdings PPSUs; (b) 750,000 of Mr. Lynn’s BGC Holdings NPSUs were replaced with 540,000 non-exchangeable BGC Holdings LPUs and 210,000 non-exchangeable BGC Holdings PLPUs; and (c) 18,750 of Mr. Windeatt’s BGC Holdings NPSUs were replaced with 13,500 non-exchangeable BGC Holdings LPUs and 5,250 non-exchangeable BGC Holdings PLPUs.

In January 2017, the requirement of further approval of the Compensation Committee to replace the BGC Holdings NPSUs as described above was amended and changed into the requirement that the Company, inclusive of affiliates thereof, earn, in aggregate, at least $5 million in gross revenues in the calendar quarter in which the applicable award of non-exchangeable BGC Holdings PSUs/PPSUs/LPUs/PLPUs is to be granted, and such executive remaining an employee or member of an affiliate of BGC and having complied at all times with his applicable employment or membership agreement and the Partnership Agreement as of the applicable grant date (collectively, the “Revenue Requirement”).

2017 Previously Approved Exchanges: In early 2018, certain previous awards of BGC Holdings NPSUs approved by the Compensation Committee in 2017 or earlier vesting in early 2018 were replaced with non-exchangeable BGC Holdings PSUs/PPSUs (for Mr. Lutnick) and non-exchangeable BGC Holdings LPUs/PLPUs (for Messrs. Lynn and Windeatt) as follows: (i) 2,187,879 BGC Holdings NSPUs held by Mr. Lutnick were cancelled and replaced by 1,575,273 BGC Holdings PSUs and 612,606 BGC Holdings PPSUs at a determination price of $7.88 per unit, effective January 1, 2018; (ii) 750,000 BGC Holdings NSPUs held by Mr. Lynn were cancelled and replaced by 540,000 BGC Holdings LPUs, and 210,000 BGC Holdings PLPUs at a determination price of $7.88 per unit, effective January 1, 2018; (iii) as noted above, Mr. Merkel received an award of 110,000 non-exchangeable BGC Holdings PSUs and 90,000 non-exchangeable BGC Holdings PPSUs with a determination price of $6.26 per unit, effective April 1, 2018; and (iv) 18,750 BGC Holdings NSPUs held by Mr. Windeatt were cancelled and replaced by 13,500 BGC Holdings LPUs, and 5,250 BGC Holdings PLPUs at a determination price of $7.88 per unit, effective January 1, 2018, as well as 100,000 BGC Holdings NLPUs held by Mr. Windeatt were cancelled and replaced by 100,000 BGC Holdings LPUs, effective April 1, 2018, as described below. The foregoing replacement transactions also applied to the ratable portions of the Newmark Holdings interests or units that each of Messrs. Lutnick, Lynn and Windeatt held in association with such BGC Holdings NPSUs and NPLUs, as applicable.

In addition, consistent with the previously approved schedule, effective January 1, 2019, 750,000 BGC Holdings NSPUs and 340,909 Newmark Holdings NPSUs held by Mr. Lynn were cancelled and replaced by 540,000 non-exchangeable BGC Holdings LPUs, 210,000 non-exchangeable BGC Holdings PLPUs at a determination price of $5.17 per unit, 245,454 non-exchangeable Newmark Holdings LPUs, and 95,454 non-exchangeable Newmark Holdings PLPUs at a determination price of $7.85 per unit.

2017 Windeatt Grants in Connection with New Deed: On January 31, 2017, in connection with his execution of the New Windeatt Deed (defined below) and a related letter agreement, the Compensation Committee granted 400,000 BGC Holdings NPSUs and 100,000 BGC Holdings LPSUs to Mr. Windeatt effective as of February 24, 2017. The 400,000 BGC Holdings NPSUs shall be replaced by BGC Holdings LPUs ratably (in installments of 100,000 each) on or about each April 1 of 2018, 2019, 2020, and 2021, subject to the terms of the letter agreement, including the Revenue Requirement. See “Executive Compensation—Potential Payments Upon Change in Control—Employment Agreements and Deeds of Adherence—Sean A. Windeatt Agreements.”

Consistent with the previously approved schedule above, effective April 1, 2018, the Compensation Committee approved the replacement of 100,000 of Mr. Windeatt’s BGC Holdings NPSUs with 100,000 non-exchangeable BGC Holdings LPUs. The foregoing replacement transaction also applied to the ratable portion of the Newmark Holdings interests or units that Mr. Windeatt held in association with such BGC Holdings NPSUs.

In addition, consistent with the previously approved schedule, effective as of January 1, 2019, 18,750 BGC Holdings NSPUs and 8,523 Newmark Holdings NPSUs held by Mr. Windeatt have been cancelled and replaced by 13,500 non-exchangeable BGC Holdings LPUs and 5,250 non-exchangeable BGC Holdings PLPUs at a determination price of $5.17 per unit, 6,136 non-exchangeable Newmark Holdings LPUs, and 2,386 non-exchangeable Newmark Holdings PLPUs at a determination price of $7.85.

In addition, consistent with the previously approved schedule, effective April 1, 2019, 100,000 BGC Holdings NLPUs and 45,455 Newmark Holdings NLPUs held by Mr. Windeatt were cancelled and replaced by 100,000 non-exchangeable BGC Holdings LPUs and 45,455 non-exchangeable Newmark Holdings LPUs.

With respect to all of such awards, any grant of exchange rights with respect to any PSUs/PPSUs and LPUs/PLPUs issued in replacement of NPSUs will be determined in accordance with the Company’s practices when determining discretionary bonuses or awards, and any grants of exchangeability shall be subject to the approval of the Compensation Committee. In addition, upon the signing of any agreement that would result in a “Change in Control” (as defined in the Amended and Restated Change in Control Agreements entered into by Messrs. Lutnick and Merkel and the applicable Deeds of Adherence entered into by Messrs. Lynn and Windeatt), (1) any NPSUs held by the foregoing executives shall be replaced by exchangeable PSUs/PPSUs or LPUs/PLPUs (i.e., such PSUs and LPUs shall be exchangeable for shares of Class A common stock and PPSUs and PLPUs shall be exchangeable for cash), and (2) any non-exchangeable BGC Holdings PSUs/PPSUs and LPUs/PLPUs held by the foregoing executives shall become immediately exchangeable, which exchangeability may be exercised in connection with such “Change in Control,” except that, with respect to (1) and (2), 9.75% of Mr. Lynn’s and Mr. Windeatt’s LPUs/PLPUs shall be deemed to be redeemed for zero in proportion to such exchanges of LPUs/PLPUs in accordance with the customary LPU/PLPU structure. See “Executive Compensation—Potential Payments Upon Change in Control—Change in Control Agreements,” “Executive Compensation—Potential Payments Upon Change in Control—Employment Agreements and Deeds of Adherence” and “Executive Compensation—Potential Payments Upon Change in Control—Lutnick Newmark Change in Control Agreement” for more information.

As of March 31, 2019, the executive officers currently have the following BGC Holdings NPSUs outstanding: Mr. Lutnick: 0, Mr. Lynn: 1,000,000, Mr. Merkel: 0, Mr. Windeatt: 318,750; Mr. Galvin: 0; and Mr. McMurray: 0.

2018 Newmark NPSU Awards to Mr. Lutnick

On February 22, 2019, the Newmark Compensation Committee granted 500,000 Newmark Holdings NPSUs and 500,000 Newmark Holdings NPPSUs effective April 1, 2019 to Mr. Lutnick. These units will become non-exchangeable Newmark Holdings PSUs and PPSUs (based on a determination price of $10.05 per unit) ratably over 4 years (on each anniversary) as follows:

•

Replacement of NPSUs with PSUs: On or about each April 1 of 2020, 2021, 2022, and 2023, Newmark shall grant Mr. Lutnick an aggregate award of 125,000 non-exchangeable PSUs in replacement of 125,000 of the above NPSUs, provided that (i) Newmark, inclusive of its affiliates, earns, in aggregate, at least $5 million in gross revenues in the calendar quarter in which the applicable award of PSUs is to be granted and (ii) except in the event of death prior to the applicable grant date, the applicable recipient remains an employee of the Company or an affiliate thereof and has at all times remained in compliance with the Newmark Holdings Limited Partnership Agreement.

•

Replacement of NPPSUs with PPSUs: On or about each April 1 of 2020, 2021, 2022, and 2023, Newmark shall grant Mr. Lutnick an aggregate award of 125,000 non-exchangeable PPSUs in replacement of 125,000 of the above NPPSUs (which, upon replacement, shall be cancelled and no longer exist), provided that (i) Newmark, inclusive of its affiliates, earns, in aggregate, at least $5 million in gross revenues in the calendar quarter in which the applicable award of PPSUs is to be granted and (ii) except in the event of death prior to the applicable grant date, the applicable recipient remains an employee of Newmark or an affiliate thereof and has at all times remained in compliance with the Newmark Holdings Limited Partnership Agreement.

Global Partnership Restructuring Program

Beginning at the end of the second quarter of 2013, we initiated an ongoing global partnership redemption and compensation restructuring program (the “Global Partnership Restructuring Program”) to enhance our employment arrangements by leveraging our unique partnership structure. Under the Global Partnership Restructuring Program, participating partners have generally agreed to extend the lengths of their employment agreements, to accept a larger portion of their compensation in limited partnership units and to other contractual modifications sought by us. Also as part of this program, we have redeemed limited partnership units for cash and/or other units or shares of stock, including restricted stock (subject to accelerated lapse of restrictions on transferability), and granted exchange rights relating to certain non-exchangeable units. The Global Partnership Restructuring Program allows us to reward those who provide service to us and our subsidiaries, and to provide enhanced retention incentives to such employees, reduce our fully diluted share count and allow us to take advantage of certain tax efficiencies.

The shares of restricted stock previously granted to the executive officers generally have all of the rights of a holder of shares of Class A common stock. The shares of restricted stock will become transferable in 10 years, subject to acceleration. The shares of restricted stock are not subject to continued employment or service with the Company or any of its affiliates or subsidiaries or other risk of forfeiture, except that the shares are subject to forfeiture (if not then already transferable) if the executive officer competes during his service or employment term or during the four years thereafter.

2017 Unit Redemptions and Exchanges

On January 31, 2017, the Compensation Committee approved the acceleration of the lapse of restrictions on transferability with respect to 167,654 shares of our restricted stock held by Mr. Lynn. On the same date, the

Company repurchased the shares from Mr. Lynn at $11.07 per share, the closing price of our Class A common stock on such date. In connection with such transaction, 25,156 of Mr. Lynn’s non-exchangeable BGC Holdings LPUs were redeemed for zero. In addition, on January 31, 2017, the Committee redeemed for cash 180,115 of Mr. Lynn’s non-exchangeable BGC Holdings LPUs at the average price that the Company received for sales of our Class A common stock sold under the Controlled Equity Offering sales program on the date of approval, less 2%, for an aggregate of $1,958,641, and 70,045 non-exchangeable BGC Holdings PLPUs at a determination price of $6.51, for an aggregate of $455,993. In connection with such redemptions from Mr. Lynn, 9,480 of his non-exchangeable BGC Holdings LPUs and 3,687 of his non-exchangeable BGC Holdings PLPUs at a determination price of $6.51 were redeemed for zero.

Under terms previously approved by the Compensation Committee, Mr. Merkel received exchangeability on 110,000 non-exchangeable BGC Holdings PSUs and 90,000 non-exchangeable BGC Holdings PPSUs with a determination price of $9.41 per unit, on or about February 28, 2017. For further details regarding our award of such non-exchangeable BGC Holdings PSUs and PPSUs and on our repurchase of units held by Mr. Merkel, see “—NPSU Grants and Related Replacement and Exchange Right Grants.”

On January 31, 2017, the Compensation Committee approved the redemption for cash of 46,469 of Mr. Windeatt’s non-exchangeable BGC Holdings LPUs at $10.87 per unit based on the average proceeds of the sale of shares of our Class A common stock under our Controlled Equity Offering less 2%, for an aggregate of $505,322, 14,866 non-exchangeable BGC Holdings PLPUs were redeemed at a determination price of $6.51 per PLPU, for an aggregate of $96,778, and 3,206 non-exchangeable BGC Holdings PLPUs were redeemed at a determination price of $7.83 per unit, for an aggregate of $25,103. In connection with these transactions, 2,902 non-exchangeable BGC Holdings LPUs, 782 non-exchangeable BGC Holdings PLPUs with a determination price of $6.51, and 347 non-exchangeable BGC Holdings PLPUs with a determination price of $7.38 were redeemed for zero.

On the same date, the Compensation Committee approved the redemption for cash of certain of Mr. McMurray’s non-exchangeable BGC Holdings LPUs and non-exchangeable BGC Holdings PLPUs effective April 1, 2017. On April 1, 2017, the Company redeemed 17,115 of Mr. McMurray’s non-exchangeable BGC Holdings LPUs for an aggregate of $188,634, based on the average price that the Company received for sales of our Class A common stock sold under the Controlled Equity Offering sales program on such date, less 2%. The Company also redeemed 6,656 non-exchangeable BGC Holdings PLPUs at a determination price of $11.07 per unit, for an aggregate of $73,682. In connection with the redemption from Mr. McMurray, 1,849 of his non-exchangeable BGC Holdings LPUs and 719 of his non-exchangeable BGC Holdings PLPUs with a determination price of $11.07 were redeemed for zero.

On December 19, 2017, Newmark, which had previously been a wholly owned subsidiary of the Company, completed its IPO. In connection with the separation which was completed prior to the IPO, Newmark Holdings limited partnership interests, Newmark Holdings founding partner interests, Newmark Holdings working partner interests and Newmark Holdings limited partnership units were distributed to holders of BGC Holdings limited partnership interests, BGC Holdings founding partner interests, BGC Holdings working partner interests and BGC Holdings limited partnership units in proportion to such interests of BGC Holdings held by such holders immediately prior to the separation. See “Executive Compensation—Introduction—Newmark IPO, Seperation Transaction and Spin-Off and its Effect on BGC’s Compensation” for more information on the Newmark separation and its effect on the Company’s compensation. Due to such distribution of Newmark Holdings interests and units to holders of BGC Holdings interests and units in connection with Newmark’s separation, after December 13, 2017, any BGC Holdings related interests or units that existed as of such date also included 0.454545 of a Newmark Holdings related interests or units, as applicable, and any redemption or exchange of a BGC Holdings related interests or units, including those described above and below, prior to the Spin-Off also included the redemption or exchange of the associated ratable portion of a Newmark Holdings related interests or units.

On February 16, 2018, the Compensation Committee approved the exchangeability and redemption for cash of certain of Mr. Lynn’s non-exchangeable BGC Holdings LPUs and non-exchangeable BGC Holdings PLPUs. As a result, on April 2, 2018, the Compensation Committee redeemed for cash 298,856 of Mr. Lynn’s non-exchangeable BGC Holdings LPUs at the average price that the Company received for sales of our Class A common stock sold under the Controlled Equity Offering sales program on the date of such redemption, less 2% (which was $13.07), and 116,222 non-exchangeable BGC Holdings PLPUs at a determination price of $6.51, for an aggregate of $4,662,516. In connection with such redemptions from Mr. Lynn, 32,286 of his non-exchangeable BGC Holdings LPUs and 12,556 of his non-exchangeable BGC Holdings PLPUs at a determination price of $6.51 were redeemed for zero. The foregoing exchangeability transactions also applied to the ratable portion of Newmark Holdings interests, or units that Mr. Lynn held in association with such exchanged or redeemed non-exchangeable BGC Holdings LPUs and non-exchangeable BGC Holdings PLPUs.

On February 16, 2018, the Compensation Committee approved the exchangeability and redemption for cash of certain of Mr. Merkel’s non-exchangeable BGC Holdings PSUs and non-exchangeable BGC Holdings PPSUs. As a result, on April 2, 2018, the Compensation Committee exchanged for cash 51,646 of Mr. Merkel’s non-exchangeable BGC Holdings PSUs at the average price that the Company received for sales of our Class A common stock sold under the Controlled Equity Offering sales program on such date, less 2% (which was $12.79), and 42,256 non-exchangeable BGC Holdings PPSUs at a determination price of $8.40, for an aggregate of $1,015,324. The Committee had also previously approved the exchangeability and redemption for cash of 110,000 of Mr. Merkel’s non-exchangeable BGC Holdings PSUs and 90,000 of Mr. Merkel’s non-exchangeable BGC Holdings PPSUs at the grant price of $11.36 per unit on or about February 28, 2018. As a result, on April 2, 2018, the Committee exchanged for cash such 110,000 non-exchangeable BGC Holdings PSUs at the average price that the Company received for sales of our Class A common stock sold under the Controlled Equity Offering sales program on such date, less 2% (which was $12.79), and such 90,000 non-exchangeable BGC Holdings PPSUs for cash at the price of $11.36 per unit, for total cash proceeds of $2,428,920. The foregoing exchangeability transactions also applied to the ratable portion of the Newmark Holdings interests or units that Mr. Merkel held in association with such exchanged or redeemed non-exchangeable BGC Holdings PSUs and non-exchangeable BGC Holdings PPSUs. In addition, under terms previously approved by the Committee, Mr. Merkel received an award of 110,000 non-exchangeable BGC Holdings PSUs and 90,000 non-exchangeable BGC Holdings PPSUs with a determination price of $6.26 per unit, effective April 1, 2018. See “—NPSU Grants and Related Replacement and Exchange Right Grants” for further details on NPSU grants and the Committee’s prior approval of exchangeability of such grants.

On February 16, 2018, the Compensation Committee approved the exchangeability and redemption for cash of certain of Mr. Windeatt’s non-exchangeable BGC Holdings LPUs and non-exchangeable BGC Holdings PLPUs. As a result, on April 2, 2018, the Committee redeemed for cash 54,865 of Mr. Windeatt’s non-exchangeable BGC Holdings LPUs at the average price that the Company received for sales of our Class A common stock sold under the Controlled Equity Offering sales program on the date of such redemption, less 2% (which was $13.07), and 21,337 non-exchangeable BGC Holdings PLPUs at a determination price of $7.83, for an aggregate of $884,129. In connection with such redemptions from Mr. Windeatt, 5,927 of his non-exchangeable BGC Holdings LPUs and 2,305 of his non-exchangeable BGC Holdings PLPUs at a determination price of $7.83 were redeemed for zero. The foregoing exchangeability transactions also applied to the ratable portion of the Newmark Holdings interests or units that Mr. Windeatt held in association with such exchanged or redeemed non-exchangeable BGC Holdings LPUs and non-exchangeable BGC Holdings PLPUs.

On February 16, 2018, the Compensation Committee approved the exchangeability and redemption for cash of certain of Mr. McMurray’s non-exchangeable BGC Holdings LPUs and non-exchangeable BGC Holdings PLPUs. As a result, on April 2, 2018, the Committee redeemed for cash 14,076 of Mr. McMurray’s non-exchangeable BGC Holdings LPUs at the average price that the Company received for sales of our Class A common stock sold under the Controlled Equity Offering sales program on such date, less 2% (which was $12.79), and 5,474 non-exchangeable BGC Holdings PLPUs at a determination price of $11.07, for an aggregate of $240,581. In connection with such redemptions from Mr. McMurray, 1,521 of his non-exchangeable BGC

Holdings LPUs and 591 of his non-exchangeable BGC Holdings PLPUs at a determination price of $11.07 were redeemed for zero. The foregoing exchangeability transactions also applied to the ratable portion of the Newmark Holdings interests or units that Mr. McMurray held in association with such exchanged or redeemed non-exchangeable BGC Holdings LPUs and non-exchangeable BGC Holdings PLPUs.

2018 Unit Redemptions and Exchanges

On December 31, 2018, the Compensation Committee approved the monetization of 760,797 BGC Holdings PPSUs held by Mr. Lutnick (which at an average determination price of $6.57 per share on such date, had a value of $5,000,000). On February 1, 2019, the Compensation Committee approved a modification which consisted of the following: (i) the right to exchange 376,651 non-exchangeable BGC Holdings PSUs held by Mr. Lutnick into 376,651 non-exchangeable BGC Holdings partnership units with a capital account (HDUs) (which, based on the closing price of our Class A common stock of $6.21 per share on such date, had a value of $2,339,000); and (ii) the right to exchange for cash 463,969 non-exchangeable BGC Holdings PPSUs held by Mr. Lutnick, for a payment of $2,661,000 for taxes when such PSUs are exchanged into HDUs. To date, Mr. Lutnick has not exercised this right to exchange and has not sold any shares in connection with these rights. PPSUs are not included in our fully-diluted share count.

On December 31, 2018, the Compensation Committee approved the grant of exchange rights to Mr. Lynn with respect to 750,308 non-exchangeable BGC Holdings LPUs (which, at the closing price of $5.17 per share on such date, had a value of $3,879,092) and the exchange for cash (at the average determination price of $3.894 per unit) of 287,888 non-exchangeable BGC Holdings PLPUs for a payment of $1,120,909 for taxes. On February 22, 2019, the Committee approved the grant of exchange rights to Mr. Lynn with respect to an additional 43,131 non-exchangeable BGC Holdings LPUs (which, at the closing price of $6.26 per share on such date, had a value of $270,000) and the exchange for cash (at the average determination price of $4.1239 per unit) of 25,461 non-exchangeable BGC Holdings PLPUs for a payment of $105,000 for taxes. On March 1, 2019, we repurchased for cash 716,079 of Mr. Lynn’s exchangeable BGC Holdings LPUs at $6.109 per unit based on the average proceeds of the sale of shares of our Class A common stock under our Controlled Equity Offering from February 25, 2019 through March 1, 2019 less 1%, for an aggregate of $4,374,553. In connection with these transactions, the remaining 77,360 exchangeable BGC Holdings LPUs were redeemed for zero.

On December 31, 2018, the BGC Compensation Committee approved the cancellation of 113,032 non-exchangeable BGC Holdings PSUs held by Mr. Merkel, and the cancellation of 89,225 non-exchangeable BGC Holdings PPSUs (which had a determination price of $5.36 per unit). In connection with these transactions, we issued $1,062,500 in Class A common stock, less applicable taxes and withholdings at a 45% tax rate, resulting in 113,032 net shares of Class A common stock at a price of $5.17 per share and the payment of $478,123 in cash for taxes. On March 27, 2019, we repurchased an aggregate of 233,172 shares of Class A common stock from Mr. Merkel at a price of $5.30 per share, for an aggregate of $1,235,812.

On December 31, 2018, the Compensation Committee approved the grant of exchange rights to Mr. Windeatt with respect to 139,265 non-exchangeable BGC Holdings LPUs (which at the closing price of $5.17 per share on such date, had a value of $720,000) and the exchange for cash (at the average determination price of $4.388 per unit) of 63,814 non-exchangeable BGC Holdings PLPUs for a payment of $280,002 for taxes. On February 22, 2019, the Compensation Committee approved the grant of exchange rights to Mr. Windeatt with respect to an additional 22,020 non-exchangeable BGC Holdings LPUs (which at the closing price of $6.26 per share on such date, had a value of $137,845) and the exchange for cash (at the average determination price of $5.6457 per unit) of 9,495 non-exchangeable BGC Holdings PLPUs for a payment of $53,606 for taxes. On March 1, 2019, we repurchased for cash 145,560 of Mr. Windeatt’s exchangeable BGC Holdings LPUs at $6.109 per unit based on the average proceeds of the sale of shares of our Class A common stock under our Controlled Equity Offering from February 25, 2019 through March 1, 2019 less 1%, for an aggregate of $889,230. In connection with these transactions, the remaining 15,725 exchangeable BGC Holdings LPUs were redeemed for zero.

2018 Newmark Unit Monetization for Mr. Lutnick

On December 31, 2018, the Newmark Compensation Committee approved the monetization of 898,080 BGC Holdings PPSUs held by Mr. Lutnick (which had an average determination price of $7.65 per unit), and 592,721 Newmark Holdings PPSUs (which had an average determination price of $13.715 per unit), which transactions had an aggregate value of $15,000,000. On February 6, 2019, the Newmark Compensation Committee approved a modification which consisted of the following: (i) the right to exchange 1,131,774 non-exchangeable BGC Holdings PSUs held by Mr. Lutnick into 1,131,774 non-exchangeable BGC Holdings partnership units with a capital account (HDUs) (which, based on the closing price of the BGC Class A common stock of $6.20 per share on such date, had a value of $7,017,000); and (ii) the right to exchange for cash 1,018,390 BGC Holdings non-exchangeable PPSUs held by Mr. Lutnick (which had an average determination price of $7.8388 per unit), for a payment of $7,983,000 in cash for taxes when such PSUs are exchanged into HDUs. To date, Mr. Lutnick has not exercised this right to exchange and has not sold any shares in connection with these rights. PPSUs are not included in our fully-diluted share count. For the avoidance of doubt, the amounts set forth in this paragraph are as approved by the Newmark Compensation Committee and do not reflect the 11/12ths adjustment.

These unit and share monetizations were approved by the Compensation Committees of BGC and Newmark in order to provide liquidity to the executives in accordance with applicable tax and accounting rules, taking into consideration dilution and the retentive impact of the remaining units held by the executives. The February modifications generally reduced the cash paid, were less dilutive and considered by the Compensation Committees to be more retentive.

Standing Policy for Mr. Lutnick

In December 2010, as amended in 2013, the Audit Committee and the Compensation Committee approved a standing policy that gives Mr. Lutnick the same right, subject to certain conditions, to accept or waive opportunities that have previously been offered, or that may be offered in the future, to other executive officers to participate in any opportunity to monetize or otherwise provide liquidity with respect to some or all of their non-exchangeable limited partnership units or to accelerate the lapse of or eliminate any restrictions on transferability with respect to shares of restricted stock. In January 2017, the policy was further amended to include recent executive awards such as transactions that monetize and/or provide liquidity of equity or partnership awards granted to the Company’s executive officers, including the right to exchange non-distribution earning units such as NPSUs into distribution earning units such as PSUs, or convert preferred units such as PPSUs into regular, non-preferred units, such as PSUs, based upon the highest percentage of distribution earning awards and in the same proportion of regular to preferred units held by another executive.

The policy provides generally that Mr. Lutnick shall be treated no less favorably than, and in proportion to, any other executive officer with respect to the change, right or modification of equity or partnership awards, which include, but are not limited to, opportunities (i) to have non-exchangeable units redeemed or replaced by other non-exchangeable units; (ii) to have non-exchangeable units received upon such replacement redeemed by BGC Holdings for cash, or, with the concurrence of Cantor, granted exchange rights for shares of Class A common stock; (iii) to accelerate the lapse of or eliminate any restrictions on transferability with respect to restricted shares of Class A common stock; and (iv) to replace non-distributing units with distributing units and replace preferred units with non-preferred units. The policy may also include exchange of units into HDUs or other units with a capital account and the cancellation or redemption of non-exchangeable units and the issuance of new shares or units.

Under the policy, Mr. Lutnick shall have the right to accept or waive in advance some or all of the foregoing offers of opportunities that the Company may offer to any other executive officer. In each case, Mr. Lutnick’s right to accept or waive any opportunity offered to him to participate in any such opportunity shall be cumulative (and, accordingly, Mr. Lutnick would again have the right to accept or waive the opportunity to participate with respect to such portion previously waived if and when any additional opportunity is offered to any other executive officer) and shall be equal to the greatest proportion of outstanding units and the greatest percentage of shares of restricted stock with respect to which any other executive officer has been or is offered with respect to all of such opportunities. This policy may result in grants to him of exchange rights/cash settlement awards, grants of HDUs or other units with a capital account, the cancellation or redemption of non-exchangeable units and the issuance of new shares or units, or the acceleration of the lapse of restrictions on transferability of shares of restricted stock owned by him if a future triggering event under the policy occurs.

On January 31, 2017, under the policy, the Compensation Committee granted exchange rights with respect to rights available to Mr. Lutnick with respect to some of his of his non-exchangeable BGC Holdings PSUs/PPSUs. Mr. Lutnick elected to waive such rights as a one-time waiver that is not cumulative. Also pursuant to the policy, the Committee further approved a grant of 325,000 non-exchangeable BGC Holdings PSUs to Mr. Lutnick, in replacement of 325,000 of his BGC Holdings NPSUs, and a grant of 1,661,600 non-exchangeable BGC Holdings PSUs in replacement of his 1,661,600 non-exchangeable BGC Holdings PPSUs, for an aggregate total of 1,986,600 non-exchangeable BGC Holdings PSUs, effective as of January 1, 2017, which were all of the rights available to him at such time.

In addition, on February 16, 2018, under the policy, the Compensation Committee granted exchange rights with respect to rights available to Mr. Lutnick with respect to all of his non-exchangeable BGC Holdings PSUs/PPSUs (other than those issued in connection with 2017 year-end compensation). Mr. Lutnick elected to waive such rights as a one-time waiver with future opportunities to exchange to be cumulative. In addition, under the policy, all of Mr. Lutnick’s remaining BGC Holdings NPSUs were cancelled and replaced with BGC Holdings PSUs/PPSUs, effective as of January 1, 2018, due to Mr. Lutnick having had the right to make all of his partnership units exchangeable under the policy. Following this transaction, the number of Mr. Lutnick’s units for which he waived exchangeability was 8,400,683 non-exchangeable BGC Holdings PSUs and 1,437,292 non-exchangeable BGC Holdings PPSUs with future opportunities to exchange to be cumulative. Also pursuant to the policy, the Committee further approved a grant of 1,137,626 non-exchangeable BGC Holdings PSUs and a grant of 474,495 non-exchangeable BGC Holdings PPSUs to Mr. Lutnick, in replacement of 1,612,121 of his BGC Holdings NPSUs, effective as of January 1, 2018, which were all of the rights available to him at such time. As described above, the foregoing transactions shall also apply to the ratable portion of Newmark Holdings interests or units that Mr. Lutnick held in association with such BGC Holdings NPSUs and BGC Holdings PSUs/PPSUs.

On February 22, 2019, under the BGC standing policy, our Compensation Committee granted exchange rights with respect to rights available to Mr. Lutnick. Mr. Lutnick elected to waive such rights one-time with such future opportunities to exchange to be cumulative. The number of Mr. Lutnick’ s units for which he waived exchangeability is 2,180,565 non-exchangeable BGC Holdings PSUs and 8,927 non-exchangeable BGC Holdings PPSUs with an aggregate determination amount of $62,043.

On February 22, 2019, under the Newmark standing policy, the Newmark Compensation Committee granted exchange rights with respect to rights available to Mr. Lutnick. Mr. Lutnick elected to waive such rights one-time with such future opportunities to exchange to be cumulative. The number of Mr. Lutnick’ s units for which he waived exchangeability is 8,502,802 non-exchangeable BGC Holdings PSUs and 176,518 non-exchangeable BGC Holdings PPSUs with an aggregate determination amount of $1,354,784.

2017 Lutnick Unit Redemption and Stock Grant

On March 11, 2018, as part of 2017 year-end compensation, the Compensation Committee authorized the Company to issue Mr. Lutnick $30.0 million of our Class A common stock, less applicable taxes and withholdings, based on a price of $14.33 per share, which was the closing price of our Class A common stock on the trading day prior to the date of issuance, which resulted in the net issuance of 979,344 shares of our Class A common stock. In exchange, the following equivalent units were redeemed and cancelled: an aggregate of

2,348,479 non-exchangeable limited partnership units of BGC Holdings consisting of 1,637,215 non-exchangeable BGC Holdings PSUs and 711,264 BGC Holdings PPSUs, having various determination prices per unit based on the date of the grant, and associated non-exchangeable limited partnership units of Newmark Holdings consisting of 774,566 of non-exchangeable Newmark Holdings PSUs and 336,499 of non-exchangeable Newmark Holdings PPSUs.

Perquisites

Historically, from time to time, we have provided certain of our executive officers with perquisites and other personal benefits that we believe are reasonable. While we do not view perquisites as a significant element of our executive compensation program, we do believe that they can be useful in attracting, motivating and retaining the executive talent for which we compete. From time to time, these perquisites might include travel, transportation and housing benefits, particularly for executives who live overseas and travel frequently to our other office locations. We believe that these additional benefits may assist our executive officers in performing their duties and provide time efficiencies for them in appropriate circumstances, and we may consider their use in the future. All present or future practices regarding executive officer perquisites will be subject to periodic review and approval by our Compensation Committee. The perquisites and other personal benefits, if any, provided to such executive officers generally have not had an aggregate incremental cost to us per individual that exceeds $10,000.

We offer medical, dental, life insurance, short and long term disability insurance and a 401(k) plan to all employees on a non-discriminatory basis. Medical insurance premiums are charged to employees at varying levels based on total cash compensation, and all of our executive officers were charged at the maximum contribution level in light of their compensation. Certain of our executive officers living in London have in the past received certain additional private medical benefits.

Post-Employment Compensation

Pension Benefits

We do not currently provide pension arrangements or post-retirement health coverage for our employees in the U.S., although we may consider such benefits in the future. For our employees in the U.K., other than executives who are members of the U.K. Partnership, we provide a pension arrangement as required by law.

Retirement Benefits

Our executive officers in the U.S. are generally eligible to participate in our 401(k) contributory defined contribution plan, which we refer to as our “Deferral Plan.” Pursuant to the Deferral Plan, all U.S. eligible employees, including our executive officers, are provided with a means of saving for their retirement. We currently do not match any of our employees’ contributions to our Deferral Plan.

Nonqualified Deferred Compensation

We do not provide any nonqualified deferred compensation plans to our employees, although we may consider such benefits in the future.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, which we refer to as the “CD&A,” set forth in this Proxy Statement with management of the Company and, based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in this Proxy Statement.

Dated: April 29, 2019

THE COMPENSATION COMMITTEE

Stephen T. Curwood, Chairman
William J. Moran
Linda A. Bell

EXECUTIVE COMPENSATION

Summary Compensation Table

(a) Name and Principal Position	(b) Year		(c) Salary ($)	(d) Bonus ($)	(e) Stock Awards (Long Term Incentive Awards from 2014, 2015 and 2016) ($)(2)	(f) Option Awards ($)	(g) Non-Equity Incentive Plan Compensation ($)(3)	(h) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(i) All Other Compensation ($)	(j) Total ($)
Howard W. Lutnick	2018 BGC	(1):	1,000,000	—	5,000,000	—	11,750,000	—	—	17,750,000
Chairman of the Board of Directors and Chief Executive Officer of BGC and Chairman of Newmark	2018 Newmark	(1)	916,700	—	6,902,302	—	4,125,150	—	—	11,944,152

	2018 Total	(1):	1,916,700	—	11,902,302	—	15,875,150	—	—	29,694,152	(1)
	2017	(1)	1,000,000	—	682,290	—	14,000,000	—	—	15,682,290
	2016	(1)	1,000,000	—	—	—	12,750,000	—	—	13,750,000
Shaun D. Lynn,	2018	(1)	1,000,000	—	—	—	7,500,000	—	—	7,500,000
President	2017	(1)	1,000,000	—	—	—	7,500,000	—	—	8,500,000
	2016	(1)	1,000,000	—	—	—	7,250,000	—	—	8,250,000
Stephen M. Merkel,	2018	(1)	1,000,000	—	2,428,920	—	1,750,000	—	—	5,178,920
Executive Vice	2017	(1)	1,000,000	—	2,063,944	—	1,750,000	—	—	4,813,944
President and	2016	(1)	1,000,000	—	2,437,598	—	1,750,000	—	—	5,187,598
General Counsel
Sean A. Windeatt,	2018	(1)	522,280	—	—	—	1,762,695	—	—	2,284,975
Chief Operating	2017	(1)	561,640	—	—	—	1,544,510	—	—	2,106,150
Officer and Interim	2016	(1)	503,240	—	—	—	1,069,385	—	—	1,572,625
Chief Financial
Officer(4)
Sean P. Galvin	2018		123,438	45,000	—	—	—	—	—	168,438
Chief Accounting
Officer(6)
Steven R. McMurray,	2018	(1)	424,353	—	—	—	—	—	—	424,353
Former Chief Financial	2017	(1)	456,332	117,008	—	—	666,948	—	—	1,240,288
Officer(5)	2016	(1)	304,039	—	—	—	534,692	—	—	838,731

(1)

The table includes all compensation paid on behalf of the Company as well as Newmark, where applicable. Compensation for Mr. Lutnick includes separate lines for his BGC stand-alone compensation and 11/12ths of his Newmark stand-alone compensation, representing the portion paid during the period in which Newmark was a subsidiary of BGC. BGC completed the Spin-Off of Newmark on November 30, 2018. The two items are totaled for 2018 for Mr. Lutnick in accordance with SEC rules. For 2019, this table will reflect only BGC compensation.

The table does not include matters for 2108, 2017 and 2016 discussed under the heading “Compensation Discussion and Analysis—Global Partnership Restructuring Program” because the shares granted in the Global Partnership Restructuring Program were fewer than the number of limited partnership units redeemed/exchanged, those units had been granted in partial payment of prior years’ Incentive Plan bonuses that had been reported at full notional value, and the partnership unit and cash payment adjustments described as part of the program were incidental adjustments required by the terms of the partnership unit agreements and the timing of the program in relation to distributions on units.

(2)

2018 amounts for Mr. Lutnick represent the right to monetize certain units granted to Mr. Lutnick in 2014, 2015 and 2016. The $5,000,000 amount in column (e) for Mr. Lutnick for 2018 BGC represents the fair value of (i) the right to exchange 376,651 non-exchangeable BGC Holdings PSUs held by Mr. Lutnick into 376,651 non-exchangeable BGC Holdings partnership units with a capital account (HDUs) (which, based on the closing price of our Class A common stock of $6.21 per share on such date, had a value of $2,339,000); and (ii) the right to exchange for cash 463,969 non-exchangeable BGC Holdings PPSUs held by Mr. Lutnick, for a payment of $2,661,000 for taxes when such PSUs are exchanged for HDUs. These PSUs and PPSUs were granted to Mr. Lutnick in exchange for certain long-term incentive awards in the form of NPSUs granted to Mr. Lutnick in 2014, 2015 and 2016. To date, Mr. Lutnick has not exercised this right to exchange and has not sold any shares in connection with these rights. PPSUs are not included in our fully-diluted share count.

The $6,902,302 amount in column (e) for Mr. Lutnick for 2018 Newmark represents the fair value of (i) the right to exchange 160,645 non-exchangeable BGC Holdings PSUs held by Mr. Lutnick into 160,645 non-exchangeable BGC Holdings partnership units with a capital account (HDUs) (which, based on the closing price of the BGC Class A common stock of $6.20 per share on the date such right was given, had a value of $996,001); and (ii) the right to exchange for cash 749,531 BGC Holdings nonexchangeable PPSUs held by Mr. Lutnick (which had an average determination price of $7.88 per unit) for a payment of $5,906,301 for taxes when the foregoing PPSUs are exchanged. These PSUs and PPSUs were granted to Mr. Lutnick in exchange for certain NPSUs received by Mr. Lutnick in 2014, 2015 and 2016.

In addition, Mr. Lutnick was granted the right to exchange 876,852 nonexchangeable BGC Holdings PSUs into 876,852 non-exchangeable partnership units with a capital account (HDUs) (which, based on the closing price of the BGC Class A common stock of $6.20 per share on the date such right was given, had a value of $5,436,482) and the right to exchange for cash 203,125 BGC Holdings nonexchangeable PPSUs held by Mr. Lutnick (which had an average determination price of $6.95 per unit) for a payment of $1,411,720 for taxes when the foregoing PPSUs are exchanged. These PSUs and PPSUs were issued to Mr. Lutnick in connection with prior year-end compensation grants under the BGC Incentive Plan and were previously included under column (g) at full notional value for the applicable period. To date, Mr. Lutnick has not exercised this right to exchange and has not sold any shares in connection with these rights. PPSUs are not included in our fully-diluted share count.

The $2,428,920 amount in column (e) for Mr. Merkel for 2018 represents (a) 200,000 of Mr. Merkel’s non-exchangeable BGC Holdings PSUs that were made exchangeable and exchanged by the Company at $12.79, which was the average price per unit of the sale proceeds of shares of our Class A common stock under our Controlled Equity Offering on April 2, 2018, which was the date of such exchange, less 2%, totaling $1,406,520, and (b) 90,000 non-exchangeable BGC Holdings PPSUs that were made exchangeable and exchanged by the Company at the weighted-average determination price of $11.36 per unit, totaling $1,022,400, for a total aggregate amount of $2,428,920.

Column (e) does not include the (i) 4,000,000 BGC Holdings NPSUs granted to Mr. Lutnick and 1,000,000 BGC Holdings NPSUs granted to Mr. Lynn in 2015; (ii) 1,500,000 BGC Holdings NPSUs granted to Mr. Lutnick, 3,000,000 BGC Holdings NPSUs granted to Mr. Lynn, 1,000,000 BGC Holdings NPSUs granted to Mr. Merkel, and 75,000 BGC Holdings NPSUs granted to Mr. Windeatt in 2016; (iii) 400,000 BGC Holdings NPSUs granted to Mr. Windeatt in 2017; or (iv) 500,000 NPSUs in Newmark Holdings granted to Mr. Lutnick in 2019 for 2018, in each case, because such NPSUs do not represent a right to acquire shares of Class A common stock and had no grant date fair value for accounting purposes. Of the 4,000,000 BGC Holdings NPSUs granted to Mr. Lutnick in 2014, (i) 2,000,000 were in 2015 replaced by a total of 1,100,000 non-exchangeable BGC Holdings PSUs and 900,000 non-exchangeable BGC Holdings PPSUs; and (ii) 1,000,000 were in 2016 replaced by 720,000 non-exchangeable BGC Holdings PSUs and 280,000 non-exchangeable BGC Holdings PPSUs. Of the 1,000,000 BGC Holdings NPSUs granted to Mr. Merkel in 2014, (i) in 2015, 142,858 were replaced by 78,571 non-exchangeable BGC Holdings PSUs and 64,286 non-exchangeable BGC Holdings PPSUs, of which (a) 5,607 BGC Holdings PSUs and 4,588 BGC Holdings PPSUs were made exchangeable and repurchased by the Company at the average price of shares of our Class A common stock under our Controlled Equity Offering, less 2%, for an aggregate of $91,558; (b) 8,536 BGC Holdings PSUs were made exchangeable and repurchased by the Company at a price of $8.34 per share, the closing price of our Class A common stock on the date the Compensation Committee approved the transaction, for an aggregate of $71,190; and (c) 6,983 BGC Holdings PPSUs were made exchangeable and repurchased by the Company at a price of $9.15 per share, the closing price of our Class A common stock on December 31, 2014, for an aggregate $63,894, for a total aggregate of $226,643; and (ii) in 2016, 142,858 BGC Holdings NPSUs were replaced by 78,571 non-exchangeable BGC Holdings PSUs and 64,286 non-exchangeable BGC Holdings PPUs, of which (a) 60,103 BGC Holdings PSUs were made exchangeable and repurchased by the Company at a price of $6.51 per BGC Holdings PSU, for an aggregate of $391,270; and (b) 49,175 BGC Holdings PPSUs were made exchangeable and repurchased by the Company at a price of $6.51 per BGC Holdings PPSU, for an aggregate of $320,129, for a total aggregate of $711,399. The remaining 714,826 BGC Holdings NPSUs of the 1,000,000 BGC Holdings NPSUs granted to Mr. Merkel in 2014 were surrendered by Mr. Merkel in 2016 (see “—NPSU Grants and Related Replacement and Exchange Right Grants”).

Of the 4,000,000 BGC Holdings NPSUs granted to Mr. Lutnick in 2015, (i) in 2016, 1,000,000 were replaced by 550,000 non-exchangeable BGC Holdings PSUs and 450,000 non-exchangeable BGC Holdings PPSUs, and (ii) in 2017, 1,000,000 were replaced by 720,000 non-exchangeable BGC Holdings PSUs and 280,000 non-exchangeable BGC Holdings PPSUs. Of the 1,000,000 BGC Holdings NPSUs granted to Mr. Lynn in 2015, in each of 2016, 2017, 2018 and 2019, 250,000 were replaced by 180,000 non-exchangeable BGC Holdings LPUs and 70,000 non-exchangeable BGC Holdings PLPUs for an aggregate of 720,000 non-exchangeable BGC Holdings LPUs and 280,000 non-exchangeable BGC Holdings PLPUs.

Of the 1,500,000 BGC Holdings NPSUs granted to Mr. Lutnick in 2016, in 2017, 375,000 were replaced by 270,000 non-exchangeable BGC Holdings PSUs and 105,000 non-exchangeable BGC Holdings PPSUs. Of the 3,000,000 BGC Holdings NPSUs granted to Mr. Lynn in 2016, in each of 2017 and 2018 and 2019, 500,000 were replaced by 360,000 non-exchangeable BGC Holdings LPUs and 140,000 non-exchangeable BGC Holdings PLPUs for an aggregate of 1,080,000 non-exchangeable BGC Holdings LPUs and 420,000 non-exchangeable BGC Holdings PLPUs. Of the 1,000,000 BGC Holdings NPSUs granted to Mr. Merkel in 2016, (i) in 2016, 200,000 of such BGC Holdings NPSUs were replaced by (a) 110,000 non-exchangeable BGC Holdings PSUs, which were made exchangeable and repurchased by the Company for an aggregate of $952,600, based on the closing price of $8.65 of our Class A common stock on November 7, 2016; and (b) 90,000 non-exchangeable BGC Holdings PPSUs, which were made exchangeable and repurchased by the Company for an aggregate of $773,599, at the weighted-average determination price of $8.60 per unit, for a total aggregate of $1,726,199; (ii) in 2017, 200,000 of such BGC Holdings NPSUs were replaced by (a) 110,000 non-exchangeable BGC Holdings PSUs, which were made exchangeable and repurchased by the Company at $11.06, the average price of shares of our Class A common stock under our Controlled Equity Offering, less 2%, for an aggregate of $1,216,911; and (b) 90,000 non-exchangeable BGC Holdings PPSUs, which were made exchangeable and repurchased by the Company for an aggregate of $847,033 at the weighted-average determination price of $9.41 per unit; and (iii) in 2018, (i) 110,000 of such BGC Holdings NPSUs were replaced by (a) 110,000 non-exchangeable BGC Holdings PSUs, which were made exchangeable and exchanged for cash by the Company at $12.79, the average price of shares of our Class A common stock sold under our Controlled Equity Offering on April 2, 2018, the date of such exchange, less 2%; and (b) 90,000 non-exchangeable BGC Holdings PPSUs, which were made exchangeable and exchanged for cash by the Company at the weighted-average determination price of $11.36 per unit, for a total aggregate cash proceeds of $2,428,920. Of the 75,000 BGC Holdings NPSUs granted to Mr. Windeatt in 2016, in each of 2017 and 2018, and 2019, 18,750 were replaced by 13,500 non-exchangeable BGC Holdings LPUs and 5,250 non-exchangeable BGC Holdings PLPUs for an aggregate of 40,500 non-exchangeable BGC Holdings LPUs and 15,750 non-exchangeable BGC Holdings PLPUs. Of the 400,000 BGC Holdings NPSUs granted to Mr. Windeatt in 2017, in 2019 100,000 were replaced by 100,000 non-exchangeable BGC Holdings LPUs for an aggregate of 200,000 non-exchangeable BGC Holding LPUs.

On February 16, 2018, pursuant to the standing policy for Mr. Lutnick, all of Mr. Lutnick’s remaining BGC Holdings NPSUs were cancelled and replaced with BGC Holdings PSUs and BGC Holdings PPSUs as follows: 1,137,626 non-exchangeable BGC Holdings PSUs and 474,495 non-exchangeable BGC Holdings PPSUs, in replacement of 1,612,121 NPSUs, effective as of January 1, 2018.

The amount in column (e) for Mr. Lutnick for 2017 represents the gross value of 47,613 shares of our Class A Common Stock at a price of $14.33. Of the BGC Holdings NPSUs issued to Mr. Lutnick in 2017, 45,565 of such BGC Holdings NPSUs were previously cancelled and replaced by 45,565 BGC Holdings PSUs and 3,207 BGC Holdings PPSUs (having a determination price of $9.15). These units were included in the 2,348,479 BGC Holdings limited partnership units which were redeemed and cancelled on March 11, 2018 in exchange for an aggregate of a net 979,344 shares of our Class A Common Stock. See “2017 Lutnick Unit Redemption and Stock Grant.” The remaining 2,299,707 BGC Holdings units (along with applicable Newmark Holdings units) which were cancelled and redeemed were BGC Holdings PSUs and BGC Holdings PPSUs which had been issued to Mr. Lutnick in connection with previous year-end compensation grants under the BGC Incentive Plan and were previously included under column (g) at full notional value for the applicable period.

The amount in column (e) for Mr. Merkel for (a) 2016 represents the aggregate of $711,399 from the repurchases of exchangeable BGC Holdings PSUs and PPSUs relating to BGC Holdings NPSUs granted in 2014 and $1,726,199 from the repurchases of exchangeable BGC Holdings PSUs and PPSUs relating to BGC Holdings NPSUs granted in 2016; (b) 2017 represents the aggregate of $2,063,944 from the repurchases of exchangeable BGC Holdings PSUs and PPSUs relating to BGC Holdings NPSUs granted in 2016; and (c) 2018 represents the aggregate of $2,428,920 from the repurchase of exchangeable BGC Holdings PSUs and PPSUs relating to BGC NPSUs granted in 2016 and the amendments thereto.

The amount in column (e) for Mr. Windeatt does not reflect a grant in 2017 of 100,000 BGC Holdings LPUs awarded in connection with the execution of the Windeatt Amendment because such BGC Holdings LPUs do not represent a right to acquire shares of Class A common stock and had no grant date fair value for accounting purposes. For more information on this grant and the previously mentioned 2017 grant of 400,000 BGC Holdings NPSUs to Mr. Windeatt, please see “—Potential Payments upon a Change in Control—Employment Agreements and Deeds of Adherence—Sean A. Windeatt Agreements.”

Column (e) also does not include the fair value of grants of exchange rights to Mr. Lutnick in February 2016 with respect to 1,040,760 BGC Holdings PSUs and 851,530 BGC Holdings PPSUs pursuant to the standing policy because each of those BGC Holdings PSUs and BGC Holdings PPSUs was originally granted to Mr. Lutnick in partial payment of bonuses awarded to him under the Incentive Plan for prior years and reflected in column (g) of the table for each of those prior years at their full notional dollar values.

For each of the foregoing transactions that occurred between December 13, 2017 and November 30, 2018, such transaction also applied to the ratable portion of the Newmark Holdings interests or units held in association with such replaced, exchanged or redeemed BGC Holdings NPSUs, non-exchangeable BGC Holdings PSUs, non-exchangeable BGC Holdings PPSUs, non-exchangeable BGC Holdings LPUs and/or non-exchangeable BGC Holdings PLPUs, as applicable.

On December 31, 2018, the Compensation Committee approved the grant of exchange rights to Mr. Lynn with respect to 750,308 non-exchangeable BGC Holdings LPUs (which at the closing price of $5.17 per share on such date, had a value of $3,879,092) and the exchange for cash (at the average determination price of $3.894 per unit) of 287,888 non-exchangeable BGC Holdings PLPUs for a payment of $1,120,909 for taxes. On February 22, 2019, the Committee approved the grant of exchange rights to Mr. Lynn with respect to an additional 43,131 non-exchangeable BGC Holdings LPUs (which at the closing price of $6.26 per share on such date, had a value of $270,000) and the exchange for cash (at the average determination price of $4.1239 per unit) of 25,461 non-exchangeable BGC Holdings PLPUs for a payment of $105,000 for taxes. On March 1, 2019, we repurchased for cash of 716,079 of Mr. Lynn’s exchangeable BGC Holdings LPUs at $6.109 per unit based on the average proceeds of the sale of shares of our Class A common stock under our Controlled Equity Offering from February 25, 2019 through March 1, 2019 less 1%, for an aggregate of $4,374,553. In connection with these transactions, the remaining 77,360 exchangeable BGC Holdings LPUs were redeemed for zero. Column (e) does not include the fair value of these grants of exchange rights because each of those LPUs and PLPUs was originally granted to Mr. Lynn in partial payment of bonuses awarded to him under the BGC Incentive Plan for prior years and reflected in column (g) of the table for each of those prior years at their full notional dollar values.

On December 31, 2018, the BGC Compensation Committee approved the cancellation of 113,032 non-exchangeable BGC Holdings PSUs held by Mr. Merkel, and the cancellation of 89,225 non-exchangeable BGC Holdings PPSUs (which had a determination price of $5.36 per unit). In connection with these transactions, we issued $1,062,500 in Class A common stock, less applicable taxes and withholdings at a 45% tax rate, resulting in 113,032 net shares of class A common stock at a price of $5.17 per share and the payment of $478,123 in cash for taxes. On March 27, 2019, we repurchased an aggregate of 233,172 shares of Class A common stock from Mr. Merkel at a price of $5.30 per share, for an aggregate of $1,235,812.

On December 31, 2018, the Compensation Committee approved the grant of exchange rights to Mr. Windeatt with respect to 139,265 non-exchangeable BGC Holdings LPUs (which at the closing price of $5.17 per share on such date, had a value of $720,000) and the exchange for cash (at the average determination price of $4.388 per unit) of 63,814 non-exchangeable BGC Holdings PLPUs for a payment of $280,002 for taxes. On February 22, 2019, the Compensation Committee approved the grant of exchange rights to Mr. Windeatt with respect to an additional 22,020 non-exchangeable BGC Holdings LPUs (which at the closing price of $6.26 per share on such date, had a value of $137,845) and the exchange for cash (at the average determination price of $5.6457 per unit) of 9,495 non-exchangeable BGC Holdings PLPUs for a payment of $53,606 for taxes. On March 1, 2019, we repurchased for cash of 145,560 of Mr. Windeatt’s exchangeable BGC Holdings LPUs at $6.109 per unit based on the average proceeds of the sale of shares of our Class A common stock under our Controlled Equity Offering from February 25, 2019 through March 1, 2019 less 1%, for an aggregate of $889,230. In connection with these transactions, the remaining 15,725 exchangeable BGC Holdings LPUs were redeemed for zero. Column (e) does not include the fair value of these grants of exchange rights because each of those LPUs and PLPUs was originally granted to Mr. Windeatt in partial payment of bonuses awarded to him under the BGC Incentive Plan for prior years and reflected in column (g) of the table for each of those prior years at their full notional dollar values.

(3)

The amounts in column (g) reflect the bonus awards to the named executive officers under our Incentive Plan. For 2018, (i) Mr. Lutnick’s Incentive Plan bonus for BGC was $11,750,000 paid $2,000,000 in cash and $9,750,000 in a partnership award represented by 1,012,380 non-exchangeable BGC Holdings PSUs and 545,128 non-exchangeable BGC Holdings PPSUs and (ii) Mr. Lutnick’s Incentive Plan bonus for Newmark was $4,125,150, paid $1,833,400 in cash and $2,291,750 in a partnership award represented by 114,045 of non-exchangeable Newmark Holdings PSUs and 114,045 non-exchangeable Newmark Holdings PPSUs issued pursuant to the Newmark Holdings Participation Plan, resulting in a total bonus for both companies of $15,875,150; Mr. Lynn’s Incentive Plan bonus was paid $7,500,000 in the form of 220,647 non-exchangeable BGC Holdings LPUs and 118,810 non-exchangeable BGC Holdings PLPUs as well as 558,107 non-exchangeable BGC Holding new LPUs and 300,519 BGC Holding new PLPUs, which shall have certain exchange rights beginning February 22, 2021 upon certain conditions set forth below; Mr. Merkel’s Incentive Plan bonus was $1,750,000 in the aggregate, paid $875,000 under the BGC Incentive Plan in the form of 69,888 non-exchangeable BGC Holdings PSUs and 69,888 non-exchangeable BGC Holdings PPSUs and a bonus under the Newmark Incentive Plan of $875,000 allocated to the 50% of his time allocated to Newmark represented by 43,543 non-exchangeable Newmark Holdings PSUs and 43,543 non-exchangeable Newmark Holdings PPSUs issued pursuant to the Newmark Holdings Participation Plan; Mr. Windeatt’s Incentive Plan bonus was paid $1,762,695 (£1,350,000) in the form of 59,314 non-exchangeable BGC Holdings LPUs and 31,939 non-exchangeable BGC Holdings PLPUs as well as 123,713 non-exchangeable BGC Holding new LPUs and 66,615 BGC Holding new PLPUs, which shall have certain exchange rights beginning February 22, 2021 upon certain conditions set forth; Mr. Galvin’s Incentive Plan bonus was paid $22,500 in cash and $22,500 in the form of 1,797 non-exchangeable BGC Holdings PSUs and 1,797 non-exchangeable BGC Holdings PPSUs, representing a pro rated bonus based on his hire date.

For 2017, Mr. Lutnick’s Incentive Plan bonus was $14,000,000 in the aggregate, paid $3,000,000 in cash and $11,000,000 in the form of 569,784 non-exchangeable BGC Holdings PSUs, 221,583 non-exchangeable BGC Holdings PPSUs, 194,284 non-exchangeable Newmark Holdings PSUs and 158,960 non-exchangeable Newmark Holdings PPSUs; Mr. Lynn’s Incentive Plan bonus was paid $7,500,000 in the form of 776,979 non-exchangeable BGC Holdings LPUs and 302,158 non-exchangeable BGC Holdings PLPUs; Mr. Merkel’s Incentive Plan bonus was $1,750,000 in the aggregate, paid in the form of 110,791 non-exchangeable BGC Holdings PSUs, 90,648 non-exchangeable BGC Holdings PPSUs, 12,954 non-exchangeable Newmark Holdings PSUs and 10,599 non-exchangeable Newmark Holdings PPSUs; Mr. Windeatt’s Incentive Plan bonus was paid $1,544,510 (£1,100,000) in the form of 160,007 non-exchangeable BGC Holdings LPUs and 62,225 non-exchangeable BGC Holdings PLPUs; Mr. McMurray’s Incentive Plan bonus was paid $105,308 in cash (£75,000) and $561,640 (£400,000) in the form of 58,185 non-exchangeable BGC Holdings LPUs and 22,627 non-exchangeable BGC Holdings PLPUs.

For 2016, Mr. Lutnick’s Incentive Plan bonus was paid $3,000,000 in cash and $9,750,000 in the form of 634,146 non-exchangeable BGC Holdings PSUs and 246,612 non-exchangeable BGC Holdings PPSUs; Mr. Lynn’s Incentive Plan bonus was paid $7,250,000 in the form of 471,545 non-exchangeable BGC Holdings LPUs and 183,379 non-exchangeable BGC Holdings PLPUs; Mr. Merkel’s Incentive Plan bonus was paid $1,750,000 in the form of 86,947 non-exchangeable BGC Holdings PSUs and 71,138 non-exchangeable BGC Holdings PPSUs; Mr. Windeatt’s Incentive Plan bonus was paid $1,069,385 (£850,000) in the form of 69,553 non-exchangeable BGC Holdings LPUs and 27,049 non-exchangeable BGC Holdings PLPUs; Mr. McMurray’s Incentive Plan bonus was paid $534,692 (£425,000) in the form of 34,777 non-exchangeable BGC Holdings LPUs and 13,524 non-exchangeable BGC Holdings PLPUs.

(4)

For 2018, Mr. Windeatt’s base salary was £400,000, and the $522,280 base salary reflected in the table was calculated using an exchange rate of 1.3057, the exchange rate in effect as of February 22, 2019. For 2017, Mr. Windeatt’s base salary was £400,000, and the $561,640 base salary reflected in the table was calculated using an exchange rate of 1.4041, the exchange rate in effect as of February 16, 2018. For 2016, Mr. Windeatt’s base salary was £400,000, and the $503,240 base salary reflected in the table was calculated using an exchange rate of 1.2581, the exchange rate in effect as of January 31, 2017. For 2015, Mr. Windeatt’s base salary was £400,000, and the $577,500 base salary reflected in the table was calculated using an exchange rate of 1.44375, the exchange rate in effect as of February 11, 2016.

(5)

Mr. McMurray commenced his employment as CFO of the Company on April 4, 2016. For 2018, Mr. McMurray’s base salary was £325,000, and the $424,353 salary reflected in the table was calculated using an exchange rate of 1.3057, the exchange rate in effect as of February 22, 2019. For 2016, Mr. McMurray’s base salary was £325,000, and the $304,039 salary reflected in the table was his salary from April 4, 2016 through December 31, 2017, calculated using an exchange rate of 1.2581, the exchange rate in effect as of January 31, 2017. In 2017 Mr. McMurray received a sign-on bonus of £83,333, and the bonus of $117,008 reflected in the table was calculated using an exchange rate of 1.4041, the exchange rate in effect as of February 16, 2018.

(6)

Mr. Galvin commenced his employment as Chief Accounting Officer of the Company in September, 2018 and his salary represents the portion of his $375,000 annual salary paid since his start date as Chief Accounting Officer and his bonus represents a pro rated bonus for 2018 based on his September 2018 start date. On an annualized basis, this bonus would have been approximately $180,000 for 2018.

Grants of Plan-Based Awards

The following table shows all grants of plan-based awards to the named executive officers in 2018:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Grant Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Howard W. Lutnick	1/1/18	—	—	25,000,000	—	—	—	1,750,796	—	—	11,902,302
Shaun D. Lynn	1/1/18	—	—	25,000,000	—	—	—	—	—	—	—
Stephen M. Merkel	1/1/18	—	—	25,000,000	—	—	—	200,000	—	—	2,428,920
Sean A. Windeatt	1/1/18	—	—	25,000,000	—	—	—	—	—	—	—
Sean P. Galvin	1/1/18
Steven R. McMurray	1/1/18	—	—	25,000,000	—	—	—	—	—	—	—

(1)

The amounts in column (e) reflect the maximum possible individual payment under our Incentive Plan. During 2018, there were no specific minimum and target levels under the Incentive Plan. The $25,000,000 maximum amount was the maximum annual amount available for payment to any one executive officer under the Incentive Plan for 2018, and our Compensation Committee retained negative discretion to award less than this amount even if the Performance Goals were met. Actual amounts paid to each named executive officer for 2018 are set forth in column (g) of the Summary Compensation Table.

(2)	This amounts in columns (i) and (l) reflect aggregate grants under the Incentive Plan for Mr. Lutnick for BGC and Newmark for 2018.

For BGC, the fair value of $5,000,000 for Mr. Lutnick represents (i) the right to exchange 376,651 nonexchangeable BGC Holdings PSUs held by Mr. Lutnick into 376,651 non-exchangeable BGC Holdings partnership units with a capital account (HDUs) (which, based on the closing price of our Class A common stock of $6.21 per share on such date, had a value of $2,339,000); and (ii) the right to exchange for cash 463,969 non-exchangeable BGC Holdings PPSUs held by Mr. Lutnick, for a payment of $2,661,000 for taxes when such PSUs are exchanged into HDUs. These PSUs and PPSUs were granted to Mr. Lutnick in exchange for certain NPSUs received by Mr. Lutnick in 2014, 2015 and 2016.

For Newmark, the fair value of $6,902,302 represents (i) the right to exchange 160,645 nonexchangeable BGC Holdings PSUs held by Mr. Lutnick into 160,645 non-exchangeable BGC Holdings partnership units with a capital account (HDUs) (which, based on the closing price of the BGC Class A common stock of $6.20 per share on the date such right was given, had a value of $996,001); and (ii) the right to exchange for cash 749,531 BGC Holdings nonexchangeable PPSUs held by Mr. Lutnick, (which had an average determination price of $7.88 per unit), for a payment of $5,906,301 for taxes when the foregoing PPSUs are exchanged. These PSUs and PPSUs were granted to Mr. Lutnick in exchange for certain NPSUs received by Mr. Lutnick in 2014, 2015 and 2016.

The amounts in columns (i) and (l) reflect aggregate grants under the Incentive Plan for Mr. Merkel in 2018, 200,000 of Mr. Merkel’s non-exchangeable BGC Holdings PSUs that were made exchangeable and exchanged by the Company at $12.79, which was the average price per unit of the sale proceeds of shares of our Class A common stock under our Controlled Equity Offering on April 2, 2018, which was the date of such exchange, less 2%, totaling $1,406,520, and (b) 90,000 non-exchangeable BGC Holdings PPSUs that were made exchangeable and exchanged by the Company at the weighted-average determination price of $11.36 per unit, totaling $1,022,400, for a total aggregate amount of $2,428,920.

Columns (i) and (l) do not include the 500,000 Newmark Holdings NPSUs or the 500,000 Newmark Holdings PPSUs granted to Mr. Lutnick in 2018 with respect to his compensation at Newmark, because such units do not represent a right to acquire shares of Newmark Class A common stock and they had no grant date fair value for accounting purposes.

Of the 1,500,000 BGC Holdings NPSUs granted to Mr. Lutnick in 2016, in 2017, 375,000 were replaced by 270,000 non-exchangeable BGC Holdings PSUs and 105,000 non-exchangeable BGC Holdings PPSUs. On February 16, 2018, pursuant to the standing policy for Mr. Lutnick, all of Mr. Lutnick’s remaining BGC Holdings NPSUs were cancelled and replaced with BGC Holdings PSUs and BGC Holdings PPSUs as follows: 1,137,626 non-exchangeable BGC Holdings PSUs and 474,495 non-exchangeable BGC Holdings PPSUs, in replacement of 1,612,121 BGC Holdings NPSUs, effective as of January 1, 2018.

Of the 1,000,000 BGC Holdings NPSUs granted to Mr. Lynn in 2015, in each of 2016, 2017 and 2018, 250,000 were replaced by 180,000 non-exchangeable BGC Holdings LPUs and 70,000 non-exchangeable BGC Holdings PLPUs for an aggregate of 720,000 non-exchangeable BGC Holdings LPUs and 280,000 non-exchangeable BGC Holdings PLPUs. Of the 2,000,000 BGC Holdings NPSUs granted to Mr. Lynn in 2016, in each of 2017 and 2018, 750,000 were replaced by 360,000 non-exchangeable BGC Holdings

LPUs and 140,000 non-exchangeable BGC Holdings PLPUs for an aggregate of 1,080,000 non-exchangeable BGC Holdings LPUs and 420,000 non-exchangeable BGC Holdings PLPUs.

Of the 1,000,000 BGC Holdings NPSUs granted to Mr. Merkel in 2014, in 2016, 142,858 BGC Holdings NPSUs were replaced by 78,571 non-exchangeable BGC Holdings PSUs and 64,286 non-exchangeable BGC Holdings PPUs, of which (a) 60,103 BGC Holdings PSUs were made exchangeable and repurchased by the Company at a price of $6.51 per unit, for an aggregate of $391,270; and (b) 49,175 BGC Holdings PPSUs were made exchangeable and repurchased by the Company at a price of $6.51 per unit, for an aggregate of $320,129, for a total aggregate of $711,399. Of the 1,000,000 BGC Holdings NPSUs granted to Mr. Merkel in 2016, (i) in 2016, 200,000 of such BGC Holdings NPSUs were replaced by (a) 110,000 non-exchangeable BGC Holdings PSUs, which were made exchangeable and repurchased by the Company for an aggregate of $952,600, based on the closing price of $8.65 of our Class A common stock on November 7, 2016; and (b) 90,000 non-exchangeable BGC Holdings PPSUs, which were made exchangeable and repurchased by the Company for an aggregate of $773,599, at the weighted-average determination price for $8.60 per unit, for a total aggregate of $1,726,199; (ii) in 2017, 200,000 of such BGC Holdings NPSUs were replaced by (a) 110,000 non-exchangeable BGC Holdings PSUs, which were made exchangeable and repurchased by the Company at $11.06, the average price of shares of our Class A common stock under our Controlled Equity Offering, less 2%, for an aggregate of $1,216,911, and (b) 90,000 non-exchangeable BGC Holdings PPSUs, which were made exchangeable and repurchased by the Company for an aggregate of $847,033, at the weighted-average determination price $9.41 per unit; and (iii) in 2018, (a) 110,000 of Mr. Merkel’s non-exchangeable BGC Holdings PSUs were made exchangeable and exchanged by the Company at $12.79, which was the average price per unit of the sale proceeds of shares of our Class A common stock under our Controlled Equity Offering on April 2, 2018, which was the date of such exchange, less 2%, totaling $1,406,520, and (b) 90,000 non-exchangeable BGC Holdings PPSUs were made exchangeable and exchanged by the Company at the weighted-average determination price of $11.36 per unit, totaling $1,022,400, for a total aggregate amount of $2,428,920.

Of the 75,000 BGC Holdings NPSUs granted to Mr. Windeatt in 2016, in each of 2017, 2018 and 2019, 18,750 were replaced by 13,500 non-exchangeable BGC Holdings LPUs and 5,250 non-exchangeable BGC Holdings PLPUs, for an aggregate amount of 40,500 non-exchangeable BGC Holding LPUs and 15,750 non-exchangeable BGC Holdings PLPUs.

Outstanding Equity Awards at Fiscal Year End

None of the named executive officers held any unexercised options as of December 31, 2018. The following table shows all equity awards for services to the registrant held by each of the named executive officers as of December 31, 2018:

	Option Awards					Grant Awards
(a) Name	(b) Number of Securities Underlying Unexercised Options/ Exchangeable Units Exercisable/ Exchangeable (#)(1)(2)	(c) Number of Securities Underlying Unexercised Options/ Exchangeable Units Unexercisable/ Unexchangeable (#)(3)	(d) Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	(e) Option Exercise Price ($)(1)	(f) Option Expiration Date	(g) Number of Shares or Units of Stock That Have Not Vested (#)	(h) Market Value of Shares or Units of Stock That Have Not Vested	(i) Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(j) Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Howard W. Lutnick	1,253,654	—	—	—	—	—	—	—	—
Shaun D. Lynn	750,308	—	—	—	—	—	—	—	—
Stephen M. Merkel	—	—	—	—	—	—	—	—	—
Sean A. Windeatt	139,265	—	—	—	—	—	—	—	—
Sean P. Galvin	—	—	—	—	—	—	—	—	—
Steven McMurray	—	—	—	—	—	—	—	—	—

(1)

Column (b) represents 1,040,760 exchangeable BGC Holdings PSUs held by Mr. Lutnick as of December 31, 2018 and 750,308 exchangeable BGC Holdings LPUs held by Mr. Lynn and 139,265 held by Mr. Windeatt as of December 31, 2018. These exchangeable BGC Holdings units may be exchanged at any time on a 1:1 basis for shares of BGC’s Class A common stock. As of

December 31, 2018, the closing market price of a share of our Class A common stock was $5.17. Column (b) also includes the right of Mr. Lutnick (i) from BGC to exchange 376,651 non-exchangeable BGC Holdings PSUs into 376,651 non-exchangeable BGC Holdings HDU partnership units (which, based on the closing price of our Class A common stock of $6.21 per share on grant date, had a value of $2,339,000) but excluding the related right to exchange for cash 463,969 non-exchangeable BGC Holdings PPSUs, for a payment of $2,661,000 for taxes when such PSUs are exchanged into HDUs; and (ii) from Newmark to exchange 175,243 non-exchangeable BGC Holdings PSUs into 175,243 non-exchangeable BGC Holdings HDU partnership units (which, based on the closing price of the BGC Class A common stock of $6.20 per share on the grant date, had a value of $1,086,507) but excluding the related right to exchange for cash 817,640 BGC Holdings non-exchangeable PPSUs (which had an average determination price of $7.88 per unit), for a payment of $6,443,003 for taxes when such PSUs are exchanged into HDUs.
(2)

Column (b) does not include 851,531 exchangeable BGC Holdings PPSUs and 387,059 exchangeable Newmark Holdings PPSUs held by Mr. Lutnick as of December 31, 2018, in addition to the PPSUs described in footnote 1 above, because they do not represent a right to acquire shares of our Class A common stock. These PPSUs are exchangeable for cash in connection with the exchange of the related PPSUs for shares based upon the applicable determination price of each grant of PPSUs, which had a weighted-average determination price of $3.58 for the BGC Holdings PPSUs and $7.57 for the Newmark Holdings PPSUs, respectively, for an aggregate of $5,983,157.

Non-exchangeable BGC Holdings PSUs or LPUs held as of December 31, 2018 that are eligible to be granted exchange rights into our Class A common stock were as follows: Mr. Lutnick: 8,970,467 BGC Holdings PSUs, Mr. Lynn: 7,408,977 BGC Holdings LPUs; Mr. Merkel: 376,309 BGC Holdings PSUs; Mr. Windeatt: 509,368 BGC Holdings LPUs; Mr. Galvin: 0 BGC Holdings PSUs; Mr. McMurray: 0 BGC Holdings LPUs.

BGC Holdings NPSUs held as of December 31, 2018 that are eligible to be replaced by non-exchangeable BGC Holdings PSUs/PPSUs or LPUs/PLPUs, which in turn would be eligible to be granted exchange rights for shares of our Class A common stock or cash, were as follows: Mr. Lutnick: 0 BGC Holdings NPSUs; Mr. Lynn: 1,750,000 BGC Holdings NPSUs; Mr. Merkel: 0 BGC Holdings NPSUs; Mr. Windeatt: 337,500 BGC Holdings NPSUs; Mr. Galvin: 0 BGC Holdings NPSUs; McMurray: 0 BGC Holdings NPSUs.

Each of such BGC Holdings units listed above held prior to the Newmark IPO and separation was issued 0.454545 related Newmark Holdings units in connection with the separation and distribution agreement, as described in “Certain Relationships and Related Transactions, and Director Independence—Transactions with and Related to Newmark—Amended and Restated Separation and Distribution Agreement.”

(3)

Column (c) does not include 1,658,875 non-exchangeable BGC Holdings PPSUs held by Mr. Lutnick, in addition to the PPSUs described in footnote 1 above, 1,231,226 non-exchangeable BGC Holdings PLPUs held by Mr. Lynn, 278,861 non-exchangeable BGC Holdings PPSUs held by Mr. Merkel or 91,736 non-exchangeable BGC Holdings PLPUs held by Mr. Windeatt as of December 31, 2018 because they did not represent a right to acquire shares of our Class A common stock. Each of such BGC Holdings units held prior to the Newmark IPO and separation was issued 0.454545 related Newmark Holdings units in connection with the separation and distribution agreement, as described in “Certain Relationships and Related Transactions, and Director Independence—Transaction with and Related to Newmark—Amended and Restated Separation and Distribution Agreement.”

Option Exercises and Stock Vested

During 2018 no options were exercised by and no stock vested for any of the named executive officers.

Potential Payments upon Change in Control

The following table provides information regarding the estimated amounts payable to the named executive officers listed below, upon either termination or continued employment if such change in control had occurred on December 31, 2018 under their change in control and other agreements, described below, in effect on December 31, 2018 (including NPSUs granted and Incentive Plan and other bonuses and commissions paid during and with respect to the year ended December 31, 2018). The amounts are determined, where applicable, using the $5.17 closing market price of our Class A common stock as of December 31, 2018. All amounts, including estimated tax gross-up payments, are subject to the specific terms and conditions set forth in the applicable change of control or other agreements and applicable law:

Name	Base Salary ($)		Bonus ($)		Vesting of Equity Compensation ($)(1)	Welfare Benefit Continuation ($)	Tax Gross-Up Payment ($)(2)	Total ($)
Howard W. Lutnick
Termination of Employment	2,000,000	(3)	23,500,000	(3)	—	29,927	14,623,861	40,153,788
Extension of Employment	1,000,000	(3)	11,750,000	(3)	—	29,927	5,951,571	18,731,498
Shaun D. Lynn
Termination of Employment	2,000,000		15,000,000		—	15,224	—	17,015,224
Extension of Employment	1,000,000		7,500,000		—	—	—	8,500,000
Stephen M. Merkel
Termination of Employment	2,000,000		3,500,000		—	42,167	2,907,768	8,449,935
Extension of Employment	1,000,000		1,750,000		—	42,167	1,037,274	3,829,441
Sean A. Windeatt
Termination of Employment	1,044,560	(4)	3,525,390	(4)	—	13,445	—	4,583,395
Extension of Employment	522,280	(4)	1,762,695	(4)	—	—	—	2,284,975

(1)

Upon a change in control at December 31, 2018, Messrs. Lutnick, Lynn, and Merkel would have had the right to receive (i) replacement of any partnership units ineligible for exchange rights with new partnership units eligible for such exchange rights, (ii) grants of immediately exchangeable exchange rights with respect to any non-exchangeable limited partnership units (including those replacement units described in clause (i) (other than the Lynn 2016 NPSUs); and (iii) the immediate lapse of any restrictions on transferability of any shares of restricted stock held by them at such time. With respect to the Lynn 2016 NPSUs, upon a change in control at December 31, 2018, Mr. Lynn would have the right to receive the replacement of NPSUs with non-exchangeable BGC Holdings LPUs and grants of exchange rights at the times and over the periods described below under “Employment Agreements and Deeds of Adherence—Shaun D. Lynn Agreements.” Upon a change in control at December 31, 2018, Mr. Windeatt would have the rights to receive (ii) and (iii) above.

At December 31, 2018, Messrs. Lutnick, Lynn, Merkel and Windeatt held the following numbers of such BGC Holdings non-exchangeable partnership units (including PSUs or LPUs , HDUs and NPSUs that would be replaced with PSUs/PPSUs or LPUs/PLPUs): Mr. Lutnick: 8,970,467 units; Mr. Lynn: 9,158,977 units; Mr. Merkel: 376,309 units; and Mr. Windeatt: 846,868 units. Based on the closing price of the BGC Class A common stock of $5.17 on December 31, 2018, the aggregate value of the shares and cash underlying such grants for each such person would have been as follows: Mr. Lutnick: $46,377,314; Mr. Lynn: $47,351,911; Mr. Merkel: $1,945,518; and Mr. Windeatt: $4,378,308.

At December 31, 2018, Messrs. Lutnick, Lynn, Merkel and Windeatt held the following numbers of non-exchangeable BGC Holdings PPSUs/PLPUs: Mr. Lutnick: 1,658,875 non-exchangeable BGC Holdings; Mr. Lynn: 1,231,226 non-exchangeable BGC Holdings PLPUs; Mr. Merkel: 278,861 non-exchangeable BGC Holdings PPSUs; Mr. Windeatt: 91,736 non-exchangeable BGC Holdings PLPUs. Based on the applicable determination price of each grant of the BGC Holdings or Newmark Holdings PPSUs or PLPUs, as applicable, the cash value underlying such exchange rights would have been $11,807,802 with respect to of the non-exchangeable BGC Holdings PPSUs for Mr. Lutnick; $6,762,192 with respect to non-exchangeable BGC Holdings PLPUs for Mr. Lynn; $1,685,357 with respect to the non-exchangeable BGC Holdings PPSUs for Mr. Merkel; and $608,555 with respect to the non-exchangeable BGC Holdings PLPUs for Mr. Windeatt. Mr. Lutnick also has the right (i) from BGC to exchange 376,651 non-exchangeable BGC Holdings PSUs into 376,651 non-exchangeable BGC Holdings HDU partnership units (which, based on the closing price of our Class A common stock of $6.21 per share on grant date, had a value of $2,339,000) and exchange for cash 463,969 non-exchangeable BGC Holdings PPSUs, for a payment of $2,661,000 for taxes when such PSUs are exchanged into HDUs; and (ii) from Newmark to exchange 1,131,774 non-exchangeable BGC Holdings PSUs into 1,131,774 non-exchangeable BGC Holdings HDU partnership units (which, based on the closing price of the BGC Class A common stock of $6.20 per share on the grant date, had a value of $7,017,000) and exchange for cash 1,018,390 BGC Holdings non-exchangeable PPSUs (which had an average determination price of $7.8388 per unit), for a payment of $7,983,000 for taxes when such PSUs are exchanged into HDUs. If exercised, these HDUs would also become exchangeable upon a change of control.

In each case, the units exclude any units subject to redemption for zero or for cash in accordance with applicable agreements. See “—Change in Control Agreements below.”

As of December 31, 2018, Messrs. Lutnick, Lynn, Merkel and Windeatt did not hold any shares of BGC restricted stock or any shares of Newmark restricted stock.

For each of the non-exchangeable BGC Holdings PSUs, non-exchangeable BGC Holdings PPSUs, non-exchangeable BGC Holdings LPUs and/or non-exchangeable BGC Holdings PLPUs received prior to December 13, 2017, all amounts also include the ratable portion of the Newmark Holdings interests of units held in association with such non-exchangeable BGC Holdings PSUs, non-exchangeable BGC Holdings PPSUs, non-exchangeable BGC Holdings LPUs and/or non-exchangeable BGC Holdings PLPUs, as applicable. In addition, for any transaction, including redemptions, repurchases or exchanges, that occurred between December 13, 2017 and November 30, 2018, with respect to any such BGC Holdings unit, such transactions applied to the ratable portion of the Newmark Holdings interests or units held in association with such non-exchangeable BGC Holdings PSUs, non-exchangeable BGC Holdings PPSUs, non-exchangeable BGC Holdings LPUs and/or non-exchangeable BGC Holdings PLPUs of, as applicable.

(2)

Each of Messrs. Lutnick and Merkel is also entitled to a tax gross-up for excess parachute payments, if any, that would be due in respect of the impact a change in control would have on certain of their outstanding partnership units. Based on the vesting in footnote (1), on either a termination of employment or an extension of employment, these amounts, if any, would be estimated to be $42,977,225 for Mr. Lutnick and $2,469,647 for Mr. Merkel.

(3)

For 2018, Mr. Merkel’s base salary was $1,000,000 representing $500,000 in base salary being allocated to BGC and $500,000 in base salary being allocated to Newmark. Similarly, Mr. Merkel’s aggregate bonus for 2018 was $1,750,000, of which 50% was allocated to each of BGC and Newmark. Mr. Merkel’s potential payments upon a change in control are governed by agreements relating to change in control with both BGC and Newmark and unless otherwise noted, 50% of Mr. Merkel’s potential payments upon a change in control would be allocated to BGC and 50% would be allocated to Newmark, based upon his approximate time spent on BGC and Newmark matters, respectively.

(4)

For 2018, Mr. Windeatt’s base salary was £400,000 and his bonus was £1,350,000. The $522,280 base salary and $1,762,695 bonus reflected in the table were calculated using an exchange rate of 1.3057, the exchange rate in effect as of February 12, 2019.

Change in Control Agreements

On August 3, 2011, each of Messrs. Lutnick and Merkel entered into an amended and restated Change in Control Agreement with us, which we refer to as the “Change in Control Agreements,” providing that, upon a change in control, all stock options, RSUs, restricted stock, and other awards based on shares of Class A common stock held by them immediately prior to such change in control shall vest in full and become immediately exercisable, and all limited partnership units in BGC Holdings shall, if applicable, vest in full and be granted immediately exchangeable exchange rights for shares of Class A common stock. The amended and restated Change in Control Agreements also clarify the provisions relating to the continuation of medical and life insurance benefits for two years following termination or extension of employment, as applicable.

Under the Change in Control Agreements, if a change in control of the Company occurs (which will occur in the event that Cantor or one of its affiliates ceases to have a controlling interest in us) and Mr. Lutnick or Mr. Merkel elects to terminate his employment with us, such executive officer will receive in a lump sum in cash an amount equal to two times his annual base salary and the annual bonus paid or payable by us for the most recently completed year, including any bonus or portion thereof that has been deferred, and receive medical benefits for two years after the termination of his employment (provided that, if Mr. Lutnick or Mr. Merkel becomes re-employed and is eligible to receive medical benefits under another employer-provided plan, the former medical benefits will be secondary to the latter). If a change in control occurs and Mr. Lutnick or Mr. Merkel does not so elect to terminate his employment with us, such executive officer will receive in a lump sum in cash an amount equal to his annual base salary and the annual bonus paid or payable for the most recently completed fiscal year, including any bonus or portion thereof that has been deferred, and receive medical benefits, provided that in the event that, during the three-year period following the change in control, such executive officer’s employment is terminated by us (other than by reason of his death or disability), he will receive in a lump sum in cash an amount equal to his annual base salary and the annual bonus paid or payable for the most recently completed fiscal year, including any bonus or portion thereof that has been deferred. The Change in Control Agreements further provide for certain tax gross-up payments, provide for no duty of Mr. Merkel or Mr. Lutnick to mitigate amounts due by seeking other employment and provide for payment of legal fees and expenses as a result of any dispute with respect to the Agreements. The Change in Control Agreements further provide for indemnification of Mr. Lutnick and Mr. Merkel in connection with a challenge thereof. In the event of death or disability, or termination in the absence of a change in control, such executive officer will be paid only his accrued salary to the date of death, disability, or termination. The Change in Control Agreements are terminable by the Company upon two years’ advance notice on or after April 1, 2018.

Lutnick Newmark Change in Control Agreement

Upon the completion of Newmark’s IPO, Mr. Lutnick entered into a Change in Control Agreement with Newmark (which we refer to as the “Newmark Change in Control Agreement”) that is substantially similar to his change in control agreement with the Company. The Newmark Change in Control Agreement provides that, upon a change in control of Newmark, all stock options, RSUs, restricted stock, and other awards based on shares of Newmark’s Class A common stock held by him immediately prior to such change in control shall vest in full and become immediately exercisable, and all limited partnership units in Newmark Holdings shall, if applicable, vest in full and be granted immediately exchangeable exchange rights for shares of Newmark’s Class A common stock. The Newmark Change in Control Agreement also contains provisions relating to the continuation of medical and life insurance benefits for two years following termination or extension of employment, as applicable.

Under the Newmark Change in Control Agreement, if a change in control of Newmark occurs (which will occur in the event that none of Cantor or any of its affiliates, including the Company, has a controlling interest in Newmark) and Mr. Lutnick elects to terminate his employment with Newmark upon the change in control pursuant to a written notice of his resignation provided at any time prior to the change in control, he will receive in a lump sum in cash an amount equal to two times the sum of his annual base salary and his prior year’s annual bonus, in each case as was allocated to Newmark, and receive medical benefits for two years after the termination of his employment (provided that, if Mr. Lutnick becomes re-employed and is eligible to receive medical benefits under another employer-provided plan, the former medical benefits will be secondary to the latter). If a change in control occurs and Mr. Lutnick does not so elect to terminate his employment with Newmark, he will receive in a lump sum in cash an amount equal to his annual base salary and his prior year’s annual bonus, in each case as was allocated to Newmark, and receive medical benefits, provided that in the event that, during the three-year period following the change in control, his employment is terminated by Newmark (other than by reason of his death or disability), he will receive in a lump sum in cash an amount equal to his annual base salary and his prior year’s annual bonus, in each case as was allocated to Newmark. The Newmark Change in Control Agreement further provides for (i) certain tax gross-up payments, (ii) no duty of Mr. Lutnick to mitigate amounts due by seeking other employment and (iii) payment of legal fees and expenses as a result of any dispute with respect to the Newmark Change in Control Agreement. The Newmark Change in Control Agreement further provides for indemnification of Mr. Lutnick in connection with a challenge thereof. In the event of death or disability, or termination in the absence of a change in control, Mr. Lutnick will be paid only his accrued salary, as was allocated to Newmark, to the date of death, disability, or termination. The Newmark Change in Control Agreement will be terminable by Newmark upon two years’ advance notice on or after the 10-year anniversary of the closing of the Newmark IPO.

Employment Agreements and Deeds of Adherence

In December 2012, Messrs. Lynn and Windeatt, our executive officers who were resident in the U.K., as well as many of our other former employees in the U.K., became members of the U.K. Partnership. In April 2016

Mr. McMurray was appointed our Chief Financial Officer and became a member of the U.K. Partnership at that time. Messrs. Lynn, Windeatt and McMurray also continue to serve as our executive officers, though it is intended that the majority of their day-to-day activities will be performed as members of the U.K. Partnership.

As members of the U.K. Partnership, members render services to us as partners following their execution of Deeds of Adherence to the U.K. Partnership. Members receive Allocated Monthly Advance Drawings, which we refer to as “Drawings,” which are comparable to the salary payments under prior employment agreements, and are eligible for discretionary allocations of the U.K. Partnership’s profits. Any such Drawings or allocations, as well as any equity or partnership grants, are subject to the direction and control of our Compensation Committee and, in the case of allocations and equity or partnership grants, are made under the Incentive Plan, the Equity Plan, or the Participation Plan. Upon termination of their employment contracts, members in the U.K. have their outstanding PSUs redeemed.

In connection with their participation in the U.K. Partnership, U.K. members are issued BGC Holdings LPUs and BGC Holdings PLPUs. The U.K. Partnership is intended to improve the flexibility of our operating model in the U.K. and also to make certain benefits available to us and the relevant individuals from a U.K. employment, tax and regulatory perspective. We intend that BGC Holdings LPUs and BGC Holdings PLPUs, and NPSUs that may be replaced by BGC Holdings LPUs/PLPUs, will be used for the benefit of the U.K. Partnership members in future periods. Our Compensation Committee continues to review the performance and determine the compensation of the U.K. executive officers under its compensation philosophy and processes.

Shaun D. Lynn Agreements

Mr. Lynn entered into an employment agreement with BGC Brokers L.P. on March 31, 2008, as amended on March 26, 2010 and August 3, 2011, which we refer to as the “Lynn Employment Agreement.” The Lynn Employment Agreement had an initial six-year term and was subject to automatic extension for successive periods of one year each on the same terms and conditions unless either BGC Brokers or Mr. Lynn provided notice of non-renewal.

On December 31, 2012, Mr. Lynn’s employment with BGC Brokers terminated, and he executed a deed of adherence as a member of the U.K. Partnership. Mr. Lynn continues to serve as President of BGC Partners and serve as an officer and director of various subsidiaries.

Effective as of January 7, 2013, Mr. Lynn executed an amended and restated deed of adherence to the U.K. Partnership, which we refer to as the “Old Lynn Deed.” Under the Old Lynn Deed, Mr. Lynn’s membership in the U.K. Partnership was for a minimum initial period ending March 31, 2014 and was subject to extension for successive periods of one year each on the same terms and conditions unless either the U.K. Partnership or Mr. Lynn provides notice of non-renewal. In March 2013, the Old Lynn Deed was amended to provide for termination on 12-months’ notice.

Pursuant to the Old Lynn Deed (and pursuant to the New Lynn Deed, as defined below), Mr. Lynn is entitled to certain payments in amounts that are comparable to those that he was paid under the Lynn Employment Agreement, including Drawings in the aggregate amount of $1,000,000 per year ($83,333 per month), which shall be reviewed by the Compensation Committee annually. Mr. Lynn is also eligible for additional allocations of the U.K. Partnership’s profits, subject to the approval of the Compensation Committee, comparable to his bonus award opportunities under the Lynn Employment Agreement. Any such additional allocation is subject to the satisfactory achievement by Mr. Lynn of such performance goals as may be established by the Compensation Committee under the Incentive Plan, the Equity Plan, or the Participation Plan, in its discretion from time to time, and the target allocation for each annual financial period is 300% of his aggregate Drawings for such period. To the extent that Mr. Lynn is eligible to receive a U.K. Partnership allocation, the first $1,000,000 of such allocation shall be paid in cash, with the remainder, if any, to be paid in cash or a contingent non-cash grant, as determined by the Compensation Committee, which could be in the form of LPUs, PLPUs or other BGC Holdings partnership units or award types with a value to be determined by reference to the closing price of the Company’s Class A common stock on the date of grant. For 2016, Mr. Lynn waived the provision requiring that the first $1,000,000 of such allocation be paid in cash.

Effective December 14, 2016, Mr. Lynn executed a new amended and restated deed of adherence to the U.K. Partnership (the “New Lynn Deed”). The Compensation Committee approved the New Lynn Deed and a related letter agreement, dated December 14, 2016 (the “Lynn Letter Agreement”), providing for a grant to Mr. Lynn of 1,000,000 BGC Holdings NPSUs (the “Lynn 2016 NSPUs”) and 3,500,000 BGC Holdings LPUs effective as of October 1, 2016 as described above.

The New Lynn Deed provides for substantially similar terms to the Old Lynn Deed, except that (i) the 52-week rolling notice period has been replaced with a fixed-term contract expiring March 31, 2023, with a 24-month advance rolling notice period; (ii) the term of the restrictive covenants in the Old Lynn Deed has been extended from 18 months to two years; (iii) the profit allocation payable to Mr. Lynn in the event of a termination due to illness or injury will be based on a pro rata portion of the profit allocation for the prior year; and (iv) the profit allocation payable in the event of the death of Mr. Lynn will be payable to his estate all in cash, with the Compensation Committee taking into consideration the portion of the year served and the profit allocation which might have paid to Mr. Lynn in the event that he had survived.

Further, on or about each October 1 of 2017 through 2020, pursuant to the Lynn Letter Agreement, the Partnership shall grant an aggregate award of 250,000 non-exchangeable BGC Holdings LPUs in replacement of 250,000 of the Lynn 2016 NPSUs, provided that (i) the Company, inclusive of all affiliates thereof, earns, in the aggregate, at least $5 million in gross revenues in the calendar quarter in respect of which the applicable award of LPUs is to be granted, and (ii) except in the event of Mr. Lynn’s death prior to the applicable grant date, Mr. Lynn remains a member in the U.K. Partnership and has complied at all times with the New Lynn Deed and the Partnership Agreement, as of the applicable grant date. The LPUs shall be subject to customary adjustments due to membership in the U.K. Partnership upon their exchange or redemption (e.g., 9.75% cancellation/forfeiture upon exchange).

In the event of a change in control of the U.K. Partnership (which will occur if BGC Partners, Inc. is no longer controlled by Cantor or a person or entity controlled by, controlling or under common control with Cantor), the individual or entity that acquires control would have the option to either extend the term of Mr. Lynn’s membership in the U.K. Partnership for a period of three years from the date the change in control took effect (if the remaining term of the New Lynn Deed at the time of the change in control is less than three years), or to terminate Mr. Lynn’s membership. If the membership period is extended, Mr. Lynn will be entitled to receive an amount equal to his aggregate Profit Allocation under the New Lynn Deed for the most recent full Financial Period (the “Aggregate Profit Allocation Account”), in addition to any other profit allocation that he may be entitled to receive under the New Lynn Deed. In addition, in the event that Mr. Lynn remains a member in the U.K. Partnership on the second anniversary of the change in control (unless he is not engaged on such date solely as a result of termination by the continuing company under circumstances that constitute a fundamental breach of contract by it) and has not materially breached the New Lynn Deed, Mr. Lynn will receive an additional payment of the Aggregate Profit Allocation Account. If Mr. Lynn’s membership is terminated, he is entitled to receive two times his Aggregate Profit Allocation Amount under the New Lynn Deed for the most recent full financial period in full and final settlement of all claims. In each case, if applicable, he will receive full vesting and immediate exchangeability of all options, RSUs, restricted stock, LPUs, PLPUs and any other BGC Holdings partnership units (unless otherwise provided in the applicable award agreement and including any such awards or units issued to him in connection with or related to such change in control). He is also entitled to welfare benefit continuation for two years and a pro rata discretionary profits allocation for the year of termination. The New Lynn Deed also contains provisions with respect to suspension, consequences of removal, payments in the event of illness or disability and various restrictive covenants.

Also in the event of a change of control of the U.K. Partnership at any time while Mr. Lynn is providing substantial services to the Company or an affiliate thereof (the “Change of Control”), the Partnership shall grant exchangeable LPUs in replacement of any of the above Lynn 2016 NPSUs then held by Mr. Lynn, and any of such non-exchangeable BGC Holdings LPUs then held by Mr. Lynn shall become exchangeable for shares of the Company’s Class A common stock as follows: (a) in a lump sum following (i) the third anniversary of the Change of Control if Mr. Lynn continuously provides substantial services (as an employee, member, partner, consultant, or otherwise) to the Company, any of the individual(s) or entity(ies) which acquire(s) control of the Company (the “Controller”), or any affiliate thereof for the three years after the Change of Control, or (ii) the date the Controller permanently terminates Mr. Lynn’s services in all capacities to the Company, the Controller, and all affiliates thereof prior to the third anniversary of the Change of Control if the circumstances amount to a fundamental breach of contract by the Controller as determined by a court of competent jurisdiction, or (b) ratably on or about the first through third anniversaries following the Change of Control if the Controller permanently terminates Mr. Lynn’s services in all capacities to the Company, the Controller, and all affiliates thereof prior to the third anniversary of the Change of Control unless (a)(ii) above applies. These rights are subject to compliance by Mr. Lynn with certain terms and conditions set forth in the applicable agreements, including not engaging in Competitive Activity (as such term is defined under the Partnership Agreement) at any time prior to the applicable grant of exchangeability. The grant of exchangeability with respect to such LPUs will be determined in accordance with the Company’s practices when determining discretionary bonuses or awards, and any grants of exchangeability shall be subject to the approval of the Compensation Committee.

In addition, the Compensation Committee approved a separate consultancy agreement between Mr. Lynn and the U.K. Partnership, dated December 14, 2016, under which Mr. Lynn will be paid a fee of $20,833.33 per month ($250,000 per year) for his services, commencing upon the termination of his membership in the U.K. Partnership until the earlier of five years following such termination or such time as the U.K. Partnership chooses to terminate the engagement (the “Lynn Consultancy Agreement”). The Lynn Consultancy Agreement subjects Mr. Lynn to substantially the same two-year restrictive covenants as in the New Lynn Deed subsequent to his consultancy termination.

Sean A. Windeatt Agreements

Mr. Windeatt originally had a standard employment agreement with BGC Brokers pursuant to which he was initially paid £200,000 per year. His base salary was raised to £275,000 as of January 1, 2010, £325,000 as of January 1, 2011, £375,000 ($582,750 as of January 1, 2012) and £400,000 ($663,000 as of January 1, 2014) and remains at £400,000 ($493,800 as of January 1, 2017). He was also eligible for discretionary and Incentive Plan, Equity Plan and Participation Plan awards.

On December 31, 2012, Mr. Windeatt’s employment with BGC Brokers terminated, and he executed a deed of adherence as a member of the U.K. Partnership. Mr. Windeatt continues to serve as Chief Operating Officer of BGC Partners, Inc. and serve as an officer of various subsidiaries. Effective January 22, 2014, Mr. Windeatt executed an amended and restated deed of adherence to the U.K. Partnership, which we refer to as the “Windeatt Deed.” Under the Windeatt Deed, Mr. Windeatt’s membership in the U.K. Partnership was terminable on three-months’ notice to a minimum period of up to and including December 31, 2018 (the “Initial Period”). Thereafter, the term will extend automatically for successive one-year periods (the “Renewal Period”), in which case Mr. Windeatt’s membership would terminate upon the expiration of the Initial Period or any Renewal Period.

Pursuant to the Windeatt Deed, Mr. Windeatt is entitled to certain payments in amounts that are comparable to those that he was paid under his prior deed of adherence, including Drawings in the aggregate amount of £400,000 per year (£33,333 per month), which shall be reviewed by the Compensation Committee annually and remains at £400,000 ($561,640.00 as of February 16, 2018). Mr. Windeatt is also eligible for additional allocations of the U.K. Partnership’s profits, subject to the approval of the Compensation Committee. Any such allocation is subject to the satisfactory achievement by Mr. Windeatt of such performance goals as may be established by the Compensation Committee under the Incentive Plan or the Equity Plan in its discretion from time to time.

The Windeatt Deed extended the period that Mr. Windeatt may (i) not compete with the U.K. Partnership or its affiliates or solicit clients or counterparties of the U.K. Partnership or any affiliate from six months to a period of 18 months after his termination, and (ii) not solicit members or employees of the U.K. Partnership or any affiliate to leave their employment of or to discontinue the supply of his or her services to the U.K. Partnership or any affiliate from a period of 12 months to a period of 48 months after his termination.

In further consideration of his execution of the Windeatt Deed, Mr. Windeatt was permitted to immediately sell 30% of his restricted Class A common stock (an aggregate of 85,347 shares), which shares were repurchased by the Company on February 5, 2014.

Effective February 24, 2017, Mr. Windeatt executed a deed of amendment to the Windeatt Deed (the “Windeatt Amendment”). The Compensation Committee approved the Windeatt Amendment and a related letter agreement, dated February 24, 2017 (the “Windeatt Letter Agreement”), providing for a grant to Mr. Windeatt of 400,000 BGC Holdings NPSUs (the “Windeatt 2017 NPSUs”) and 100,000 BGC Holdings LPSUs, effective as of January 1, 2017.

The Windeatt Amendment provides for substantially similar terms to the Windeatt Deed, except that (i) the current term of the Windeatt Deed has been extended from December 31, 2018 to March 31, 2024, with a 12-month advance rolling notice period; and (ii) the term of the restrictive covenants in the Windeatt Deed has been replaced with a two year period.

As described above, on or about each April 1 of 2018 through 2021, pursuant to the Windeatt Letter Agreement, the Partnership shall grant an aggregate award of 100,000 non-exchangeable BGC Holdings LPUs in replacement of 100,000 of the Windeatt 2017 NPSUs, provided that (i) the Company, inclusive of all affiliates thereof, earns, in aggregate, at least $5 million in gross revenues in the calendar quarter in respect of which the applicable award of LPUs is to be granted, and (ii) except in the event of Mr. Windeatt’s death prior to the applicable grant date, Mr. Windeatt remains a member in the U.K. Partnership and has complied at all times with the Windeatt Deed (as amended) and Partnership Agreement, as of the applicable grant date. The LPUs shall be subject to customary adjustments due to membership in the U.K. Partnership upon their exchange or redemption (e.g., 9.75% cancellation/forfeiture upon exchange).

In the event of a change of control of the U.K. Partnership (which will occur if the Company is no longer controlled by Cantor or a person or entity controlled by, controlling or under common control with Cantor), the individual or entity that acquires control would have the option to either extend the term of Mr. Windeatt’s membership in the U.K. Partnership for a period of three years from the date the change of control took effect (if the remaining term of the Windeatt Deed at the time of the change of control is less than three years), or to terminate Mr. Windeatt’s membership. If the membership period is extended, Mr. Windeatt will be entitled to receive an amount equal to his aggregate profit allocation for the most recent full 12-month financial period (£400,000 in salary and any bonus paid) in addition to any other allocation that Mr. Windeatt would have been entitled to under the Windeatt Deed. In addition, in the event that Mr. Windeatt remains a member in the U.K. Partnership on the second anniversary of the change of control (unless he is not engaged on such date solely as a result of termination by the continuing company under circumstances that constitute a fundamental breach of contract by it) and has not materially breached the Windeatt Deed, Mr. Windeatt will receive an additional payment equal to the payment he received at the time of the change of control. If Mr. Windeatt’s membership is terminated, he is entitled to receive two times his aggregate profit allocation under the Windeatt Deed for the most recent full financial period in full and final settlement of all claims.

In each case, Mr. Windeatt will receive full vesting and immediate exchangeability of all options, RSUs, restricted stock, LPUs, PLPUs and any other BGC Holdings partnership units held by Mr. Windeatt at the time of the change of control (but excluding certain units that were are granted solely for the purpose of participation in BGC Holdings quarterly distributions and will be redeemed for zero and unless otherwise provided in the applicable award agreement and including any such awards or units issued to him in connection with or related to such change in control) into either shares of Company Class A common stock or cash to the extent that any partnership units, such as PLPUs, cannot be exchanged into shares. Mr. Windeatt is also entitled to a continuation of benefits (e.g., health insurance) for two years and a pro rata discretionary profit allocation for the year of termination.

Also in the event of a change of control of the U.K. Partnership at any time while Mr. Windeatt is providing substantial services to the Company or an affiliate thereof (the date such event takes effect, the “Windeatt Change of Control”), then the Partnership shall grant exchangeable LPUs in replacement of any of the Windeatt 2017 NPSUs then held by Mr. Windeatt, and any such non-exchangeable BGC Holdings LPUs then held by Mr. Windeatt shall become exchangeable for shares of the Company’s Class A common stock as follows: (a) in a lump sum following the third anniversary of the Windeatt Change of Control if Mr. Windeatt continuously provides substantial services (as an employee, member, partner, consultant or otherwise) to the Company, any of the individual(s) or entity(ies) which acquire(s) control of the Company (the “Windeatt Controller”), or any affiliate thereof for the three years after the Windeatt Change of Control, or (b) ratably on or about the first through third anniversaries following the Windeatt Change of Control if the Windeatt Controller permanently terminates Mr. Windeatt’s services in all capacities to the Company, the Windeatt Controller, and all affiliates thereof prior to the third anniversary of the Windeatt Change of Control (provided that, in the event of a termination between the first and third anniversaries of the Windeatt Change of Control, the portion of the payment attributed to the anniversary(ies) that passed prior to such termination shall be delivered in a lump sum following such termination, with the outstanding portion to be delivered in accordance with the remaining anniversary(ies)). These rights are subject to compliance by Mr. Windeatt of certain terms and conditions set forth in the applicable agreements, including not engaging in Competitive Activity (as such term is defined under the Partnership Agreement) at any time prior to the applicable grant of exchangeability. The grant of exchangeability with respect to such LPUs will be determined in accordance with the Company’s practices when determining discretionary bonuses or awards, and any grants of exchangeability shall be subject to the approval of the Compensation Committee.

In addition, the Compensation Committee approved a separate consultancy agreement between Mr. Windeatt and the U.K. Partnership dated February 24, 2017, under which Mr. Windeatt will be paid a fee of £8,333.33 per month (£100,000 per year) for his services, commencing upon the termination of his membership in the U.K. Partnership until the earlier of two years following such termination or such time as the U.K. Partnership chooses to terminate the engagement (the “Windeatt Consultancy Agreement”). The Windeatt Consultancy Agreement subjects Mr. Windeatt to substantially the same two-year restrictive covenants as in the Windeatt Deed subsequent to his consultancy termination.

Steven R. McMurray Agreements

On April 4, 2016, Mr. McMurray commenced his employment with the Company as our Chief Financial Officer, and he executed a deed of adherence as a member of our U.K. Partnership, which we refer to as the “McMurray Deed.” Under the McMurray Deed, Mr. McMurray’s membership in the U.K. Partnership is terminable on six-months’ notice. Pursuant to the McMurray Deed, he is entitled to receive a base draw of £325,000 ($464,444 as of April 4, 2016). He is also entitled to an upfront payment of up to £100,000 ($142,905 as of April 4, 2016) in cash, which is subject to repayment under certain circumstances. Mr. McMurray will also be entitled to receive a bonus allocation of the U.K. Partnership’s profits payable in April 2017, absent his earlier termination for cause or resignation, in the amount of £425,000 ($607,346 as of April 4, 2016), which will be payable in the form of cash, non-cash (e.g., partnership units) or a combination thereof. Mr. McMurray will be eligible for a discretionary profit allocation, subject to the satisfactory achievement by Mr. McMurray of such performance goals as may be established by the Compensation Committee. Pursuant to the McMurray Deed, Mr. McMurray may (i) not compete with the U.K. Partnership or any affiliates or solicit clients or counterparties of the U.K. Partnership or any affiliate for 12 months after his termination, and (ii) not solicit members or employees of the U.K. Partnership or any affiliate to leave their employment with, or to discontinue the supply of their services to, the U.K. Partnership or any affiliate for 24 months after his termination.

On April 27, 2016, Mr. McMurray entered into an agreement with the Company providing for four future awards of partnership units in BGC Holdings having an aggregate notional value of £500,000 ($758,800 on April 27, 2016). Units having a notional value of £83,333 ($126,541 on April 27, 2016) will be granted on each of January 1, 2017, 2018 and 2019, and units having a notional value of £250,000 ($379,625 on April 27, 2016) will be granted on January 1, 2020, in each case in accordance with customary grant documentation, subject to applicable termination and other provisions of the U.K. Partnership agreement, and adjustments set forth in the applicable agreement. All such units will be immediately exchangeable into the Company’s Class A common stock on the date of grant and cash may be paid by the Company in lieu of the grant of such applicable units. The number of units granted will be determined based on the closing price of the Company’s Class A common stock on the trading day prior to each of the foregoing grant dates.

Effective as of December 14, 2018 (the “Termination Date”), in connection with a partnership separation agreement and related agreements with Mr. Steven R. McMurray, our former Chief Financial Officer, BGC Services (Holdings) LLP, a subsidiary of the Company, agreed to pay Mr. McMurray a post-termination payment in the sum of £275,000 (US $360,498, as of January 31, 2019). Additionally, subject to compliance with the terms and conditions of the partnership separation agreement, the Company agreed that (i) 52,707 BGC Holdings LPUs owned by Mr. McMurray would be made exchangeable through the grant of exchange rights and automatically exchanged into shares of our Class A Common Stock on a one-for-one bases for an aggregate of 52,707 shares of our Class A common stock (“Exchange Shares”); and (ii) a payment in the amount of $142,359 (“Exchange Payment”) would be made payable to Mr. McMurray. The Company agreed to issue the Exchange Shares and deliver certificates representing such shares to Mr. McMurray and to pay the Exchange Payment in three equal installments of 17,569 shares of our Class A common stock and $47,453, with each installment being made payable within ninety-days after the first, second and third anniversaries of the Termination Date.

2018 CEO Pay Ratio

The following information contains the relationship of the median annual total compensation of employees and independent contractors and brokers of BGC and its subsidiaries to the annual total compensation of Mr. Lutnick, the Chief Executive Officer and Chairman of the Board of Directors.

We selected December 31, 2018 as the date used to identify our “median employee” whose annual total compensation was the median of the annual total compensation of all our applicable employees (other than our Chief Executive Officer) for 2018. Based on our internal records, our global employee population as of December 31, 2018 consisted of approximately 4,087 individuals, including full-time, part-time, and temporary employees with approximately 28% of these employees working in the United States and approximately 72% working in our various non U.S. locations consisting of United Arab Emirates, Australia, Bahrain, Brazil, Canada, Switzerland, Chile, People’s Republic of China, Columbia, Denmark, Spain, France, United Kingdom, Hong Kong, Ireland, Israel, Japan, Korea, Republic of Mexico, New Zealand, Russian Federation, Singapore, Turkey, and South Africa.

To identify the “median employee,” we aggregated actual base salary earnings or commission draw in 2018, overtime earnings paid in 2018 for employees eligible to earn overtime, bonus awards earned in 2018 and paid in the first quarter of 2019 and the grant date value of any equity awards granted in 2018. Bonus awards can consist of discretionary bonuses, forgivable loans, cash advance distribution agreements and promissory notes. We annualized the compensation of employees who began employment during the fiscal year. In addition, for any persons who provide services to Cantor and its affiliates (other than BGC Partners and its consolidated subsidiaries), the total compensation of such persons was discounted by the percentage of time that they allocate to Cantor and its affiliates (other than BGC Partners and its consolidated subsidiaries). We then converted any compensation paid in foreign currency to U.S. dollars using the published rate for December 31, 2018 on www.oanda.com. The sum of these amounts served as our “consistently applied compensation measure,” we used in identifying the median employee. We did not apply a cost of living adjustment to the data.

Our median employee was a Web Developer in the United States.

Once the median employee was identified, the pay ratio for the annual total compensation of the median employee to the CEO was calculated for the 2018 fiscal year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and the pay ratio was determined as follows:

•	the annual total compensation of the median employee of all employees of the Company (other than the CEO) was $104,487;

•	the annual total compensation of the CEO, as reported in the Summary Compensation Table, was $29,694,152 representing BGC and Newmark combined for 2018); and

•	the ratio of the annual total compensation of the CEO to the median employee of all employees of the Company was approximately 284 to 1.

The 2018 BGC stand-alone annual total compensation of the CEO, as reported in the Summary Compensation Table, was $17,750,000, resulting in a ratio of approximately 170 to 1 on a BGC stand-alone basis.

Compensation of Directors

Directors who are also our employees do not receive additional compensation for serving as director. Effective as of June 2016, the compensation schedule for our non-employee directors was as follows: the annual cash retainer was increased to $100,000 from $50,000, the annual stipend for the chair of our Compensation Committee was increased to $15,000 from $10,000, and the annual stipend for the chair of our Audit Committee was increased to $25,000 from $20,000. We also pay $2,000 for each meeting of our Board of Directors and $1,000 for each meeting of a committee of our Board actually attended, whether in person or by telephone. Under our policy, none of our non-employee directors is paid more than $3,000 in the aggregate for attendance at meetings held on the same date. Non-employee directors may also receive additional per diem fees for services as a director at the rate of $1,000 per day, with a limit of $5,000 per matter, for additional time spent on Board or Committee matters as directed from time to time by the Board, including interviewing candidates and participating in the Company’s diversity recruiting program initiatives. Effective as of October 2016, the limit was increased to $15,000 for 2016 in connection with time spent by Mr. Curwood on the Company’s on-campus diversity recruitment initiative. Non-employee directors also are reimbursed for all out-of-pocket expenses incurred in attending meetings of our Board or committees of our Board on which they serve.

In addition to the cash compensation described above, under our current policy, upon the appointment or initial election of a non-employee director, we grant to such non-employee director RSUs equal to the value of shares of our Class A common stock that could be purchased for $70,000 at the closing price of our Class A common stock on the trading date of the appointment or initial election of the non-employee director (rounded down to the next whole share). These RSUs vest equally on each of the first two anniversaries of the grant date, provided that the non-employee director is a member of our Board of Directors at the opening of business on such dates.

Thereafter, we annually grant to each non-employee director RSUs equal to the value of shares of our Class A common stock that could be purchased for $50,000 on the date of his or her re-election in consideration for services provided. These RSUs vest equally on each of the first two anniversaries of the grant date, provided that the non-employee director is a member of our Board of Directors at the opening of business on such dates.

The table below summarizes the compensation paid to our non-employee directors (or entities controlled by them) for the year ended December 31, 2018:

(a) Name (1)	(b) Fees Earned or Paid in Cash ($)	(c) Stock Awards ($)(2)	(d) Option Awards ($)(3)	(e) Non-Equity Incentive Plan Compensation ($)	(f) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(g) All Other Compensation ($)	(h) Total ($)
Stephen T. Curwood,	183,000	50,000	—	—	—	—	233,000
Director
William J. Moran,	193,000	50,000	—	—	—	—	243,000
Director
Linda A. Bell,	165,000	50,000	—	—	—	—	215,000
Director
David P. Richards,	160,000	50,000	—	—	—	—	210,000
Director

(1)

Howard Lutnick, our Chairman of the Board and Chief Executive Officer, is not included in this table as he is an employee of our Company and thus received no compensation for his services as director. The compensation received by Mr. Lutnick as an employee of our Company is shown in the Summary Compensation Table. Table includes compensation paid with respect to 2018, including payments for 2018 that were made in January 2019.

(2)

Reflects the grant date fair value of RSUs granted on June 20, 2018 to each of Messrs. Curwood, Moran and Richards and Dr. Bell. More information with respect to the calculation of these amounts is included in the footnotes to our consolidated financial statements included in Item 8 of our latest Annual Report on Form 10-K. In 2018, each of Messrs. Curwood, Moran and Richards and Dr. Bell was granted 4,030 RSUs. As of December 31, 2018, Messrs. Curwood and Moran and Dr. Bell each had 6,098 RSUs outstanding, and Mr. Richards had 6,332 RSUs outstanding.

(3)	No options were granted to non-employee directors in 2018. As of December 31, 2018, none of the non-employee directors had any options outstanding.

Compensation Committee Interlocks and Insider Participation

During 2018, the Compensation Committee of our Board of Directors consisted of Dr. Bell and Messrs. Curwood and Moran. All of the members who served on our Compensation Committee during 2018 were independent directors. No member of the Compensation Committee had any relationship with the Company during 2018 pursuant to which disclosure would be required under applicable SEC rules. With the exception of Mr. Lutnick, our Chief Executive Officer and Chairman of the Board of Directors, during 2018, none of our executive officers served as a member of the board of directors or the compensation committee, or similar body, of a corporation where any of its executive officers served on our Compensation Committee or on our Board of Directors. Mr. Lutnick serves on the board of directors of Newmark.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 31, 2019 with respect to the beneficial ownership of our Common Equity by: (i) each stockholder, or group of affiliated stockholders, that we know owns more than 5% of any class of our outstanding capital stock, (ii) each of the named executive officers, (iii) each director and (iv) the executive officers and directors as a group. Unless otherwise indicated in the footnotes, the principal address of each of the stockholders, executive officers and directors identified below is located at 499 Park Avenue, New York, NY 10022. Shares of our Class B common stock are convertible into shares of our Class A common stock at any time in the discretion of the holder on a one-for-one basis. Accordingly, a holder of Class B common stock is deemed to be the beneficial owner of an equal number of shares of our Class A common stock for purposes of this table.

As of March 31, 2019, Cantor is obligated to distribute an aggregate of 15,770,345 shares of our Class A consisting of (i) 13,999,110 shares to certain partners of Cantor to satisfy certain of Cantor’s deferred stock distribution obligations provided to such partners on April 1, 2008 (the “April 2008 distribution rights shares”), and (ii) 1,771,235 shares to certain partners of Cantor to satisfy certain of Cantor’s deferred stock distribution obligations provided to such partners on February 14, 2012 in connection with Cantor’s payment of previous quarterly partnership distributions (the “February 2012 distribution rights shares” and, together with the April 2008 distribution rights shares, the “distribution rights shares”), all of which can be distributed within 60 days of March 31, 2019. Certain partners elected to receive their shares and others elected to defer receipt of their shares until a future date. As a result, certain of these distribution rights shares are included both in the number of shares beneficially owned directly by Cantor, and indirectly by CF Group Management, Inc. (“CFGM”) and Mr. Lutnick as a result of their control of Cantor, and in the number of shares beneficially owned directly by CFGM, Mr. Lutnick and the other recipients of distribution rights shares, resulting in substantial duplications in the number of shares set forth in the table below. Once Cantor delivers these 15,770,345 distribution rights shares, these shares will no longer be reflected as beneficially owned directly by Cantor and indirectly by CFGM and Mr. Lutnick as a result of their control of Cantor. Instead, beneficial ownership of the shares will only be reported by CFGM and Mr. Lutnick as a result of their direct holdings of the shares, and Mr. Lutnick’s indirect holdings as a result of his control of KBCR Management Partners, LLC (“KBCR”) and LFA LLC (“LFA”), and by the other recipients of the distribution rights shares.

Name	Class B Common Stock				Class A Common Stock
	Shares		%		Shares		%
5% Beneficial Owners(1):
Cantor Fitzgerald, L.P.(2)	68,736,148	(3)	98.9	(4)	97,485,692	(5)	24.9	(6)
CF Group Management, Inc.	69,497,800	(7)	100.0	(4)	100,458,216	(8)	25.5	(9)
The Vanguard Group(1)	—		—		24,755,448		8.5
Principal Financial Group, Inc.(1)	—		—		17,249,496		5.9
Point72 Asset Management, L.P.(1)	—		—		16,141,813		5.5
Executive Officers and Directors(1):
Executive Officers
Howard W. Lutnick	69,497,800	(10)	100.0	(4)	124,446,922	(11)	30.5	(12)
Shaun D. Lynn	—		—		5,368	(13)		*
Stephen M. Merkel	—		—		33,016	(14)		*
Sean A. Windeatt	—		—		—			*
Sean P. Galvin	—		—		20,000	(15)		*
Directors
Stephen T. Curwood	—		—		23,734	(16)		*
William J. Moran	—		—		57,748	(17)		*
Linda A. Bell	—		—		—			*
David P. Richards	—		—		4,724	(18)		*
All executive officers and directors as a group (9 persons)	69,497,800		100.0		124,591,512		30.5	(19)

*	Less than 1% and percentages are based on 293,382,378 shares of our Class A common stock outstanding as of March 31, 2019.
(1)	Based upon information supplied by directors, executive officers and 5% beneficial owners in filings under Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended.
(2)

Cantor has pledged to a financial institution, pursuant to a Put and Pledge Agreement, dated as of July 21, 2017, 10,000,000 shares of our Class A common stock in connection with a loan program established for certain employees and partners of Cantor and its affiliates. On November 23, 2018, those Class A shares were converted into 10,000,000 shares of our Class B common stock and remain pledged in connection with the partner loan program.

(3)

Consists of (i) 45,122,728 shares of our Class B common stock held directly and (ii) 23,613,420 shares of our Class B common stock acquirable upon exchange of 23,613,420 BGC Holdings exchangeable limited partnership interests. These exchangeable limited partnership interests held by Cantor are exchangeable with us at any time for shares of our Class B common stock (or, at Cantor’s option, or if there are no additional authorized but unissued shares of our Class B common stock, our Class A common stock) on a one-for-one basis (subject to customary anti-dilution adjustments).

(4)

Percentage based on (i) 45,884,380 shares of our Class B common stock outstanding as of March 31, 2019, and (ii) 23,613,420 shares of our Class B common stock acquirable upon exchange of 23,613,420 BGC Holdings exchangeable limited partnership interests held by Cantor.

(5)

Consists of (i) 45,122,728 shares of our Class A common stock acquirable upon conversion of 45,122,728 shares of our Class B common stock, and (ii) 52,362,964 shares of our Class A common stock acquirable upon exchange of 52,362,964 BGC Holdings exchangeable limited partnership interests. These amounts include an aggregate of 15,770,345 distribution rights shares consisting of (A) 13,999,110 April 2008 distribution rights shares and (B) 1,771,235 February 2012 distribution rights shares, which may generally be issued to certain Cantor partners upon request, or are scheduled to be distributed within 60 days of March 31, 2019.

(6)

Percentage based on (i) 293,382,378 shares of our Class A common stock outstanding as of March 31, 2019, (ii) 45,884,380 shares of our Class A common stock acquirable upon conversion of 45,884,380 shares of our

Class B common stock, and (iii) 52,362,964 shares of our Class A common stock acquirable upon exchange of 52,362,964 BGC Holdings exchangeable limited partnership interests.
(7)

Consists of (i) 761,652 shares of our Class B common stock held by CFGM, (ii) 45,122,728 shares of our Class B common stock held by Cantor, and (iii) 23,613,420 shares of our Class B common stock acquirable upon exchange by Cantor of 23,613,420 BGC Holdings exchangeable limited partnership interests. CFGM is the managing general partner of Cantor.

(8)

Consists of (i) 761,652 shares of our Class A common stock acquirable upon conversion of 761,652 shares of our Class B common stock held by CFGM, (ii) 2,050,197 April 2008 distribution rights shares held by CFGM, receipt of which has been deferred, (iii) 160,675 February 2012 distribution rights shares, receipt of which has been deferred, (iv) 45,122,728 shares of our Class A common stock acquirable upon conversion of 45,122,728 shares of our Class B common stock held by Cantor, and (v) 52,362,964 shares of our Class A common stock acquirable upon exchange of 52,362,964 BGC Holdings exchangeable limited partnership interests. These amounts include an aggregate of 15,770,345 distribution rights shares consisting of (A) 13,999,110 April 2008 distribution rights shares and (B) 1,771,235 February 2012 distribution rights shares, which may generally be issued to such partners upon request, or are scheduled to be distributed within 60 days of March 31, 2019.

(9)

Percentage based on (i) 293,382,378 shares of our Class A common stock outstanding as of March 31, 2019, (ii) 45,884,380 shares of our Class A common stock acquirable upon conversion of 45,884,380 shares of our Class B common stock, (iii) 52,362,964 shares of our Class A common stock acquirable upon exchange of 52,362,964 BGC Holdings exchangeable limited partnership interests, (iv) 2,050,197 April 2008 distribution rights shares held by CFGM, receipt of which has been deferred, and (v) 160,675 February 2012 distribution rights shares held by CFGM, receipt of which has been deferred.

(10)

Consists of (i) 761,652 shares of our Class B common stock held by CFGM, (ii) 45,122,728 shares of our Class B common stock held by Cantor, and (iii) 23,613,420 shares of our Class B common stock acquirable upon exchange by Cantor of 23,613,420 BGC Holdings exchangeable limited partnership interests. Mr. Lutnick is the Chairman and Chief Executive Officer of CFGM and also the trustee of an entity that is the sole shareholder of CFGM. CFGM is the managing general partner of Cantor.

(11)	Mr. Lutnick’s holdings consist of:

(i)	5,033,338 shares of our Class A common stock held directly;

(ii)	496,295 of our Class A common stock held in Mr. Lutnick’s 401(k) account (as of March 31, 2019);

(iii)

3,675,776 shares of our Class A common stock held in various trust, retirement and custodial accounts (A) 2,153,306 shares held in Mr. Lutnick’s personal asset trust, of which he is the sole trustee, (B) 678,316 shares held by a trust for the benefit of descendants of Mr. Lutnick and his immediate family (the “Trust”), of which Mr. Lutnick’s wife is one of two trustees and Mr. Lutnick has limited powers to remove and replace such trustees, (C) 250,256 shares held in a Keogh retirement account for Mr. Lutnick, (D) 538,146 shares held by trust accounts for the benefit of Mr. Lutnick and members of his immediate family, (E) 29,822 shares held in other retirement accounts, (F) 17,592 shares held in custodial accounts for the benefit of certain members of Mr. Lutnick’s family under the Uniform Gifts to Minors Act, and (G) 8,338 shares of Class A common stock held in other retirement accounts for the benefit of Mr. Lutnick’s spouse;

(iv)	761,652 shares of our Class A common stock acquirable upon conversion of 761,652 shares of our Class B common stock held by CFGM;

(v)	45,122,728 shares of our Class A common stock acquirable upon conversion of 45,122,728 shares of our Class B common stock held by Cantor;

(vi)	52,362,964 shares of our Class A common stock acquirable upon exchange of 52,362,964 BGC Holdings exchangeable limited partnership interests held by Cantor;

(vii)	7,742,325 April 2008 distribution rights shares acquirable by Mr. Lutnick, receipt of which has been deferred;

(viii)	1,231,396 February 2012 distribution rights shares acquirable by Mr. Lutnick, receipt of which has been deferred;

(ix)	2,050,197 April 2008 distribution rights shares acquirable by CFGM, receipt of which has been deferred;

(x)	160,675 February 2012 distribution rights shares acquirable by CFGM, receipt of which has been deferred;

(xi)	1,610,182 April 2008 distribution rights shares acquirable by the Trust, receipt of which has been deferred;

(xii)

2,048,000 April 2008 distribution rights shares acquirable by KBCR, by virtue of Mr. Lutnick being the managing member of KBCR, which is a non-managing General Partner of Cantor, receipt of which has been deferred;

(xiii)	287,967 February 2012 distribution rights shares acquirable by KBCR, receipt of which has been deferred;

(xiv)	161,842 April 2008 distribution rights shares acquirable by LFA, receipt of which has been deferred;

(xv)	16,193 February 2012 distribution rights shares acquirable by LFA, receipt of which has been deferred;

(xvi)	600,938 shares of our Class A common stock owned of record by KBCR;

(xvii)	43,693 shares of our Class A common stock owned of record by LFA; and

(xviii)	1,040,761 shares of Class A common stock acquirable upon exchange of 1,040,761 BGC Holdings exchangeable limited partnership units.

Mr. Lutnick is the Chairman and Chief Executive Officer of CFGM and also the trustee of an entity that is the sole shareholder of CFGM. CFGM is the managing general partner of Cantor. These amounts include an aggregate of 15,770,345 distribution rights shares consisting of (A) 13,999,110 April 2008 distribution rights shares and (B) 1,771,235 February 2012 distribution rights shares, which may generally be issued to such partners upon request.

(12)

Percentage based on (i) 293,382,378 shares of BGC Partners Class A common stock outstanding as of March 31, 2019, (ii) 45,884,380 shares of BGC Partners Class B common stock outstanding, (iii) 52,362,964 shares of BGC Partners Class A common stock acquirable upon exchange of 52,362,964 BGC Holdings exchangeable limited partnership interests, (iv) 7,742,325 April 2008 distribution rights shares acquirable by Mr. Lutnick, receipt of which has been deferred; (vi) 1,231,396 February 2012 distribution rights shares acquirable by Mr. Lutnick, receipt of which has been deferred; (vii) 2,050,197 April 2008 distribution rights shares acquirable by CFGM, receipt of which has been deferred, (viii) 160,675 February 2012 distribution rights shares acquirable by CFGM, receipt of which has been deferred, (ix) 1,610,182 shares of BGC Partners Class A common stock receivable by pursuant to April 2008 distribution rights shares held by a trust for the benefit of Mr. Lutnick’ s family, receipt of which has been deferred, (x) 2,048,000 shares of BGC Partners Class A common stock receivable pursuant to April 2008 distribution rights shares held by KBCR, receipt of which has been deferred, (xi) 287,967 February 2012 distribution rights shares acquirable by KBCR, receipt of which has been deferred, (xii) 161,842 April 2008 distribution rights shares acquirable by LFA, receipt of which has been deferred, (xiii) 16,193 February 2012 distribution rights shares acquirable by LFA, receipt of which has been deferred, and (xiv) 1,040,761 shares of BGC Partners Class A common stock acquirable upon exchange of 1,040,761 BGC Holdings exchangeable limited partnership units.

(13)	Mr. Lynn’s holdings consist of 5,368 shares of our Class A common stock held directly.
(14)

Mr. Merkel’s holdings consist of (i) 24,508 shares of our Class A common stock held in Mr. Merkel’s 401(k) account (as of March 31, 2019), (ii) 6,258 shares of Class A common stock held in trusts for the benefit of Mr. Merkel’s immediate family, of which Mr. Merkel’s spouse is the sole trustee and (iii) 2,250 shares of our Class A common stock beneficially owned by Mr. Merkel’s spouse.

(15)	Mr. Galvin’s holdings consist of 20,000 shares of our Class A common stock held directly.
(16)	Mr. Curwood’s holdings consist of 23,734 shares of our Class A common stock held directly.

(17)	Mr. Moran’s holdings consist of 57,748 shares of our Class A common stock held directly.
(18)	Mr. Richards’ holdings consist of 4,724 shares of our Class A common stock held directly.
(19)

Percentage based on (i) 293,382,378 shares of our Class A common stock outstanding, (ii) 45,884,380 shares of our Class A common stock acquirable upon conversion of 45,884,380 shares of our Class B common stock outstanding, (iii) 52,362,964 shares of our Class A common stock acquirable upon exchange of 52,362,964 BGC Holdings exchangeable limited partnership interests held by Cantor, (iv) 1,040,761 shares of Class A common stock acquirable upon exchange of 1,040,761 BGC Holdings exchangeable limited partnership units held by Mr. Lutnick, and (v) 15,770,345 distribution rights shares, receipt of which has been deferred.

Equity Compensation Plan Information as of December 31, 2018

	Number of securities to be issued upon exercise of outstanding restricted stock units, options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Plan (approved by security holders)	30,881,991	$5.34	154,915,778
Equity compensation plans not approved by security holders	—	—	—

Total	30,881,991	$5.34	154,915,778

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees incurred by us for audit and other services rendered by Ernst & Young, LLP (“Ernst & Young”) during the years ended December 31, 2018 and 2017:

	Year Ended December 31,
	2018	2017
Audit fees	$7,536,036	$9,162,308
Audit-related fees	409,282	2,232,201
Tax fees	417,340	363,582
All other fees	125,000	—

Total	$8,487,658	$11,758,091

“Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and internal control over financial reporting, including audit fees for the Company’s employee benefit plan. “Tax fees” are fees for tax compliance, tax advice and tax planning, and “all other fees” are fees for any services not included in the other categories.

AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

During 2018, our Audit Committee specifically approved the appointment of Ernst & Young to be our independent auditors for the year ended December 31, 2018. Ernst & Young was also approved to perform reviews of our quarterly financial reports within the year ended December 31, 2018 and certain other audit-related services such as accounting consultations. Pursuant to our Audit Committee Charter, the Audit Committee will pre-approve auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors, as set forth in the Audit Committee Charter. These fees do not include the fees paid for Ernst & Young to serve as auditor of Newmark, which was not our subsidiary as of December 31, 2018, following the Spin-Off.

REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is made up solely of independent directors, as defined under applicable Nasdaq Stock Market and Securities and Exchange Commission (“SEC”) rules, and it operates under a written Charter adopted by the Board and the Committee. The composition of the Committee, the attributes of its members and its responsibilities, as reflected in its Charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its Charter on an annual basis. A copy of the Audit Committee Charter is available on the company’s website at www.bgcpartners.com/disclaimers/ under the heading “BGC Partners—Public Filings, Partnership and Corporate Governance Information—Corporate Governance—Charter of the Audit Committee of the Board of Directors,” or upon written request from the Company free of charge.

As described more fully in its Charter, the primary function of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal control over financial reporting and audit process. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; internal control over financial reporting; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm (the “Auditors”) is responsible for performing an independent audit of the Company’s annual consolidated financial statements, and a review of its quarterly consolidated financial statements, in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”), and an independent audit of the Company’s internal control over financial reporting and on the effectiveness of such control.

The Audit Committee has the sole authority to appoint or replace the Auditors, and is directly responsible for the oversight of the scope of the Auditors’ role and the determination of its compensation.

Although each of Messrs. Moran, Richards and Curwood has experience that qualifies him as an audit committee financial expert, none of the Audit Committee members are currently professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the Auditors, nor can the Committee certify that the Auditors are “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the Auditors on the basis of the information it receives, discussions with management and the Auditors, and the experience of the Committee’s members in business, financial and accounting matters.

The Audit Committee has an annual agenda that includes reviewing the Company’s financial statements, internal control and audit matters as well as related party transactions. The Committee meets each quarter with management and the Auditors to review the Company’s interim financial results before the publication of the Company’s quarterly financial results press releases, and periodically in executive sessions. Management’s and the Auditors’ presentations to and discussions with the Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the Auditors.

In accordance with Audit Committee policy and the requirements of law, all services to be provided by the Auditors and their affiliates are subject to pre-approval by the Committee. This includes audit services, audit-related services, and any tax services and other services. In addition, the Committee regularly evaluates the performance and independence of the Auditors. Accordingly, the Committee has reviewed and pre-approved all services provided by Ernst & Young subsequent to the firm’s engagement in 2008. The audit committee of Newmark separately reviewed and pre-approved all services provided by Ernst & Young pursuant to the firm’s engagement by Newmark.

In fulfilling its responsibilities, the Audit Committee has met and held discussions with management and Ernst & Young regarding the fair and complete presentation of the Company’s financial results. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. The Committee has met to review and discuss the Company’s annual audited and quarterly consolidated financial statements for the fiscal year ended December 31, 2018 (including the disclosures contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) with management and Ernst & Young. The Committee also reviewed and discussed with management, the internal auditors and Ernst & Young the Company’s compliance with Section 404 of the Sarbanes-Oxley Act, namely, management’s annual report on the Company’s internal control over financial reporting.

The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees” (Codification of Statement on Auditing Standards, AU §380), as modified or supplemented. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the communications of Ernst & Young with the Audit Committee concerning independence, and has discussed with Ernst & Young the firm’s independence from the Company and management, including all relationships between the firm and the Company. The Audit Committee also has considered whether the provision of permitted non-audit services by Ernst & Young is compatible with maintaining the firm’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements of the Company in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 1, 2019.

Dated: April 29, 2019

THE AUDIT COMMITTEE

William J. Moran, Chairman

Stephen T. Curwood

Linda A. Bell

David Richards

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Review, Approval and Ratification of Transactions with Related Persons

The general policy of our Company and our Audit Committee is that all material transactions with a related party, including transactions with Cantor or Newmark, the relationship between us and Cantor or Newmark and agreements with related parties, as well as all material transactions in which there is an actual, or in some cases, perceived, conflict of interest, including repurchases of Class A common stock or purchases of BGC Holdings limited partnership interests or other equity interests in our subsidiaries, including from Cantor or our executive officers (see “—Repurchases and Purchases”), are subject to prior review and approval by our Audit Committee, which will determine whether such transactions or proposals are fair and reasonable to our stockholders. In general, potential related party transactions are identified by our management and discussed with the Audit Committee at Audit Committee meetings. Detailed proposals, including, where applicable, financial and legal analyses, alternatives and management recommendations, are provided to the Audit Committee with respect to each issue under consideration and decisions are made by the Audit Committee with respect to the foregoing related-party transactions after opportunity for discussion and review of materials. When applicable, the Audit Committee requests further information and, from time to time, requests guidance or confirmation from internal or external counsel or auditors. Our policies and procedures regarding related party transactions are set forth in our Audit Committee Charter and Code of Business Conduct and Ethics, both of which are publicly available on our website at www.bgcpartners.com/disclaimers/ under the headings “BGC Partners—Public Filings, Partnership and Corporate Governance Information—Corporate Governance—Charter of the Audit Committee of the Board of Directors” and “BGC Partners—Public Filings, Partnership and Corporate Governance Information—Corporate Governance—Code of Business Conduct and Ethics,” respectively. Related party transactions with Newmark are also reviewed by the Newmark board and its audit committee under their own policies.

The 2008 Merger and the Merger Agreement

The Merger

BGC Partners, Inc. was created as a result of the April 1, 2008 merger with eSpeed and the issuance of stock and limited partnership units in that transaction and the entry into a separation agreement setting forth the rights, obligations and liabilities of the parties related to the transferred businesses (the “BGC separation agreement”).

License

We entered into a license agreement with Cantor on April 1, 2008 with respect to a non-exclusive, perpetual, irrevocable, worldwide, non-transferable and royalty-free license to all software, technology and intellectual property in connection with the operation of Cantor’s business.

The license is not transferable except to any purchaser of all or substantially all of the business or assets of Cantor or its subsidiaries or to any purchaser of a business, division or subsidiary of Cantor or its subsidiaries pursuant to a bona fide acquisition of a line of business of Cantor or its subsidiaries (provided that (a) such purchaser agrees not to use the software, technology and intellectual property provided under the license to create a fully electronic brokerage system that competes with eSpeed’s fully electronic systems for U.S. Treasuries and foreign exchange, (b) we are a third-party beneficiary of the transferee’s agreement in clause (a) above and (c) Cantor enforces its rights against the purchaser to the extent that it breaches its obligations under clause (a) above). Cantor has granted to us a non-exclusive, perpetual, irrevocable, worldwide, non-transferable and royalty-free license to all intellectual property used in connection with our business operations. The license is not transferable except to a purchaser of all or substantially all of our business or assets or business, division or subsidiaries pursuant to a bona fide acquisition of our line of business. Cantor also agreed that it will not use or grant any aspect of the license to create a fully electronic brokerage system that competes with our fully electronic systems for U.S. Treasuries and foreign exchange.

Corporate Governance Matters

Until six months after Cantor ceases to hold 5% of our voting power, transactions or arrangements between us and Cantor will be subject to prior approval by a majority of the members of our Board of Directors who have been found to qualify as “independent” in accordance with the published listing requirements of Nasdaq. See “—Potential Conflicts of Interest and Competition Among Cantor, BGC and Newmark.”

During the same timeframe, we and Cantor also agreed not to employ or engage any officer or employee of the other party without the other party’s written consent. However, either party may employ or engage any person who responds to a general solicitation for employment. Cantor may also hire any of our employees who are not brokers and who devote a substantial portion of their time to Cantor or Cantor-related matters or who manage or supervise any such employee, unless such hiring precludes us from maintaining and developing our intellectual property in a manner consistent with past practice. Cantor provides an updated list of such persons to us promptly as necessary.

Continuing Interests in Cantor

The founding partners and other limited partners of Cantor, including Messrs. Lutnick, Lynn, Merkel and Windeatt, received distribution rights in connection with the separation of the BGC businesses from Cantor prior to the merger (the “BGC separation”). The distribution rights of founding partners, including Messrs. Lynn and Windeatt, entitled the holder to receive a fixed number of shares of the BGC Partners Class A common stock, with one-third of such shares distributable on each of the first, second and third anniversaries of the merger. The distribution rights of the retained partners in Cantor who did not become founding partners, including Messrs. Lutnick and Merkel, generally entitled the holder to receive a distribution of a fixed number of shares of BGC Partners common stock over a two or three year period following the merger, depending on the holding period of units in respect of which the distribution rights were received.

Cantor offered to retained partners the opportunity to elect to defer their receipt of such distribution rights shares and receive a distribution equivalent from Cantor rather than receiving an immediate distribution of such shares. Retained partners who elected to defer their right to receive such shares are entitled to receive their shares upon written notice to Cantor. Such shares will be delivered to such partners on such subsequent dates after receipt of such notice as shall be determined by Cantor in its administrative discretion, and Cantor shall have a right to defer such distributions for up to three months, although Cantor generally makes such distributions on a quarterly basis to such partners.

As of April 1, 2019, the aggregate number of remaining April 2008 distribution rights shares and February 2012 distribution rights shares that Cantor is obligated to distribute to retained and founding partners is 13,999,110 shares and 1,771,235 shares, respectively, of our Class A common stock.

Commissions; Market Data; Clearing

Pursuant to the BGC separation agreement, Cantor has a right, subject to certain conditions, to be our customer and to pay the lowest commissions paid by any other customer, whether by volume, dollar or other applicable measure. This right will terminate upon the earlier of a change of control of Cantor and the last day of the calendar quarter during which Cantor represents one of our 15 largest customers in terms of transaction volume. In addition, Cantor has an unlimited right to internally use our market data without any cost but Cantor does not have the right to furnish such data to any third party. Any future related-party transactions or arrangements between us and Cantor are subject to the prior approval by our Audit Committee. During the year ended December 31, 2018, we recorded revenues from Cantor entities of $0.3 million related to commissions paid to us by Cantor.

During the three-year period following the closing of the BGC separation, Cantor provided us with services that we determined were reasonably necessary in connection with the clearance, settlement and fulfillment of futures transactions by us. We received from Cantor all of the economic benefits and burdens associated with Cantor’s performance of such services. Although this arrangement with Cantor is continuing, we are using our commercially reasonable efforts to reduce and eliminate our need for such services from Cantor.

Reinvestments in the OpCos; Co-Investment Rights; Distributions to Holders of Our Common Stock

We are a holding company, and our businesses are operated through two operating partnerships, which we refer to as the “OpCos”: BGC U.S. OpCo, which holds our U.S. businesses, and BGC Global OpCo, which holds our non-U.S. businesses. In order to maintain our economic interest in the OpCos, any net proceeds received by us from any subsequent issuances of our common stock other than upon exchange of BGC Holdings exchangeable limited partnership interests will be indirectly contributed to BGC U.S. OpCo and BGC Global OpCo in exchange for BGC U.S. OpCo limited partnership interests and BGC Global OpCo limited partnership interests consisting of a number of BGC U.S. OpCo units and BGC Global OpCo units that will equal the number of shares of our common stock issued.

In addition, we may elect to purchase from the OpCos an equal number of BGC U.S. OpCo units and BGC Global OpCo units through cash or non-cash consideration. In the future, from time to time, we also may use cash on hand and funds received from distributions from BGC U.S. OpCo and BGC Global OpCo to purchase shares of common stock or BGC Holdings exchangeable limited partnership interests.

In the event that we acquire any additional BGC U.S. OpCo limited partnership interests and BGC Global OpCo limited partnership interests from BGC U.S. OpCo or BGC Global OpCo, Cantor would have the right to cause BGC Holdings to acquire additional BGC U.S. OpCo limited partnership interests and BGC Global OpCo limited partnership interests from BGC U.S. OpCo and BGC Global OpCo, respectively, up to the number of BGC U.S. OpCo units and BGC Global OpCo units that would preserve Cantor’s relative indirect economic percentage interest in BGC U.S. OpCo and BGC Global OpCo compared to our interests immediately prior to the acquisition of such additional partnership units by us, and Cantor would acquire an equivalent number of additional BGC Holdings limited partnership interests to reflect such relative indirect interest. The purchase price per BGC U.S. OpCo unit and BGC Global OpCo unit for any such BGC U.S. OpCo limited partnership interests and BGC Global OpCo limited partnership interests issued indirectly to Cantor pursuant to its co-investment rights will be equal to the price paid by us per BGC U.S. OpCo unit and BGC Global OpCo unit. Any such BGC Holdings limited partnership interests issued to Cantor will be designated as exchangeable limited partnership interests.

Cantor will have 10 days after the related issuance of BGC U.S. OpCo limited partnership interests and BGC Global OpCo limited partnership interests to elect such reinvestment and will have to close such election no later than 120 days following such election.

In addition, the Participation Plan provides for issuances, in the discretion of our Compensation Committee or its designee, of BGC Holdings limited partnership interests to current or prospective working partners and executive officers of BGC Partners. Any net proceeds received by BGC Holdings for such issuances generally will be contributed to BGC U.S. OpCo and BGC Global OpCo in exchange for BGC U.S. OpCo limited partnership interests and BGC Global OpCo limited partnership interests consisting of a number of BGC U.S. OpCo units and BGC Global OpCo units equal to the number of BGC Holdings limited partnership interests being issued so that the cost of such compensation award, if any, is borne pro rata by all holders of the BGC U.S. OpCo units and BGC Global OpCo units, including by us. Any BGC Holdings limited partnership interests acquired by the working partners, including any such interests acquired at preferential or historical prices that are less than the prevailing fair market value of our Class A common stock, will be designated as BGC Holdings working partner interests and will generally receive distributions from BGC U.S. OpCo and BGC Global OpCo on an equal basis with all other limited partnership interests.

To the extent that any BGC U.S. OpCo units and BGC Global OpCo units are issued pursuant to the reinvestment and co-investment rights described above, an equal number of BGC U.S. OpCo units and BGC

Global OpCo units will be issued. It is the non-binding intention of us, BGC U.S. OpCo, BGC Global OpCo and BGC Holdings that the aggregate number of BGC U.S. OpCo units held by the BGC Holdings group at a given time divided by the aggregate number of BGC Holdings units issued and outstanding at such time is at all times equal to one, which ratio is referred to herein as the “BGC Holdings ratio,” and that the aggregate number of BGC U.S. OpCo units held by the BGC Partners group at a given time divided by the aggregate number of shares of our common stock issued and outstanding as of such time is at all times equal to one, which ratio is referred t to herein as the “BGC Partners ratio.” In furtherance of such non-binding intention, in the event of any issuance of BGC U.S. OpCo limited partnership interests and BGC Global OpCo limited partnership interests to us pursuant to voluntary reinvestment, immediately following such an issuance, we will generally declare a pro rata stock dividend to our stockholders, and in the event of any issuance of BGC U.S. OpCo limited partnership interests and BGC Global OpCo limited partnership interests to BGC Holdings pursuant to its co-investment rights, BGC Holdings will generally issue a pro rata unit distribution to its partners.

Second Amended and Restated BGC Holdings Limited Partnership Agreement

On December 13, 2017, the Amended and Restated BGC Holdings Partnership Agreement was amended and restated (the “Second Amended and Restated BGC Holdings Partnership Agreement” or the “BGC Holdings limited partnership agreement”) to include prior standalone amendments and to make certain other changes related to the separation of our Real Estate Services business into a separate public company, Newmark Group, Inc. (the “separation”). The Second Amended and Restated BGC Holdings Partnership Agreement, among other things, reflects changes resulting from the division in the separation of BGC Holdings into BGC Holdings and Newmark Holdings among other things, including:

•

an apportionment of the existing economic attributes (including, among others, capital accounts and post-termination payments) of each BGC Holdings limited partnership unit outstanding immediately prior to the separation (a “legacy BGC Holdings unit”) between such legacy BGC Holdings unit and the fraction of a Newmark Holdings limited partnership unit issued in the separation in respect of such legacy BGC Holdings unit (a “legacy Newmark Holdings unit”), based on the relative value of BGC and Newmark as of after the Newmark IPO;

•

an adjustment of the exchange mechanism between the Newmark IPO and the Spin-Off so that one exchangeable BGC Holdings unit together with a number of exchangeable Newmark Holdings units equal to 0.454545 divided by the Newmark Holdings exchange ratio as of such time, must be exchanged in order to receive one share of BGC Class A common stock; and

•

a right of the employer of a partner (whether it be Newmark or BGC) to determine whether to grant exchangeability with respect to legacy BGC Holdings units or legacy Newmark Holdings units held by such partner.

The Second Amended and Restated BGC Holdings Partnership Agreement also removes certain classes of BGC Holdings units that are no longer outstanding, and permits the general partner of BGC Holdings to determine the total number of authorized BGC Holdings units. The Second Amended and Restated BGC Holdings Limited Partnership Agreement was approved by our Audit Committee.

Management

BGC Holdings is managed by its general partner. Through ownership of the general partner of BGC Holdings, we hold the BGC Holdings general partnership interest and the BGC Holdings special voting limited partnership interest, which entitles us to control BGC Holdings and to remove and appoint the general partner of BGC Holdings.

Under the BGC Holdings limited partnership agreement, we, as the BGC Holdings general partner, manage the business and affairs of BGC Holdings. However, Cantor’s consent is required for amendments to the BGC

Holdings limited partnership agreement, to decrease distributions to BGC Holdings limited partners to less than 100% of net income received by BGC Holdings (other than with respect to selected extraordinary items as described above), to transfer any BGC U.S. OpCo or BGC Global OpCo partnership interests beneficially owned by BGC Holdings and to take any other actions that may adversely affect Cantor’s exercise of its co-investment rights to acquire BGC Holdings limited partnership interests, its right to purchase BGC Holdings founding partner interests and its right to exchange the BGC Holdings exchangeable limited partnership interests. Cantor’s consent is also required in connection with transfers of BGC Holdings limited partnership interests by other limited partners and the issuance of additional BGC Holdings limited partnership interests outside of the Participation Plan. As described below under “—Exchanges,” BGC Holdings founding partner interests are only exchangeable if Cantor so determines.

Any working partner interests that are issued will not be exchangeable with us unless otherwise determined by us with the written consent of a BGC Holdings exchangeable limited partnership interest majority in interest, in accordance with the terms of the BGC Holdings limited partnership agreement.

As described below under “—Exchanges,” the employee-owned partnership interests will only be exchangeable for our Class A common stock in accordance with the terms and conditions of the grant of such interests, which terms and conditions will be determined by the BGC Holdings general partner with the written consent of the BGC Holdings exchangeable limited partnership interest majority in interest, in accordance with the terms of the BGC Holdings limited partnership agreement.

The BGC Holdings limited partnership agreement also provides that BGC Holdings, in its capacity as the general partner of each of BGC U.S. OpCo and BGC Global OpCo, requires Cantor’s consent to amend the terms of the BGC U.S. OpCo or BGC Global OpCo limited partnership agreements or take any other action that may interfere with Cantor’s exercise of its co-investment rights to acquire BGC Holdings limited partnership interests (and the corresponding investment in BGC U.S. OpCo and BGC Global OpCo by BGC Holdings) or its rights to exchange the BGC Holdings exchangeable limited partnership interests. Founding/working partners and limited partnership unit holders do not have any voting rights with respect to their ownership of BGC Holdings limited partnership interests, other than limited consent rights concerning amendments to the terms of the BGC Holdings limited partnership agreement.

Classes of Interests in BGC Holdings

As of March 31, 2019, BGC Holdings had the following outstanding interests:

•	a general partnership interest, which is held indirectly by us;

•	BGC Holdings exchangeable limited partnership interests, which are held by Cantor;

•	BGC Holdings founding partner interests, which are limited partnership interests held by founding partners;

•	BGC Holdings REU and AREU interests, which are limited partnership interests held by REU and AREU partners;

•	a special voting limited partnership interest, which is held by us and which entitles us to remove and appoint the general partner of BGC Holdings;

•	BGC Holdings working partner interests held by working partners;

•	BGC Holdings RPU and ARPU interests, which are types of working partner interests held by RPU and ARPU partners;

•	BGC Holdings PSI, PSE, APSI, PSU, APSU, LPU and NPSU interests, which are types of working partner interests held by PSI, PSE, APSI, PSU, APSU, LPU and NPSU partners; and

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Preferred Units (“Preferred Units”), which are working partner units that may be awarded to holders of, or contemporaneous with the grant of, PSUs, PSIs, PSEs, LPUs, REUs, RPUs and AREUs and which carry the same name as the underlying unit, with the insertion of an additional “P” to designate them as Preferred Units.

REU, AREU, RPU, ARPU, PSI, PSU, APSU, PSE, LPU, NPSU, NREU, NPREU, NLPU, NPLPU, NPPSU and Preferred Unit interests are collectively referred to as “limited partnership units.”

For a description of the exchange rights and obligations, see “—Exchanges” below. No BGC Holdings founding partner interests were issued after the BGC separation nor will they be. The BGC Holdings founding/working partner interests held by founding/working partners are designated in various classes, reflecting in general the terms of classes of units that the founding partners previously held in Cantor. See “—Distributions—Classes of Founding/Working Partner Interests.”

The general partner may determine the total aggregate number of authorized BGC Holdings units.

Any authorized but unissued BGC Holdings units may be issued:

•	pursuant to the separation of the BGC businesses from Cantor, or as otherwise contemplated by the BGC separation agreement or the BGC Holdings limited partnership agreement;

•	to Cantor and members of the Cantor group, in connection with a reinvestment in BGC Holdings;

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with respect to BGC Holdings founding/working partner interests, to an eligible recipient, which means any limited partner or member of the Cantor group or any affiliate, employee or partner thereof, in each case as directed by a BGC Holdings exchangeable limited partner majority in interest (provided that such person or entity is not primarily engaged in a business that competes with BGC Holdings or its subsidiaries);

•	as otherwise agreed by us, as general partner, and a BGC Holdings exchangeable limited partner interest majority in interest;

•	pursuant to the Participation Plan;

•	to any then-current founding/working partner or limited partnership unit holder pursuant to the BGC Holdings limited partnership agreement;

•	to any BGC Holdings partner in connection with a conversion of an issued unit and interest into a different class or type of unit and interest; and

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to Cantor in the event of a termination or bankruptcy of a founding/working partner or limited partnership unit holder or the redemption of a founding/working partner interest or limited partnership unit pursuant to the BGC Holdings limited partnership agreement.

Exchanges

In connection with the separation, Newmark Holdings interests and units were distributed to holders of BGC Holdings interests and units in proportion to such interests and units of BGC Holdings held by such holders immediately prior to the separation. Prior to the Spin-Off, unless otherwise agreed by BGC, with respect to legacy BGC Holdings units and legacy Newmark Holdings units, to the extent such units were exchangeable, in order to make an exchange for a share of BGC common stock, a holder had to have exchanged both one legacy BGC Holdings unit and a certain number of legacy Newmark Holdings units as set forth in the BGC Holdings limited partnership agreement, in order to have received one share of BGC common stock.

The BGC Holdings limited partnership interests held by Cantor are generally exchangeable with us for BGC Class B common stock (or, at Cantor’s option or if there are no additional authorized but unissued shares of BGC Class B common stock, BGC Class A common stock) on a one-for-one basis (subject to customary anti-dilution adjustments).

The BGC Holdings limited partnership interests that Cantor transferred to founding partners in connection with the redemption of their current limited partnership interests in Cantor at the time of the BGC separation are not exchangeable with us unless (1) Cantor reacquires such interests from BGC Holdings upon termination or bankruptcy of the founding partners or redemption of their units (which it has the right to do under certain circumstances), in which case such interests will be exchangeable with BGC Partners for Class A common stock or Class B common stock as described above or (2) Cantor determines that such interests can be exchanged by such founding partners with us for Class A common stock, generally on a one-for-one basis (subject to customary anti-dilution adjustments), on terms and conditions to be determined by Cantor, provided that the terms and conditions of such exchange cannot in any way diminish or adversely affect our rights or rights of our subsidiaries (it being understood that an obligation by BGC Partners to deliver shares of Class A common stock upon exchange will not be deemed to diminish or adversely affect the rights of us or our subsidiaries) (which exchange of certain interests Cantor expects to permit from time to time). Once a BGC Holdings founding partner interest becomes exchangeable, such founding partner interest is automatically exchanged for our Class A common stock upon termination or bankruptcy of such partner or upon redemption by BGC Holdings.

In particular, the BGC Holdings founding partner interests that Cantor provided are exchangeable with us for our Class A common stock on a one-for-one basis (subject to customary anti-dilution adjustments from time to time), in accordance with the terms of the BGC Holdings limited partnership agreement twenty percent (20%) of the BGC Holdings founding partner interests held by each founding partner became exchangeable upon the closing of the BGC separation, with one-third of the shares receivable by such BGC Holdings founding partner upon a full exchange becoming saleable on each of the first, second and third anniversaries of the closing of the BGC separation (subject to acceleration), subject to applicable law.

Further, the Company provides exchangeability for partnership units under other circumstances in connection with compensation, acquisitions and investments, including as follows:

•	In connection with the issuance of the BGC Holdings Notes (as hereinafter defined); and

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The granting of exchangeability of certain BGC Holdings units into shares of our Class A common stock in connection with (i) our partnership redemption, compensation and restructuring programs, (ii) other incentive compensation arrangements, and (iii) business combination transactions.

Notwithstanding the foregoing, to the extent that legacy BGC Holdings units or legacy Newmark Holdings were not exchangeable as of immediately after the separation, the determination of whether to grant an exchange right with respect to such legacy BGC Holdings units and legacy Newmark Holdings units will be made as follows:

•	If the legacy BGC Holdings units and legacy Newmark Holdings unit are held by an employee of the BGC group providing services solely to the BGC group, then BGC Partners shall make such determination;

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If the legacy BGC Holdings units and legacy Newmark Holdings unit are held by an employee of the Newmark group providing services solely to the Newmark group, then Newmark shall make such determination; and

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If the legacy BGC Holdings units and legacy Newmark Holdings unit are held by an employee of the BGC group, the Newmark group or the Cantor group providing services to both the BGC group and the Newmark group, then BGC Partners shall make such determination to the extent that the grant of the exchange right relates to compensation for services by such employee to the BGC group, and Newmark shall make such determination to the extent that the grant of the exchange right relates to compensation for services by such employee to the Newmark group. Grants of exchangeability may be made at any time in the discretion of the relevant service recipient, and future grant practices may differ from prior practices, including without limitation in connection with performance achievement, changes in incentive arrangements, accounting principles, and tax laws (including deductibility of compensation) and other applicable laws.

The Company also provides for exchangeability of certain working partner units without a capital account for other working partner units with a capital account in connection with compensatory arrangements.

BGC Holdings Exchangeable Limited Partnership Interests

Any working partner interests that are issued will not be exchangeable with us unless we otherwise determine with the written consent of a BGC Holdings exchangeable limited partnership interest majority in interest, in accordance with the terms of the BGC Holdings limited partnership agreement.

The limited partnership units will only be exchangeable for Class A common stock in accordance with the terms and conditions of the grant of such limited partnership units, which terms and conditions will be determined in our sole discretion, as the general partner of BGC Holdings, with the written consent of the BGC Holdings exchangeable limited partnership interest majority in interest with respect to the grant of any exchange right, in accordance with the terms of the BGC Holdings limited partnership agreement.

The one-for-one exchange ratio between BGC Holdings units and Class B common stock and Class A common stock will not be adjusted to the extent that we have made a dividend, subdivision, combination, distribution or issuance to maintain the BGC Partners ratio pursuant to a reinvestment by BGC Partners or its subsidiaries pursuant to its reinvestment right.

Upon our receipt of any BGC Holdings exchangeable limited partnership interest or BGC Holdings founding partner interest, or BGC Holdings limited partnership unit that is exchangeable, pursuant to an exchange, such interest being so exchanged will cease to be outstanding and will be automatically and fully cancelled, and such interest will automatically be designated as a BGC Holdings regular limited partnership interest, will have all rights and obligations of a holder of BGC Holdings regular limited partnership interests and will cease to be designated as a BGC Holdings exchangeable interest or BGC Holdings founding partner interest, BGC Holdings REU interest or BGC Holdings working partner interest that is exchangeable, and will not be exchangeable.

With each exchange, our indirect interest in BGC U.S. OpCo and BGC Global OpCo will proportionately increase, because immediately following an exchange, BGC Holdings will redeem the BGC Holdings unit so acquired for the BGC U.S. OpCo limited partnership interest and the BGC Global OpCo limited partnership interest underlying such BGC Holdings unit. The acquired BGC U.S. OpCo limited partnership interest and BGC Global OpCo limited partnership interest will be appropriately adjusted to reflect the impact of certain litigation matters and the intention of the parties to the BGC Holdings limited partnership agreement for BGC Holdings (and not BGC Partners) to realize the economic benefits and burdens of such potential claims.

In addition, upon a transfer of a BGC Holdings exchangeable limited partnership interest that is not permitted by the BGC Holdings limited partnership agreement (see “—Transfers of Interests” below), such interest will cease to be designated as a BGC Holdings exchangeable limited partnership interest and will automatically be designated as a regular limited partnership interest.

In the case of an exchange of an exchangeable limited partnership interest or a founding partner interest (or portion thereof), the aggregate capital account of the BGC Holdings unit so exchanged will equal a pro rata portion of the total aggregate capital account of all exchangeable limited partnership units and founding partner units then outstanding, reflecting the portion of all such exchangeable limited partnership units and founding partner units then outstanding represented by the units so exchanged. The aggregate capital account of such exchanging partner in such partner’s remaining exchangeable limited partnership units and/or founding partner units will be reduced by an equivalent amount. If the aggregate capital account of such partner is insufficient to permit such a reduction without resulting in a negative capital account, the amount of such insufficiency will be satisfied by reallocating capital from the capital accounts of the exchangeable limited partners and the founding partners to the capital account of the units so exchanged, pro rata based on the number of units underlying the outstanding exchangeable limited partnership interests and the founding partner interests or based on other factors as determined by a BGC Holdings exchangeable limited partnership interest majority in interest.

In the case of an exchange of an REU interest or working partner interest or portion thereof, the aggregate capital account of the BGC Holdings units so exchanged will equal the capital account of the REU interest or working partner interest (or portion thereof), as the case may be, represented by such BGC Holdings units.

We agreed to reserve, out of our authorized but unissued BGC Partners Class B common stock and BGC Partners Class A common stock, a sufficient number of shares of BGC Partners Class B common stock and BGC Partners Class A common stock solely to effect the exchange of all then outstanding BGC Holdings exchangeable limited partnership interests, the BGC Holdings founding/working partner interests, if exchangeable, and BGC Holdings limited partnership units, if exchangeable, into shares of BGC Partners Class B common stock or BGC Partners Class A common stock pursuant to the exchanges (subject, in the case of BGC Partners Class B common stock, to the maximum number of shares authorized but unissued under BGC Partners’ certificate of incorporation as then in effect) and a sufficient number of shares of BGC Partners Class A common stock to effect the exchange of shares of BGC Partners Class B common stock issued or issuable in respect of exchangeable BGC Holdings limited partnership interests. We have agreed that all shares of BGC Partners Class B common stock and BGC Partners Class A common stock issued in an exchange will be duly authorized, validly issued, fully paid and non-assessable and will be free from pre-emptive rights and free of any encumbrances.

Partnership Enhancement Program

During March 2010, we began a global partnership redemption and compensation restructuring program to enhance our employment arrangements by leveraging our unique partnership structure. Under this program, participating partners generally agree to extend the lengths of their employment agreements, to accept a larger portion of their compensation in partnership units and to other contractual modifications sought by us. Also as part of this program, we redeemed limited partnership interests for cash and/or other units and granted exchangeability to certain units. At the same time, we sold shares of Class A common stock under our controlled equity offering. In connection with the global partnership redemption and compensation program, we granted exchangeability on 11,214,269 limited partnership units for the year ended December 31, 2018. In addition, during the year ended December 31, 2018, as part of this redemption and compensation program, we redeemed approximately 9,238,394 limited partnership units at an average price of $12.61 per unit and an aggregate of 108,907 founding partner units at an average price of $12.86 per unit. In connection with this program, Cantor agreed to grant exchangeability on certain founding partner units. Also, during the year ended December 31, 2018, 7,559,291 limited partnership units were cancelled in connection with the grant of 6,833,168 shares of Class A common stock. We did granted exchangeability on 498,231 limited partnership units for the three months ended March 31, 2019 in connection with this program. In addition, during the three months ended March 31, 2019, as part of this program, we redeemed approximately 1,025,194 limited partnership units at an average price of $5.27 per share and no founding partner units.

Distributions

General

The profit and loss of BGC U.S. OpCo and BGC Global OpCo are generally allocated based on the total number of BGC U.S. OpCo units and BGC Global OpCo units outstanding, other than in the case of certain litigation matters, the impact of which would be allocated to the BGC U.S. OpCo and BGC Global OpCo partners who are members of the BGC Holdings group as described in “—Second Amended and Restated Limited Partnership Agreements of BGC U.S. OpCo and BGC Global OpCo.” The profit and loss of BGC Holdings are generally allocated based on the total number of BGC Holdings units outstanding, other than the impact of certain litigation matters, which will be allocated to the BGC Holdings partners who are members of the Cantor group, or who are founding/working partners or limited partnership unit holders. The minimum distribution for each RPU interest is $0.005 per quarter, provided that, with respect to a BGC legacy unit, the minimum distribution shall be apportioned between the BGC legacy unit on one hand and the Newmark legacy unit on the other hand, based on the relative value of BGC and Newmark, such that the sum of the minimum distribution for such BGC legacy unit and Newmark legacy unit immediately following the distribution shall equal $0.005 with respect to each quarter. For the avoidance of doubt, the distribution provisions of the BGC Holdings limited partnership agreement do not apply to holders of APSUs, AREUs, ARPUs, NLPUs, NPLPUs, NPPSUs, NPREUs, NPSUs and NREUs.

BGC Holdings distributes to holders of the BGC Holdings limited partnership interests (subject to the allocation of certain litigation matters, to BGC Holdings partners who are members of the Cantor group, or who are founding/working partners or who are limited partnership unit holders (and not to us)):

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with respect to partners who are members of the Cantor group and the founding/working partners, on or prior to each estimated tax due date (the 15th day of each April, June, September and December in the case of a partner that is not an individual, and the 15th day of each April, June, September and January in the case of a partner who is an individual), such partner’s estimated proportionate quarterly tax distribution for such fiscal quarter; and

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as promptly as practicable after the end of each fiscal quarter, an amount equal to the excess, if any, of (a) the net positive cumulative amount allocated to such partner’s capital account pursuant to the BGC Holdings limited partnership agreement, over (b) the amount of any prior distributions to such partner.

Pursuant to the terms of the BGC Holdings limited partnership agreement, distributions by BGC Holdings to its partners may not be decreased below 100% of net income received by BGC Holdings from BGC U.S. OpCo and BGC Global OpCo (other than with respect to selected extraordinary items with respect to founding/working partners or limited partnership unit holders, such as the disposition directly or indirectly of partnership assets outside of the ordinary course of business) unless we determine otherwise, subject to Cantor’s consent (as the holder of the BGC Holdings exchangeable limited partnership interest majority in interest). The BGC Holdings general partner, with the consent of Cantor, as the holder of the BGC Holdings exchangeable limited partnership interest majority in interest, may direct BGC Holdings to distribute all or part of any amount distributable to a founding/working partner or a limited partnership unit holder in the form of a distribution of publicly traded shares, including shares of any capital stock of any other entity if such shares are listed on any national securities exchange or included for quotation in any quotation system in the United States, which we refer to as “publicly traded shares,” or in other property.

In addition, the BGC Holdings general partner, with the consent of Cantor, as holder of a majority of the BGC Holdings exchangeable limited partnership interests, in its sole and absolute discretion, may direct BGC Holdings, upon a founding/working partner’s or a limited partnership unit holder’s death, retirement, withdrawal from BGC Holdings or other full or partial redemption of BGC Holdings units, to distribute to such partner (or to his or her personal representative, as the case may be) a number of publicly traded shares or an amount of other property that the BGC Holdings general partner determines is appropriate in light of the goodwill associated with such partner and his, her or its BGC Holdings units, such partner’s length of service, responsibilities and contributions to BGC Holdings and/or other factors deemed to be relevant by the BGC Holdings general partner. Any such distribution of publicly traded shares or other property to a partner as described in the prior sentence will result in a net reduction in such partner’s capital account and adjusted capital account, unless otherwise determined by the BGC Holdings general partner in its sole and absolute discretion, provided that any gain recognized as a result of such distribution will not affect such partner’s adjusted capital account, unless otherwise determined by both the BGC Holdings general partner and Cantor.

The BGC Holdings limited partnership agreement, however, provides that any and all items of income, gain, loss or deduction resulting from certain specified items allocated entirely to the capital accounts of the limited partnership interests in BGC U.S. OpCo and BGC Global OpCo held by BGC Holdings will be allocated entirely to the capital accounts of BGC Holdings limited partnership interests held by its founding/working partners, its limited partnership unit holders and Cantor as described below under “—Second Amended and Restated Limited Partnership Agreements of BGC U.S. OpCo and BGC Global OpCo—Distributions.” In addition, in the discretion of the BGC Holdings general partner, distributions with respect to selected extraordinary transactions, as described below, may be withheld from the founding/working partners and the limited partnership unit holders and distributed over time subject to the satisfaction of conditions set by us, as the general partner of BGC Holdings, such as continued service to us. See “—Redemption of BGC Holdings Founding/Working Partner Interests and Limited Partnership Interests.” These distributions that may be withheld relate to income items from non-recurring events, including, without limitation, items that would be considered “extraordinary items” under U.S. GAAP and recoveries with respect to claims for expenses, costs and damages (excluding any recovery that does not result in monetary payments to BGC Holdings) attributable to extraordinary events affecting BGC Holdings (such events may include, unless otherwise determined by the BGC Holdings general partner, any disposition, directly or indirectly (including deemed sales), of capital stock of any affiliate owned by BGC Holdings, whether or not recurring in nature). The BGC Holdings general partner may also deduct from these withheld amounts all or a portion of any extraordinary expenditures from non-recurring events that it determines are to be treated as extraordinary expenditures, including, without limitation, any distribution or other payment (including a redemption payment) to a BGC Holdings partner, the purchase price or other cost of acquiring any asset, any other non-recurring expenditure of BGC Holdings, items that would be considered “extraordinary items” under U.S. GAAP, and expenses, damages or costs attributable to extraordinary events affecting BGC Holdings (including actual, pending or threatened litigation). Any amounts that are withheld from distribution and forfeited by the founding/working partners and the limited partnership unit holders with respect to such extraordinary transactions will be distributed to Cantor in respect of the BGC Holdings limited partnership interests held by Cantor.

No partner may charge or encumber its BGC Holdings limited partnership interest or otherwise subject such interest to any encumbrance, except those created by the BGC Holdings limited partnership agreement. However, a BGC Holdings exchangeable limited partner may encumber its BGC Holdings exchangeable limited partnership interest in connection with any bona fide bank financing transaction.

Classes of Founding/Working Partner Interests and Limited Partnership Units

Founding/working partners currently hold five classes of BGC Holdings units underlying such partner’s BGC Holdings founding partner interests and BGC Holdings working partner interests, respectively: High Distribution, High Distribution II, High Distribution III, High Distribution IV, and Grant. In addition, there are separate classes of working partner interests called RPUs, PSUs, and PSIs and there are limited partnership units called REUs. In addition, effective April 1, 2011, five new units were created. AREUs, ARPUs, APSUs and APSI are identical in all respects to existing REUs, RPUs, PSU and PSI, respectively, except that (i) until any related distribution conditions specified in the applicable award agreement are met, if ever, only net losses shall be allocable with respect to such units; and (ii) no distributions shall be made until such distribution conditions are met. The other new unit created in 2011, the PSE, is identical in all respects to existing PSUs, except that (x) PSEs shall require minimum distributions of no less than $0.015 per fiscal quarter; and (y) such distributions may be delayed for up to four quarters in the discretion of the General Partner of our Partnership; provided that, with respect to a BGC legacy unit that is a PSE, the minimum distribution shall be apportioned between such BGC legacy unit on one hand and the related Newmark legacy unit on the other hand, based on the relative value of BGC and Newmark, such that the sum of the minimum distribution for such BGC legacy unit and Newmark legacy unit immediately following the distribution shall equal $0.015 with respect to each quarter. Further, effective December 17, 2012, a new unit was created, the LPU, which is identical in all respects to the existing PSU, except that the LPU shall be available for issuance only to members of a certain U.K. limited liability partnership. In addition, on November 6, 2013, the Preferred Units were created as discussed above. Also, on May 9, 2014, the NPSUs were created as discussed above.

The term “limited partnership units” is generally used to refer to REUs, AREUs, RPUs, ARPUs, PSUs, APSUs, PSIs, APSIs, PSEs, LPUs, NPSUs, NREUs, NPREUs, NLPUs, NPLPUs, NPPSUs or the Preferred Unit equivalents of such limited partnership units as described above.

In general, the rights and obligations of founding/working partners with respect to their BGC Holdings units are similar, but not identical, to the rights and obligations of the founding partners, as limited partners in Cantor with respect to their Cantor units. Each class of BGC Holdings units held by founding/working partners generally entitles the holder to receive a pro rata share of the distributions of income received by BGC Holdings. See “—Distributions” below. High Distribution II and High Distribution III units differ from High Distribution units, however, in that holders of High Distribution II and High Distribution III units paid at their original issuance, or the original issuance of their predecessor interests in Cantor, only a portion (generally approximately 20% in the case of High Distribution II Units and 14.3% in the case of High Distribution III Units) of the amount that would have been paid by a holder of a High Distribution unit as of that date, with the remaining amount (increased by a stated rate), which we refer to as a “HD II Account Obligation” or “HD III Account Obligation,” as applicable, paid, on a stated schedule (generally four years in the case of High Distribution II units and seven years in the case of High Distribution III units). With respect to High Distribution II Units and High Distribution III Units issued in redemption of similar units in Cantor, the applicable HD II Account Obligation or HD III Account Obligation will be paid to Cantor rather than to BGC Holdings. High Distribution IV units differ from High Distribution units in that holders of High Distribution IV units are entitled to receive an additional payment following redemption, as described in “—Redemption of BGC Holdings Founding/Working Partner Interests and Limited Partnership Units.” Grant Units and Matching Grant Units differ from the other classes of BGC Holdings units in the calculation and the compensatory tax treatment of amounts payable upon redemption of such units.

With respect to the limited partnership units, each grant of REUs or AREUs will have associated with it an “REU post-termination amount” or an “AREU post-termination amount” which represents an amount payable to the REU or AREU holder upon redemption of such units. A partner’s entitlement to the REU or AREU post-termination amount will vest ratably over three years or according to such schedule as determined by BGC Holdings at the time of grant. In lieu of paying all or a portion of the REU or AREU post-termination amount, BGC Holdings may cause the REUs or AREUs held by a redeemed partner to be automatically exchanged for shares of BGC Partners Class A common stock at the applicable exchange ratio.

The value of such shares may be more or less than the applicable post-termination amount. These payments of cash and/or shares are conditioned on the former REU or AREU holder not violating his or her partner obligations or engaging in any competitive activity prior to the date such payments are made, and are subject to reduction if any losses are allocated to such REUs or AREUs. From time to time, the terms of specific grants of REUs or AREUs will vary, which variations may include limitations on the income or distributions and may also provide for exchangeability at an identified time or upon the occurrence of certain conditions. RPUs and APSUs have similar features to existing REU and AREU interests except that (i) they provide for a minimum distribution of $0.005 per quarter and (ii) they provide that if BGC Holdings were to be dissolved, the obligation to provide Post-Termination Payments to terminated partners holding RPUs or ARPUs is cancelled. PSUs, APSUs, PSIs, PSEs and APSIs are similar to REUs, AREUs, RPUs and ARPUs, respectively, except that they do not have post-termination payments. Preferred Units are entitled solely to the Preferred Distribution and, similarly, do not have post-termination payments. NPSUs are identical to PSUs except that they are not entitled to participate in partnership distributions, will not be allocated any items of profit or loss and may not be made exchangeable into shares of our Class A common stock, but may be converted into PSUs or PPSUs in the sole discretion of the General Partner of our Partnership. The N Units are identical to their underlying units except that they are not entitled to participate in partnership distributions, will not be allocated any items of profit or loss and may not be made exchangeable into shares of our Class A common stock, but may be converted into the underlying unit in the sole discretion of the General Partner of the Partnership and subject to the approval of the Compensation Committee.

Partner Obligations

Each of the founding/working partners and each of the limited partnership unit holders are subject to certain partner obligations, which we refer to as “partner obligations.” The partner obligations constitute an undertaking by each of the founding/working partners and each of the limited partnership unit holders that they have a duty of loyalty to BGC Holdings and that, during the period from the date on which a person first becomes a partner through the applicable specified period following the date on which such partner ceases, for any reason, to be a partner, not to, directly or indirectly (including by or through an affiliate):

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breach a founding/working partner’s or limited partnership unit holder’s, as the case may be, duty of loyalty to BGC Holdings, through the four-year period following the date on which such partner ceases, for any reason, to be a founding/working partner or limited partnership unit holder;

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engage in any activity of the nature set forth in clause (1) of the definition of the competitive activity (as defined below) through the two-year period following the date on which such partner ceases for any reason to be a founding/working partner or limited partnership unit holder;

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engage in any activity of the nature set forth in clauses (2) through (5) of the definition of competitive activity (as defined below) or take any action that results directly or indirectly in revenues or other benefit for that founding/working partner or limited partnership unit holder or any third party that is or could be considered to be engaged in any activity of the nature set forth in clauses (2) through (5) of the definition of competitive activity, except as otherwise agreed to in writing by BGC Holdings general partner, in its sole and absolute discretion, for the one-year period following the date on which such partner ceases, for any reason, to be a founding/working partner or limited partnership unit holder;

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make or participate in the making of (including through the applicable partner’s or any of his, her or its affiliates, respective agents or representatives) any comments to the media (print, broadcast, electronic or otherwise) that are disparaging regarding BGC Partners or the senior executive officers of BGC Partners or are otherwise contrary to the interests of BGC Partners as determined by the BGC Holdings general partner in its sole and absolute discretion, for the four-year period following the date on which such partner ceases, for any reason, to be a founding/working partner or a limited partnership unit holder, as the case may be;

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except as permitted with respect to corporate opportunities and fiduciary duties in the BGC Holdings limited partnership agreement (see “—Corporate Opportunity; Fiduciary Duty” below) take advantage of, or provide another person with the opportunity to take advantage of, a BGC Partners “corporate opportunity” (as such term would apply to BGC Holdings if it were a corporation) including opportunities related to intellectual property, which for this purpose requires granting BGC Partners a right of first refusal to acquire any assets, stock or other ownership interest in a business being sold by any partner or affiliate of such partner if an investment in such business would constitute a “corporate opportunity” (as such term would apply to BGC Holdings if it were a corporation), that has not been presented to and rejected by BGC Partners or that BGC Partners rejects but reserves for possible further action by BGC Partners in writing, unless otherwise consented to by BGC Holdings general partner in writing in its sole and absolute discretion, for a four-year period following the date on which such partner ceases, for any reason, to be a founding/working partner or a limited partnership unit holder, as the case may be; or

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otherwise take any action to harm, that harms or that reasonably could be expected to harm, BGC Partners for a four-year period following the date on which a founding/working partner or a limited partnership unit holder, as the case may be, ceases, for any reason, to be a founding/working partner or a limited partnership unit holder, as the case may be, including any breach of its confidentiality obligations.

A founding/working partner or limited partnership unit holder is considered to have engaged in a “competitive activity” if such partner (including by or through his, her or its affiliates), during the applicable restricted period, which we collectively refer to as the “competitive activities”:

(1)

directly or indirectly, or by action in concert with others, solicits, induces, or influences, or attempts to solicit, induce or influence, any other partner, employee or consultant of Cantor, BGC Partners or any member of the Cantor group or affiliated entity to terminate their employment or other business arrangements with Cantor, BGC Partners or any member of the Cantor group or affiliated entity, or to engage in any competing business (as defined below) or hires, employs, engages (including as a consultant or partner) or otherwise enters into a competing business with any such person;

(2)

solicits any of the customers of Cantor, BGC Partners or any member of the Cantor group or affiliated entity (or any of their employees), induces such customers or their employees to reduce their volume of business with, terminate their relationship with or otherwise adversely affect their relationship with, Cantor, BGC Partners or any member of the Cantor group or affiliated entity;

(3)

does business with any person who was a customer of Cantor, BGC Partners or any member of the Cantor group or affiliated entity during the 12-month period prior to such partner becoming a terminated or bankrupt partner if such business would constitute a competing business;

(4)

directly or indirectly engages in, represents in any way, or is connected with, any competing business, directly competing with the business of Cantor, BGC Partners or any member of the Cantor group or affiliated entity, whether such engagement will be as an officer, director, owner, employee, partner, consultant, affiliate or other participant in any competing business; or

(5)	assists others in engaging in any competing business in the manner described in the foregoing clause (4).

“Competing business” means an activity that (a) involves the development and operations of electronic trading systems, (b) involves the conduct of the wholesale or institutional brokerage business, (c) consists of marketing, manipulating or distributing financial price information of a type supplied by Cantor, BGC Partners, or any member of the Cantor group or affiliated entity to information distribution services or (d) competes with any other business conducted by Cantor, BGC Partners, any member of the Cantor group or affiliated entity if such business was first engaged in by Cantor or BGC Partners took substantial steps in anticipation of commencing such business and prior to the date on which such founding/working partner or limited partnership unit holder, as the case may be, ceases to be a founding/working partner or limited partnership unit holder, as the case may be.

Notwithstanding anything to the contrary, and unless Cantor determines otherwise, none of such partner obligations apply to any founding/working partner or limited partnership unit holder that is also a Cantor company. Such partners are exempt from these partner obligations.

The determination of whether a founding/working partner or limited partnership unit holder has breached his or her partner obligations will be made in good faith by the BGC Holdings general partner in its sole and absolute discretion, which determination will be final and binding. If a founding/working partner or a limited partnership unit holder breaches his, her or its partner obligations, then, in addition to any other rights or remedies that the BGC Holdings general partner may have, and unless otherwise determined by the BGC Holdings general partner in its sole and absolute discretion, BGC Holdings will redeem all of the units held by such partner for a redemption price equal to their base amount, and such partner will have no right to receive any further distributions, or payments of cash, stock or property, to which such partner otherwise might be entitled.

Any founding/working partner or limited partnership unit holder, as the case may be, that breaches his or her partner obligations is required to indemnify BGC Holdings for and pay any resulting attorneys’ fees and expenses, as well as any and all damages resulting from such breach. In addition, upon breach of the BGC Holdings limited partnership agreement by or the termination or bankruptcy of a founding/working or a limited partnership unit holder, as the case may be, that is subject to the partner obligations, or if any such partner owes any amount to BGC Holdings or to any affiliated entity or fails to pay any amount to any other person with respect to which amount BGC Holdings or any affiliated entity is a guarantor or surety or is similarly liable (in each case whether or not such amount is then due and payable), BGC Holdings has the right to set off the amount that such partner owes to BGC Holdings or any affiliated entity or any such other person under any agreement or otherwise and the amount of any cost or expense incurred or projected to be incurred by BGC Holdings in connection with such breach, such termination or bankruptcy or such indebtedness (including attorneys’ fees and expenses and any diminution in value of any BGC Holdings assets and including in each case both monetary obligations and the fair market value of any non-cash item and amounts not yet due or incurred) against any amounts that it owes to such partner under the BGC Holdings limited partnership agreement or otherwise, or to reduce the capital account, the base amount and/or the distributions (quarterly or otherwise) of such partner by any such amount.

A founding/working partner or a limited partnership unit holder, as the case may be, will become a terminated partner upon (a) the actual termination of the employment of such partner, so that such partner is no longer an employee of BGC U.S. OpCo, BGC Global OpCo or any affiliated entity, with or without cause by the employer, by such partner or by reason of death, (b) the termination by the BGC Holdings general partner, which may occur without the termination of a partner’s employment, of such partner’s status as a partner by reason of a determination by the BGC Holdings general partner that such partner has breached the BGC Holdings limited partnership agreement or that such partner has ceased to provide substantial services to BGC Holdings or any affiliated entity, even if such cessation is at the direction of BGC Holdings or any affiliated entity or (c) ceasing to be a partner for any reason. With respect to a corporate or other entity partner, such partner will also be considered terminated upon the termination of the beneficial owner, grantor, beneficiary or trustee of such partner.

A founding/working partner or a limited partnership unit holder, as the case may be, will become a bankrupt partner upon (a) making an assignment for the benefit of creditors, (b) filing a voluntary petition in bankruptcy, (c) the adjudication of such partner as bankrupt or insolvent, or the entry against such partner of an order for relief in any bankruptcy or insolvency proceeding; provided that such order for relief or involuntary proceeding is not stayed or dismissed within 120 days, (d) the filing by such partner of a petition or answer seeking for himself, herself or itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any bankruptcy statute, law or regulation, (e) the filing by such partner of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of that nature or (f) the appointment of or seeking of the appointment of (in each case by any person) a trustee, receiver or liquidator of it or of all or any substantial part of the properties of such founding/working partner. With respect to a corporate founding/working partner, bankruptcy will also include the occurrence of any of the foregoing events with respect to the beneficial owner of the majority of the stock of such partner. Notwithstanding the foregoing, no event constitutes a bankruptcy of a founding/working partner or limited partnership unit holder, as the case may be, unless the BGC Holdings general partner so determines in its sole and absolute discretion.

Redemption of BGC Holdings Founding/Working Partner Interests and Limited Partnership Units

Unlike the BGC Holdings limited partnership interests held by Cantor, the classes of BGC Holdings limited partnership interests held by founding partners, working partners and limited partnership unit holders (in each case, to the extent such interests have not become exchangeable) are subject to purchase and redemption by BGC Holdings in the following circumstances (subject to Cantor’s right to purchase such interests from BGC Holdings as described in “—Cantor’s Right to Purchase Redeemed Interests”):

•

except as otherwise agreed to by each of the BGC Holdings general partner, the BGC Holdings exchangeable limited partners (by a majority in interest of the BGC Holdings exchangeable limited partnership interests) and the applicable founding partner, upon any termination or bankruptcy of a founding partner (or the termination or bankruptcy of the beneficial owner of the stock or other ownership interest of any such founding partner that is a corporation or other entity), BGC Holdings will purchase and redeem from such founding partner or his, her or its representative, and such founding partner or his, her or its representative will sell to BGC Holdings, all of the founding partner interests held by such founding partner (and, with the consent of the BGC Holdings general partner and Cantor, BGC Holdings may assign its right to purchase such founding partner interests to another partner); and

•

except as otherwise agreed to by each of the BGC Holdings general partner and the applicable working partner or limited partnership unit holder, as the case may be, upon (1) any termination or bankruptcy of a working partner or limited partnership unit holder, as the case may be (or the termination or bankruptcy of the beneficial owner of the stock or other ownership interest of any such working partner or limited partnership unit holder that is a corporation or other entity) or (2) an election of the BGC Holdings general partner for any reason or for no reason whatsoever, BGC Holdings will purchase and redeem from such working partner or his, her or its representative, and such working partner or his, her or its representative will sell such REUs to BGC Holdings, all of the working partner interests held by such working partner (and, with the consent of the BGC Holdings general partner and Cantor, BGC Holdings may assign its right to purchase such partner interests to another partner).

Founding/working partner interests or REU or RPU interests, as the case may be, will be redeemed at a pre-determined formula redemption price. The redemption price for a BGC Holdings founding/working partner interest or limited partnership unit holder interest, as the case may be, generally reflects the purchase price paid by such partner for his or her interest, adjusted to reflect such partner’s share of changes in the book value of BGC Holdings. For purposes of determining the redemption price, the book value is determined in accordance with the BGC Holdings limited partnership agreement, which in general does not take into account goodwill or going concern value, provided, however, in all cases where the BGC Holdings unit is a legacy BGC Holdings unit and the distribution has not yet occurred, the redemption price will be adjusted to address the portion of BGC Holdings legacy units and Newmark Holdings legacy units held by such founding partners, working partners and limited partnership unit holders. In the circumstances described above, BGC Holdings limited partnership interests that have become exchangeable will be automatically exchanged for BGC Partners Class A common stock, provided that in all cases where the distribution has not yet occurred and the exchangeable BGC Holdings unit is a legacy BGC Holdings unit, instead of common stock, BGC Holdings shall purchase the BGC Holdings legacy unit at a price determined in accordance with the terms of the BGC Holdings limited partnership agreement.

Each grant of REUs or RPUs will have associated with it a “post-termination amount,” which represents an amount payable to the REU or RPU holder upon redemption of such units. A partner’s entitlement to the post-termination amount will vest ratably over three years or according to such schedule as determined by BGC Holdings at the time of grant. In lieu of paying all or a portion of the post-termination amount, BGC Holdings may cause the REUs or RPUs held by a redeemed partner to be automatically exchanged for shares of BGC Partners Class A common stock at the applicable exchange ratio. The value of such shares may be more or less than the applicable post-termination amount. These post-termination payments are conditioned on the former

REU or RPU holder not violating his or her partner obligations or engaging in any competitive activity prior to the date such payments are made, and are subject to reduction if any losses are allocated to such REUs or RPUs.

The aggregate redemption price for a founding partner interest is generally equal to the adjusted capital account of such interest.

In general, with respect to founding partner interests, working partner interests or limited partnership unit holder interests that have not become exchangeable and that are held by terminated or bankrupt founding/working partners or terminated or bankrupt limited partnership unit holders, as the case may be, a portion of the redemption price, which we refer to as the “base amount,” is to be paid within 90 days of redemption, with the remainder of the redemption price paid on each of the following four anniversaries. The base amount of BGC Holdings founding/working partner interests and BGC Holdings REU and RPU interests designated as Grant Units, High Distribution III Units and High Distribution IV Units will each at all times be zero. The base amount is calculated pursuant to a formula, and it reflects a larger percentage of the total redemption price for working partners who have been partners for a longer period in BGC Holdings. The portion of the redemption price that is to be paid to a terminated or bankrupt founding/working partner or terminated or bankrupt REU or RPU partner, as the case may be, on each of the four anniversaries following a redemption is conditioned on such partner not having engaged in a competitive activity or violated his or her partner obligations. In addition, redemption prices shall be adjusted in the case of legacy BGC Holdings units as described in the BGC Holdings limited partnership agreement.

The general partner of BGC Holdings may also withhold each founding/working partner or limited partner unit holder’s, as the case may be, share of distributions attributable to income and loss with respect to selected extraordinary transactions, such as the disposition directly or indirectly of partnership assets outside the ordinary course of business. With respect to terminated or bankrupt founding/working partners or terminated or bankrupt REU or RPU interests, as the case may be, such partner whose limited partnership interests in BGC Holdings are redeemed will receive payments reflecting these extraordinary items only to the extent that such partner’s right to receive these payments has vested (with 30% vesting on the third anniversary of the applicable event or, if later, the date of acquisition of interests in BGC Holdings and the remainder vesting ratably over a seven year vesting schedule, provided that the BGC Holdings general partner may, in its sole and absolute discretion, accelerate the vesting of such amounts), with payments made on each of the first five anniversaries of the redemption of such limited partner interests. These payments are conditioned on such partner not violating his or her partner obligations or engaging in any competitive activity, prior to the date such payments are completed and are subject to prepayment at the sole and absolute discretion of the BGC Holdings general partner at any time. Any amounts that are withheld from distribution and forfeited by such partners will be distributed to Cantor in respect of its BGC Holdings limited partnership interests. In addition, such payments shall be adjusted in the case of legacy BGC Holdings units as described in the BGC Holdings limited partnership agreement.

Any distribution to a holder of High Distribution II Units or High Distribution III Units, including with respect to additional amounts payable upon redemption, may be reduced in the discretion of the BGC Holdings general partner to satisfy such holder’s HD II Account Obligation or HD III Account Obligation, as applicable, as described above in “—Classes of Founding/Working Partner Interests and Limited Partnership Units.” Upon the purchase by Cantor of High Distribution II Units or High Distribution III Units issued in redemption of similar units in Cantor, the amount payable by Cantor to acquire such units will be reduced by an amount equal to the HD II Account Obligation or HD III Account Obligation, as applicable, with respect to such units and shall also be adjusted in the case of legacy BGC Holdings units as described in the BGC Holdings limited partnership agreement.

In addition, holders of High Distribution IV Units (all of which are being issued in exchange for High Distribution IV Units previously issued by Cantor to such holders) are entitled to receive an additional payment, one-fourth of such amount being payable on each of the first four anniversaries of redemption, reflecting a fixed amount determined as of the date of the original issuance of the predecessor High Distribution IV Units by Cantor.

BGC Holdings may in its discretion make redemption payments in property, including in BGC Partners shares, rather than in cash and may in its discretion accelerate the amount of these payments and, with the consent of a BGC Holdings exchangeable limited partnership interest majority in interest, in recognition of a founding/working partner’s or REU or RPU partner’s, as the case may be, contributions to the business, increase these payments to reflect BGC Holdings’ goodwill or going concern value.

In the event of such a redemption or purchase by BGC Holdings of any BGC Holdings founding/working partner interests, BGC Holdings will cause BGC U.S. OpCo and BGC Global OpCo to redeem and purchase from BGC Holdings a number of BGC U.S. OpCo units and BGC Global OpCo units, in each case, equal to (1) the number of units underlying the redeemed or purchased BGC Holdings founding/working partner interests or REU or RPU interests, as the case may be, multiplied by (2) the Holdings ratio as of immediately before the redemption or purchase of such BGC Holdings founding/working partner interests or REU or RPU interests, as the case may be. The purchase price paid to BGC U.S. OpCo and BGC Global OpCo will be an amount of cash equal to the amount required by BGC Holdings to redeem or purchase such interest. Upon mutual agreement of the BGC Holdings general partner, the BGC U.S. OpCo general partner and the BGC Global OpCo general partner, BGC U.S. OpCo and BGC Global OpCo may, instead of cash, pay all or a portion of such aggregate purchase price, in publicly traded shares. The PSUs, PSIs, LPUs and the Preferred Units are redeemable at the discretion of the general partner of BGC Holdings.

If the partnership or the general partner, as the case may be, is entitled to exercise discretion under the BGC Holdings limited partnership agreement with respect to BGC Holdings legacy units, then the general partner or the partnership, as the case may be, may exercise the same discretion with respect to the corresponding Newmark Holdings legacy units.

Cantor’s Right to Purchase Redeemed Interests

BGC Holdings Founding Partner Interests

Cantor has a right to purchase any BGC Holdings founding partner interests that have not become exchangeable that are redeemed by BGC Holdings upon termination or bankruptcy of a founding partner or upon mutual consent of the general partner of BGC Holdings and Cantor. Cantor has the right to purchase such BGC Holdings founding partner interests at a price equal to the lesser of (1) the amount that BGC Holdings would be required to pay to redeem and purchase such BGC Holdings founding partner interests and (2) the amount equal to (x) the number of units underlying such founding partner interests, multiplied by (y) the exchange ratio as of the date of such purchase, multiplied by (z) the then current market price of BGC Partners Class A common stock. Cantor may pay such price using cash, publicly traded shares or other property, or a combination of the foregoing. If Cantor (or the other member of the Cantor group acquiring such founding partner interests, as the case may be) so purchases such founding partner interests at a price equal to clause (2) above, neither Cantor nor any member of the Cantor group nor BGC Holdings nor any other person is obligated to pay BGC Holdings or the holder of such founding partner interests any amount in excess of the amount set forth in clause (2) above.

In addition, in the event that current, terminating or terminated partners are permitted by the Company to exchange any portion of their founding partner units and Cantor consents to such exchange, the Company, pursuant to the terms of the BGC Holdings limited partnership agreement which were adopted as part of the Sixth Amendment to Amended and Restated BGC Holdings Partnership Agreement (we refer to such provisions as the “Sixth Amendment”), shall offer Cantor the right to purchase the same number of new exchangeable limited partnership interests in BGC Holdings at the price it would have paid for the founding partner units had the Company redeemed them. Such interests, if issued, would be subject to, and granted in accordance with, applicable laws, rules and regulations then in effect.

Any BGC Holdings founding partner interests acquired by Cantor, while not exchangeable in the hands of the founding partner absent a determination by Cantor to the contrary, will be exchangeable by Cantor for shares of BGC Partners Class B common stock or, at Cantor’s election, shares of BGC Partners Class A common stock, in each case, on a one-for-one basis (subject to customary anti-dilution adjustments), on the same basis as the Cantor interests, and will be designated as BGC Holdings exchangeable limited partnership interests when acquired by Cantor. This may permit Cantor to receive a larger share of income generated by BGC Partners’ business at a less expensive price than through purchasing shares of BGC Partners Class A common stock, which is a result of the price payable by Cantor to BGC Holdings upon exercise of its right to purchase equivalent exchangeable interests.

BGC Holdings Working Partner Interests and BGC Holdings Limited Partnership Units

Cantor has a right to purchase any BGC Holdings working partner interests or BGC Holdings limited partnership units (in each case that have not become exchangeable), as the case may be, that are redeemed by BGC Holdings if BGC Holdings elects to transfer the right to purchase such interests to a BGC Holdings partner rather than redeem such interests itself. Cantor has the right to purchase such interests on the same terms that such BGC Holdings partner would have a right to purchase such interests.

On November 1, 2010, the Audit and Compensation Committees of the Board of Directors of the Company authorized the Company’s management from time to time to cause it to enter into various compensatory arrangements with partners, including founding partners who hold non-exchangeable founding partner units that Cantor has not elected to make exchangeable into shares of Class A common stock. These arrangements, which may be entered into prior to or in connection with the termination of such partners, include but are not limited to the grant of shares or other awards under the Equity Plan, payments of cash or other property, or partnership awards under the BGC Holdings’ Participation Plan or other partnership adjustments, which arrangements may result in the repayment by such partners of any partnership loans or other amounts payable to or guaranteed by Cantor earlier than might otherwise be the case, and for which the Company may incur compensation charges that it might not otherwise have incurred had such arrangements not been entered into.

As of December 31, 2018, there were 1,472,398 founding partner units remaining which BGC Holdings had the right to redeem or exchange and with respect to which Cantor had the right to purchase an equivalent number of Cantor units.

As of March 31, 2019, there were 1,472,398 founding/working partner units remaining in which BGC Holdings had the right to redeem and Cantor had the right to purchase an equivalent number of Cantor units.

Transfers of Interests

In general, subject to the exceptions described below, no BGC Holdings partner may transfer or agree or otherwise commit to transfer all or any portion of, or any rights, title and interest in and to, its interest in BGC Holdings.

Regular limited partners (other than the special voting limited partner of BGC Holdings), including exchangeable limited partners, of BGC Holdings may transfer limited partnership interests in the following circumstances:

•	pursuant to a permitted exchange under the BGC limited partnership agreement;

•	to any Cantor Company;

•	in connection with an exchange with BGC Partners, if applicable;

•	if the transferor limited partner is a member of the Cantor group, to any person; or

•	with the prior written consent of the general partner and the exchangeable limited partners (by affirmative vote of a BGC Holdings exchangeable limited partnership interest majority in interest, not to be unreasonably withheld or delayed), provided that if such transfer could reasonably be expected to result in the partnership being classified or treated as a publicly traded partnership for U.S. federal income tax purposes, the withholding of consent to such transfer shall not be deemed unreasonable).

With respect to any exchangeable limited partnership interest transferred by Cantor to another person, Cantor may elect, prior to or at the time of such transfer, either (1) that such person will receive such interest in the form of an exchangeable limited partnership interest and that such person will thereafter be an exchangeable limited partner so long as such person continues to hold such interest or (2) that such person will receive such interest in the form of a regular limited partnership interest (other than an exchangeable limited partnership interest or a special voting limited partnership interest of BGC Holdings), including as a founding partner interest, working partner interest or otherwise, and that such person will not be an exchangeable limited partner as a result of holding such interest.

Founding partners may transfer BGC Holdings founding partner interests in the following circumstances:

•	in connection with an exchange with BGC Partners, if applicable;

•	pursuant to a redemption;

•

if the transferee limited partner is a member of the Cantor group (except that in the event such transferee ceases to be a member of the Cantor group, such interest will automatically transfer to Cantor);

•	with the consent of the BGC Holdings exchangeable limited partnership interest majority in interest, to any other founding partner; or

•

with the mutual consent of the general partner and the BGC Holdings exchangeable limited partnership interest majority in interest (which consent may be withheld for any reason or no reason), to any other person.

Working partners and limited partnership unit holders may transfer BGC Holdings working partner interests or BGC Holdings limited partnership units, as the case may be, in the following circumstances:

•	pursuant to a redemption, in the case of working partners, and pursuant to the grants concurrently with the BGC separation, in the case of limited partnership unit holders;

•	in connection with an exchange with BGC Partners, if applicable;

•

if the transferee limited partner is a member of the Cantor group (except that in the event such transferee ceases to be a member of the Cantor group, such interest will automatically transfer to Cantor); or

•	with the mutual consent of the general partner and the BGC Holdings exchangeable limited partnership interest majority in interest.

The special voting limited partner may transfer the special voting limited partnership interest in connection with the contribution and the BGC separation or to a wholly-owned subsidiary of BGC Partners (except that in the event such transferee ceases to be a wholly-owned subsidiary of BGC Partners, the special voting partnership interest will automatically be transferred to BGC Partners, without any further action required on the part of BGC Holdings, BGC Partners or any other person).

The general partner may transfer its general partnership interest in the following circumstances:

•	to a new general partner as described below; or

•	with the special voting limited partner’s prior written consent, to any other person.

The special voting limited partner may, in its sole and absolute discretion, remove any general partner, with or without cause. The general partner may resign as the general partner of BGC Holdings for any reason or no reason, except that as a condition to any removal or resignation, the special voting limited partner will first appoint a new general partner who will be admitted to BGC Holdings as the new general partner, and the resigning or removed general partner will transfer its entire general partnership interest to the new general partner.

Amendments

The BGC Holdings limited partnership agreement cannot be amended except with the approval of each of the general partner and the exchangeable limited partners (by the affirmative vote of a BGC Holdings exchangeable limited partnership interest majority in interest) of BGC Holdings. In addition, the BGC Holdings limited partnership agreement cannot be amended to:

•	amend any provisions which require the consent of a specified percentage in interest of the limited partners without the consent of that specified percentage in interest of the limited partners;

•

alter the interest of any partner in the amount or timing of distributions or the allocation of profits, losses or credits, if such alteration would either materially adversely affect the economic interest of a partner or would materially adversely affect the value of interests, without the consent of the partners holding at least two-thirds of all units, in the case of an amendment applying in substantially similar manner to all classes of interests, or two-thirds in interest of the affected class or classes of the partners, in the case of any other amendment; or

•	alter the special voting limited partner’s ability to remove a general partner.

The general partner of BGC Holdings may authorize any amendment to correct any technically incorrect statement or error apparent on the face thereof in order to further the parties’ intent or to correct any formality or error or incorrect statement or defect in the execution of the BGC Holdings limited partnership agreement.

In the event of any material amendment to the BGC Holdings limited partnership agreement that materially adversely affects the interest of a founding/working partner or an limited partnership unit holder, as the case may be, in the partnership or the value of founding/working partner interests or limited partnership units, as the case may be, held by such partner in the amount or timing of distributions or the allocation of profits, losses or credit, then such partner who does not vote in favor of such amendment has a right to elect to become a terminated partner of BGC Holdings, regardless of whether there is an actual termination of the employment of such partner. The BGC Holdings general partner will have a right, in the event of such election by a founding/working partner or a limited partnership unit holder, as the case may be, to revoke and terminate such proposed amendment to the BGC Holdings limited partnership agreement.

Corporate Opportunity; Fiduciary Duty

The BGC Holdings limited partnership agreement contains similar corporate opportunity provisions to those included in BGC Partners’ certificate of incorporation with respect to BGC Partners and/or Cantor and their respective representatives. See “—Potential Conflicts of Interest and Competition Among Cantor, BGC and Newmark.”

Parity of Interests

The BGC Holdings limited partnership agreement provides that it is the non-binding intention of BGC Holdings and each of the partners of BGC Holdings that the BGC Holdings ratio at all times equals one. It is the non-binding intention of each of the partners of BGC Holdings and of BGC Holdings that there be a parallel issuance or repurchase transaction by BGC Holdings in the event of any issuance or repurchase by BGC U.S.

OpCo of BGC U.S. OpCo units to or held by BGC Holdings so that the BGC Holdings ratio at all times equals one. In August 2008, we were authorized to cause BGC Holdings to issue REUs in connection with acquisitions and to provide for such acquisitions to be done in only one of BGC U.S. OpCo or BGC Global OpCo when appropriate. In such event, we are authorized to break parity with respect to outstanding units in such entities, although no decision to do so has been made at this time.

Second Amended and Restated Limited Partnership Agreements of BGC U.S. OpCo and BGC Global OpCo

Effective as of December 13, 2017, each of BGC U.S. OpCo and BGC Global OpCo entered into a Second Amended and Restated Limited Partnership Agreement. The Second Amended and Restated Limited Partnership Agreements of each of BGC U.S. OpCo and BGC Global OpCo provide that, at our election, in connection with a repurchase of our Class A common stock or similar actions, BGC U.S. OpCo and BGC Global OpCo will redeem and repurchase from us a number of units in BGC U.S. OpCo and BGC Global OpCo equivalent to the number of shares of Class A common stock repurchased by us in exchange for cash in the amount of the gross proceeds to be paid in connection with such stock repurchase. The proportion of such amount to be paid by BGC U.S. OpCo or BGC Global OpCo will be determined by BGC Partners. Certain technical amendments were also made to conform such limited partnership agreements to the BGC Holdings limited partnership agreement.

Management

BGC U.S. OpCo and BGC Global OpCo each are managed by their general partner, which is BGC Holdings. BGC Holdings, in turn, holds the BGC U.S. OpCo general partnership interest and the BGC U.S. OpCo special voting limited partnership interest, which entitles the holder thereof to remove and appoint the general partner of BGC U.S. OpCo, and the BGC Global OpCo general partnership interest and the BGC Global OpCo special voting limited partnership interest, which entitles the holder thereof to remove and appoint the general partner of BGC Global OpCo, and serves as the general partner of each of BGC U.S. OpCo and BGC Global OpCo, which entitles BGC Holdings (and thereby, BGC Partners) to control each of BGC U.S. OpCo and BGC Global OpCo, subject to limited consent rights of Cantor and to the rights of BGC Holdings as the special voting limited partner. BGC Holdings holds its BGC U.S. OpCo general partnership interest through a Delaware limited liability company, BGC Holdings, LLC, and holds its BGC Global OpCo general partnership interest through a company incorporated in the Cayman Islands, BGC Global OpCo Holdings GP Limited.

“Cantor’s consent rights” means that BGC Holdings, in its capacity as general partner of each of BGC U.S. OpCo and BGC Global OpCo, is required to obtain Cantor’s consent to amend the terms of the BGC U.S. OpCo limited partnership agreement or BGC Global OpCo limited partnership agreement or take any other action that may adversely affect Cantor’s exercise of its co-investment rights to acquire BGC Holdings limited partnership interests (and the corresponding investment in BGC U.S. OpCo and BGC Global OpCo by BGC Holdings) or right to exchange BGC Holdings exchangeable limited partnership interests. BGC Partners, in its capacity as the general partner of BGC Holdings, will not cause BGC Holdings, in its capacity as the general partner of BGC U.S. OpCo and BGC Global OpCo, to make any amendments (other than ministerial or other immaterial amendments) to the limited partnership agreement of either BGC U.S. OpCo or BGC Global OpCo unless such action is approved by a majority of BGC Partners’ independent directors.

Classes of Interests in the OpCos

As of the date hereof, BGC U.S. OpCo and BGC Global OpCo each had the following outstanding interests:

•	a general partnership interest, which is held by BGC Holdings;

•	limited partnership interests, which are directly and indirectly held by BGC Partners and BGC Holdings; and

•

a special voting limited partnership interest, which is held by BGC Holdings and which entitles the holder thereof to remove and appoint the general partner of BGC U.S. OpCo or BGC Global OpCo, as the case may be.

The general partner shall determine the aggregate number of authorized units in each of BGC U.S. OpCo and BGC Global OpCo.

Any authorized but unissued BGC U.S. OpCo units or BGC Global OpCo units, as the case may be, may be issued:

•	to BGC Partners and/or BGC Holdings and members of their group, as the case may be, in connection with an investment in BGC U.S. OpCo and BGC Global OpCo;

•

to BGC Holdings or members of its group in connection with a redemption pursuant to the BGC Holdings limited partnership agreement as described in “—Second Amended and Restated BGC Holdings Limited Partnership Agreement—Redemption of BGC Holdings Founding/Working Partner Interests and Limited Partnership Units”;

•

as otherwise agreed by each of the general partner and the limited partners (by affirmative vote of the limited partners holding a majority of the units underlying limited partnership interests outstanding of BGC U.S. OpCo or BGC Global OpCo, as the case may be (except that if BGC Holdings and its group holds a majority in interest and Cantor and its group holds a majority of units underlying the BGC Holdings exchangeable limited partnership interests, then majority of interest means Cantor), which we refer to as an “OpCos majority in interest”;

•	to BGC Partners or BGC Holdings in connection with a grant of equity by BGC Partners or BGC Holdings; and

•	to any BGC U.S. OpCo or BGC Global OpCo partner, as the case may be, in connection with a conversion of an issued unit and interest into a different class or type of unit and interest.

There will be no additional classes of partnership interests in BGC U.S. OpCo or BGC Global OpCo.

Distributions

The profit and loss of BGC U.S. OpCo and BGC Global OpCo are generally allocated based on the total number of BGC U.S. OpCo units and BGC Global OpCo units outstanding, other than in the case of certain litigation matters, the impact of which is allocated to the BGC U.S. OpCo and BGC Global OpCo partners who are members of the BGC Holdings group.

BGC U.S. OpCo and BGC Global OpCo each distribute to each of its partners (subject to the allocation of certain litigation matters to BGC U.S. OpCo and BGC Global OpCo partners, as the case may be, who are members of the BGC Holdings group):

•

on or prior to each estimated tax due date (the 15th day of each April, June, September and December, in the case of a partner that is not an individual, and the 15th day of each April, June, September and January in the case of a partner who is an individual, or, in each case, if earlier with respect to any quarter, the date on which BGC Partners is required to make an estimated tax payment), such partner’s estimated proportionate quarterly tax distribution for such fiscal quarter;

•

on or prior to each estimated tax due date for partners who are members of the BGC Holdings group, an amount (positive or negative) for such fiscal quarter in respect of items of income, gain, loss or deduction allocated in respect of certain litigation matters; and

•	as promptly as practicable after the end of each fiscal quarter (or on such other date and time as determined by the general partner) , an amount equal to (a) all amounts allocated to such partner’s capital account with respect to such quarter pursuant to the BGC U.S. OpCo limited partnership agreement or BGC Global OpCo limited partnership agreement, as the case may be, after the date of such agreement over (b) the amount of any prior distributions to such partner so long as such reduction does not bring the amount below zero.

BGC U.S. OpCo or BGC Global OpCo, as the case may be, may, with the prior written consent of the holders of an OpCos majority in interest of the limited partnership interests, decrease the total amount distributed by BGC U.S. OpCo or BGC Global OpCo, as the case may be. In addition, if BGC U.S. OpCo or BGC Global OpCo, as the case may be, is unable to make the distributions required above as a result of any losses of the OpCos arising from the certain litigation claims, then BGC U.S. OpCo or BGC Global OpCo, as the case may be, will use reasonable best efforts to borrow such amounts as are necessary to make distributions that would have been received by the BGC Partners group in the absence of any such potential litigation claims and to make the estimated proportionate quarterly tax distribution to the Cantor group. The borrowing costs of any such borrowing will be treated as part of such potential litigation claims.

The limited partnership agreements of BGC U.S. OpCo and BGC Global OpCo also provide that at the election of BGC Partners, in connection with a repurchase of its Class A common stock or similar actions, BGC U.S. OpCo and BGC Global OpCo may redeem and repurchase from BGC Partners a number of units equivalent to the number of shares of common stock repurchased by BGC Partners in exchange for cash in the amount of the gross proceeds to be paid in connection with such stock repurchase. The proportion of such amount to be paid by BGC U.S. OpCo and BGC Global OpCo shall be determined by BGC Partners.

Transfers of Interests

In general, subject to the exceptions described below, no BGC U.S. OpCo partner or BGC Global OpCo partner, as the case may be, may transfer or agree to transfer all or any portion of, or any rights, title and interest in and to, its interest in BGC U.S. OpCo or BGC Global OpCo, as the case may be.

Limited partners of BGC U.S. OpCo and BGC Global OpCo may transfer their limited partnership interests in the following circumstances:

•	if the transferee limited partner will be a member of the BGC Partners group or the BGC Holdings group; or

•	with the prior written consent of the general partner and the limited partners (by affirmative vote of an OpCos majority in interest, not to be unreasonably withheld or delayed).

The special voting limited partner may transfer the special voting limited partnership interest in connection with the contribution and the BGC separation or to a wholly-owned subsidiary of BGC Holdings (except that in the event such transferee ceases to be a wholly-owned subsidiary of BGC Holdings, the special voting partnership interest will automatically be transferred to BGC Holdings, without any further action required on the part of BGC U.S. OpCo or BGC Global OpCo, as the case may be, BGC Holdings or any other person).

The general partner may transfer its general partnership interest in the following circumstances:

•	to a new general partner; or

•	with the special voting limited partner’s prior written consent.

The special voting limited partner may in its sole and absolute discretion remove any general partner, with or without cause. The general partner may resign as the general partner of BGC U.S. OpCo or BGC Global OpCo, as the case may be, for any reason, or for no reason whatsoever, except that as a condition to any removal or resignation, the special voting limited partner will first appoint a new general partner who will be admitted to BGC U.S. OpCo or BGC Global OpCo, as the case may be, and the resigning or removed general partner will transfer its entire general partnership interest to the new general partner.

No partner may charge or encumber its BGC U.S. OpCo or BGC Global OpCo interest, as the case may be, or otherwise subject such interest to any encumbrance, except those created by the BGC U.S. OpCo limited partnership agreement or BGC Global OpCo limited partnership agreement, as the case may be.

Amendments

Each of the BGC U.S. OpCo and BGC Global OpCo limited partnership agreements cannot be amended except with the approval of each of the general partner and the limited partners (by the affirmative vote of an OpCos majority in interest) of BGC U.S. OpCo or BGC Global OpCo, as the case may be. In addition, each of the BGC U.S. OpCo and BGC Global OpCo limited partnership agreements cannot be amended to:

•	amend any provisions which require the consent of a specified percentage in interest of the limited partners without the consent of that specified percentage in interest of the limited partners;

•

alter the interest of any partner in the amount or timing of distributions or the allocation of profits, losses or credits, if such alteration would either materially adversely affect the economic interest of a partner or would materially adversely affect the value of interests, without the consent of the partners holding at least two-thirds of all units, in the case of an amendment applying in substantially similar manner to all classes of interests, or two-thirds in interest of the affected class or classes of the partners, in the case of any other amendment; or

•	alter the special voting limited partner’s ability to remove a general partner.

The general partner of BGC U.S. OpCo or BGC Global OpCo, as the case may be, may authorize any amendment to correct any technically incorrect statement or error in order to further the parties’ intent or to correct any formality or error or defect in the execution of the BGC U.S. OpCo or BGC Global OpCo limited partnership agreement, as the case may be.

Corporate Opportunity; Fiduciary Duty

The BGC U.S. OpCo limited partnership agreement and BGC Global OpCo limited partnership agreement contain similar corporate opportunity provisions to those included in the BGC Partners certificate of incorporation with respect to BGC Partners and/or BGC Holdings and their respective representatives. See “—Potential Conflicts of Interest and Competition Among Cantor, BGC and Newmark.”

Parity of Interests

The BGC U.S. OpCo limited partnership agreement and BGC Global OpCo limited partnership agreement provide that it is the non-binding intention of each of the partners of BGC U.S. OpCo and BGC Global OpCo and each of BGC Global OpCo and BGC U.S. OpCo that the number of outstanding BGC U.S. OpCo units equals the number of outstanding BGC Global OpCo units except with respect to units issued in connection with acquisitions. It is the non-binding intention of each of the partners of BGC U.S. OpCo and BGC Global OpCo and each of BGC Global OpCo and BGC U.S. OpCo that there be a parallel issuance or repurchase transaction by BGC U.S. OpCo or BGC Global OpCo in the event of any issuance or repurchase by the other OpCo other than in the event of an acquisition so that the number of outstanding BGC U.S. OpCo units at all times equals the number of outstanding BGC Global OpCo units.

At the Company’s election, in connection with a repurchase of our Class A common stock or similar actions, BGC U.S. OpCo and BGC Global OpCo will redeem and repurchase from the Company a number of units in BGC U.S. OpCo and BGC Global OpCo equivalent to the number of shares of Class A common stock repurchased by the Company in exchange for cash in the amount of the gross proceeds to be paid in connection with such stock repurchase. The proportion of such amount to be paid by BGC U.S. OpCo or BGC Global OpCo will be determined by BGC Partners.

BGC Administrative Services Agreements and Tower Bridge

We have entered into a series of administrative services agreements between our affiliates and those of Cantor which generally have an initial term of three years. Thereafter, each administrative services agreement renews automatically for successive one-year terms, unless any party provides written notice to the other parties of its desire to terminate the agreement at least 120 days before the end of any such year ending during the initial or extended term, in which event such administrative services agreement will end with respect to the terminating party on the last day of such term. In addition, any particular service provided under an administrative services agreement may be cancelled by any party, with at least 90 days’ prior written notice to the providing party, with no effect on the other services.

During the term of each administrative services agreement, the parties will provide administrative and technical support services to each other, including administration and benefits services; employee benefits, human resources, and payroll services; financial and operations services; internal auditing services; legal related services; risk and credit services; accounting and general tax services; space, personnel, hardware and equipment services; communication and data facilities; facilities management services; promotional, sales and marketing services; procuring of insurance coverage; and any miscellaneous services to which the parties reasonably agree. Cantor is entitled to continued use of hardware and equipment it used prior to the date of any applicable administrative services agreement on the terms and conditions provided even in the event BGC Partners terminates such administrative services agreement, although there is no requirement to repair or replace.

Each administrative services agreement generally provides that direct costs incurred are charged back to the service recipient along with a reasonable allocation of other costs. Additionally, the services recipient generally indemnifies the services provider for liabilities that it incurs arising from the provision of services other than liabilities arising from fraud or willful misconduct of the service provider. In accordance with each administrative service agreement, we have not recognized any liabilities related to services provided to service recipient affiliates.

In March 2011, the Audit Committee authorized us to receive an allocation of the differential between our and Cantor’s average increase in total compensation year over year to employees shared with Cantor under each administrative services agreement without a corresponding increase in allocation to Cantor for 2010. For 2011, the Committee also authorized that the differential in average increase in total compensation for that year to shared employees be allocated to us only. In each case, such total compensation shall be allocated or credited to us only in respect of the period for which the awards were made (regardless of the ultimate charges associated with such awards) and shall be calculated at the date of grant and equal the total cash paid by us to each employee plus the number of partnership or equity units issued to such employee multiplied by the price of a share of our Class A common stock on the date of grant plus the gross amount of any cash advance distribution loan made to such employee.

We will continue to provide assets (principally computer equipment), systems/infrastructure and office space in the United Kingdom and Europe to Cantor, and, to the extent applicable, we and our affiliates will continue to do the same in Asia as well. We will provide these assets and office space to Tower Bridge (defined below) in the U.K. to allow it to conduct its business. We will charge Cantor on the same basis as it charges Tower Bridge (although we will charge Tower Bridge without any mark-up). Tower Bridge and its affiliates will charge Cantor on the basis described above for such assets and office space. These assets may be subject to operating leases with third-party leasing companies. We believe that the rate on such leases, subleases or licenses is no greater than would be incurred with a third party on an arm’s-length basis.

In the U.S., Cantor and its affiliates provide us with administrative services and other support for which Cantor charges us based on the cost of providing such services. Such support includes allocations for occupancy of office space, utilization of fixed assets and accounting, operations, human resources and legal services. In connection with the services Cantor provides, we and Cantor entered into an employee lease agreement whereby certain employees of Cantor are deemed leased employees of ours. In the U.S., we provide Cantor with technology services for which we charge Cantor based on the cost of providing such services. The fees paid to Cantor for administrative and support services, other than those to cover the compensation costs of leased employees, are included as part of “Fees to related parties” in our consolidated statements of operations. The fees paid to Cantor to cover the compensation costs of leased employees are included as part of “Compensation and employee benefits” in our consolidated statements of operations.

Throughout Europe and Asia, we provide Cantor with administrative services, technology services and other support for which we charge Cantor based on the cost of providing such services plus a mark-up, generally 7.5%. In the U.K., we provide these services to Cantor through Tower Bridge International Services L.P. (“Tower Bridge”). We own 52% of Tower Bridge and consolidate it, and Cantor owns 48%. Cantor’s interest in Tower Bridge is reflected as a component of “Noncontrolling interest in subsidiaries” in our consolidated statements of financial condition, and the portion of Tower Bridge’s income attributable to Cantor is included as part of “Net income (loss) from continuing operations attributable to noncontrolling interest in subsidiaries” in our consolidated statements of operations. The right to share in profits and losses and receive distributions from Tower Bridge is divided between us (on behalf of our nominated entities) and Cantor (on behalf of its nominated entities) based on these ownership interests.

On January 9, 2012, Tower Bridge entered into six new administrative services agreements, which we refer to as the “New ASA,” effective December 31, 2011, under which Tower Bridge provides specified administrative services to each of our six U.K. affiliates: BGC Brokers L.P., Cantor Fitzgerald Europe, BGC International, eSpeed International Limited, eSpeed Support Services Limited and Cantor Index Limited, which we refer to as the “U.K. Entities.” In the event of any conflict between the administrative services agreements and the New ASAs, the New ASAs will govern. The New ASAs terminated the then-existing administrative service agreements in relation to the U.K. Entities only. The New ASAs are compliant with relevant regulatory requirements in the U.K. and comply with the FSA rules relating to outsourcing of material functions under Section 8 of the Senior Management Arrangements, Systems and Controls. The New ASAs do not materially change the services obligations between the parties and the existing commercial relationships have been broadly retained. The New ASAs provide for various provisions, including additional service levels, a longer termination period, step-in rights for the U.K. Entities, continuation rights on insolvency, audit rights for the U.K. Entities and their regulators, and provision of business continuity in the event of an outage or incident.

Each New ASA commenced on December 31, 2011 and will remain in force until terminated in accordance with its terms. A U.K. Entity may terminate the New ASA on 365 days’ notice, for material uncorrected breaches, insolvency of Tower Bridge or a force majeure event which continues for three months or more. A U.K. Entity may also terminate specific services upon 365 days’ notice (or a shorter period if the parties agree in writing), and Tower Bridge may terminate specific services with a U.K. Entity’s consent. Tower Bridge may terminate the New ASA on 365 days’ notice or for material uncorrected breaches, for failure to pay or a force majeure event which continues for three months or more. The charges to a U.K. Entity for services are calculated using the direct cost to Tower Bridge of providing the services plus a transfer pricing markup which varies according to which entity provides the services.

If Tower Bridge becomes insolvent, then a U.K. Entity can (1) terminate the New ASA at any time on written notice or (2) step in and take over the provision of the services itself either directly or via a nominated third party (to the extent permitted under insolvency laws). Step-in rights may only be exercised where the U.K. Entity reasonably believes that crucial functions have been substantially prevented, hindered or delayed and only apply to the service in question. In such a situation, Tower Bridge is required to fully cooperate with the U.K. Entity and the U.K. Entity must pay for third-party costs. Step-in rights cease when Tower Bridge is able to perform the services again. Step in rights are also available to a U.K. Entity on material breach, default or non-performance by Tower Bridge. If a U.K. Entity becomes insolvent, Tower Bridge may terminate the New ASA in certain limited circumstances. Tower Bridge is required to continue to provide the services for a period of 90 days post-insolvency (provided the U.K. Entity pays for those post insolvency services) notwithstanding that it might be owed money by the U.K. Entity for services provided pre-insolvency.

Tower Bridge charges each recipient of services for actual costs incurred for services provided plus a mark-up (if any), as the parties may agree from time to time. Each recipient of services remains responsible for its own regulatory and other compliance functions. For the year ended December 31, 2018, the Company recognized related party revenues of $24.1 million for the services provided to Cantor, including fees related to the Special Asset Servicing Arrangement between Berkeley Point Financial LLC (“Berkeley Point”) and CCRE. These revenues are included as part of “Fees from related parties” in the Company’s consolidated statements of operations. For the year ended December 31, 2018, the Company was charged $52.4 million for the services provided by Cantor and its affiliates, of which $32.2 million was to cover compensation to leased employees for the year ended December 31, 2018. For information on the administrative service agreements relating to Newmark, please see “—Transactions with Newmark—Newmark Administrative Service Agreement” below. The fees paid to Cantor for administrative and support services, other than those to cover the compensation costs of leased employees, are included as part of “Fees to related parties” in the Company’s consolidated statements of operations. The fees paid to Cantor to cover the compensation costs of leased employees are included as part of “Compensation and employee benefits” in the Company’s consolidated statements of operations.

Tower Bridge Lease Guarantee

On September 21, 2018, the Company entered into agreements to provide a guarantee and related obligation to Tower Bridge in connection with an office lease for the Company’s headquarters in London. The Company is obligated to guarantee the obligations of Tower Bridge in the event of certain defaults under the applicable lease and ancillary arrangements. In July 2018, the Audit Committee also authorized management of the Company to enter into similar guarantees or provide other forms of credit support to Tower Bridge or other affiliates of the Company from time to time in the future in similar circumstances and on similar terms and conditions.

ELX Futures, L.P.

The Company, together with other leading financial institutions, formed ELX Futures, L.P. (“ELX”), a limited partnership that has established a fully-electronic futures exchange. Cantor provides certain administrative and similar services to ELX. Effective December 23, 2014, the Company began consolidating ELX in its consolidated financial statements. Prior to consolidating ELX, the Company accounted for ELX under the equity method of accounting. ELX became a dormant contract market on July 1, 2017.

During the year ended December 31, 2018, the Company made no capital contributions to ELX. On March 28, 2012, the Company entered into a credit agreement with ELX, whereby the Company has agreed to lend ELX up to $16.0 million. As of December 31, 2018, the Company had not loaned ELX any amounts under this agreement. The Company has entered into a technology services agreement with ELX pursuant to which the Company provides software technology licenses, monthly maintenance support and other technology services as requested by ELX. As part of the Company’s sale to Nasdaq, Inc. of certain assets relating to the U.S. Treasury benchmark business, the Company sold the technology services agreement with ELX to Nasdaq. For the year ended December 31, 2018, the Company recognized no related party revenues for the services provided to Cantor.

Amended and Restated Tax Receivable Agreement

Certain interests in BGC Holdings may, in effect, be exchanged in the future for shares of BGC Partners Class A common stock or BGC Partners Class B common stock on a one-for-one basis (subject to customary anti-dilution adjustments). The exchanges may result in increases to our share of the tax basis of the tangible and intangible assets of each of BGC U.S. OpCo and BGC Global OpCo and, so long as Newmark remains a consolidated subsidiary Newmark OpCo that otherwise would not have been available, although the Internal Revenue Service may challenge all or part of that tax basis increase, and a court could sustain such a challenge by the Internal Revenue Service. These increases in tax basis, if sustained, may reduce the amount of tax that we would otherwise be required to pay in the future.

We are party to a tax receivable agreement with Cantor, that provides for the payment by us to Cantor of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of these increases in tax basis and of certain other tax benefits related to its entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. It is expected that we will benefit from the remaining 15% of cash savings, if any, in income tax that we realize. Pursuant to the tax receivable agreement, we will determine, after consultation with Cantor, the extent to which we are permitted to claim any such tax benefits, and such tax benefits will be taken into account in computing any cash savings so long as our accountants agree that it is at least more likely than not that such tax benefit is available. Cantor has not exercised this right to date, but there can be no assurance that it will not do so in the future.

Pursuant to the tax receivable agreement, 20% of each payment that would otherwise be made by us will be deposited into an escrow account until the expiration of the statute of limitations for the tax year to which the payment relates. If the Internal Revenue Service successfully challenges the availability of any tax benefit and determines that a tax benefit is not available, we will be entitled to receive reimbursements from Cantor for amounts we previously paid under the tax receivable agreement and Cantor will indemnify us and hold us harmless with respect to any interest or penalties and any other losses in respect of the disallowance of any deductions which gave rise to the payment under the tax receivable agreement (together with reasonable attorneys’ and accountants’ fees incurred in connection with any related tax contest, but the indemnity for such reasonable attorneys’ and accountants’ fees shall only apply to the extent Cantor is permitted to control such contest). Any such reimbursement or indemnification payment will be satisfied first from the escrow account (to the extent funded in respect of such payments under the tax receivable agreement).

For purposes of the tax receivable agreement, cash savings in income and franchise tax will be computed by comparing our actual income and franchise tax liability to the amount of such taxes that we would have been required to pay had there been no depreciation or amortization deductions available to us that were attributable to an increase in tax basis (or any imputed interest) as a result of an exchange and had we not entered into the tax receivable agreement. The tax receivable agreement was entered into on March 31, 2008, in connection with the transactions contemplated by the BGC separation agreement, and was amended and restated on December 13, 2017, in connection with the Newmark IPO and will continue until all such tax benefits have been utilized or expired, unless we (with the approval by a majority of our independent directors) exercise our right to terminate the tax receivable agreement for an amount based on an agreed value of payments remaining to be made under the agreement, provided that if Cantor and we cannot agree upon a value, the agreement will remain in full force and effect. The actual amount and timing of any payment under the tax receivable agreement will vary depending on a number of factors, including the timing of exchanges, the extent to which such exchanges are taxable and the amount and timing of our income.

Any amendment to the tax receivable agreement will be subject to approval by a majority of our independent directors. The amendment and restatement of the tax receivable agreement in December of 2017 was approved by the majority of our independent directors.

Aqua

In January 2007, the Company announced the formation of Aqua Securities L.P. (“Aqua”), an alternative electronic trading platform which offers new pools of block liquidity to the global equities markets. On May 30, 2007, the Financial Industry Regulatory Authority (“FINRA”) approved the partial ownership change and name agreement whereby we are entitled to a 49% interest in Aqua, and Cantor is entitled to a 51% interest in Aqua, which may be subject to dilution by other investors from time to time. Cantor and the Company have collectively contributed financial, professional and technology assets to the venture, which included all of the Company’s former equities order routing business. On October 2, 2007, Aqua obtained permission from FINRA to operate an Alternative Trading System and to provide Direct Market Access for institutional block equity buy-side and sell-side firms. In June 2008, we were authorized to enter into loans, investments or other credit support arrangements for Aqua of up to $5.0 million in the aggregate, which arrangements would be proportionally and on the same terms as similar arrangements between Aqua and Cantor (which amount authorized was increased by $2.0 million on November 1, 2010, an additional $3.0 million on November 5, 2012, an additional $600,000 on February 25, 2015 and an additional $4.0 million on October 27, 2015). We were further authorized to provide counterparty or similar guarantees on behalf of Aqua from time to time, provided that liability for any such guarantees, as well as similar guarantees provided by Cantor, would be shared proportionally with Cantor.

On August 21, 2008, the Company entered into a two-year Subordinated Loan Agreement, whereby the Company agreed to lend Aqua the principal sum of $980,000, at the applicable rate of six month LIBOR plus 200 basis points. The cash proceeds covered by this Agreement were used and dealt with by Aqua as part of its capital and were subject to the risks of the business. The Subordinated Loan Agreement was amended most recently on August 29, 2017. As a result of such amendments, the scheduled maturity date on the subordinated loan is September 1, 2020, and the current rate of interest on the loan is three month LIBOR plus 600 basis points. Aqua is also authorized to receive clearing and administrative services from Cantor and technology infrastructure services from us. Aqua is authorized to pay sales commissions to brokers of Cantor or other brokers who introduce clients who become Aqua participants.

The Company has been authorized to enter into loans, investments or other credit support arrangements for Aqua of up to $16.2 million in the aggregate; such arrangements would be proportionally and on the same terms as similar previous arrangements between Aqua and Cantor. During the year ended December 31, 2018, the Company made $1.0 million in cash contributions to Aqua.

Guarantee Agreement From Cantor Fitzgerald & Co

Under rules adopted by the U.S. Commodity Futures Trading Commission (the “CFTC”), all foreign introducing brokers engaging in transactions with U.S. persons are required to register with the National Futures Association and either meet financial reporting and net capital requirements on an individual basis or obtain a guarantee agreement from a registered Futures Commission Merchant. Our European-based brokers engage from time to time in interest rate swap transactions with U.S.-based counterparties, and therefore we are subject to the CFTC requirements. Cantor Fitzgerald & Co. (“CF&Co”) has entered into guarantees on our behalf (and on behalf of certain subsidiaries of GFI), and we are required to indemnify CF&Co for the amounts, if any, paid by CF&Co on our behalf pursuant to this arrangement. During the year ended December 31, 2018, the Company recorded fees of $125,000 with respect to these guarantees.

Registration Rights Agreements

Pursuant to various registration rights agreements entered into by Cantor and us, Cantor has received piggyback and demand registration rights.

Formation Registration Rights Agreement

Under the formation registration rights agreement, the piggyback registration rights allow Cantor to register the shares of Class A common stock issued or issuable to it in connection with the conversion of its shares of Class B common stock whenever we propose to register any shares of our Class A common stock for our own or another’s account under the Securities Act, for a public offering, other than any shelf registration of shares of our Class A common stock to be used as consideration for acquisitions of additional businesses and registrations relating to employee benefit plans.

Cantor also has the right, on three occasions, to require that we register under the Securities Act any or all of the shares of our Class A common stock issued or issuable to it in connection with the conversion of its shares of our Class B common stock. The demand and piggyback registration rights apply to Cantor and to any transferee of shares held by Cantor who agrees to be bound by the terms of the formation registration rights agreement.

We have agreed to pay all costs of one demand and all piggyback registrations, other than underwriting discounts and commissions. We have also agreed to indemnify Cantor and any transferee for certain liabilities they may incur in connection with the exercise of their registration rights. All of these registration rights are subject to conditions and limitations, including (1) the right of underwriters of an offering to limit the number of shares included in that registration, (2) our right not to effect any demand registration within six months of a public offering of our securities and (3) that Cantor agrees to refrain from selling its shares during the period from 15 days prior to and 90 days after the effective date of any registration statement for the offering of our securities.

Separation Registration Rights Agreement

In connection with the 2008 BGC separation, BGC Partners OldCo entered into the separation registration rights agreement with Cantor which provides that the holders of our common stock, issued or to be issued upon exchange of the BGC Holdings exchangeable limited partnership interests held by Cantor and for any shares of our common stock issued or issuable in respect of or in exchange for any shares of our common stock, are granted registration rights. We refer to these shares as “registrable securities,” and we refer to the holders of these registrable securities as “holders.”

The separation registration rights agreement provides that, after exchange of the BGC Holdings exchangeable limited partnership interests or conversion of Class B common stock into Class A common stock, as the case may be, each holder is entitled to unlimited piggyback registration rights, meaning that each holder can include his or her registrable securities in registration statements filed by us, subject to certain limitations. Cantor exercised such piggyback rights to participate in the June 2008 offering.

The separation registration rights agreement also grants Cantor four demand registration rights requiring that we register the shares of Class A common stock held by Cantor, provided that the amount of securities subject to such demand constitutes at least 10% of the shares of Class A common stock outstanding or has an aggregate market value in excess of $20 million and no more than one demand registration during any twelve-month period.

We will pay the costs but the holders will pay for any underwriting discounts or commissions or transfer taxes associated with all such registrations.

We have agreed to indemnify the holders registering shares pursuant to the separation registration rights agreement against certain liabilities under the Securities Act.

Newmark Registration Rights Agreement

In connection with Newmark’s separation and the related Spin-Off, on December 13, 2017, Newmark entered into a registration rights agreement with BGC and Cantor which provides Cantor, BGC and their respective affiliates prior to the Spin-Off (as defined below under “—Transactions with and Related to Newmark”) and Cantor and its affiliates (after the distribution) registration rights with respect to shares of Newmark’s Class A common stock, including shares issued or to be issued upon exchange of the Newmark Holdings exchangeable limited partnership interests held by Cantor, shares of Newmark’s Class A common stock issued or issuable in respect of or in exchange for any shares of Newmark’s Class B common stock and any other shares of Newmark’s Class A common stock that may be acquired by Cantor, BGC or their respective affiliates. We refer to these shares as “Newmark registrable securities,” and we refer to the holders of these registrable securities as “Newmark holders.”

The registration rights agreement provides that each Newmark holder is entitled to unlimited piggyback registration rights with respect to its Newmark registrable securities, meaning that each Newmark holder can include its Newmark registrable securities in registration statements filed by Newmark, including registration effected by Newmark for security holders other than Newmark holders, subject to certain limitations. The registration rights agreement also grants Cantor and BGC unlimited demand registration rights requiring that Newmark register Newmark registrable securities held by Cantor and BGC and take all actions reasonably necessary or desirable to expedite or facilitate the disposition of Newmark registrable securities. Newmark’s obligation to effect demand registration rights will not be relieved to the extent Newmark effects piggyback registration rights.

Newmark will pay the costs incident to its compliance with the registration rights agreement but the Newmark holders will pay for any underwriting discounts or commissions or transfer taxes associated with all such registrations.

Newmark has agreed to indemnify the Newmark holders (and their directors, officers, agents and each other person who controls a Newmark holder under Section 15 of the Securities Act) registering shares pursuant to the registration rights agreement against certain losses, expenses and liabilities under the Securities Act, common law or otherwise. Newmark holders will similarly indemnify Newmark but such indemnification will be limited to an amount equal to the net proceeds received by such Newmark holder under the sale of Newmark registrable securities giving rise to the indemnification obligation.

Notes Payable, Other and Short-term Borrowings

Unsecured Senior Revolving Credit Agreement

On September 8, 2017, the Company entered into a committed unsecured senior revolving credit agreement with Bank of America, N.A., as administrative agent, and a syndicate of lenders. The revolving credit agreement provided for revolving loans of up to $400.0 million. The maturity date of the facility was September 8, 2019. On November 22, 2017, the Company and Newmark entered into an amendment to the unsecured senior revolving credit agreement. Pursuant to the amendment, the then-outstanding borrowings of the Company under the revolving credit facility were converted into a term loan (“Converted Term Loan”). There was no change in the maturity date or interest rate. Effective December 13, 2017, Newmark assumed the obligations of the Company as borrower under the Converted Term Loan. The Company remained a borrower under, and retained access to, the revolving credit facility for any future draws, subject to availability which increased as Newmark repaid the converted term loan. As of December 31, 2017, Newmark had $397.3 million borrowings outstanding under the Converted Term Loan. During the year ended December 31, 2018, Newmark repaid the outstanding balance of the Converted Term Loan. During the year ended December 31, 2018, the Company borrowed $195.0 million and subsequently repaid the $195.0 million. Therefore, there were no borrowings outstanding as of December 31, 2018. On November 28, 2018, the Company entered into a new revolving credit facility which replaced the existing committed unsecured senior revolving credit agreement. The maturity date of the new revolving credit agreement is November 28, 2020 and the maximum revolving loan balance has been reduced from $400.0 million to $350.0 million. As of December 31, 2018, there were no borrowings outstanding under the new unsecured senior revolving credit agreement.

Unsecured Senior Term Loan Credit Agreement

On September 8, 2017, the Company entered into a committed unsecured senior term loan credit agreement with Bank of America, N.A., as administrative agent, and a syndicate of lenders. The term loan credit agreement provided for loans of up to $575.0 million. The maturity date of the agreement was September 8, 2019. On November 22, 2017, the Company and Newmark entered into an amendment to the unsecured senior term loan credit agreement. Pursuant to the term loan amendment and effective as of December 13, 2017, Newmark assumed the obligations of the Company as borrower under the senior term loan. There was no change in the maturity date or interest rate. As of December 31, 2017, Newmark had $270.7 million borrowings outstanding under the senior term loan. During the year ended December 31, 2018, Newmark repaid the outstanding balance of $270.7 million at which point the facility was terminated. As of December 31, 2018, there were no borrowings outstanding under the senior term loan.

8.125% Senior Notes due 2042

On June 26, 2012, we issued an aggregate of $112.5 million principal amount of 8.125% Senior Notes due 2042 (the “8.125% Senior Notes”). The 8.125% Senior Notes are senior unsecured obligations. The 8.125% Senior Notes may be redeemed for cash, in whole or in part, on or after June 26, 2017, at our option, at any time and from time to time, until maturity at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued but unpaid interest on the principal amount being redeemed to, but not including, the redemption date. The 8.125% Senior Notes are listed on the New York Stock Exchange under the symbol “BGCA.” We used the proceeds to repay short-term borrowings under our unsecured revolving credit facility and for general corporate purposes, including acquisitions. In connection with the issuance of the 8.125% Senior Notes, the Company lent the proceeds of the 8.125% Senior Notes to BGC U.S. OpCo, and BGC U.S. OpCo issued an amended and restated promissory note, effective as of June 26, 2012, with an aggregate principal amount of $112.5 million payable to the Company (the “2042 Promissory Note”). On December 13, 2017, Newmark OpCo assumed all of the BGC U.S. OpCo’s rights and obligations under the promissory note. The initial carrying value of the 8.125% Senior Notes was $108.7 million, net of debt issuance costs of $3.8 million.

5.375% Senior Notes due 2019

On December 9, 2014, the Company issued an aggregate of $300.0 million principal amount of 5.375% Senior Notes due 2019 (the “5.375% Senior Notes”). The 5.375% Senior Notes are general senior unsecured obligations of the Company. These 5.375% Senior Notes bear interest at a rate of 5.375% per year, payable in cash on June 9 and December 9 of each year, commencing June 9, 2015. The interest rate payable on the notes will be subject to adjustments from time to time based on the debt rating assigned by specified rating agencies to the notes, as set forth in the indenture. The 5.375% Senior Notes will mature on December 9, 2019. The Company may redeem some or all of the notes at any time or from time to time for cash at certain “make-whole” redemption prices (as set forth in the Indenture). If a “Change of Control Triggering Event” (as defined in the Indenture) occurs, holders may require the Company to purchase all or a portion of their notes for cash at a price equal to 101% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date. In connection with the issuance of the 5.375% Senior Notes, the Company lent the proceeds of the 5.375% Senior Notes to BGC U.S. OpCo, and BGC U.S. OpCo issued an amended and restated promissory note, effective as of December 9, 2014, with an aggregate principal amount of $300 million to the Company (the “2019 Promissory Note”). On December 13, 2017, Newmark OpCo assumed all of BGC U.S. OpCo’s rights and obligations under the 2019 Promissory Note. The initial carrying value of the 5.375% Senior Notes was $295.1 million, net of the discount and debt issuance costs of $4.9 million. During the year ended December 31, 2018, Newmark repaid the Company in full for the 5.375% Senior Notes, in which the Company subsequently redeemed the 5.375% Senior Notes.

8.375% Senior Notes due July 2018

As part of the GFI acquisition, the Company assumed $240.0 million in aggregate principal amount of 8.375% Senior Notes due July 2018 (the “8.375% Senior Notes”). The carrying value of these notes as of December 31, 2017 was $242.5 million. Interest on these notes is payable, semi-annually in arrears on the 19th of January and July. Due to the cumulative effect of downgrades to the credit rating of GFI’s 8.375% Senior Notes, the 8.375% Senior Notes were previously subjected to 200 basis points penalty interest. On April 28, 2015, a subsidiary of the Company purchased from GFI approximately 43.0 million newly issued shares of GFI’s common stock. This increased BGC’s ownership to approximately 67% of GFI’s outstanding common stock and gave us the ability to control the timing and process with respect to a full merger, which as discussed in Note 1—“Organization and Basis of Presentation” to our consolidated financial statements, was completed on January 12, 2016. Also, on July 10, 2015, we guaranteed the obligations of GFI under these 8.375% Senior Notes. These actions resulted in upgrades of the credit ratings of the 8.375% Senior Notes by Moody’s Investors Service, Fitch Ratings Inc. and Standard & Poor’s, which reduced the penalty interest to 25 basis points effective July 19, 2015. On November 4, 2015, GFI, BGC and the Trustee entered into the First Supplemental Indenture supplementing the Indenture and incorporating BGC’s guarantee of the Notes (the “First Supplemental Indenture”). On January 13, 2016, Moody’s Investors Service further upgraded the credit rating on the 8.375% Senior Notes, eliminating the penalty interest. On July 19, 2018, the Company repaid the $240.0 million principal amount of its 8.375% Senior Notes upon their maturity.

5.125% Senior Notes due 2021

On May 27, 2016, we issued an aggregate of $300.0 million principal amount of 5.125% Senior Notes due 2021 (the “5.125% Senior Notes”). Cantor purchased $15 million of such senior notes and still held such notes as of December 31, 2018.

5.375% Senior Notes due 2023

On July 24, 2018, the Company issued an aggregate of $450.0 million principal amount of 5.375% Senior Notes due 2023 (the “5.375% Senior Notes due 2023”). In connection with the issuance of 5.375% Senior Notes due 2023, the Company recorded approximately $0.2 million in underwriting fees payable to CF&Co and $40.5 thousand to CastleOak Securities, L.P. These fees were recorded as a deduction from the carrying amount of the debt liability, which is amortized as interest expense over the term of the notes. The Company also paid CF&Co an advisory fee of $0.2 million in connection with the issuance.

In addition, in connection with the issuance of the 5.375% BGC Senior Notes due 2023, BGC lent the proceeds of the issuance to BGC U.S. OpCo, and BGC U.S. OpCo issued a promissory note, effective as of July 24, 2018, with an aggregate principal amount of $450.0 million payable to BGC.

On July 31, 2018, the Company filed a Registration Statement on Form S-4 pursuant to which, upon being declared effective by the SEC, the holders of the 5.375% Senior Notes due 2023, issued in a private placement of July 24, 2018, may exchange such notes for new registered notes with substantially identical terms.

On September 18, 2018, we filed a registration statement on Form S-3 pursuant to which CF&Co may make offers and sales of our 5.125% Senior Notes and 5.375% Senior Notes due 2023 in connection with ongoing market-making transactions which may occur from time to time. Such market-making transactions in these securities may occur in the open market or may be privately negotiated at prevailing market prices at a time of resale or at related or negotiated prices. Neither CF&Co, nor any other of our affiliates, has any obligation to make a market in our securities, and CF&Co or any such other affiliate may discontinue market-making activities at any time without notice. BGC does not receive any proceeds from market making-making activities in these securities by CF&O. (or any of its affiliates).

Freedom International Brokerage

We and Cantor formed Freedom International Brokerage Company (“Freedom”) to acquire a 66.7% interest in Freedom International Brokerage, a Canadian government securities broker-dealer and Nova Scotia unlimited liability company, in April 2001. As of the closing of the merger, we became entitled to 100% of Freedom’s capital interest in Freedom International Brokerage and we assumed 100% of Freedom’s cumulative profits. As of December 31, 2018, the investment in Freedom International Brokerage was $10.0 million. We also entered into the Freedom services agreements with Freedom International Brokerage. As of December 31, 2018, the Company had receivables from Freedom of $1.4 million.

Controlled Equity Offerings/Payment of Commissions to Cantor Fitzgerald & Co

On April 12, 2017, the Company entered into a controlled equity offering sales agreement with CF&Co (the “April 2017 Sales Agreement”), pursuant to which the Company could offer and sell up to 20,000,000 shares of its Class A common stock sold under the Company’s shelf Registration Statement on Form S-3 (Reg. No. 333-214772),

from time to time through CF&Co as the Company’s sales agent. Under such sales agreement, the Company agreed to pay to CF&Co a commission of 2% of the gross proceeds from the sale of such shares. All of the shares under the April 2017 Sales Agreement have been sold as of the date hereof, resulting in a total of approximately $4.9 million paid by the Company to CF&Co during the year ended December 31, 2018.

On March 9, 2018, the Company entered into a controlled equity offering sales agreement with CF&Co (the “March 2018 Sales Agreement”), pursuant to which the Company could offer and sell up to $300,000,000 of shares of its Class A common stock sold under the Company’s shelf Registration Statement on Form S-3 (Reg. No. 333-223550), from time to time through CF&Co as the Company’s sales agent. Under such sales agreement, the Company agreed to pay to CF&Co a commission of 2% of the gross proceeds from the sale of such shares. As of December 31, 2018, the Company has sold 16,539,792 shares of Class A common stock (or $204.5 million) under the March 2018 Sales Agreement resulting in a total of approximately $4.1 million paid by the Company to CF&Co. in commissions under the March 2018 Sales Agreement during 2018.

BGC Holdings Exchangeable Limited Partnership Interests Held by Cantor

As of March 31, 2019, Cantor held an aggregate of 52,362,964 BGC Holdings exchangeable limited partnership interests.

The Company has filed various resale registration statements with respect to shares of Class A common stock that may be sold from time to time on a delayed or continuous basis by (i) Cantor at the direction of and for the account of certain current and former Cantor partners, and/or by such partners, as distributees of shares of Class A common stock from Cantor, (ii) charitable organizations that receive donations of shares from Cantor, and/or (iii) the Cantor Fitzgerald Relief Fund (the “Relief Fund”) with respect to the shares donated by the Company to it in connection with the Company’s Charity Day. The Company pays all of the expenses of registration other than any underwriting discounts and commissions and stock transfer taxes.

Certain Financial Advisory Fees and Commissions Paid by the Company to CF&Co

On August 2, 2010, the Company was authorized to engage CF&Co and its affiliates to act as financial advisor in connection with one or more third-party business combination transactions with or involving one or more targets as requested by the Company on behalf of its affiliates from time to time on specified terms, conditions and fees In addition, on September 3, 2010 the Company filed a registration statement on Form S-4 (the “Form S-4 Registration Statement”), which was declared effective by the SEC on October 12, 2010, for the offer and sale of up to 20,000,000 shares of Class A common stock from time to time in connection with business combination transactions, including acquisitions of other businesses, assets, properties or securities. In addition to shares of Class A common stock, the Company may offer other consideration in connection with such business combination transactions, including, but not limited to, cash, notes or other evidences of indebtedness, BGC Holdings units that may be exchangeable for shares of Class A common stock offered and sold on the Form S-4 Registration Statement, assumption of liabilities or a combination of these types of consideration. The Form S-4 Registration Statement states that the Company may pay finders’, investment banking or financial advisory fees to broker-dealers, including, but not limited to, CF&Co and its affiliates, from time to time in connection with certain business combination transactions, and, in some cases, the Company may issue shares of Class A common stock offered pursuant to the Form S-4 Registration Statement in full or partial payment of such fees. In 2018, we paid $0 in fees to CF&Co. in connection with acquisitions.

As of December 31, 2018, the Company had securities loaned transactions of $15.1 million with Cantor. The market value of the securities loaned was $15.3 million. As of December 31, 2018, the cash collateral received from Cantor bore an annual interest rate of 2.9%.

BGC and Newmark Agreements with Cantor Commercial Real Estate Company, L.P.

Berkeley Point Acquisition, BP Transaction Agreement and Real Estate LP Limited Partnership Agreement

On July 17, 2017, the Company and BGC U.S. OpCo entered into a transaction agreement (the “BP transaction agreement”) with Cantor and certain of its affiliates, including Cantor Commercial Real Estate Company, L.P. (“CCRE”), its general partner, Cantor Sponsor, L.P., and CF Real Estate Finance Holdings, L.P. and its general partner CF Real Estate Finance Holdings GP, LLC. On September 8, 2017, pursuant to the BP transaction agreement we purchased all of the outstanding membership interests of Berkeley Point Financial LLC (“Berkeley Point Financial”). The total consideration for the acquisition of Berkeley Point was $875 million, subject to certain adjustments. Concurrently with the acquisition of Berkeley Point, (i) we invested $100 million of cash in CF Real Estate Finance Holdings, L.P. for approximately 27% of its capital, and (ii) Cantor contributed approximately $267 million of cash for approximately 73% of the capital of CF Real Estate Finance Holdings, L.P. We refer to these transactions, collectively, as the “BP Transaction.” As part of the separation prior to the completion of Newmark’s IPO, we contributed our interests in Berkeley Point and CF Real Estate Finance Holdings, L.P. to Newmark. Newmark accounted for its minority interest in CF Real Estate Finance Holdings, L.P. as an equity investment, and it is not consolidated in Newmark’s or our financial statements.

Berkeley Point Acquisition

Pursuant to the BP transaction agreement, BGC Partners purchased from CCRE all of the outstanding membership interests of Berkeley Point for a purchase price equal to $875 million, subject to certain adjustments, with $3.2 million of the purchase price paid in units of BGC Holdings (which we refer to as the “Berkeley Point Acquisition”) 215,403 partnership units in BGC Holdings. In accordance with the BP Transaction Agreement, Berkeley Point made a distribution of $69.8 million to CCRE prior to the Berkeley Point Acquisition, for the amount by which Berkeley Point’s net assets exceeded $508.6 million. Cantor is entitled to receive the profits and obligated to bear the losses of the special asset servicing business of Berkeley Point, which represents less than 10% of Berkeley Point’s servicing portfolio and generates an immaterial amount of Berkeley Point’s servicing fee revenue.

Investment in Real Estate LP

Concurrently with the Berkeley Point Acquisition, (i) BGC Partners invested $100 million of cash in Real Estate LP for approximately 27% of the capital of Real Estate LP, and (ii) Cantor contributed approximately $267 million of cash for approximately 73% of the capital of Real Estate LP. Real Estate LP may conduct activities in any real estate-related business or asset-backed securities-related business or any extensions thereof and ancillary activities thereto. Real Estate LP is operated and managed by Real Estate LP General Partner, which is controlled by Cantor. The investment in Real Estate LP is a Newmark investment and was part of the Spin-Off on November 30, 2018.

Pursuant to the Amended and Restated Agreement of Limited Partnership of Real Estate LP (which we refer to as the “Real Estate LP limited partnership agreement”), BGC Partners (or, following the separation, Newmark) is entitled to a cumulative annual preferred return of five percent of its capital account balance (which we refer to as the “Preferred Return”). After the Preferred Return is allocated, Cantor is then entitled to a cumulative annual preferred return of five percent of its capital account balance. Thereafter, BGC Partners (or, following the separation, Newmark) is entitled to 60% of the gross percentage return on capital of Real Estate LP, multiplied by BGC Partners’ (or, following the separation, Newmark’s) capital account balance in Real Estate LP (less any amounts previously allocated to BGC Partners or Newmark pursuant to the Preferred Return), with the remainder of the net income of Real Estate LP allocated to Cantor. Cantor will bear initial net losses of Real Estate LP, if any, up to an aggregate amount of approximately $37 million per year. These allocations of net income and net loss are subject to certain adjustments.

At the option of Newmark, and upon one-year’s written notice to Real Estate LP delivered any time on or after the fourth anniversary of the closing of the BP Transaction, Real Estate LP will redeem in full Newmark’s investment in Real Estate LP in exchange for Newmark’s capital account balance in Real Estate LP as of such time. At the option of Cantor, at any time on or after the fifth anniversary of the closing of the BP Transaction, Real Estate LP will redeem in full Newmark’s investment in Real Estate LP in exchange for Newmark’s capital account balance in Real Estate LP as of such time. At the option of Cantor, at any time prior to the fifth anniversary of the closing of the BP Transaction, Real Estate LP will redeem in full BGC Partners’ (or, following the separation, Newmark’s) investment in Real Estate LP in exchange for (i) BGC Partners’ (or, following the separation, Newmark’s) capital account balance in Real Estate LP as of such time plus (ii) the sum of the Preferred Return amounts for any prior taxable periods, less (iii) any net income allocated to BGC Partners or Newmark in any prior taxable periods.

Additional Terms of the BP Transaction Agreement

The BP transaction agreement includes customary representations, warranties and covenants, including covenants related to intercompany referral arrangements among Cantor, BGC Partners, Newmark and their respective subsidiaries. These referral arrangements provide for profit-sharing and fee-sharing arrangements at various rates depending on the nature of a particular referral. The parties have further agreed that, subject to limited exceptions, for so long as a member of the BGC group or a member of the Newmark group maintains an investment in Real Estate LP, Real Estate LP and the Cantor group will seek certain government-sponsored and government-funded loan financing exclusively through Berkeley Point.

Other Agreements with CCRE

On October 29, 2013, the Audit Committee of the Board of Directors authorized us to enter into agreements from time to time with Cantor and/or its affiliates, including CCRE, to provide services, including finding and reviewing suitable acquisition or partner candidates, structuring transactions and negotiating and due diligence services, in connection with our acquisition and other business strategies in commercial real estate and other businesses from time to time. Such services would be provided at fees not to exceed the fully allocated cost of such services plus 10% and payment of fees for such services prior to October 31, 2013. In connection with this agreement, the Company did not recognize any expense for the year ended December 31, 2018.

We and Newmark also have a referral agreement in place with CCRE, in which brokers are incentivized to refer business to CCRE through a revenue-share arrangement. In connection with this revenue-share agreement, Newmark did not make any payments to CCRE for the year ended December 31, 2018. In connection with this revenue-share agreement, Newmark did not recognize any revenues for the year ended December 31, 2018.

We and Newmark also have an additional revenue-share agreement with CCRE, in which the Company, as well as Newmark pays CCRE for referrals for leasing or other services. Neither the Company nor Newmark made any payments under this agreement to CCRE for the year ended December 31, 2018.

Newmark, in addition, has a loan referral agreement in place with CCRE, in which either party can refer a loan to the other. Revenue from these referrals from CCRE to Newmark was $2.2 million for the year ended December 31, 2018. These referrals fees are net of the broker fees and commissions to CCRE of $0.8 million for the year ended December 31, 2018.

On March 11, 2015, Newmark and CCRE entered into a note receivable/payable that allows for advances to or from CCRE at an interest rate of one month LIBOR plus 1.0%. On September 8, 2017, the note receivable/payable was terminated and all outstanding advances due were paid off. Newmark did not recognize any interest income and interest expense for the year ended December 31, 2018.

For the year ended December 31, 2018, Newmark purchased the primary servicing rights for $1.2 billion of loans originated by CCRE for $2.5 million. Newmark also services loans for CCRE on a “fee for service” basis, generally prior to a loan’s sale or securitization, and for which no mortgage servicing right is recognized. Newmark recognized $3.8 million for the year ended December 31, 2018, of servicing revenue from loans purchased from CCRE on a “fee for service” basis.

In February 2019, the Audit Committee of the Company authorized Newmark and its subsidiaries to originate and service GSE loans to Cantor and its affiliates (other than BGC) and service loans originated by Cantor and its affiliates (other than BGC) on prices, rates and terms no less favorable to Newmark and its subsidiaries than those charged by third parties. The authorization is subject to certain terms and conditions, including but not limited to: (i) a maximum amount up to $100 million per loan, (ii) a $250 million limit on loans that have not yet been acquired or sold to a GSE at any given time, and (iii) a separate a $250 million limit on originated Fannie Mae loans outstanding to Cantor at any given time.

In connection with the expansion of our mortgage brokerage and lending activities, Newmark entered into an agreement with Cantor pursuant to which five former employees of Cantor’s affiliate, CCRE, transferred to Newmark, effective as of May 1, 2018. In connection with this transfer of employees, Cantor paid $6.9 million to Newmark in October 2018 and Newmark Holdings issued $6.7 million of limited partnership units and $0.2 million of cash in the form of a cash distribution agreement to the employees. In addition, Newmark Holdings issued $2.2 million of Newmark Holdings partnership units with a capital account and $0.5 million of limited partnership units in exchange for the cash payment from Cantor to Newmark of $2.2 million. Newmark recorded $6.9 million and $2.2 million as “Stockholders’ equity” and “Redeemable partnership interests,” respectively, in Newmark’s consolidated balance sheets.

In consideration for the Cantor payment, Newmark has agreed to return up to a maximum of $3.3 million to Cantor based on the employees’ production during their first two years of employment with Newmark. Newmark has agreed to allow certain of these employees to continue to provide consulting services to Cantor in exchange for a forgivable loan which was directly paid by Cantor to these employees.

Charity Day

During the year ended December 31, 2015, the Company committed to make charitable contributions to the Relief Fund in the amount of $40.0 million over the next five years. As of December 31, 2018, the remaining liability associated with commitments to make charitable contributions was $20 million.

Development Services

On February 9, 2016, the Audit Committee of the Board of Directors authorized the Company to enter into an arrangement with Cantor in which the Company would provide dedicated development services to Cantor at a cost to the Company not to exceed $1.4 million per year for the purpose of Cantor developing the capacity to provide quotations in certain ETF component securities, as well as other securities from time to time. The services are terminable by either party at any time and will be provided on the terms and conditions set forth in the existing Administrative Services Agreement. The Company did not provide any development services to Cantor in the year ended December 31, 2018 under this arrangement.

Real Estate and Related Services

In July 2016, the Audit Committee of the Company authorized the Company to provide real estate and related services, including real estate advice, brokerage, property or facilities management, appraisals and valuations and other services, to Cantor on rates and terms no less favorable to the Company than those charged to third-party customers. The Company did not provide any such real estate and related services in the year ended December 31, 2018.

Clearing Agreement with Cantor

The Company receives certain clearing services (“Clearing Services”) from Cantor pursuant to its clearing agreement. These Clearing Services are provided in exchange for payment by the Company of third-party clearing costs and allocated costs. The costs associated with these payments are included as part of “Fees to related parties” in the Company’s consolidated statements of operations.

Joint Services Agreement with Cantor

In February 2019, the Audit Committee authorized the Company to enter into a short-term services agreement with Cantor pursuant to which Cantor would be responsible for clearing, settling and processing certain transactions executed on behalf of customers in exchange for a 33% revenue share based on net transaction revenue and the payment by BGC of the fully allocated cost of certain salespersons related thereto.

Other Transactions with Cantor

The Company is authorized to enter into short-term arrangements with Cantor to cover any failed U.S. Treasury securities transactions and to share equally any net income resulting from such transactions, as well as any similar clearing and settlement issues. During the year ended December 31, 2018, Cantor facilitated Repurchase Agreements between the Company and Cantor in the amount of $1.0 million for the purpose of financing fails. U.S. Treasury or other fixed income securities were provided to Cantor as collateral for the fair value of the Repurchase Agreement.

To more effectively manage the Company’s exposure to changes in foreign exchange rates, the Company and Cantor agreed to jointly manage the exposure. As a result, the Company is authorized to divide the quarterly allocation of any profit or loss relating to foreign exchange currency hedging between Cantor and the Company. The amount allocated to each party is based on the total net exposure for the Company and Cantor. The ratio of gross exposures of Cantor and the Company will be utilized to determine the shares of profit or loss allocated to each for the period. During the year ended December 31, 2018, the Company recognized its share of foreign exchange losses of $1.6 million.

In March 2009, the Company and Cantor were authorized to utilize each other’s brokers to provide brokerage services for securities not brokered by such entity, so long as, unless otherwise agreed, such brokerage services were provided in the ordinary course and on terms no less favorable to the receiving party than such services are provided to typical third-party customers. The Company and Cantor enter into these agreements from time to time.

In August 2013, the Audit Committee authorized the Company to invest up to $350 million in an asset-backed commercial paper program for which certain Cantor entities serve as placement agent and referral agent. The program issues short-term notes to money market investors and is expected to be used from time to time by the Company as a liquidity management vehicle. The notes are backed by assets of highly rated banks. The Company is entitled to invest in the program so long as the program meets investment policy guidelines, including relating to ratings. Cantor will earn a spread between the rate it receives from the short-term note issuer and the rate it pays to the Company on any investments in this program. This spread will be no greater than the spread earned by Cantor for placement of any other commercial paper note in the program. As of December 31, 2018, the Company did not have any investments in the program.

As part of the Company’s cash management process, the Company may enter into tri-party reverse repurchase agreements and other short-term investments, some of which may be with Cantor. As of December 31, 2018, the Company had no reverse repurchase agreements.

On June 5, 2015, the Company entered into an agreement with Cantor providing Cantor, CFGM and other Cantor affiliates entitled to hold Class B common stock the right to exchange from time to time, on a one-to-one basis, subject to adjustment, up to an aggregate of 23,613,420 shares of Class A common stock now owned or subsequently acquired by such Cantor entities for up to an aggregate of 23,613,420 shares of Class B common stock. Such shares of Class B common stock, which currently can be acquired upon the exchange of exchangeable limited partnership units owned in BGC Holdings, are already included in the Company’s fully diluted share count and will not increase Cantor’s current maximum potential voting power in the common equity. These shares of Class B common stock represented the then-remaining 23,613,420 authorized but unissued shares of Class B common stock available under the Company’s Amended and Restated Certificate of Incorporation. The exchange agreement will enable the Cantor entities to acquire the same number of shares of Class B common stock that they are already entitled to acquire without having to exchange its exchangeable limited partnership units in BGC Holdings. The Company’s Audit Committee and full Board of Directors determined that it was in the best interests of the Company and its stockholders to approve the exchange agreement because it will help ensure that Cantor retains its exchangeable limited partnership units in BGC Holdings, which is the same partnership in which the Company’s partner employees participate, thus continuing to align the interests of Cantor with those of the partner employees.

On November 23, 2018, BGC Partners issued (the “Class B Issuance”) 10,323,366 shares of BGC Partners Class B common stock to Cantor and 712,907 shares of BGC Partners Class B common stock to CFGM, in each case in exchange for shares of BGC Partners Class A common stock from Cantor and CFGM, respectively, on a one-to-one basis pursuant to the Exchange Agreement. Pursuant to the Exchange Agreement, no additional consideration was paid to BGC Partners by Cantor or CFGM for the Class B Issuance. The Class B issuance was exempt from the Securities Act. Following this exchange, Cantor and its affiliates only have the right to exchange up to an aggregate of 23,613,420 shares of BGC Class A common stock, now owned or subsequently acquired, into shares of BGC Class B common stock.

Under the exchange agreement, Cantor and CFGM have the right to exchange shares of our Class A common stock owned by them for the same number of shares of our Class B common stock. As of December 31, 2018, Cantor and CFGM did not own any shares of our Class A common stock. Cantor and CFGM would also have the right to exchange any shares of our Class A common stock subsequently acquired by either of them for shares of our Class B common stock, up to 23,613,420 shares of our Class B common stock.

The Company and Cantor have agreed that any shares of Class B common stock issued in connection with the exchange agreement would be deducted from the aggregate number of shares of Class B common stock that may be issued to the Cantor entities upon exchange of exchangeable limited partnership units in BGC Holdings. Accordingly, the Cantor entities will not be entitled to receive any more shares of Class B common stock under this agreement than they were previously eligible to receive upon exchange of exchangeable limited partnership units.

Related Party Receivables and Payables

The Company has receivables and payables to and from certain affiliated entities. As of December 31, 2018, the related party receivables and payables were $7.7 million and $40.1 million, respectively.

For related party receivables and payables related to Newmark, see “—Transactions with Newmark— Related Party Receivables and Payables” below.

LFI Holdings Investment

On June 3, 2014, the Company’s Board of Directors and Audit Committee authorized the purchase of 1,000 Class B Units of LFI Holdings, LLC (“LFI”), a wholly owned subsidiary of Cantor, representing 10% of the issued and outstanding Class B Units of LFI after giving effect to the transaction. On the same day, the Company completed the acquisition for $6,500,000 and was granted an option to purchase an additional 1,000 Class B Units of LFI for an additional $6,500,000. LFI is a limited liability corporation headquartered in New York which is a technology infrastructure provider tailored to the financial sector.

On January 15, 2016, the Company closed on the exercise of its option to acquire additional Class B Units of LFI. At the closing, the Company made a payment of $6.5 million to LFI.

On October 25, 2016, the Company’s Board of Directors and Audit Committee authorized the purchase of 9,000 Class B Units of LFI, representing all of the issued and outstanding Class B Units of LFI not already owned by the Company. On November 4, 2016, the Company completed this transaction. As a result of this transaction, the Company owns 100% of the ownership interests in LFI. In the purchase agreement, Cantor agreed, subject to certain exceptions, not to solicit certain senior executives of LFI’s business and was granted the right to be a customer of LFI’s businesses on the best terms made available to any other customer. The aggregate purchase price paid by the Company to Cantor consisted of approximately $24.2 million in cash plus a $4.8 million post-closing adjustment. During the year ended December 31, 2018, LFI had $0.8 million in related party revenues from Cantor. Cantor made no capital contributions to LFI during the year ended December 31, 2018.

Credit Facility with Cantor

On April 21, 2017, pursuant to an authorization by the Audit Committee, we entered into a $150 million revolving credit facility (the “Facility”) with an affiliate of Cantor. We agreed to lend $150 million under the Facility to such affiliate (the “Loan”). The interest rate on the Loan was 4.24%. The Facility has a maturity date of April 20, 2018, which maturity date may be extended from time to time on the terms set forth in the Facility. The loan was repaid on September 8, 2017. The Facility was terminated on March 19, 2018, therefore, there were no borrowings outstanding under the credit facility, as of December 31, 2018.

To fund the Loan, on April 21, 2017, we drew $150 million from our existing revolving credit agreement with Bank of America, N.A., as administrative agent, and a syndicate of other lenders, dated as of February 25, 2016. This amount carried an interest rate of 2.99% and was repaid on September 8, 2017.

On March 19, 2018, we entered into an unsecured senior credit agreement (the “BGC Credit Agreement”) with Cantor pursuant to an authorization from the Audit Committee. The BGC Credit Agreement provides for each party and certain of its subsidiaries to issue loans to the other party or any of its subsidiaries in the lender’s discretion in an aggregate principal amount up to $250 million outstanding at any time. The BGC Credit Agreement was approved by the Audit Committee and replaced the credit agreement of $150 million between the parties described above. On August 6, 2018, the Company entered into an amendment to the BGC Credit Agreement, which increased the aggregate principal amount that can be loaned to the other party or any of its subsidiaries from $250.0 million to $400.0 million that can be outstanding at any time.

The BGC Credit Agreement will mature on the earlier to occur of (a) March 19, 2020, after which the maturity date of the BGC Credit Agreement will continue to be extended for successive one-year periods unless prior written notice of non-extension is given by a lending party to a borrowing party at least six months in advance of such renewal date and (b) the termination of the BGC Credit Agreement by either party pursuant to its terms. The outstanding amounts under the BGC Credit Agreement will bear interest for any rate period at a per annum rate equal to the higher of BGC’s or Cantor’s short-term borrowing rate in effect at such time plus 1.00%. As of December 31, 2018, there were no borrowings by BGC or Cantor outstanding under this agreement. The Company recorded interest expense related to this agreement of $3.9 million for the year ended December 31, 2018, of which $3.5 million was allocated to discontinued operations in the Company’s consolidated statements of operations.

Spring11

On July 26, 2017, the Company acquired a controlling interest in Spring11 Holdings, L.P., a Delaware limited partnership (“S11 LP”) and Spring11 Advisory Services Limited, a private company limited by shares registered in England and Wales (“S11 UK” and, together with S11 LP and the other Spring11 entities, “Spring11”). Two subsidiaries of Cantor entered into an agreement to acquire 75% of the equity interests in Spring11 on May 15, 2017, and the Company assumed the obligation to purchase a controlling interest from Cantor at the same price.

Spring11 provides commercial real estate consulting and advisory services to a variety of commercial real estate clients, including lenders, investment banks, and investors. Spring11’s core competencies include:

underwriting, modeling, structuring, due diligence and asset management. Spring11 also offers clients cost-effective and flexible staffing solutions through both on-site and off-site teams. Spring11 has offices in the United States located in New York, Atlanta, Los Angeles and Texas, in London, United Kingdom and in Chennai, India.

Transactions With and Related to Newmark

Newmark IPO, Separation Transaction and Spin-Off

On December 19, 2017, Newmark completed its previously announced initial public offering of 20 million shares of its Class A common stock and sold an additional 3,000,000 shares on December 26, 2017 pursuant to the underwriters’ exercise of the overallotment option (the “IPO”). Newmark received approximately $304.3 million in aggregate net proceeds from the IPO, all of which Newmark used to partially repay indebtedness under a certain term loan that Newmark assumed from BGC Partners prior to the closing of Newmark’s IPO. In addition, pursuant to the underwriting agreement, Newmark paid CF&Co 5.5% of the gross proceeds from the sale of shares of Newmark Class A common stock sold by Cantor in connection with the Newmark IPO.

Prior to the Newmark IPO, Newmark was our wholly owned subsidiary. On December 13, 2017, prior to the Newmark IPO, pursuant to the Original Separation and Distribution Agreement, we transferred substantially all of the assets and liabilities relating to our Real Estate Services business to Newmark. In connection with the Separation, Newmark assumed certain indebtedness and made a proportional distribution of interests in Newmark Holdings to holders of interests in BGC Holdings.

On November 30, 2018 (the “Distribution Date”), BGC completed its Spin-Off to its stockholders of all of the shares of common stock of Newmark owned by BGC as of immediately prior to the effective time of the Spin-Off, with an aggregate of 131,886,409 shares of Newmark Class A common stock distributed to the holders of shares of BGC Partners Class A common stock (including directors and executive officers of BGC Partners) of record as of the November 23, 2018 record date for the Spin-Off (the “Record Date”), and an aggregate of 21,285,537 shares of Newmark Class B common stock distributed to the holders of shares of BGC Partners Class B common stock (consisting of Cantor and CFGM) of record as of the close of business on the Record Date. These shares of Newmark common stock collectively represented approximately 94% of the total voting power of the outstanding Newmark common stock and approximately 87% of the total economics of the outstanding Newmark common stock in each case as of the Distribution Date. Cantor is controlled by CFGM, its managing general partner, and, ultimately, by Howard W. Lutnick, who serves as Chief Executive Officer and Chairman of BGC Partners. Mr. Lutnick is also the Chairman of the Board of Directors and Chief Executive Officer of Cantor and the Chairman and Chief Executive Officer of CFGM, as well as the trustee of an entity that is the sole shareholder of CFGM. Mr. Lutnick also serves as Chairman of Newmark. Stephen M. Merkel serves as Executive Vice President and General Counsel of BGC Partners and Executive Vice President and Chief Legal Officer of Newmark, and is employed as Executive Managing Director, General Counsel and Secretary of Cantor.

Based on the number of shares of BGC Partners common stock outstanding as of the close of business on the Record Date, BGC Partners’ stockholders as of the Record Date received in the Spin-Off 0.463895 of a share of Newmark Class A common stock for each share of BGC Partners Class A common stock held as of the Record Date, and 0.463895 of a share of Newmark Class B common stock for each share of BGC Partners Class B common stock held as of the Record Date. No fractional shares of Newmark common stock were distributed in the Spin-Off. Instead, BGC Partners stockholders received cash in lieu of any fraction of a share of Newmark common stock that they otherwise would have received in the Spin-Off.

On November 30, 2018, BGC also caused its subsidiary, BGC Holdings to distribute pro-rata (the “BGC Holdings distribution”) all of the 1,458,931 exchangeable limited partnership units of Newmark Holdings held by

BGC Holdings immediately prior to the effective time of the BGC Holdings distribution to its limited partners entitled to receive distributions on their BGC Holdings units who were holders of record of such units as of the Record Date (including Cantor and executive officers of BGC). The Newmark Holdings units distributed to BGC Holdings partners in the BGC Holdings distribution are exchangeable for shares of Newmark Class A common stock, and in the case of the 449,917 Newmark Holdings units received by Cantor also into shares of Newmark Class B common stock, at the applicable exchange ratios (subject to adjustment).

Following the Spin-Off and the BGC Holdings distribution, BGC ceased to be a controlling stockholder of Newmark, and BGC and its subsidiaries no longer held any shares of Newmark common stock or other equity interests in Newmark or its subsidiaries. Cantor continues to control Newmark and its subsidiaries following the Spin-Off and the BGC Holdings distribution.

Separation and Distribution Agreement

On December 13, 2017, prior to the closing of the IPO, BGC, BGC Holdings, BGC U.S. OpCo, Newmark, Newmark Holdings, Newmark OpCo and, solely for the provisions listed therein, Cantor and BGC Global OpCo entered into the Original Separation and Distribution Agreement. The Original Separation and Distribution Agreement sets forth the agreements among BGC, Cantor, Newmark and their respective subsidiaries regarding, among other things:

•

the principal corporate transactions pursuant to which BGC, BGC Holdings and BGC U.S. OpCo and their respective subsidiaries (other than the Newmark group) transferred to Newmark, Newmark Holdings and Newmark OpCo and their respective subsidiaries the assets and liabilities of the BGC group relating to BGC’s Real Estate Services business;

•	the proportional distribution of interests in Newmark Holdings to holders of interests in BGC Holdings;

•	the IPO;

•	the assumption and repayment of indebtedness by the BGC group and the Newmark group, as further described below;

•	the Spin-Off; and

•	other agreements governing the relationship between BGC, Newmark and Cantor.

The Original Separation and Distribution Agreement was subsequently amended, as described below.

Amendment to Separation and Distribution Agreement

On November 8, 2018, BGC, BGC Holdings, BGC U.S. OpCo, Newmark, Newmark Holdings, Newmark OpCo, Cantor and BGC Global OpCo entered into an Amendment No. 1 to the Original Separation and Distribution Agreement (“Amendment No. 1”) to clarify the original intent of the parties, including with respect to the calculation of the Distribution Ratio (as defined in the Original Separation and Distribution Agreement), certain issuances of BGC common stock and Newmark common stock, and certain adjustments to the Exchange Ratio (as defined in the Original Separation and Distribution Agreement).

Amended and Restated Separation and Distribution Agreement

On November 23, 2018, BGC Partners, BGC Holdings, BGC U.S. Opco, Newmark, Newmark Holdings, Newmark Opco and, solely for the provisions set forth therein, Cantor and BGC Global Opco and, collectively, the “Parties”) entered into an Amended and Restated Separation and Distribution Agreement (the “Amended and Restated Separation and Distribution Agreement”).

As compared to the Original Separation and Distribution Agreement, as amended by Amendment No.1, the Amended and Restated Separation and Distribution Agreement includes, among others, the following changes:

•

for purposes of calculating the Distribution Ratio (as defined in the Amended and Restated Separation and Distribution Agreement), the number of shares of Newmark common stock held by BGC Partners includes shares of Newmark common stock that would be held by BGC Partners if all Newmark Opco units and exchangeable Newmark Holdings units held by BGC Partners and its subsidiaries were exchanged for shares of Newmark common stock and distributed to BGC Partners;

•

prior to the Spin-Off, BGC U.S. Opco and BGC Global Opco shall distribute any Newmark Opco units or Newmark Holdings units held by such entities to their equity holders, and prior to the Spin-Off, BGC Partners shall contribute any Newmark Opco units held by it (including Newmark Opco units underlying Newmark Holdings units) to Newmark in exchange for newly issued shares of Newmark common stock;

•

prior to the Spin-Off, in connection with a mandatory reinvestment by BGC Partners following the issuance of shares of BGC Partners common stock, BGC Partners could contribute the net proceeds of such issuance to BGC U.S. Opco and BGC Global Opco in exchange for a combination of (i) newly issued BGC U.S. Opco units, (ii) newly issued BGC Global Opco units and (iii) Newmark Opco and/or Newmark Holdings units held by BGC U.S. Opco and/or BGC Global Opco;

•

prior to the Spin-Off, in the event that any person forfeits any restricted shares of BGC Partners common stock, BGC Partners would deliver BGC U.S. Opco units, BGC Global Opco units and Newmark Opco units to BGC U.S. Opco, BGC Global Opco and Newmark Opco, respectively;

•

the existing adjustment to the Exchange Ratio (as defined in the Amended and Restated Separation and Distribution Agreement) was revised so that, in the event that there shall be any Reinvestment Cash (as defined in the Amended and Restated Separation and Distribution Agreement) in any fiscal quarter, the Exchange Ratio shall be adjusted so that it shall be equal to (i) the number of fully diluted outstanding shares of Newmark common stock (as defined in the Amended and Restated Separation and Distribution Agreement) as of immediately prior to such adjustment, divided by (ii) the sum of (A) the number of fully diluted outstanding shares of Newmark common stock as of immediately prior to such adjustment, plus (B) the Adjustment Factor (as defined below) for such fiscal quarter plus (C) the sum of the aggregate Adjustment Factors for all prior fiscal quarters following the initial public offering of Newmark Class A common stock, where:

•

the Adjustment Factor shall be equal to the Reinvestment Cash divided by the Newmark Current Market Price (as defined in the Amended and Restated Separation and Distribution Agreement) as of the day prior to the date on which the adjustment to the Exchange Ratio is made for such fiscal quarter; provided that

•

if, in any subsequent fiscal quarter, the Exchange Ratio shall be further adjusted and the Newmark Current Market Price as of the day prior to the date on which such further adjustment is made is greater than the Newmark Current Market Price used in the bullet above, then the Adjustment Factor for such prior fiscal quarter shall be re-calculated using such greater Newmark Current Market Price; and

BGC U.S. Opco and BGC Global Opco, on the one hand, and Newmark Opco, on the other hand, shall each be responsible to issue an appropriate number of units to BGC Partners in connection with potential issuance of a share of BGC Partners common stock by BGC Partners prior to the Spin-Off, where such share of BGC Partners common stock was included in the fully diluted share count of BGC Partners as of the Partnership Divisions (as defined in the Amended and Restated Separation and Distribution Agreement).

The Separation and Contribution

The Amended and Restated Separation and Distribution Agreement identified assets to be transferred, liabilities assumed and contracts assigned to each of Newmark and BGC Partners as part of the separation of

Newmark from BGC Partners into a publicly traded company, and it provided for when and how these transfers, assumptions and assignments would occur.

At the closing of the separation, the BGC Partners group contributed, conveyed, transferred, assigned and delivered to Newmark and Newmark’s subsidiaries (including Newmark OpCo), and Newmark and Newmark’s subsidiaries (including Newmark OpCo) acquired and accepted from the BGC Partners group, all of the right, title and interest of the BGC Partners group to the transferred assets (which we refer to as the “contribution”), which include among others the following:

•	all assets that are or would have been included in the Newmark pro forma balance sheet as of September 30, 2017;

•	certain equity interests related to the Newmark business;

•	certain contracts (or portions thereof) primarily related to the Newmark business, including employment agreements with transferred employees;

•	all intellectual property, software and information technology primarily related to the Newmark business;

•	all permits or licenses issued by any governmental authority to the extent primarily related to the Newmark business and permitted by applicable law to be transferred;

•	all non-archived information, books and records (other than tax returns) to the extent available and primarily related to the Newmark business;

•	all rights and assets expressly allocated to Newmark pursuant to the terms of the separation and distribution agreement or the ancillary agreements entered into in connection with the separation;

•	all other assets that are exclusively related to the Newmark business;

•	the right to receive the remainder of the shares of common stock of Nasdaq which remain payable by Nasdaq in connection with the sale of eSpeed to Nasdaq and the related registration rights; and

•	the rights of the members of the BGC group under the Intercompany Term Loan Note and the Intercompany Revolver Note.

The BGC Partners group retained ownership to all of their other assets, which included among others the following:

•	the right to receive payment in respect of the BGC Notes;

•	any litigation claim or recovery relating to specified matters, and any insurance policy and proceeds to the extent covering any excluded asset or any excluded liability (as described below);

•	specified equity interests;

•

all cash, cash equivalents and marketable securities of any member of the BGC Partners group as of the effective time, including an amount of cash, cash equivalents and marketable securities equal to BGC Partners’ estimate of the sum of (1) all pre-tax net income generated by the Newmark business during the fiscal quarter ended December 31, 2017 up to the closing date of the contribution and (2) all after-tax net income generated by the Newmark business during the fiscal quarter ended December 31, 2017 after the closing date of the contribution (it being understood that, if such estimate is greater than the actual sum of the amounts described in clauses (1) and (2) above, then an amount equal to such excess shall be deemed to be a transferred asset);

•

all intellectual property, software and information technology not primarily used in the Newmark business, including any rights (ownership, licensed or otherwise) to use the “BGC” or “BGC Partners” name or mark;

•

all information, books and records that cannot, without unreasonable efforts or expense, be separated from the information, books and records maintained by the BGC Partners group in connection with businesses other than the Newmark business or to the extent that such information, books and records are related to excluded assets, excluded liabilities or employees who do not become Newmark employees, personnel files and records and tax returns; and

•	all assets relating to the other businesses of BGC Partners (other than any of the transferred assets).

In the separation, Newmark, Newmark Holdings and Newmark OpCo assumed and became liable for, and will pay, perform and discharge as they become due, the transferred liabilities, which include among others the following:

•

all liabilities set forth that are or would have been included in the Newmark balance sheet as of September 30, 2017 (including the Term Loan, the Converted Term Loan, the BGC Notes and other indebtedness of BGC Partners or its subsidiaries that Newmark assumed in the separation, plus any accrued but unpaid interest thereon);

•

all liabilities of the BGC Partners group or the Newmark group relating to, arising from or resulting from the actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the effective time of the separation, in each case to the extent that such liabilities relate to, arise out of or result from the Newmark business or a transferred asset;

•

all liabilities arising out of claims made by any third party against any member of the BGC Partners group or Newmark group to the extent relating to, arising out of or resulting from the Newmark business or a transferred asset; and

•

all liabilities relating to, arising from or in connection with the Newmark business’ employees and their employment, including all compensation, benefits, severance, workers’ compensation and welfare benefit claims and other employment-related liabilities arising from or relating to the conduct of the Newmark business.

The BGC Partners group retained and became liable for, and will pay, perform and discharge as they become due, the excluded liabilities, which include:

•	any guarantee by BGC Partners to a third party in respect of the Term Loan or the Converted Term Loan;

•

all liabilities relating to, arising from or resulting from the actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the effective time of the separation of the BGC Partners group and, as of the effective time of the separation, the Newmark group, in each case that are not transferred liabilities; and

•

all liabilities arising out of claims made by any third party against any member of the BGC Partners group or Newmark group to the extent relating to, arising out of or resulting from BGC Partners’ retained businesses or an excluded asset.

The parties to the separation and distribution agreement executed and delivered one or more agreements of assignment and assumption and/or bills of sale or such other instruments of transfer as BGC Partners requested for the purpose of effecting the separation.

No Representations and Warranties

No party to the Amended and Restated Separation and Distribution Agreement made any representations or warranties of any kind concerning the transactions contemplated by the separation and distribution agreement, transferred assets, transferred liabilities or the Newmark business or any consents or approvals required in such connection. The parties agreed that Newmark would bear the economic and legal risk that the conveyance of the transferred assets is insufficient or that the title to those assets is not good, marketable and free from encumbrances.

Intercompany Agreements; Guarantee Obligations

Certain contracts, licenses, commitments or other arrangements between BGC Partners and Newmark or any entity transferred to Newmark in the separation were terminated immediately prior to the Spin-Off.

The parties agreed to cooperate to have the applicable members of the BGC Partners group substituted or otherwise removed as guarantor or obligor in respect of all obligations of BGC Partners under any transferred liabilities for which BGC Partners may be liable, as guarantor, original tenant, primary obligor or otherwise, except, in each case, for any excluded liability. Newmark (1) will indemnify and hold harmless BGC Partners for any resulting identifiable losses and (2) will not renew, extend the term of, increase its obligations under, or transfer to a third party, without BGC Partners’ prior written consent, any loan, lease, contract or other obligation for which BGC Partners may be liable.

The parties agreed to cooperate to have the applicable members of the Newmark group substituted or otherwise removed as guarantor or obligor in respect of all obligations of Newmark under any excluded liabilities for which Newmark may be liable, as guarantor, original tenant, primary obligor or otherwise, except, in each case, for any transferred liability. BGC Partners (1) will indemnify Newmark and hold Newmark harmless for any resulting identifiable losses and (2) will not renew, extend the term of, increase its obligations under, or transfer to a third party, without Newmark’s prior written consent, any loan, lease, contract or other obligation for which Newmark may be liable.

New Newmark

To facilitate tax-free exchanges of the Newmark Holdings exchangeable limited partnership interests, Cantor has a one-time right, exercisable at any time after the second anniversary of the Spin-Off and otherwise subject to preserving the tax-free treatment of the Spin-Off to BGC Partners, at Newmark Holdings’ expense to (1) incorporate, or cause the incorporation of, a newly formed, wholly owned subsidiary of Newmark’s (which we refer to as “New Newmark”), (2) incorporate, or cause the incorporation of, a newly formed, wholly owned subsidiary of New Newmark (which we refer to as “New Newmark Sub”) and (3) cause the merger of New Newmark Sub with Newmark, with the surviving corporation being a wholly owned subsidiary of New Newmark. In connection with such a merger, Newmark’s Class A common stock and Newmark’s Class B common stock will each hold equivalent common stock in New Newmark, with identical rights to the applicable class of shares held prior to such merger. As a condition to such merger, Newmark will have received an opinion of counsel, reasonably satisfactory to Newmark’s audit committee, to the effect that such merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Cantor will indemnify Newmark to the extent that Newmark incurs any material income taxes as a result of the transactions related to such merger.

Indemnification

Newmark OpCo agreed to indemnify, defend and hold harmless the Cantor group, the BGC Partners group and the Newmark group (other than Newmark OpCo and its subsidiaries) and each of their respective directors, officers, general partners, managers and employees, from and against all liabilities to the extent relating to, arising out of or resulting from:

•	the transferred liabilities;

•

the failure of any member of the Newmark group or any other person to pay, perform or otherwise promptly discharge any of the transferred liabilities in accordance with their terms, whether prior to, at or after the separation;

•

any breach by any member of the Newmark group of the separation and distribution agreement or any of the ancillary agreements, other than the transition services agreement or the administrative services agreement;

•

except to the extent relating to an excluded liability, any guarantee, indemnification or contribution obligation, surety bond or other credit support agreement or arrangement for the benefit of any member of the Newmark group by any member of the BGC Partners group that survives following the separation; and

•

any untrue statement or alleged untrue statement of a material fact in Newmark’s registration statement on Form S-1 with respect to Newmark’s IPO other than statements made explicitly in the name of a member of the BGC Partners group (including the reasons of the board of directors of BGC Partners for the separation) or specifically relating to the BGC Partners group or the BGC Partners business.

BGC U.S. OpCo and BGC Global OpCo agreed to indemnify, defend and hold harmless the Cantor group, the Newmark group and the BGC Partners Group (other than BGC U.S. OpCo, BGC Global OpCo and their respective subsidiaries) and each of their respective directors, officers, general partners, managers and employees from and against all liabilities to the extent relating to, arising out of or resulting from:

•	the excluded liabilities;

•

the failure of any member of the BGC Partners group or any other person to pay, perform or otherwise promptly discharge any of the excluded liabilities in accordance with their terms, whether prior to, at or after the separation;

•	any breach by any member of the BGC Partners group of the separation and distribution agreement or any of the ancillary agreements, other than the transition services agreement;

•

except to the extent relating to a transferred liability, any guarantee, indemnification or contribution obligation, surety bond or other credit support agreement or arrangement for the benefit of any member of the BGC Partners group by any member of the Newmark group that survives following the separation; and

•

any untrue statement or alleged untrue statement of a material fact in Newmark’s registration statement on Form S-1 with respect to Newmark’s IPO, but only with respect to statements made explicitly in the name of a member of the BGC Partners group (including the reasons of the board of directors of BGC Partners for the separation) or specifically relating to the BGC Partners group or the BGC Partners business.

The Amended and Restated Separation and Distribution Agreement specified procedures with respect to claims subject to indemnification and related matters.

Releases

As of the separation, the Newmark group agreed to release and forever discharge the BGC Partners group from:

•	the transferred liabilities;

•	all liabilities existing or arising from the implementation of the separation, the IPO or the Spin-Off; and

•	all liabilities existing or arising from any facts or conditions existing prior to the IPO relating to the Newmark business, the transferred assets or the transferred liabilities.

As of the separation, the BGC Partners group agreed to release and forever discharge the Newmark group from:

•	the excluded liabilities;

•	all liabilities existing or arising from the implementation of the separation, the IPO or the Spin-Off; and

•	all liabilities existing or arising from any facts or conditions existing prior to the IPO relating to the BGC Partners business, the excluded assets or the excluded liabilities.

The releases do not extend to (1) obligations or liabilities the release of which would result in the release of an unaffiliated third party or (2) obligations or liabilities under any agreements between the parties that remain in effect following the separation, including, but not limited to, the separation and distribution agreement, the administrative services agreement, the transition services agreement, the tax receivable agreement, the tax matters agreement, the registration rights agreement and the transfer documents in connection with the separation.

Employee Matters

In general, any employee of BGC Partners or its subsidiaries primarily engaged in the conduct of the Newmark business immediately prior to the separation, except those employees employed by BGC Partners primarily in corporate or executive level functions, were transferred to Newmark. As promptly as practicable following each fiscal quarter, Newmark’s management will provide a report to Newmark’s audit committee specifying all of the founding partners who have been terminated by Newmark. Newmark’s management will also give Newmark’s audit committee notice prior to such termination if the capital account underlying the Newmark Holdings founding partner interests held by a founding partner or, in the case of a series of related terminations, by a group of founding partners, exceeds $2.0 million on the date of termination.

In connection with the Spin-Off, the compensation committee of the board of directors of BGC Partners had the exclusive authority to determine the treatment of restricted stock awards and restricted stock unit awards outstanding under the Equity Plan. BGC Partners restricted stock awards participated in the Spin-Off as if such holder held unrestricted shares of BGC Partners common stock, and following the Spin-Off, any shares of Newmark common stock issued in respect of restricted BGC Partners common stock remain subject to any vesting, lapse or forfeiture restrictions applicable to the restricted BGC Partners shares prior to the Spin-Off. Restricted stock unit awards outstanding under the Equity Plan were adjusted so that each holder of a BGC Partners restricted stock unit award shall continue to hold a BGC restricted stock unit award covering BGC Partners Class A common shares, but also receive a Newmark restricted stock unit award covering Newmark Class A common shares on an “as distributed basis” in order to reflect the impact of the Spin-Off on the pre Spin-Off BGC Partners restricted stock unit awards. Such restricted stock units shall generally have the same terms, including vesting terms, as the pre-Spin-Off BGC Partners restricted stock unit awards, subject to any adjustments made by the Compensation Committee of the BGC Partners board of directors.

Amendment

The Amended and Restated Separation and Distribution Agreement may be amended and modified only by a written agreement, signed by all parties to the Amended and Restated Separation and Distribution Agreement.

OpCo Partnership Division

Prior to the completion of the IPO, in connection with the separation, BGC U.S. OpCo and its partners took a series of steps so that its assets and liabilities were divided between BGC U.S. OpCo and Newmark OpCo. We refer to these steps as the “OpCo Partnership Division.” Immediately following the OpCo Partnership Division, the limited partners of BGC U.S. OpCo held all of the outstanding Newmark OpCo limited partnership interests in the same aggregate proportions that such persons held in BGC U.S. OpCo, with the total number of Newmark OpCo limited partnership units equal to the total number of BGC U.S. OpCo limited partnership units multiplied by the contribution ratio (which at the time was one divided by 2.2).

Holdings Partnership Division

Prior to the completion of the IPO, in connection with the separation, BGC Holdings and its partners took a series of steps so that its assets and liabilities were divided between BGC Holdings and Newmark Holdings. We refer to these steps as the “Holdings Partnership Division.” Immediately following the Holdings Partnership

Division, the limited partners of BGC Holdings held all of the outstanding Newmark Holdings limited partnership interests in the same aggregate proportions that such persons held in BGC Holdings, with the total number of Newmark Holdings limited partnership units equal to the total number of BGC Holdings limited partnership units multiplied by the contribution ratio.

Newmark Contribution

Prior to the completion of the IPO, in connection with the separation, BGC Partners contributed certain assets and liabilities to Newmark. In consideration of this contribution, effective as of the closing of the contribution, Newmark took such actions (through an issuance of additional shares of Newmark common stock to BGC Partners, a recapitalization, stock split or otherwise) such that after such action, (1) the aggregate number of shares of Newmark Class A common stock held by BGC Partners immediately following such action equaled the number of shares of BGC Partners Class A common stock outstanding immediately following such action multiplied by the contribution ratio; and (ii) the aggregate number of shares of Newmark Class B common stock held by BGC Partners immediately following such action equaled the number of shares of BGC Partners Class B common stock outstanding immediately following such action multiplied by the contribution ratio.

Assumption and Repayment of Indebtedness

See “—Notes Payable, Other and Short-term Borrowings” for a description of Newmark’s assumption and repayment of certain of our indebtedness.

Matters Relating to the Spin-Off

The Amended and Restated Separation and Distribution Agreement also governs the rights and obligations of the Company and Newmark regarding the spin-off by the Company to its stockholders of the shares of Newmark’s common stock held by the Company following the IPO. The Spin-Off was completed on November 30, 2018. See “—Transactions With and Related to Newmark—Newmark IPO, Separation Transaction and Spin-Off” for more information.

Auditors and Audits; Annual Financial Statements and Accounting

The Amended and Restated Separation and Distribution Agreement contains certain provisions relating to auditors and audits, annual financial statements and accounting that applied prior to the Spin-Off.

Access to Information

Under the Amended and Restated Separation and Distribution Agreement, following the separation, Newmark and BGC Partners are obligated to provide each other access to information as follows:

•

subject to applicable confidentiality obligations and other restrictions, Newmark and BGC Partners will use commercially reasonable efforts to provide each other any information within each other’s possession that the requesting party reasonably needs for use in the conduct of its business in accordance with past practice, to comply with requirements imposed on the requesting party by a governmental authority, for use in any proceeding or to satisfy audit, accounting or similar requirements, or to comply with its obligations under the separation and distribution agreement or any ancillary agreement;

•

until Newmark’s first fiscal year-end occurring after the Spin-Off (and for a reasonable period of time afterwards as required for each of BGC Partners or Newmark to prepare consolidated financial statements or complete a financial statement audit for the fiscal year during which the Spin-Off occurred), Newmark will maintain in effect at Newmark’s own cost and expense adequate systems and controls to the extent necessary to enable the members of the BGC Partners group to satisfy their respective reporting, accounting, audit and other obligations, and Newmark will provide to BGC Partners in such form as BGC Partners may request, at no charge to BGC Partners, all financial and other data and information as BGC Partners determines necessary or advisable in order to prepare its financial statements and reports or filings with any governmental authorities, including copies of all quarterly and annual financial information and other reports and documents that Newmark intends to file with the SEC prior to such filings (as well as final copies upon filing), and copies of Newmark’s budgets and financial projections;

•

subject to certain exceptions, Newmark and BGC Partners will use reasonable best efforts to make available to each other, Newmark’s past, present and future directors, officers, other employees and representatives to the extent reasonably required as witnesses in any legal, administrative or other proceedings in which the other party may become involved;

•

the party providing information, consultant or witness services under the separation and distribution agreement will be entitled to reimbursement from the other party for reasonable out-of-pocket expenses incurred in providing this assistance;

•	each party will use reasonable best efforts to retain information in its possession or control in accordance with BGC Partners’ record retention policy as of the separation; and

•	subject to certain exceptions, Newmark and BGC Partners will hold in confidence all information concerning or belonging to the other party, unless legally required to disclose such information.

Expenses

Under the Amended and Restated Separation and Distribution Agreement, Newmark was responsible for all third-party costs, fees and expenses relating to the IPO, including the SEC registration fee, the FINRA fee, the reimbursable expenses of the underwriters pursuant to the underwriting agreement, all of the costs of producing, printing, mailing and otherwise distributing the prospectus, as well as the underwriting discounts and commissions. All third-party fees, costs and expenses paid or incurred in connection with the Spin-Off will be paid by BGC Partners. Except as otherwise set forth above or as provided in the Amended and Restated Separation and Distribution Agreement or other ancillary agreements, all other costs and expenses incurred in connection with the transactions contemplated by the Amended and Restated Separation and Distribution Agreement will be borne by the party incurring such costs and expenses.

Termination

The Amended and Restated Separation and Distribution Agreement contains certain provisions relating to termination that applied prior to the Spin-Off.

BGC Partners Contribution of Newmark OpCo Units Prior to the Distribution

The Amended and Restated Separation and Distribution Agreement contains certain provisions relating to exchanges of BGC Holdings exchange right units into shares of common stock of BGC Partners pursuant to the BGC Holdings limited partnership agreement that applied prior to the Spin-Off.

Exchange Agreement

In connection with the separation on December 13, 2017, Newmark entered into the exchange agreement, which provides BGC Partners, Cantor, CFGM and any other qualified Class B Holder entitled to hold Class B common stock under Newmark’s certificate of incorporation with the right to exchange at any time and from time to time, on a one-to-one basis, shares of Newmark’s Class A common stock now owned or subsequently acquired by such persons for shares of Newmark’s Class B common stock, up to the number of shares of Class B common stock that are authorized but unissued under Newmark’s certificate of incorporation. Prior to the distribution, however, without the prior consent of BGC Partners, the Cantor entities may not exchange such shares of Newmark’s Class A common stock into shares of Newmark’s Class B common stock. Newmark’s audit committee and Newmark’s board of directors have determined that the exchange agreement is in the best interests of Newmark and its stockholders because, among other things, it will help ensure that Cantor retains its exchangeable limited partnership units in Newmark Holdings, which is the same partnership in which Newmark’s partner employees participate, thus continuing to align the interests of Cantor with those of the partner employees.

Amended and Restated Newmark Holdings Limited Partnership Agreement

On December 13, 2017, Newmark entered into the Amended and Restated Agreement of Limited Partnership of Newmark Holdings (the “Newmark Holdings limited partnership agreement”), which is described below.

Management

Newmark Holdings is managed by its general partner, which is a wholly owned subsidiary of Newmark. Through Newmark’s ownership of the general partner of Newmark Holdings, Newmark holds the Newmark Holdings general partnership interest and the Newmark Holdings special voting limited partnership interest, which entitles Newmark to control Newmark Holdings and to remove and appoint the general partner of Newmark Holdings.

Under the Newmark Holdings limited partnership agreement, the Newmark Holdings general partner manages the business and affairs of Newmark Holdings. However, Cantor’s consent is required for amendments to the Newmark Holdings limited partnership agreement, to decrease distributions to Newmark Holdings limited partners to less than 100% of net income received by Newmark Holdings (other than with respect to selected extraordinary items as described below), to transfer any Newmark OpCo partnership interests beneficially owned by Newmark Holdings and to take any other actions that may adversely affect Cantor’s exercise of its co-investment rights to acquire Newmark Holdings limited partnership interests, its right to purchase Newmark Holdings founding partner interests and its right to exchange the Newmark Holdings exchangeable limited partnership interests. Cantor’s consent is also required in connection with transfers of Newmark Holdings limited partnership interests by other limited partners and the issuance of additional Newmark Holdings limited partnership interests outside of Newmark’s Participation Plan or certain other limited circumstances.

The Newmark Holdings limited partnership agreement also provides that Newmark Holdings, in its capacity as the general partner of Newmark OpCo, requires Cantor’s consent to amend the terms of the Newmark OpCo limited partnership agreement or take any other action that may interfere with Cantor’s exercise of its co-investment rights to acquire Newmark Holdings limited partnership interests (and the corresponding investment in Newmark OpCo by Newmark Holdings) or its rights to exchange the Newmark Holdings exchangeable limited partnership interests. Founding/working partners and limited partnership unit holders do not have any voting rights with respect to their ownership of Newmark Holdings limited partnership interests, other than limited consent rights concerning certain amendments to the terms of the Newmark Holdings limited partnership agreement.

Classes of Interests in Newmark Holdings

Newmark Holdings has the following outstanding interests:

•	a general partnership interest, which is held indirectly by us;

•	a special voting limited partnership interest, which is held indirectly by Newmark and which entitles Newmark to remove and appoint the general partner of Newmark Holdings;

•	Newmark Holdings exchangeable limited partnership interests, which are held by Cantor;

•

Newmark Holdings founding partner interests, which are limited partnership interests that will be issued in the separation in respect of BGC Holdings founding partner interests (which were issued to certain partners in connection with the 2008 separation of BGC Partners from Cantor); and

•

Newmark Holdings limited partnership interests and units, including REU and AREU interests and working partner interests (including RPU, ARPU, PSI, PSE, APSI, PSU, APSU, LPU and NPSU interests and Preferred Units).

Newmark Holdings founding/working partner interests are divided into a number of different classes of Newmark Holdings units underlying such partner’s Newmark Holdings founding partner interests and Newmark Holdings working partner interests, respectively.

Each class of Newmark Holdings units held by founding/working partners (other than certain non-participating units) generally entitles the holder to receive a pro rata share of the distributions of income received by Newmark Holdings. See “—Distributions.” The terms of each class of limited partnership interests vary and are described in the Newmark Holdings limited partnership agreement.

The general partner of Newmark Holdings may determine the total number of authorized Newmark Holdings units.

Any authorized but unissued Newmark Holdings units may be issued:

•	pursuant to the separation or as otherwise contemplated by the Amended and Restated Separation and Distribution Agreement or the Newmark Holdings limited partnership agreement;

•

to Cantor and members of the Cantor group, (1) in connection with a reinvestment in Newmark Holdings or (2) in the event of a termination or bankruptcy of a founding/working partner or limited partnership unit holder or the redemption of a founding/working partner interest or limited partnership unit pursuant to the Newmark Holdings limited partnership agreement;

•

with respect to Newmark Holdings founding/working partner interests, to an eligible recipient, which means any limited partner or member of the Cantor group or any affiliate, employee service provider or partner thereof, in each case as directed by a Newmark Holdings exchangeable limited partner majority in interest (provided that such person or entity is not primarily engaged in a business that competes with Newmark Holdings or its subsidiaries);

•	as otherwise agreed by the general partner and a Newmark Holdings exchangeable limited partner interest majority in interest;

•	pursuant to the Participation Plan;

•	to any then-current founding/working partner or limited partnership unit holder pursuant to the Newmark Holdings limited partnership agreement; or

•	to any Newmark Holdings partner in connection with a conversion of an issued unit and interest into a different class or type of unit and interest.

In the event that Newmark Holdings redeems any of its outstanding units, Newmark’s audit committee has authorized management to sell to the members of the Cantor group exchangeable units equal in number to such redeemed units at a price per exchangeable unit to be determined based on an average daily closing price of the Class A common stock.

The Newmark Holdings limited partnership agreement provides that (1) where either current, terminating or terminated partners are permitted by Newmark to exchange any portion of their founding partner units and Cantor consents to such exchangeability, Newmark will offer to Cantor the opportunity for Cantor to purchase the same number of new exchangeable limited partnership interests in Newmark Holdings at the price that Cantor would have paid for the founding partner units had Newmark redeemed them; and (2) the exchangeable limited partnership interests to be offered to Cantor pursuant to clause (1) above would be subject to, and granted in accordance with, applicable laws, rules and regulations then in effect.

Exchanges

Each unit of the Newmark Holdings limited partnership interests held by Cantor is generally exchangeable with Newmark for a number of shares of Class B common stock (or, at Cantor’s option or if there are no additional authorized but unissued shares of Class B common stock, a number of shares of Class A common stock) equal to the current exchange ratio. Initially, the exchange ratio equaled one, so that each unit of an exchangeable Newmark Holdings limited partnership interest was exchangeable with Newmark for one share of Newmark common stock. However, the exchange ratio is subject to adjustment as described below under “—Adjustment to Exchange Ratio.” As of February 28, 2019, the exchange ratio equaled 0.9558.

The Newmark Holdings founding partner interests (which were issued in the separation to holders of BGC Holdings founding partner interests, who received such founding partner interests in connection with the separation of BGC Partners from Cantor in 2008) will not be exchangeable with Newmark unless (1) Cantor reacquires such interests from Newmark Holdings upon termination or bankruptcy of the founding partners or redemption of their units (which it has the right to do under certain circumstances), in which case such interests will be exchangeable with Newmark for Class A common stock or Class B common stock as described above or (2) Cantor determines that such interests can be exchanged by such founding partners with Newmark for Class A common stock, in which case each such Newmark Holdings unit will be exchangeable with Newmark for a number of shares of Newmark’s Class A common stock equal to the then current exchange ratio, on terms and conditions to be determined by Cantor. Once a Newmark Holdings founding partner interest becomes exchangeable, such founding partner interest is automatically exchanged upon a termination or bankruptcy (x) with BGC Partners for Class A common stock of BGC Partners (after also providing the requisite portion of BGC Holdings founding partner interests) if the termination or bankruptcy occurs prior to the distribution and (y) in all other cases, with Newmark for Newmark’s Class A common stock.

In particular, Cantor has provided that 639,689 Newmark Holdings founding partner interests will be exchangeable with Newmark for a number of shares of Class A common stock equal to the then current exchange ratio, in accordance with the terms of the Newmark Holdings limited partnership agreement.

Newmark provides exchangeability for partnership units into shares of Newmark’s Class A common stock in connection with (1) Newmark’s partnership redemption, compensation and restructuring programs, (2) other incentive compensation arrangements and (3) business combination transactions.

Working partner interests will not be exchangeable with Newmark unless otherwise determined by Newmark with the written consent of a Newmark Holdings exchangeable limited partnership interest majority in interest, in accordance with the terms of the Newmark Holdings limited partnership agreement.

The limited partnership units will only be exchangeable for Newmark Class A common stock in accordance with the terms and conditions of the grant of such units, which terms and conditions will be determined in Newmark’s sole discretion, as the general partner of Newmark Holdings, with the written consent of the Newmark Holdings exchangeable limited partnership interest majority in interest with respect to the grant of any exchange right, in accordance with the terms of the Newmark Holdings limited partnership agreement.

Notwithstanding the foregoing, to the extent that legacy BGC Holdings units or legacy Newmark Holdings are not exchangeable as of immediately after the separation, the determination of whether to grant an exchange right with respect to such legacy BGC Holdings units and legacy Newmark Holdings units will be made as follows:

•	If the legacy BGC Holdings units and legacy Newmark Holdings unit are held by an employee of the BGC group providing services solely to the BGC group, then BGC Partners shall make such determination;

•

If the legacy BGC Holdings units and legacy Newmark Holdings unit are held by an employee of the Newmark group providing services solely to the Newmark group, then Newmark shall make such determination; and

•

If the legacy BGC Holdings units and legacy Newmark Holdings unit are held by an employee of the BGC group, the Newmark group or the Cantor group providing services to both the BGC group and the Newmark group, then BGC Partners shall make such determination to the extent that the grant of the exchange right relates to compensation for services by such employee to the BGC group, and Newmark shall make such determination to the extent that the grant of the exchange right relates to compensation for services by such employee to the Newmark group. Grants of exchangeability may be made at any time in the discretion of the relevant service recipient, and future grant practices may differ from prior practices, including without limitation in connection with performance achievement, changes in incentive arrangements, accounting principles, and tax laws (including deductibility of compensation) and other applicable laws.

From time to time, Newmark also provides for exchangeability of certain working partner units without a capital account for other working partner units with a capital account in connection with incentive compensation arrangements. As a result of the distribution of limited partnership interests of Newmark Holdings in connection with the separation, each holder of BGC Holdings limited partnership interests will hold a BGC Holdings limited partnership interest and a corresponding Newmark Holdings limited partnership interest for each BGC Holdings limited partnership interest held thereby immediately prior to the separation. The BGC Holdings limited partnership interests and Newmark Holdings limited partnership interests will each be entitled to receive cash distributions from BGC Holdings and Newmark Holdings, respectively, in accordance with the terms of such partnership’s respective limited partnership agreement.

Notwithstanding the foregoing, prior to the Spin-Off, without the prior consent of BGC Partners, no Newmark Holdings limited partnership interests shall be exchangeable into Newmark’s shares of common stock. Prior to the Spin-Off, unless otherwise agreed by BGC Partners, in order for a partner to exchange an exchangeable limited partnership interest in BGC Holdings or Newmark Holdings into a share of common stock of BGC Partners, such partner must exchange both one unit of a BGC Holdings exchangeable limited partnership interest together with the ratable portion of a number of the associated Newmark Holdings exchangeable limited partnership interests, calculated in accordance with the BGC Holdings limited partnership agreement, in order to receive one share of BGC Partners common stock. Prior to the Spin-Off, to the extent that BGC Partners receives any Newmark OpCo units as a result of any such exchange of Newmark Holdings exchangeable limited partnership interests or otherwise (as described below), then BGC Partners will contribute such Newmark OpCo units to Newmark in exchange for a number of shares of Newmark’s common stock equal to the exchange ratio, which is currently one-for-one, subject to adjustment (with the class of shares of Newmark’s common stock corresponding to the class of shares of common stock that BGC Partners issued upon such exchange).

Upon Newmark’s receipt (or, prior to the Spin-Off and as described above, BGC Partners’ receipt) of any Newmark Holdings exchangeable limited partnership interest, or Newmark Holdings founding partner interest, working partner interest or limited partnership unit that is exchangeable, pursuant to an exchange, such interest being so exchanged will cease to be outstanding and will be automatically and fully cancelled, and such interest will automatically be designated as a Newmark Holdings regular limited partnership interest, will have all rights and obligations of a holder of Newmark Holdings regular limited partnership interests and will cease to be designated as a Newmark Holdings exchangeable interest, or Newmark Holdings founding partner interest, working partner interest or limited partnership unit that is exchangeable, and will not be exchangeable.

With each exchange, Newmark’s direct and indirect (and, prior to the Spin-Off and as described above, BGC Partners’ indirect) interest in Newmark OpCo will proportionately increase, because immediately following an exchange, Newmark Holdings will redeem the Newmark Holdings unit so acquired for the Newmark OpCo limited partnership interest underlying such Newmark Holdings unit.

In addition, upon a transfer of a Newmark Holdings exchangeable limited partnership interest that is not permitted by the Newmark Holdings limited partnership agreement (see “—Transfers of Interests” below), such interest will cease to be designated as a Newmark Holdings exchangeable limited partnership interest and will automatically be designated as a regular limited partnership interest.

In the case of an exchange of an exchangeable limited partnership interest or a founding partner interest (or portion thereof), the aggregate capital account of the Newmark Holdings unit so exchanged will equal a pro rata portion of the total aggregate capital account of all exchangeable limited partnership units and founding partner units then outstanding, reflecting the portion of all such exchangeable limited partnership units and founding partner units then outstanding represented by the unit so exchanged. The aggregate capital account of such exchanging partner in such partner’s remaining exchangeable limited partnership units and/or founding partner units will be reduced by an equivalent amount. If the aggregate capital account of such partner is insufficient to permit such a reduction without resulting in a negative capital account, the amount of such insufficiency will be satisfied by reallocating capital from the capital accounts of the exchangeable limited partners and the founding partners to the capital account of the unit so exchanged, pro rata based on the number of units underlying the outstanding exchangeable limited partnership interests and the founding partner interests or based on other factors as determined by a Newmark Holdings exchangeable limited partnership interest majority in interest.

In the case of an exchange of an REU interest or working partner interest or portion thereof, the aggregate capital account of the Newmark Holdings units so exchanged will equal the capital account of the REU interest or working partner interest (or portion thereof), as the case may be, represented by such Newmark Holdings units.

Newmark has advised us that they have agreed to reserve, out of Newmark’s authorized but unissued Class B common stock and Class A common stock, a sufficient number of shares of Class B common stock and Class A common stock to effect the exchange of all then outstanding Newmark Holdings exchangeable limited partnership interests, the Newmark Holdings founding/working partner interests, if exchangeable, and Newmark Holdings limited partnership units, if exchangeable, into shares of Class B common stock or Class A common stock pursuant to the exchanges and a sufficient number of shares of Class A common stock to effect the exchange of shares of Class B common stock issued or issuable in respect of exchangeable Newmark Holdings limited partnership interests (subject, in each case, to the maximum number of shares authorized but unissued under Newmark’s certificate of incorporation as then in effect). Newmark has agreed that all shares of Class B common stock and Class A common stock issued in an exchange will be duly authorized, validly issued, fully paid and non-assessable and will be free from pre-emptive rights and free of any encumbrances.

The Company also provides for exchangeability of certain working partner units without a capital account for other working partner units with a capital account in connection with compensatory arrangements.

Partnership Enhancement Programs

Newmark may from time to time undertake partnership redemption and compensation restructuring programs to enhance their employment arrangements by leveraging Newmark’s unique partnership structure. Under these programs, participating partners generally may agree to extend the lengths of their employment or service agreements, to accept a larger portion of their compensation in partnership units and to other contractual modifications sought by us. As part of these programs, Newmark may also redeem limited partnership interests for cash and/or other units and grant exchangeability to certain units.

Distributions

The profit and loss of Newmark OpCo are generally allocated based on the total number of Newmark OpCo units outstanding. The profit and loss of Newmark Holdings are generally allocated based on the total number of Newmark Holdings units outstanding. The minimum distribution for each RPU interest issued after the IPO is $0.005 per quarter.

Pursuant to the terms of the Newmark Holdings limited partnership agreement, distributions by Newmark Holdings to its partners may not be decreased below 100% of net income received by Newmark Holdings from Newmark OpCo (other than with respect to selected extraordinary items with respect to founding/working partners or limited partnership unit holders, such as the disposition directly or indirectly of partnership assets outside of the ordinary course of business) unless Newmark determines otherwise, subject to Cantor’s consent (as the holder of the Newmark Holdings exchangeable limited partnership interest majority in interest).

In addition, the Newmark Holdings general partner, with the consent of Cantor, as holder of a majority of the Newmark Holdings exchangeable limited partnership interests, in its sole and absolute discretion, may direct Newmark Holdings, upon a founding/working partner’s or a limited partnership unit holder’s death, retirement, withdrawal from Newmark Holdings or other full or partial redemption of Newmark Holdings units, to distribute to such partner (or to his or her personal representative, as the case may be) a number of publicly traded shares or an amount of other property that the Newmark Holdings general partner determines is appropriate in light of the goodwill associated with such partner and his, her or its Newmark Holdings units, such partner’s length of service, responsibilities and contributions to Newmark Holdings and/or other factors deemed to be relevant by the Newmark Holdings general partner.

In the discretion of the Newmark Holdings general partner, distributions with respect to selected extraordinary transactions, as described below, may be withheld from the founding/working partners and the limited partnership unit holders and distributed over time subject to the satisfaction of conditions set by Newmark, as the general partner of Newmark Holdings, such as continued service to Newmark. These distributions that may be withheld relate to income items from nonrecurring events, including, without limitation, items that would be considered “extraordinary items” under U.S. GAAP and recoveries with respect to claims for expenses, costs and damages (excluding any recovery that does not result in monetary payments to Newmark Holdings) attributable to extraordinary events affecting Newmark Holdings.

Cantor’s Right to Purchase Redeemed Interests

Newmark Holdings Founding Partner Interests: The terms of the Newmark Holdings founding partner interests are substantially the same as the terms of the BGC Holdings founding partner interests. There are no Newmark Holdings founding partner interests outstanding other than from the mathematical carryover from the BGC Holdings founding partner interests (i.e., the Newmark Holdings founding partner interests distributed in the separation in respect of the outstanding BGC Holdings founding partner interests). No holder of Newmark Holdings founding partner interests is currently employed by Newmark.

Cantor has a right to purchase any Newmark Holdings founding partner interests that have not become exchangeable that are redeemed by Newmark Holdings upon termination or bankruptcy of a founding partner or upon mutual consent of the general partner of Newmark Holdings and Cantor. Cantor has the right to purchase such Newmark Holdings founding partner interests at a price equal to the lesser of (1) the amount that Newmark Holdings would be required to pay to redeem and purchase such Newmark Holdings founding partner interests and (2) the amount equal to (a) the number of units underlying such founding partner interests, multiplied by

(b) the exchange ratio as of the date of such purchase, multiplied by (c) the then current market price of Newmark’s Class A common stock. Cantor may pay such price using cash, publicly traded shares or other property, or a combination of the foregoing. If Cantor (or the other member of the Cantor group acquiring such founding partner interests, as the case may be) so purchases such founding partner interests at a price equal to clause (2) above, neither Cantor nor any member of the Cantor group nor Newmark Holdings nor any other person is obligated to pay Newmark Holdings or the holder of such founding partner interests any amount in excess of the amount set forth in clause (2) above.

In addition, the Newmark Holdings limited partnership agreement provides that (1) where either current, terminating or terminated partners are permitted by Newmark to exchange any portion of their founding partner units and Cantor consents to such exchangeability, Newmark will offer to Cantor the opportunity for Cantor to purchase the same number of new exchangeable limited partnership interests in Newmark Holdings at the price that Cantor would have paid for the founding partner units had Newmark redeemed them; and (2) the exchangeable limited partnership interests to be offered to Cantor pursuant to clause (1) above would be subject to, and granted in accordance with, applicable laws, rules and regulations then in effect.

Any unit of a Newmark Holdings founding partner interests acquired by Cantor, while not exchangeable in the hands of the founding partner absent a determination by Cantor to the contrary, will be exchangeable by Cantor for a number of shares of Newmark’s Class B common stock or, at Cantor’s election, shares of Newmark’s Class A common stock, in each case, equal to the then current exchange ratio, on the same basis as the limited partnership interests held by Cantor, and will be designated as Newmark Holdings exchangeable limited partnership interests when acquired by Cantor. The current exchange ratio is one, but is subject to adjustment in accordance with the terms of the Amended and Restated Separation and Distribution Agreement as described below under “—Adjustment to Exchange Ratio.” This may permit Cantor to receive a larger share of income generated by Newmark’s business at a less expensive price than through purchasing shares of Newmark’s Class A common stock, which is a result of the price payable by Cantor to Newmark Holdings upon exercise of its right to purchase equivalent exchangeable interests.

Newmark Holdings Working Partner Interests and Newmark Holdings Limited Partnership Units Cantor has a right to purchase any Newmark Holdings working partner interests or Newmark Holdings limited partnership units (in each case that have not become exchangeable), as the case may be, that are redeemable by Newmark Holdings if Newmark Holdings elects to transfer the right to purchase such interests to a Newmark Holdings partner rather than redeem such interests itself. Cantor has the right to purchase such interests on the same terms that such Newmark Holdings partner would have a right to purchase such interests.

Newmark from time to time may enter into various compensatory arrangements with partners, including founding partners who hold non-exchangeable founding partner units that Cantor has not elected to make exchangeable into shares of Class A common stock. These arrangements, which may be entered into prior to or in connection with the termination of such partners, include but are not limited to the grant of shares or other awards under the Equity Plan, payments of cash or other property, or partnership awards under the Participation Plan or other partnership adjustments, which arrangements may result in the repayment by such partners of any partnership loans or other amounts payable to or guaranteed by Cantor earlier than might otherwise be the case, and for which Newmark may incur compensation charges that it might not otherwise have incurred had such arrangements not been entered into.

Transfers of Interests

The Newmark Holdings partnership agreement contains restrictions on the transfer of interests in Newmark Holdings. In general, a partner may not transfer or agree or otherwise commit to transfer all or any portion of, or any rights, title and interest in and to, its interest in Newmark Holdings, except in the circumstances described in the Newmark Holdings partnership agreement.

Amendments

The Newmark Holdings limited partnership agreement cannot be amended except with the approval of each of the general partner and the exchangeable limited partners (by the affirmative vote of a Newmark Holdings exchangeable limited partnership interest majority in interest) of Newmark Holdings. In addition, the Newmark Holdings limited partnership agreement cannot be amended to:

•	amend any provisions which require the consent of a specified percentage in interest of the limited partners without the consent of that specified percentage in interest of the limited partners;

•

alter the interest of any partner in the amount or timing of distributions or the allocation of profits, losses or credits, if such alteration would either materially adversely affect the economic interest of a partner or would materially adversely affect the value of interests, without the consent of the partners holding at least two-thirds of all units, in the case of an amendment applying in substantially similar manner to all classes of interests, or two-thirds in interest of the affected class or classes of the partners, in the case of any other amendment; or

•	alter the special voting limited partner’s ability to remove a general partner.

The general partner of Newmark Holdings may authorize any amendment to correct any technically incorrect statement or error apparent on the face thereof in order to further the parties’ intent or to correct any formality or error or incorrect statement or defect in the execution of the Newmark Holdings limited partnership agreement.

Corporate Opportunity; Fiduciary Duty

The Newmark Holdings limited partnership agreement contains similar corporate opportunity provisions to those included in Newmark’s certificate of incorporation with respect to Newmark, BGC Partners and/or Cantor and their respective representatives. See “—Potential Conflicts of Interest and Competition Among Cantor, BGC and Newmark.”

Parity of Interests

The Newmark Holdings limited partnership agreement provides that it is the non-binding intention of Newmark Holdings and each of the partners of Newmark Holdings that the aggregate number of Newmark OpCo units held by Newmark Holdings and its subsidiaries (other than Newmark OpCo and its subsidiaries) at a given time divided by the aggregate number of Newmark Holdings units issued and outstanding at such time is at all times equal to one, which ratio is referred to herein as the “Newmark Holdings ratio.” It is the non-binding intention of each of the partners of Newmark Holdings and of Newmark Holdings that there be a parallel issuance or repurchase transaction by Newmark Holdings in the event of any issuance or repurchase by Newmark OpCo of Newmark OpCo units to or held by Newmark Holdings so that the Newmark Holdings ratio at all times equals one.

Amended and Restated Limited Partnership Agreement of Newmark OpCo

On December 13, 2017, Newmark entered into the Amended and Restated Agreement of Limited Partnership of Newmark OpCo, which is described below (the “OpCo LP Agreement”).

Management

Newmark OpCo is managed by its general partner, which is owned by Newmark Holdings. The Newmark OpCo general partner holds the Newmark OpCo general partnership interest and the Newmark OpCo special voting limited partnership interest, which entitles the holder thereof to remove and appoint the general partner of Newmark OpCo and serves as the general partner of Newmark OpCo, which entitles Newmark Holdings (and thereby, Newmark) to control Newmark OpCo, subject to limited consent rights of Cantor and to the rights of Newmark Holdings as the special voting limited partner. Newmark Holdings holds its Newmark OpCo general partnership interest through a Delaware limited liability company, Newmark Holdings, LLC.

Cantor’s “consent rights” means that Newmark Holdings, in its capacity as general partner of Newmark OpCo, is required to obtain Cantor’s consent to amend the terms of the Newmark OpCo limited partnership agreement or take any other action that may adversely affect Cantor’s exercise of its co-investment rights to acquire Newmark Holdings limited partnership interests (and the corresponding investment in Newmark OpCo by Newmark Holdings) or right to exchange Newmark Holdings exchangeable limited partnership interests.

Classes of Interests in Newmark OpCo

Newmark OpCo has the following outstanding interests:

•	a general partnership interest, which is held indirectly by Newmark Holdings;

•	limited partnership interests, which are held by Newmark and Newmark Holdings; and

•	a special voting limited partnership interest, which is held indirectly by Newmark Holdings and which entitles the holder thereof to remove and appoint the general partner of Newmark OpCo.

The general partner of Newmark OpCo determines the aggregate number of authorized units in Newmark OpCo.

Any authorized but unissued units in Newmark OpCo may be issued:

•	pursuant to the separation;

•	to Newmark and/or Newmark Holdings and members of their group, as the case may be, in connection with an investment in Newmark OpCo;

•	to Newmark Holdings or members of its group in connection with a redemption pursuant to the Newmark Holdings limited partnership agreement;

•

as otherwise agreed by each of the general partner and the limited partners (by affirmative vote of the limited partners holding a majority of the units underlying limited partnership interests outstanding of Newmark OpCo (except that if Newmark Holdings and its group holds a majority in interest and Cantor and its group holds a majority of units underlying the Newmark Holdings exchangeable limited partnership interests, then majority of interest means Cantor) (which we refer to as a “Newmark OpCo majority in interest”));

•	to Newmark or Newmark Holdings in connection with a grant of equity by Newmark or Newmark Holdings; and

•	to any Newmark OpCo partner in connection with a conversion of an issued unit and interest into a different class or type of unit and interest.

There will be no additional classes of partnership interests in Newmark OpCo.

Distributions

The profit and loss of Newmark OpCo is generally allocated based on the total number of Newmark OpCo units outstanding.

Transfers of Interests

The Newmark OpCo partnership agreement contains restrictions on the transfer of interests in Newmark OpCo. In general, a partner may not transfer or agree or otherwise commit to transfer all or any portion of, or any rights, title and interest in and to, its interest in Newmark OpCo, except in the circumstances described in the Newmark OpCo partnership agreement.

Amendments

The Newmark OpCo limited partnership agreement cannot be amended except with the approval of each of the general partner and the limited partners (by the affirmative vote of a Newmark OpCo majority in interest) of Newmark OpCo. In addition, the Newmark OpCo limited partnership agreement cannot be amended to:

•	amend any provisions which require the consent of a specified percentage in interest of the limited partners without the consent of that specified percentage in interest of the limited partners;

•

alter the interest of any partner in the amount or timing of distributions or the allocation of profits, losses or credits, if such alteration would either materially adversely affect the economic interest of a partner or would materially adversely affect the value of interests, without the consent of the partners holding at least two-thirds of all units, in the case of an amendment applying in substantially similar manner to all classes of interests, or two-thirds in interest of the affected class or classes of the partners, in the case of any other amendment; or

•	alter the special voting limited partner’s ability to remove a general partner.

The general partner of Newmark OpCo may authorize any amendment to correct any technically incorrect statement or error in order to further the parties’ intent or to correct any formality or error or defect in the execution of the Newmark OpCo limited partnership agreement.

Corporate Opportunity; Fiduciary Duty

The Newmark OpCo limited partnership agreement contains similar corporate opportunity provisions to those included in Newmark’s certificate of incorporation with respect to Newmark and/or Newmark Holdings and their respective representatives. See “—Potential Conflicts of Interest and Competition with BGC Partners and Cantor.”

Parity of Interests

The limited partnership agreement of Newmark OpCo provides that, at the election of Newmark, in connection with a repurchase of Newmark’s Class A common stock or similar actions, Newmark OpCo will redeem and repurchase from Newmark a number of units in Newmark OpCo equivalent to the number of shares of Class A common stock repurchased by Newmark in exchange for cash in the amount of the gross proceeds to be paid in connection with such stock repurchase.

Adjustment to Exchange Ratio

Each unit of an exchangeable Newmark Holdings limited partnership interest will be exchangeable with Newmark for a number of shares of Newmark common stock equal to the exchange ratio. The exchange ratio was initially one, but is subject adjustment as set forth in the Amended and Restated Separation and Distribution Agreement and was 0.9558 as of February 28, 2019.

For reinvestment, acquisition or other purposes, Newmark may determine to distribute to its stockholders a smaller percentage than Newmark Holdings distributes to its equityholders (excluding tax distributions from Newmark Holdings) of cash that it receive from Newmark OpCo. In such circumstances, the Amended and Restated Separation and Distribution Agreement provides that the exchange ratio will be reduced to reflect the amount of additional cash retained by Newmark as a result of the distribution of such smaller percentage, after the payment of taxes (which we refer to as “reinvestment cash”).

The Amendment and Restated Separation and Distribution Agreement provides that in the event that there shall be any Reinvestment Cash (as defined in the Amended and Restated Separation and Distribution Agreement) in any fiscal quarter, the Exchange Ratio shall be adjusted so that it shall be equal to (i) the number of fully diluted outstanding shares of Newmark common stock (as defined in the Amended and Restated Separation and Distribution Agreement) as of immediately prior to such adjustment, divided by (ii) the sum of (A) the number of fully diluted outstanding shares of Newmark common stock as of immediately prior to such adjustment, plus (B) the Adjustment Factor (as defined below) for such fiscal quarter plus (C) the sum of the aggregate Adjustment Factors for all prior fiscal quarters following the initial public offering of Newmark Class A common stock, where:

•

the Adjustment Factor shall be equal to the Reinvestment Cash divided by the Newmark Current Market Price (as defined in the Amended and Restated Separation and Distribution Agreement) as of the day prior to the date on which the adjustment to the Exchange Ratio is made for such fiscal quarter; provided that

•

if, in any subsequent fiscal quarter, the Exchange Ratio shall be further adjusted and the Newmark Current Market Price as of the day prior to the date on which such further adjustment is made is greater than the Newmark Current Market Price used in the bullet above, then the Adjustment Factor for such prior fiscal quarter shall be re-calculated using such greater Newmark Current Market Price; and

BGC U.S. Opco and BGC Global Opco, on the one hand, and Newmark Opco, on the other hand, shall each be responsible to issue an appropriate number of units to BGC Partners in connection with potential issuance of a share of BGC Partners common stock by BGC Partners prior to the Spin-Off, where such share of BGC Partners common stock was included in the fully diluted share count of BGC Partners as of the Partnership Divisions (as defined in the Amended and Restated Separation and Distribution Agreement).

Use of Reinvestment Cash

Newmark receives significant tax benefits from the partnership structure of Newmark OpCo and Newmark Holdings. Specifically, in connection with an exchange of an exchangeable Newmark Holdings limited partnership interest with Newmark for shares of Newmark common stock, Newmark OpCo receives a tax deduction. Newmark, in turn, benefits from the majority of this tax deduction as a result of its ownership interest in Newmark OpCo. In a typical up-C structure, Newmark would normally receive a much smaller portion of these tax benefits.

In light of these tax benefits and the fact that the exchange ratio is adjusted downward if there is any reinvestment cash, and in order to induce the holder of a majority of the Newmark exchangeable limited partnership interest to consent to the partnership structure, Newmark has agreed in the separation and distribution agreement that, to the extent that there is any reinvestment cash, Newmark will contribute such cash to Newmark OpCo as an additional capital contribution with respect to Newmark’s existing limited partnership interest in Newmark OpCo, unless Newmark and the holder of a majority of the Newmark exchangeable limited partnership interests agree otherwise.

Reinvestments in Newmark OpCo by Newmark; Co-Investment Rights; Distributions to Holders of Newmark’s Common Stock and to Newmark Holdings Limited Partners

In order to maintain Newmark’s economic interest in Newmark OpCo, the Amended and Restated Separation and Distribution Agreement provides that any net proceeds received by Newmark from any subsequent issuances of Newmark’s common stock (other than upon exchange of Newmark Holdings exchangeable limited partnership interests) will be, unless otherwise determined by Newmark’s board of directors, contributed to Newmark OpCo in exchange for Newmark OpCo limited partnership interests consisting of a number of Newmark OpCo units that will equal the number of shares of Newmark’s common stock issued divided by the exchange ratio as of immediately prior to the issuance of such shares.

In addition, Newmark may elect to purchase from Newmark OpCo a number of Newmark OpCo units through cash or non-cash consideration. The investment price will be based on the then-applicable market price for shares of Newmark’s Class A common stock. In the future, from time to time, Newmark also may use cash on hand and funds received from distributions, loans or other payments from Newmark OpCo to purchase shares of common stock or Newmark Holdings exchangeable limited partnership interests.

In the event that Newmark acquire any additional Newmark OpCo limited partnership interests from Newmark OpCo, Cantor would have the right to cause Newmark Holdings to acquire additional Newmark OpCo limited partnership interests from Newmark OpCo up to the number of Newmark OpCo units that would preserve Cantor’s relative indirect economic percentage interest in Newmark OpCo compared to Newmark’s and BGC’s aggregate interests immediately prior to the acquisition of such additional Newmark OpCo units by Newmark or BGC, and Cantor would acquire an equivalent number of additional Newmark Holdings limited partnership interests to reflect such relative indirect interest. The purchase price per Newmark OpCo unit for any such Newmark OpCo limited partnership interests issued indirectly to Cantor pursuant to its co-investment rights will be equal to the price paid by Newmark per Newmark OpCo unit. Any such Newmark Holdings limited partnership interests issued to Cantor will be designated as exchangeable limited partnership interests.

Cantor will have 10 days after the related issuance of Newmark OpCo limited partnership interests to elect such reinvestment and will have to close such election no later than 120 days following such election.

In addition, the Newmark Holdings Participation Plan provides for issuances, in the discretion of Newmark’s compensation committee or its designee, of Newmark Holdings limited partnership interests to current or prospective working partners and executive officers of Newmark. Any net proceeds received by Newmark Holdings for such issuances generally will be contributed to Newmark OpCo in exchange for Newmark OpCo limited partnership interests consisting of a number of Newmark OpCo units equal to the number of Newmark Holdings limited partnership interests being issued so that the cost of such compensation award, if any, is borne pro rata by all holders of the Newmark OpCo units, including by Newmark. Any Newmark Holdings limited partnership interests acquired by the working partners, including any such interests acquired at preferential or historical prices that are less than the prevailing fair market value of Newmark’s Class A common stock, will be designated as Newmark Holdings working partner interests and will generally receive distributions from Newmark OpCo on an equal basis with all other limited partnership interests.

Newmark Holdings will not have the right to acquire limited partnership interests in Newmark OpCo other than in connection with an investment by Cantor as described above or in connection with issuances of Newmark Holdings interests to the working partners and executive officers under the Participation Plan.

Reinvestments in Newmark OpCo by BGC Partners

Pursuant to the Amended and Restated Separation and Distribution Agreement, any net proceeds received by BGC Partners from any subsequent issuances of BGC Partners common stock (other than upon exchange of a combination of BGC Holdings exchangeable limited partnership interests and Newmark Holdings exchangeable limited partnership interests) will be, unless otherwise determined by BGC Partners’ board of directors, contributed to BGC U.S. OpCo, BGC Global OpCo and/or Newmark OpCo in exchange for (1) a BGC U.S. OpCo limited partnership interest consisting of a number of BGC U.S. OpCo units, (2) a BGC Global OpCo limited partnership interest consisting of a number of BGC Global OpCo units, and (3) a Newmark OpCo limited partnership interest consisting of a number of Newmark OpCo units, in each case calculated in accordance with the Amended and Restated Separation and Distribution Agreement. Any such contributions may also be made directly or indirectly into Newmark, or Newmark Holdings or through BGC U.S. OpCo, BGC Global OpCo, or Newmark OpCo.

In addition, if BGC Partners exercises its right to purchase from BGC U.S. OpCo and BGC Global OpCo a number of BGC U.S. OpCo units and BGC Global OpCo units, unless otherwise determined by BGC Partners’ board of directors, BGC Partners will also purchase a certain number of Newmark OpCo units based on the then-applicable market price for shares of Newmark’s Class A common stock.

Amendment No. 1 to Newmark OpCo Limited Partnership Agreement

The Newmark OpCo limited partnership agreement was amended, effective as of December 13, 2017, on March 14, 2018 to adjust certain allocations to certain partnership-owned entities.

Second Amendment and Restatement to Newmark OpCo Limited Partnership Agreement

On June 19, 2018, Newmark OpCo amended and restated its limited partnership agreement in connection with certain transactions described under “Newmark Nasdaq Monetization Transaction” below.

Third Amendment and Restatement to Newmark OpCo Limited Partnership Agreement

On September 26, 2018, Newmark OpCo amended and restated its limited partnership agreement in connection with certain transactions described under “Newmark Nasdaq Monetization Transaction” below.

Administrative Services Agreement

On December 13, 2017, Newmark entered into an administrative services agreement with Cantor which is described below.

The administrative services agreement has an initial term of three years, starting on the date of the separation. Thereafter, the administrative services agreement renews automatically for successive one-year terms, unless any party provides written notice to the other parties of its desire to terminate the agreement at least 120 days before the end of any such year ending during the initial or extended term, in which event the administrative services agreement will end with respect to the terminating party on the last day of such term. In addition, any particular service provided under the administrative services agreement may be cancelled by the receiving party, with at least 90 days’ prior written notice to the providing party, with no effect on the other services. The terminating party will be charged a termination fee equal to the costs incurred by the party providing services as a result of such termination, including any severance or cancellation fees.

Cantor is entitled to continued use of hardware and equipment it used prior to the date of the administrative services agreement on the terms and conditions provided, even in the event Newmark terminates the administrative services agreement, although there is no requirement to repair or replace such hardware or equipment.

During the term of the administrative services agreement, the parties will provide administrative and technical support services to each other, including:

•	administration and benefits services;

•	employee benefits, human resources and payroll services;

•	financial and operations services;

•	internal auditing services;

•	legal related services;

•	risk and credit services;

•	accounting and general tax services;

•	office space;

•	personnel, hardware and equipment services

•	communication and data facilities;

•	facilities management services;

•	promotional, sales and marketing services;

•	procuring of insurance coverage; and

•	any miscellaneous services to which the parties reasonably agree.

The administrative services agreement includes provisions for allowing a provider or affiliate to arrange for a third party to provide for the services.

In consideration for the services provided, the providing party generally charges the other party an amount (including any applicable taxes) equal to (1) the direct cost that the providing party incurs in performing those services, including third-party charges incurred in providing services, plus (2) a reasonable allocation of other costs determined in a consistent and fair manner so as to cover the providing party’s appropriate costs or in such other manner as the parties agree.

The administrative services agreement provides that the services recipient generally indemnifies the services provider for liabilities that it incurs arising from the provision of services other than liabilities arising from fraud or willful misconduct of the service provider.

Transition Services Agreement

On December 13, 2017, Newmark entered into a transition services agreement with BGC Partners which is described below.

The transition services agreement has a term of two years following the distribution, starting on the date of the separation. Any particular service provided under the transition services agreement may be cancelled by the receiving party, with at least 90 days’ prior written notice to the providing party, with no effect on the other services. The terminating party will be charged a termination fee equal to the costs incurred by the party providing services as a result of such termination, including any severance or cancellation fees.

BGC Partners is entitled to continued use of hardware and equipment it used prior to the date of the transition services agreement on the terms and conditions provided until two years following the distribution, even in the event Newmark terminates the transition services agreement, although there is no requirement to repair or replace such hardware or equipment.

During the term of the transition services agreement, the parties will provide transition services to each other, including, among others, office space, personnel, hardware and equipment services; communication and data facilities; and any miscellaneous services to which the parties reasonably agree.

The transition services agreement includes provisions for allowing a provider or affiliate to arrange for a third party to provide for the services.

In consideration for the services provided, the providing party generally charges the other party an amount (including any applicable taxes) equal to (1) the direct cost that the providing party incurs in performing those services, including third-party charges incurred in providing services, plus (2) a reasonable allocation of other costs determined in a consistent and fair manner so as to cover the providing party’s appropriate costs or in such other manner as the parties agree.

The transition services agreement provides that the services recipient generally indemnifies the services provider for liabilities that it incurs arising from the provision of services other than liabilities arising from fraud or willful misconduct of the service provider.

Tax Matters Agreement

On December 13, 2017, BGC Partners, BGC Holdings, BGC U.S. OpCo, Newmark, Newmark Holdings and Newmark OpCo entered into a tax matters agreement in connection with the separation that governs the parties’ respective rights, responsibilities and obligations after the separation with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the distribution and certain related transactions to qualify as tax-free for U.S. federal income tax purposes), tax attributes and tax benefits, the preparation and filing of tax returns, the control of audits and other tax proceedings, tax elections, assistance and cooperation in respect of tax matters, procedures and restrictions relating to the distribution, if any, and certain other tax matters.

In addition, the tax matters agreement imposes certain restrictions on Newmark and its subsidiaries (including restrictions on share issuances, business combinations, sales of assets and similar transactions) that will be designed to preserve the tax-free status of the distribution and certain related transactions. The tax matters agreement provides special rules to allocate tax liabilities in the event the distribution, together with certain related transactions, is not tax-free, as well as any tax liabilities incurred in connection with the separation. In general, under the tax matters agreement, each party is expected to be responsible for any taxes imposed on BGC Partners or Newmark that arise from the failure of the distribution, together with certain related transactions, to qualify as a transaction that is generally tax-free, for U.S. federal income tax purposes, under Sections 355 and 368(a)(1)(D) and certain other relevant provisions of the Code, to the extent that the failure to so qualify is attributable to actions, events or transactions relating to such party’s respective stock, assets or business, or a breach of the relevant representations or covenants made by that party in the tax matters agreement.

Newmark Tax Receivable Agreement

On December 13, 2017, Cantor and Newmark entered into a tax receivable agreement which is described below.

Certain interests in Newmark Holdings may be exchanged in the future for a number of shares of Newmark Class A common stock or shares of Newmark Class B common stock equal to the exchange ratio (which is currently one, but is subject to adjustments as set forth in the separation and distribution agreement). See above under “—Adjustment to Exchange Ratio.” In addition, prior to the distribution, certain interests in Newmark Holdings may, together with certain interests in BGC Holdings, be exchanged for shares of BGC Partners common stock. Certain of these exchanges may result in increases to Newmark’s share of the tax basis of the tangible and intangible assets of Newmark OpCo that otherwise would not have been available, although the IRS may challenge all or part of that tax basis increase, and a court could sustain such a challenge by the IRS. These increases in tax basis, if sustained, may reduce the amount of tax that Newmark would otherwise be required to pay in the future.

Our tax receivable agreement with Cantor also provides for the payment by Newmark to Cantor of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that Newmark actually realize as a result of these increases in tax basis and of certain other tax benefits related to its entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. It is expected that Newmark will benefit from the remaining 15% of cash savings, if any, in income tax that Newmark realizes. Pursuant to the tax receivable agreement, Newmark will determine, after consultation with Cantor, the extent to which Newmark is permitted to claim any such tax benefits, and such tax benefits will be taken into account in computing any cash savings so long as Newmark’s accountants agree that it is at least more likely than not that such tax benefit is available.

Pursuant to the tax receivable agreement, 20% of each payment that would otherwise be made by Newmark will be deposited into an escrow account until the expiration of the statute of limitations for the tax year to which the payment relates. If the IRS successfully challenges the availability of any tax benefit and determines that a tax benefit is not available, Newmark will be entitled to receive reimbursements from Cantor for amounts Newmark previously paid under the tax receivable agreement and Cantor will indemnify Newmark and hold Newmark harmless with respect to any interest or penalties and any other losses in respect of the disallowance of any deductions which gave rise to the payment under the tax receivable agreement (together with reasonable attorneys’ and accountants’ fees incurred in connection with any related tax contest, but the indemnity for such reasonable attorneys’ and accountants’ fees shall only apply to the extent Cantor is permitted to control such contest). Any such reimbursement or indemnification payment will be satisfied first from the escrow account (to the extent funded in respect of such payments under the tax receivable agreement).

For purposes of the tax receivable agreement, cash savings in income and franchise tax will be computed by comparing Newmark’s actual income and franchise tax liability to the amount of such taxes that Newmark would have been required to pay had there been no depreciation or amortization deductions available to Newmark that were attributable to an increase in tax basis (or any imputed interest) as a result of an exchange. The tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless Newmark (with the approval by a majority of Newmark’s independent directors) exercise Newmark’s right to terminate the tax receivable agreement for an amount based on an agreed value of payments remaining to be made under the agreement, provided that if Cantor and Newmark cannot agree upon a value, the agreement will remain in full force and effect. The actual amount and timing of any payment under the tax receivable agreement will vary depending on a number of factors, including the nature of the interests exchanged, the timing of exchanges, the extent to which such exchanges are taxable and the amount and timing of Newmark’s income.

Any amendment to the tax receivable agreement will be subject to approval by a majority of Newmark’s independent directors.

Service Agreements

Newmark has received administrative services including but not limited to, treasury, legal, accounting, information technology, payroll administration, human resources, incentive compensation plans and other support provided by Cantor and BGC Partners. Where it is possible to specifically attribute such expenses to Newmark’s activities, these amounts have been expensed directly to Newmark. Direct costs are primarily comprised of rent and equity and other incentive compensation expenses. Allocations of expenses not directly attributable to Newmark are based on a services agreement between BGC Partners and Cantor which reflects the utilization of service provided or benefits received by Newmark, such as headcount, square footage and revenue. For the year ended December 31, 2018, Newmark incurred expenses of $26.2 million for these services.

Related Party Receivables and Payables

See “—Notes Payable, Other and Short-term Borrowings.”

Fees to related parties and allocations of net income and grant of exchangeability to limited partnership units that are charged by BGC Partners and Cantor to Newmark are reflected as cash flows from operating activities in Newmark’s combined statement of cash flows for each period presented as if Newmark’s IPO allocations and grant of exchangeability charges became non-cash in nature to the extent they related to limited partnership units in Newmark Holdings, and therefore will be excluded from cash flow operations. Prior to the IPO, related party receivables were generated from Newmark’s earnings as BGC Partners sweeps Newmark’s excess cash to manage treasury centrally. Related party payables reflect borrowing of cash from BGC Partners to fund Newmark’s operations and growth. These borrowings from and repayments to BGC Partners are reflected as cash flows from financing activities in Newmark’s combined statement of cash flows for each period presented.

Intercompany Credit Agreement

On December 13, 2017, in connection with the separation and distribution agreement, BGC entered into an unsecured senior credit agreement with Newmark, as amended, restated, supplemented or otherwise modified from time to time (the “Original Newmark Intercompany Credit Agreement”). The Original Newmark Intercompany Credit Agreement provided for each party to issue loans to the other party in the lender’s discretion and matures on December 13, 2018 (the “Intercompany Facility”). The interest rate on the Intercompany Facility is the higher of BGC’s or Newmark’s short term borrowing rate in effect at such time plus 100 basis points. The interest rate as of December 31, 2017 was 5.21%. As of December 31, 2017, the amount outstanding under the Intercompany Facility was $40.0 million and is included in “current portion of payables to related parties” on Newmark’s consolidated balance sheet. Newmark recorded interest expense of $0.1 million for the year ended December 31, 2017 which is included in “interest income, net” in Newmark’s consolidated statement of operations.

On March 19, 2018, Newmark and the Company entered into an amended and restated credit agreement, (the “Amended Newmark Intercompany Credit Agreement”), which amended and restated the Original Newmark Intercompany Credit Agreement. The Amended Newmark Credit Agreement eliminates certain provisions from the Original Newmark Intercompany Credit Agreement, but the maturity date, the termination provisions, and the interest rate applicable to loans outstanding under the Original Newmark Intercompany Credit Agreement remain the same. On March 19, 2018, BGC loaned Newmark $150 million under the Amended Newmark Intercompany Credit Agreement on the same terms as the funds that were borrowed by BGC from Cantor under the BGC Credit Agreement. As of November 7, 2018, all borrowings outstanding under the Intercompany Credit Agreement had been repaid. The interest expense for the year ended December 31, 2018 related to the $150 million borrowed under the BGC Credit Agreement was $3.5 million and was allocated to discontinued operations.

Investment Agreement

On March 7, 2018, the Company, including through its subsidiary BGC Partners, L.P., purchased 16,606,726 newly issued exchangeable limited partnership units (the “Units”) of Newmark Holdings for approximately $242.0 million (the “Investment”). The price per Unit was based on the $14.57 closing price of Newmark’s Class A common stock, par value $0.01 per share (the “Newmark Class A common stock”) on March 6, 2018 as reported on the NASDAQ Global Select Market. These newly-issued Units are exchangeable, at BGC’s discretion, into either shares of Newmark Class A common stock or shares of Class B common stock, par value $0.01 per share, of Newmark (the “Newmark Class B common stock”).

BGC made the Investment pursuant to an Investment Agreement dated as of March 6, 2018 by and among BGC, BGC Holdings, BGC Partners, L.P., BGC Global Holdings, L.P., Newmark, Newmark Holdings and Newmark Partners, L.P. The Investment and related transactions were approved by the Audit Committees of the Boards of Directors of BGC and Newmark and by the Boards of Directors of BGC and Newmark upon the recommendation of their respective Audit Committees.

BGC and its subsidiaries funded the Investment using the proceeds of its Controlled Equity Offering Class A common stock sales program pursuant to the Sales Agreement dated April 1, 2017 between BGC Partners, Inc. CF&Co with respect to 20,000,000 shares of Class A common stock.

Repayment of Term Loan

On November 22, 2017, the Company and Newmark entered into an amendment (the “Term Loan Amendment”) to the unsecured senior term loan credit agreement (the “Term Loan Credit Agreement”), dated as of September 8, 2017, with Bank of America, N.A., as administrative agent (the “Administrative Agent”), and a syndicate of lenders. The Term Loan Credit Agreement provided for a term loan in the aggregate principal amount of $575.0 million (the “Term Loan”). In connection with Newmark’s separation from BGC, Newmark assumed the obligations of BGC as borrower under the Term Loan. Newmark repaid a portion of the Term Loan from the proceeds of its initial public offering in December 2017 and made two additional payments of $14.4 million each subsequent to December 31, 2017. During the year ended December 31, 2018, Newmark repaid the outstanding balance of $270.7 million using the proceeds of the Investment, at which point the facility was terminated. As of December 31, 2018, there were no borrowings outstanding under the Term Loan.

Newmark Nasdaq Monetization Transaction

On June 18, 2018 and September 26, 2018, Newmark entered into certain transactions related to the monetization of certain shares of Nasdaq, Inc. (“Nasdaq”) common stock it expects to receive in 2019, 2020, 2021 and 2022. Newmark OpCo, issued approximately $175 million and $150 million of exchangeable preferred limited partnership units (“EPUs”), respectively, in private transactions to the Royal Banks of Canada (“RBC”) (the “Newmark OpCo Preferred Investment”). Newmark received $152.9 million and $113.2 million of cash in the second and third quarter, respectively, of 2018 with respect to these transactions. The EPUs were issued in four tranches and are separately convertible by either RBC or Newmark into a fixed number of Newmark’s Class A common stock, subject to a revenue hurdle for Newmark in each of the fourth quarters of 2019 through 2022 for each of the respective four tranches. As the EPUs represent equity ownership of a consolidated subsidiary of Newmark, they have been included in Noncontrolling interests on the consolidated statements of changes in equity. The EPUs are entitled to a preferred payable-in-kind dividend, which is recorded as accretion to the carrying amount of the EPUs through Retained Earnings on the consolidated statements of changes in equity and are reductions to Net income (loss) available to common stockholders for the purpose of calculating earnings per share.

Contemporaneously with the issuance of the EPUs, the newly formed special purpose vehicle entities (the “SPVs”) that are consolidated subsidiaries of Newmark, entered into four variable postpaid forward contracts with RBC (together, the “RBC Forwards”). The SPVs are indirect subsidiaries of Newmark whose sole asset is the Nasdaq share Earn-Outs for 2019 through 2022. The RBC Forwards provide the option to both Newmark and RBC for RBC to receive up to 992,247 shares of Nasdaq common stock, received by Newmark pursuant to the Nasdaq earn-out, in each of the fourth quarters of 2019 through 2022 in exchange for either cash or redemption of the EPUs, solely at Newmark’s option. The Nasdaq Earn-Out is related to the sale of our electronic benchmark U.S. Treasury platform (“eSpeed”) business to Nasdaq, Inc. (“Nasdaq”) on June 28, 2013. The purchase consideration consisted of $750.0 million in cash paid upon closing, plus an expected payment of up to 14.9 million shares of Nasdaq common stock to be paid ratably over 15 years beginning in 2013, assuming that Nasdaq, as a whole, generates at least $25.0 million in gross revenues each of these years. In connection with the separation, during the third quarter of 2017 we transferred to Newmark the right to receive the remainder of the Nasdaq Earn-out payments.

Potential Conflicts of Interest and Competition Among Cantor, BGC and Newmark

General

Various conflicts of interest between us, Newmark and Cantor may arise in the future in a number of areas relating to our past and ongoing relationships, including potential acquisitions of businesses or properties, the election of new directors, payment of dividends, incurrence of indebtedness, tax matters, financial commitments, marketing functions, indemnity arrangements, service arrangements, issuances of capital stock, sales or distributions of shares of our common stock and the exercise by Cantor of control over BGC’s and Newmark’s management and affairs.

Conflicts of interest may arise between and among BGC, Newmark and Cantor in a number of areas relating to each of their past and ongoing relationships, including:

•	potential acquisitions and dispositions of businesses;

•	the issuance or disposition of securities;

•	the election of new or additional directors to the board of directors of either BGC or Newmark;

•

the payment of dividends by either BGC or Newmark (if any), distribution of profits by BGC U.S., BGC Global and/or BGC Holdings or Newmark OpCo and/or Newmark Holdings, as applicable, and repurchases of shares of either company’s common stock or purchases of BGC Holdings or Newmark

Holdings limited partnership interests or other equity interests in subsidiaries of either BGC or Newmark, as applicable, including from Cantor, BGC or executive officers of BGC or Newmark, other employees, partners and others, as applicable;

•	business operations or business opportunities of BGC, Newmark and Cantor that would compete with the other party’s business opportunities;

•	intellectual property matters;

•	business combinations involving BGC or Newmark;

•	conflicts between BGC’s agency trading for primary and secondary bond sales and Cantor’s investment banking bond origination business;

•	competition between BGC’s and Cantor’s other equity derivatives and cash equity inter-dealer brokerage businesses;

•	the terms of the separation and distribution agreement and the ancillary agreements BGC and Newmark entered into in connection with the separation;

•	the nature, quality and pricing of administrative services to be provided by BGC, Cantor and/or Tower Bridge;

•	potential and existing loan arrangements; and

•	provision of clearing capital pursuant to the Clearing Agreement and potential and existing loan arrangements.

We also expect that Cantor will manage its ownership of BGC and Newmark so that no company will be deemed to be an investment company under the Investment Company Act, including by maintaining its voting power in BGC and/or Newmark, as applicable, above a majority absent an applicable exemption from the Investment Company Act. This may result in conflicts with BGC and/or Newmark, including those relating to acquisitions or offerings by BGC and/or Newmark involving issuances of shares of common stock, or securities convertible or exchangeable into shares of common stock, that would dilute the voting power in BGC of the holders of BGC Holdings exchangeable limited partnership interests and in Newmark of the holders of Newmark Holdings exchangeable limited partnership interests.

Moreover, the service of officers or partners of Cantor as our executive officers and directors and of officers or partners of BGC Partners or Cantor as Newmark’s executive officers and directors, and those persons’ ownership interests in and payments from BGC Partners or Cantor and their respective affiliates, as applicable, could create conflicts of interest when Newmark and those directors or executive officers are faced with decisions that could have different implications for BGC and/or Newmark and them.

For purposes of the below:

•	“BGC Partners Company” means BGC Partners or any of its affiliates (other than, if applicable, Newmark and Newmark’s subsidiaries);

•	“Cantor Company” means Cantor or any of its affiliates (other than, if applicable, BGC and any of our subsidiaries, including Newmark and its subsidiaries);

•	“Newmark Company” means Newmark or any of its affiliates;

•	“representatives” means, with respect to any person, the directors, officers, employees, general partners or managing member of such person; and

•

“corporate opportunity” means any business opportunity that BGC or Newmark, respectively, are financially able to undertake, that is, from its nature, in BGC’s or Newmark’s lines of business, respectively, is of practical advantage to BGC or Newmark, respectively, and is one in which BGC or

Newmark, respectively has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of a BGC Partners Company, a Newmark Company or a Cantor Company or any of their respective representatives, as the case may be, will be brought into conflict with one another’s self-interest.

BGC Partners

Cantor will continue to exercise control over our management and affairs and all matters requiring stockholder approval, including the election of our directors and determinations with respect to acquisitions and dispositions, as well as material expansions or contractions of our business, entry into new lines of business and borrowings and issuances of our common stock or other securities. This control will be subject to the approval of our independent directors on those matters requiring such approval. Cantor’s voting power may also have the effect of delaying or preventing a change of control of the Company. This control will also be exercised because:

•

Cantor is, in turn, controlled by CFGM, its managing general partner, and, ultimately, by Mr. Lutnick, who serves as our Chief Executive Officer and Chairman. Mr. Lutnick is also the Chairman of the Board and Chief Executive Officer of Cantor and the President and controlling stockholder of CFGM;

•	Mr. Merkel, who serves as our Executive Vice President and General Counsel, is employed as Executive Managing Director, General Counsel and Secretary of Cantor.

Messrs. Lutnick and Merkel have holdings in Cantor through partnership unit ownership, including distribution rights.

In addition, Cantor has from time to time in the past considered possible strategic realignments of its business and the business relationships that exist between and among Cantor and the businesses comprising our company and may do so in the future. Any future related-party transactions or arrangements between us and Cantor, until Cantor ceases to hold 5% of our voting power, are subject to the prior approval by a majority of our independent directors, but generally will not otherwise require the separate approval of our stockholders, and if such approval were required, Cantor would retain sufficient voting power to provide any such requisite approval without the affirmative consent of the other stockholders.

Agreements and other arrangements with Cantor and/or Newmark may be amended upon agreement of the parties to those agreements and approval of our audit committee. During the time that we are controlled by Cantor, Cantor may be able to require us to agree to amendments to these agreements. We may not be able to resolve any potential conflicts and, even if we do, the resolution may be less favorable to us than if we were dealing with an unaffiliated party. As a result, the prices charged to or by us for services provided under agreements with Cantor may be higher or lower than prices that may be charged to or by third parties, and the terms of these agreements may be more or less favorable to us than those that we could have negotiated with third parties.

In order to address potential conflicts of interest between Cantor and its representatives and us, our certificate of incorporation contains provisions regulating and defining the conduct of our affairs as they may involve Cantor and its representatives, and our powers, rights, duties and liabilities and those of our representatives in connection with our relationship with Cantor and its affiliates, officers, directors, general partners or employees. Our certificate of incorporation provides that no Cantor Company, as defined in our certificate of incorporation, or any of the representatives, as defined in our certificate of incorporation, of a Cantor Company will owe any fiduciary duty to, nor will any Cantor Company or any of their respective representatives be liable for breach of fiduciary duty to, us or any of our stockholders, including with respect to corporate opportunities. The corporate opportunity policy that is included in our certificate of incorporation is designed to resolve potential conflicts of interest between us and our representatives and Cantor and its representatives.

If a third party presents a corporate opportunity (as defined below) to a person who is a representative of ours and a representative of a Cantor Company, expressly and solely in such person’s capacity as a representative of us, and such person acts in good faith in a manner consistent with the policy that such corporate opportunity belongs to us, then such person:

•	will be deemed to have fully satisfied and fulfilled any fiduciary duty that person has to us;

•	will not be liable to us or any of our stockholders for breach of fiduciary duty by reason of such person’s action or inaction with respect to the corporate opportunity;

•	will be deemed to have acted in good faith and in a manner that such person reasonably believed to be in, and not opposed to, our best interests; and

•	will be deemed not to have breached such person’s duty of loyalty to us and our stockholders, and not to have derived an improper personal benefit therefrom.

A Cantor Company may pursue such a corporate opportunity if we decide not to.

If a corporate opportunity is not presented to a person who is both a representative of ours and a representative of a Cantor Company and, expressly and solely in such person’s capacity as a representative of us, such person will not be obligated to present the corporate opportunity to us or to act as if such corporate opportunity belongs to us, and such person:

•	will be deemed to have fully satisfied and fulfilled any fiduciary duty that such person has to us as a representative of us with respect to such corporate opportunity;

•	will not be liable to us or any of our stockholders for breach of fiduciary duty by reason of such person’s action or inaction with respect to such corporate opportunity;

•	will be deemed to have acted in good faith and in a manner that such person reasonably believed to be in, and not opposed to, our best interests; and

•	will be deemed not to have breached a duty of loyalty to us and our stockholders and not to have derived an improper personal benefit therefrom.

No contract, agreement, arrangement or transaction between any BGC Partners Company, any Newmark Company, any Cantor Company or any of their respective representatives, on the one hand, and BGC or any of BGC’s representatives, on the other hand, will be void or voidable solely because any BGC Partners Company, Newmark Company, any Cantor Company or any of their respective representatives has a direct or indirect interest in such contract, agreement, arrangement or transaction, and any BGC Partners Company, Newmark Company, any Cantor Company or any of their respective representatives (i) shall have fully satisfied and fulfilled its duties and obligations to BGC and BGC’s stockholders with respect thereto; and (ii) shall not be liable to BGC or BGC’s stockholders for any breach of any duty or obligation by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction, if:

•

such contract, agreement, arrangement or transaction is approved by BGC’s Board of Directors or any committee thereof by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

•

such contract, agreement, arrangement or transaction is approved by BGC’s stockholders by the affirmative vote of a majority of the voting power of all of Newmark’s outstanding shares of capital stock entitled to vote thereon, excluding from such calculation shares of capital stock that are beneficially owned (as such term is defined in Rule 16a-1(a)(2) promulgated by the SEC under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”)) by a BGC Partners Company, a Newmark Company, or a Cantor Company, respectively; or

•	such contract, agreement, arrangement or transaction, judged according to the circumstances at the time of the commitment, is fair to us.

While the satisfaction of the foregoing conditions shall be sufficient to show that any BGC Partners Company, any Newmark Company, any Cantor Company or any of their respective representatives (i) shall have fully satisfied and fulfilled its duties and obligations to BGC and BGC’s stockholders with respect thereto; and (ii) shall not be liable to BGC or BGC’s stockholders for any breach of any duty or obligation by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction, none of the foregoing conditions shall be required to be satisfied for such showing.

BGC’s directors who are also directors or officers of any BGC Partners Company, any Newmark Company, any Cantor Company or any of their respective representatives may be counted in determining the presence of a quorum at a meeting of our Board of Directors or of a committee that authorizes such contract, agreement, arrangement or transaction. Shares of our common stock owned by any BGC Partners Company, any Newmark Company, any Cantor Company or any of their respective representatives may be counted in determining the presence of a quorum at a meeting of stockholders called to authorize such contract, agreement, arrangement or transaction. Our directors who are also directors or officers of any BGC Partners Company, any Newmark Company, any Cantor Company or any of their respective representatives shall not owe or be liable for breach of any fiduciary duty to BGC or any of BGC’s stockholders for any action taken by any BGC Partners Company, any Newmark Company, any Cantor Company or their respective representatives, in their capacity as BGC’s stockholder or affiliate.

Newmark

Various conflicts of interest between and among Newmark, BGC Partners and Cantor may arise in the future in a number of areas relating to Newmark’s past and ongoing relationships, including potential acquisitions of businesses or properties, the election of new directors, payment of dividends, incurrence of indebtedness, tax matters, financial commitments, marketing functions, indemnity arrangements, service arrangements, issuances of capital stock, sales or distributions of shares of Newmark’s common stock and the exercise by Cantor of control over Newmark’s management and affairs.

Cantor will be able to exercise control over Newmark’s management and affairs and all matters requiring stockholder approval, including the election of Newmark’s directors and determinations with respect to acquisitions and dispositions, as well as material expansions or contractions of Newmark’s business, entry into new lines of business and borrowings and issuances of Newmark’s common stock or other securities. Cantor’s voting power may also have the effect of delaying or preventing a change of control of Newmark. This control will also be exercised because Cantor is, in turn, controlled by CFGM, its managing general partner, and, ultimately, by Mr. Lutnick, who serves as Newmark’s Chairman. Mr. Lutnick is also the Chairman of the Board of Directors and Chief Executive Officer of BGC Partners and Cantor and the Chairman and Chief Executive Officer of CFGM as well as the trustee of an entity that is the sole shareholder of CFGM. Mr. Merkel, who serves as Executive Managing Director, General Counsel and Secretary of Cantor, also services as Newmark’s Executive Vice President and Chief Legal Officer.

In addition, each of BGC Partners and Cantor has from time to time in the past and may in the future consider possible strategic realignments of its own businesses and/or of the relationships that exist between and among BGC Partners and/or Cantor and their other respective affiliates and us. Any future material related-party transaction or arrangement between BGC Partners and/or Cantor and their other respective affiliates and Newmark is subject to the prior approval by Newmark’s Audit Committee, but generally does not require the separate approval of Newmark’s stockholders, and if such stockholder approval is required, Cantor may retain sufficient voting power to provide any such requisite approval without the affirmative consent of Newmark’s other stockholders.

Newmark’s agreements and other arrangements with BGC Partners and Cantor, including the Amended and Restated Separation and Distribution Agreement, may be amended upon agreement of the parties to those agreements and approval of Newmark’s Audit Committee. During the time that Newmark is controlled by Cantor, Cantor may be able to require Newmark to agree to amendments to these agreements. Newmark may not be able to resolve any potential conflicts, and, even if Newmark does, the resolution may be less favorable to Newmark than if Newmark were dealing with an unaffiliated party. As a result, the prices charged to or by Newmark for services provided under Newmark’s agreements with BGC Partners and/or Cantor may be higher or lower than prices that may be charged to or by third parties, and the terms of these agreements may be more or less favorable to Newmark than those that Newmark could have negotiated with third parties.

In order to address potential conflicts of interest between or among BGC Partners, Cantor and their respective representatives and us, Newmark’s certificate of incorporation contains provisions regulating and defining the conduct of Newmark’s affairs as they may involve BGC Partners and/or Cantor and their respective representatives, and Newmark’s powers, rights, duties and liabilities and those of Newmark’s representatives in connection therewith. Newmark’s certificate of incorporation provides that, to the greatest extent permitted by law, no Cantor Company or BGC Partners Company, each as defined below, or any of the representatives, as defined below, of a Cantor Company or BGC Partners Company will, in its capacity as Newmark’s stockholder or affiliate, owe or be liable for breach of any fiduciary duty to Newmark or any of Newmark’s stockholders. In addition, to the greatest extent permitted by law, none of any Cantor Company, BGC Partners Company or any of their respective representatives will owe any duty to refrain from engaging in the same or similar activities or lines of business as Newmark or Newmark’s representatives or doing business with any of Newmark’s or Newmark’s representatives’ clients or customers. If any Cantor Company, BGC Partners Company or any of their respective representatives acquires knowledge of a potential transaction or matter that may be a corporate opportunity (as defined below) for any such person, on the one hand, and Newmark or any of Newmark’s representatives, on the other hand, such person will have no duty to communicate or offer such corporate opportunity to Newmark or any of Newmark’s representatives, and will not be liable to us, any of Newmark’s stockholders or any of Newmark’s representatives for breach of any fiduciary duty by reason of the fact that they pursue or acquire such corporate opportunity for themselves, direct such corporate opportunity to another person or do not present such corporate opportunity to Newmark or any of Newmark’s representatives, subject to the requirement described in the following sentence. If a third party presents a corporate opportunity to a person who is both Newmark’s representative and a representative of a BGC Partners Company and/or a Cantor Company, expressly and solely in such person’s capacity as Newmark’s representative, and such person acts in good faith in a manner consistent with the policy that such corporate opportunity belongs to us, then such person will be deemed to have fully satisfied and fulfilled any fiduciary duty that such person has to Newmark as Newmark’s representative with respect to such corporate opportunity, provided that any BGC Partners Company, any Cantor Company or any of their respective representatives may pursue such corporate opportunity if Newmark decide not to pursue such corporate opportunity.

No contract, agreement, arrangement or transaction between any BGC Partners Company, any Cantor Company or any of their respective representatives, on the one hand, and Newmark or any of Newmark’s representatives, on the other hand, will be void or voidable solely because any BGC Partners Company, any Cantor Company or any of their respective representatives has a direct or indirect interest in such contract, agreement, arrangement or transaction, and any BGC Partners Company, any Cantor Company or any of their respective representatives (i) shall have fully satisfied and fulfilled its duties and obligations to Newmark and Newmark’s stockholders with respect thereto; and (ii) shall not be liable to Newmark or Newmark’s stockholders for any breach of any duty or obligation by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction, if:

•

such contract, agreement, arrangement or transaction is approved by Newmark’s Board of Directors or any committee thereof by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

•

such contract, agreement, arrangement or transaction is approved by Newmark’s stockholders by the affirmative vote of a majority of the voting power of all of Newmark’s outstanding shares of capital stock entitled to vote thereon, excluding from such calculation shares of capital stock that are beneficially owned (as such term is defined in Rule 16a-1(a)(2) promulgated by the SEC under the Exchange Act by a BGC Partners Company or a Cantor Company, respectively; or

•	such contract, agreement, arrangement or transaction, judged according to the circumstances at the time of the commitment, is fair to us.

While the satisfaction of the foregoing conditions shall be sufficient to show that any BGC Partners Company, any Cantor Company or any of their respective representatives (i) shall have fully satisfied and fulfilled its duties and obligations to Newmark and Newmark’s stockholders with respect thereto; and (ii) shall not be liable to Newmark or Newmark’s stockholders for any breach of any duty or obligation by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction, none of the foregoing conditions shall be required to be satisfied for such showing.

Newmark’s directors who are also directors or officers of any BGC Partners Company, any Cantor Company or any of their respective representatives may be counted in determining the presence of a quorum at a meeting of Newmark’s Board of Directors or of a committee that authorizes such contract, agreement, arrangement or transaction. Shares of Newmark’s common stock owned by any BGC Partners Company, any Cantor Company or any of their respective representatives may be counted in determining the presence of a quorum at a meeting of stockholders called to authorize such contract, agreement, arrangement or transaction. Newmark’s directors who are also directors or officers of any BGC Partners Company, any Cantor Company or any of their respective representatives shall not owe or be liable for breach of any fiduciary duty to Newmark or any of Newmark’s stockholders for any action taken by any BGC Partners Company, any Cantor Company or their respective representatives, in their capacity as Newmark’s stockholder or affiliate.

Leases

We have offices in the United States, Canada, Europe, United Kingdom, Latin America, Asia, Africa and the Middle East. Our principal executive offices are located at 499 Park Avenue, New York, New York. We also occupy a space at 199 Water Street, New York, New York, which serves as a trading operation for our Financial Services businesses, and space at 55 Water Street, New York, New York, which serves as the headquarters of our GFI division. Under the Administrative Services Agreement with Cantor, we are obligated to Cantor for our pro rata portion (based on square footage used) of rental expense during the terms of the leases for such spaces.

Our largest presence outside of the New York metropolitan area is in London, located at One Churchill Place, London, E14 5RD. During 2019, we will be relocating our London offices to Five Churchill Place, London, E14 5HU, which is next door to our current London offices.

We currently occupy concurrent computing centers in Weehawken, New Jersey, Secaucus, New Jersey and Trumbull, Connecticut. In addition, we occupy three data centers in the United Kingdom located in Canary Wharf, Romford and Snowden Street respectively. Our U.S. operations also have office space in Princeton, New Jersey, Edison, New Jersey, Palm Beach Gardens, Florida, Garden City, New York, Sugar Land, Texas, and Chicago, Illinois.

Our former Real Estate Services business’ principal executive offices are located at 125 Park Avenue, New York, New York. Our former Real Estate Services business, operates out of more than 135 offices in the United States (in Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Missouri, Nevada, New Jersey, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Tennessee, Texas, Virginia, Washington and the District of Columbia), offices in Mexico, including Mexico City, as well as offices in Canada, including Toronto and Vancouver. In addition, Newmark has licensed its name to 15 commercial real estate providers that operate out of 27 offices in certain locations throughout the Americas where Newmark does not have its own offices. Newmark’s partner, Knight Frank, operates out of over 500 offices.

Derivative Suit

On October 5, 2018, Roofers Local 149 Pension Fund filed a putative derivative complaint in the Delaware Chancery Court captioned Roofers Local 149 Pension Fund vs. Howard Lutnick, et al. (Case No. 2018-0722) on behalf of BGC alleging breaches of fiduciary duty against (i) the members of the Board of Directors of BGC, (ii) Howard Lutnick, CF Group Management, Inc., and Cantor Fitzgerald, L.P. as controlling stockholders of BGC, and (iii) Howard Lutnick as an officer of BGC. The complaint challenges the transactions by which BGC (i) purchased Berkeley Point Financial LLC from Cantor Commercial Real Estate Company, L.P. (“CCRE”) for $875 million and (ii) committed to invest $100 million for a 27% interest in CCRE’s remaining commercial mortgage-back security business (collectively, the “Transaction”). Among other things, the complaint alleges that (i) the price BGC paid in connection with the Transaction was unfair, (ii) the process leading up to the Transaction was unfair, and (iii) the members of the special committee of the Board of Directors of the Company were not independent. It seeks to recover for the Company unquantified damages, disgorgement of any payments received by defendants, and attorneys’ fees.

A month later, on November 5, 2018, the same plaintiffs’ firm filed an identical putative derivative complaint against the same defendants seeking the same relief on behalf of a second client, Northern California Pipe Trades Trust Funds. The cases have been consolidated into a single action, captioned In re BGC Partners, Inc. Derivative Litigation (Consolidated C.A. No. 2018-0722-AGB).

On December 17, 2018, all defendants filed motions to dismiss on the basis that the plaintiffs failed to make a demand on the BGC board and such demand would not have been futile. In response, in February of 2019, Plaintiffs filed a motion for leave to amend both complaints, requesting that the Court allow them to supplement their allegations, which the Court granted. The amended complaint attempts to address the deficiencies noted in defendants’ motion to dismiss, but alleges the same purported violations as the previous version submitted to the Court, raises no new claims, and seeks identical relief. On March 19, 2019, all defendants filed motions to dismiss the amended complaints, again on demand futility grounds.

The Company remains confident that the proposed amended pleading, like its predecessor, will not survive a motion to dismiss under prevailing Delaware law. The Company strongly believes that the allegations pled against the defendants which comprise the lawsuits are without merit and intends to defend against them vigorously. However, as in any litigated matter, the outcome cannot be determined with certainty.

Certain Acquisitions and Dispositions of Interests in Capital Stock

Ownership of BGC’s Capital Stock by Cantor

Our Board of Directors has determined that Cantor is a “deputized” director of the Company for purposes of Rule 16b-3 under the Exchange Act with respect to the transactions contemplated by the BGC separation and the merger and other transactions from time to time. Rule 16b-3 exempts from the short-swing profits liability provisions of Section 16(b) of the Exchange Act certain transactions in an issuer’s securities between the issuer or its majority-owned subsidiaries and its officers and directors if, among other things, the transaction is approved in advance by the issuer’s Board of Directors or a disinterested committee of the issuer’s board of directors. The Rule 16b-3 exemption extends to any such transactions by an entity beneficially owning more than 10% of a class of an issuer’s equity securities if the entity is a “deputized” director because it has a representative on the issuer’s Board of Directors. Our Board of Directors’ intent in determining that Cantor is a “deputized” director is that Cantor’s acquisitions or dispositions of shares of our common stock or interests in our common stock from or to us or their respective majority-owned subsidiaries will be eligible for the Rule 16b-3 exemption from the short-swing profits liability provisions of Section 16(b) of the Exchange Act.

Ownership of Newmark’s Capital Stock by BGC Partners and Cantor

Newmark’s board of directors has determined that each of BGC Partners and Cantor is a “deputized” director of Newmark for purposes of Rule 16b-3 under the Exchange Act with respect to the transactions contemplated by the separation and the Spin-Off. Rule 16b-3 exempts from the short-swing profits liability provisions of Section 16(b) of the Exchange Act certain transactions in an issuer’s securities between the issuer or its majority-owned subsidiaries and its officers and directors if, among other things, the transaction is approved in advance by the issuer’s board of directors or a disinterested committee of the issuer’s board of directors. The Rule 16b-3 exemption extends to any such transactions by an entity beneficially owning more than 10% of a class of an issuer’s equity securities if the entity is a “deputized” director because it has a representative on the issuer’s board of directors. Newmark’s board of directors’ intent in determining that each of BGC Partners and Cantor is a “deputized” director is that acquisitions or dispositions by BGC Partners or Cantor of shares of Newmark’s common stock or interests in Newmark’s common stock from or to Newmark or their respective majority- owned subsidiaries will be eligible for the Rule 16b-3 exemption from the short-swing profits liability provisions of Section 16(b) of the Exchange Act.

Exercises of Stock Options

The Company did not issue any shares of our Class A common stock related to the exercise of stock options during the year ended December 31, 2018.

Repurchases and Purchases

Our Board of Directors and our Audit Committee have authorized repurchases of our common stock and purchases of BGC Holdings limited partnership interests or other equity interests in our subsidiaries as part of this policy, including those held by Cantor or our executive officers, at the volume-weighted average price, to the extent available, or at other negotiated prices, of such securities on the date on which such purchase or repurchase is made. Management was authorized to purchase shares in the open market as well as shares or partnership units from employees, partners, Cantor and/or its affiliates.

On August 1, 2018, our Board of Directors and Audit Committee authorized up to $300 million of share repurchases and unit redemptions. As of March 31, 2019, we had approximately $259.3 million remaining under this authorization and may continue to actively make repurchases or purchases, or cease to make such repurchases or purchases, from time to time.

On February 16, 2018, the Audit Committee authorized the purchase by Mr. Lutnick’s retirement plan of up to $105,000 in our Class A common stock at the closing price on the date of purchase. 7,883 shares of our Class A common stock were purchased by the plan on February 26, 2018 at $13.17 per share, the closing price on the date of purchase.

On February 27, 2019, the Audit Committee authorized the purchase by Mr. Lutnick’s retirement plan of up to $56,038 in our Class A common stock at the closing price on the date of purchase. 8,980 shares of Class A common stock were purchased by the plan on March 5, 2019 at $6.24 per share, the closing price on the date of purchase.

On March 27, 2019, the Audit and Compensation Committees authorized the purchase by the Company from Stephen M. Merkel of up to 250,000 shares of Class A common stock at the closing price on the date of purchase. 233,172 shares of Class A common stock were purchased by the Company on March 27, 2019 at $5.30 per share, the closing price on the date of purchase.

EXPENSES OF SOLICITATION

The total cost of the proxy solicitation will be borne by us. In addition to the mails, proxies may be solicited by our directors and officers by personal interviews, telephone, or e-mail. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to the beneficial owners of shares of Common Equity entitled to vote at the Annual Meeting and that such persons will be reimbursed for their out-of-pocket expenses incurred in this connection. If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur.

2020 STOCKHOLDER PROPOSALS

If a stockholder desires to present a proposal for inclusion in next year’s proxy statement for our 2020 annual meeting of stockholders (assuming such meeting were to take place on approximately the same date as the 2019 meeting), the proposal must be submitted in writing to us for receipt not later than December 31, 2019. Additionally, to be included in the proxy materials, proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Stockholders who wish to raise a proposal for consideration at our 2020 annual meeting of stockholders, but who do not wish to submit a proposal for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, should comply with our bylaws and deliver to us a copy of their proposal no later than December 31, 2019. If a stockholder fails to provide such notice, the respective proposal need not be addressed in the proxy materials and the proxies may exercise their discretionary voting authority if the proposal is raised at the annual meeting. In either case, proposals should be sent to BGC Partners, Inc., 499 Park Avenue, 3rd Floor, New York, NY 10022, Attention: Secretary.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

The Company may satisfy SEC rules regarding delivery of Notices of Internet Availability of Proxy Materials, proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Company stockholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company will deliver only one Notice of Internet Availability of Proxy Materials to multiple stockholders who share an address and one proxy statement and annual report to multiple stockholders who share an address, and who do not participate in electronic delivery of proxy materials, unless contrary instructions are received from impacted stockholders prior to the mailing date.

We undertake to deliver promptly upon written or oral request a separate copy of the Proxy Statement and/or 2018 Annual Report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of the Proxy Statement or 2018 Annual Report either now or in the future, please contact the Company via the contact page at ir.bgcpartners.com/Contact-Us/contact-us/default.aspx or via phone at (212) 610-2426. If your stock is held through a broker or bank and you prefer to receive separate copies of the Proxy Statement or 2018 Annual Report either now or in the future, please contact such broker or bank.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors, executive officers and any person holding more than 10% of our Class A common stock are required to file initial forms of ownership of our Class A common stock and reports of changes in that ownership with the SEC. Based solely on our review of the copies of such forms received by us with respect to 2018 and 2019 through the date hereof, the Company believes that all reports were filed on a timely basis with respect to transactions in 2018 and 2019 through the date hereof.

CODE OF ETHICS AND WHISTLEBLOWER PROCEDURES

We have adopted the BGC Partners Code of Business Conduct and Ethics (the “Code of Ethics”), a code of ethics that applies to members of our Board of Directors, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Controller, other executive officers and our other employees. The Code of Ethics is publicly available on our website at www.bgcpartners.com/disclaimers/ under the heading “BGC Partners—Public Filings, Partnership and Corporate Governance Information—Corporate Governance—Code of Business Conduct and Ethics.” If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our directors or executive officers, we intend to disclose such amendment or waiver by posting information about such amendment or waiver on our website.

In accordance with the requirements of the Sarbanes-Oxley Act, the Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls, or auditing matters, and for the confidential, anonymous reporting of employee concerns regarding questionable accounting or auditing matters. The General Counsel and the Chairman of the Audit Committee will direct the investigation of any such complaints in accordance with the procedures.

MISCELLANEOUS

Our Board of Directors knows of no other business to be presented at the Annual Meeting. If, however, other matters properly do come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons holding such proxies.

YOU ARE URGED TO CAST YOUR VOTE AS INDICATED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED.

By Order of the Board of Directors,

CAROLINE A. KOSTER
Corporate Secretary

New York, NY

April 29, 2019

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/24/2019 for shares held directly and 11:59 P.M. ET on 06/20/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/24/2019 for shares held directly and by 11:59 P.M. ET on 06/20/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
BGC PARTNERS, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR the following:			☐	☐	☐

1.	Election of Directors
Nominees

	1) Howard W. Lutnick 2) Stephen T. Curwood 3) William J. Moran	4) Linda A. Bell 5) David P. Richards

NOTE: To vote by mail, please sign, date and return a proxy card using the enclosed envelope. To vote by Internet, please visit www.proxyvote.com, and follow the instructions. To vote by telephone, call 1-800-690-6903 and then follow the instructions. In addition, the proxy holders may vote in their discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All owners must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

BGC Partners, Inc. 2019 Annual Meeting of Stockholders – June 25, 2019

The undersigned hereby appoints Howard W. Lutnick and Stephen M. Merkel, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Class A common stock (par value $0.01 per share) and Class B common stock (par value $0.01 per share) of BGC Partners, Inc. (the “Company”) that the undersigned is entitled to vote at the 2019 Annual Meeting of Stockholders of the Company to be held at BGC Partners, Inc., 499 Park Avenue (between 58th and 59th Streets), 3rd Floor, New York, NY 10022, on June 25, 2019, commencing at 10:00 a.m. (local time), and at any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL LISTED NOMINEES AS DIRECTORS.

Continued and to be signed on reverse side